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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194472

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.50% Convertible Senior Notes due 2019	$632,500,000	$81,466

(1)
Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, and being paid in accordance with Rule 456(b).

Prospectus Supplement
(to Prospectus dated March 10, 2014)

US$550,000,000

Vipshop Holdings Limited

1.50% Convertible Senior Notes due 2019

          We are offering US$550,000,000 aggregate principal amount of our 1.50% Convertible Senior Notes due 2019 (the "Notes").

          The Notes will bear interest at a rate of 1.50% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. The Notes will mature on March 15, 2019.

          Holders may convert their Notes at their option at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding March 15, 2019.

          The conversion rate for the Notes will initially be 4.9693 American Depositary Shares ("ADSs") per US$1,000 principal amount of Notes, equivalent to an initial conversion price of approximately US$201.24 per ADS. As of the date of this prospectus supplement, each ADS represents two ordinary shares. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued and unpaid interest, if any. In addition, if a make-whole fundamental change (as defined herein) occurs prior to the maturity date of the Notes, or upon a tax redemption (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or tax redemption, as applicable.

          Upon conversion of the Notes, we will deliver, on the third business day immediately following the relevant conversion date, a number of our ADSs equal to the conversion rate on the related conversion date for each US$1,000 principal amount of Notes plus cash in lieu of a fractional ADS.

          We may not redeem the Notes prior to their stated maturity date except in the event of certain tax law changes as described herein under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction." The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date.

          Holders have the right, at their option, to require us to repurchase for cash all or part of their Notes in the event of a fundamental change (as defined herein), at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date (as defined herein). On March 15, 2017, holders have the right, at their option, to require us to repurchase for cash all or part of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, such repurchase date.

          The Notes will be our senior unsecured obligations and will rank equally in right of payment with any of our other senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities, and will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

          For a more detailed description of the Notes, see "Description of the Notes" beginning on page S-27.

          Concurrently with this offering, certain of our shareholders, including some of our directors and executive officers, are offering 1,140,000 ADSs (or up to 1,311,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), in an underwritten offering pursuant to a separate prospectus supplement and accompanying prospectus (the "ADS Offering"). This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy ADSs. The closing of this offering of Notes is not contingent upon the closing of the concurrent ADS Offering, and the closing of the concurrent ADS Offering is not contingent upon the closing of this offering of Notes.

          We do not intend to apply for a listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system. Our ADSs are listed on The New York Stock Exchange under the symbol "VIPS." The last reported sale price of our ADSs on The New York Stock Exchange on March 11, 2014 was US$143.74 per ADS.

          Investing in the Notes involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and page 6 of the accompanying prospectus for a discussion of certain risks and important factors you should consider before investing in the Notes.

          Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public(1)	US$1,000	US$550,000,000
Underwriting discounts	US$22.50	US$12,375,000
Proceeds, before expenses, to us	US$977.50	US$537,625,000

(1)
Plus accrued interest, if any, from March 17, 2014.

          We have granted the underwriters an option to purchase up to an additional US$82,500,000 aggregate principal amount of the Notes on the same terms and conditions as set forth above within 30 days of the date of this prospectus supplement.

          The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about March 17, 2014.

Goldman Sachs (Asia) L.L.C.	Deutsche Bank Securities
BofA Merrill Lynch	China Renaissance

Prospectus Supplement dated March 11, 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offering, subject in certain cases to the receipt of regulatory approval. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes by us and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to the Notes we are offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        If the description of the offering of the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to our American depositary shares, each of which represents two ordinary shares;

  •
  "we," "us," "our company" and "our" refer to Vipshop Holdings Limited and its subsidiaries and consolidated affiliated entities;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan, Hong Kong and Macau;

  •
  an "active customer" for a given period refers to any registered member on vip.com who has purchased products from us at least once during such period;

  •
  a "repeat customer" for a given period refers to any customer who (i) is an active customer during such period, and (ii) had purchased products from us at least twice during the period from our inception on August 22, 2008 to the end of such period. Orders placed by a repeat customer during a given period include all orders placed by the customer during such period even if the customer made the first purchase from us in the same period;

  •
  a "registered member" refers to any consumer who has registered and created an account on our vip.com website;

  •
  "daily unique visitors" refers to the number of different IP addresses from which a website is visited during a given day;

  •
  "monthly unique visitors" refers to the number of different IP addresses from which a website is visited during a given month;

  •
  "cumulative customers" refers to all customers who had purchased products from us at least once during the period from our inception on August 22, 2008 to a specified date;

  •
  "DCM Entities" refers to, as the context may require, any or all of our shareholding entities affiliated with DCM. See "Principal Shareholders" in the accompanying prospectus;

  •
  "Sequoia Entities" refers to, as the context may require, any or all of our shareholding entities affiliated with Sequoia Capital China. See "Principal Shareholders" in the accompanying prospectus;

S-ii

  •
  "iResearch" refers to Shanghai iResearch Co., Ltd., an independent research company that we commissioned to provide information on the industry in which we operate, and "iResearch Report" refers to the 2011 China Online Shopping Report issued in August 2011 and updated in March 2014, an industry report commissioned by us and prepared by iResearch; and

  •
  "shares" or "ordinary shares" refers to our ordinary shares, par value US$0.0001 per share.

        Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at RMB6.0537 to US$1.00, the noon buying rate for December 31, 2013 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions. On February 28, 2014, the noon buying rate set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.1448 to US$1.00.

        Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional $82.5 million aggregate principal amount of the Notes in this offering and no exercise by the underwriters in the concurrent ADS Offering of their option to purchase up to an additional 171,000 ADSs from the selling shareholders in the concurrent ADS Offering.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Notes offered by this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the Notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of that document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any of the Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-iii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated herein by reference may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

  •
  our goals and strategies;

  •
  our future business development, results of operations and financial condition;

  •
  the expected growth of the online discount retail market in China;

  •
  our ability to attract customers and brand partners and further enhance our brand recognition;

  •
  our expectations regarding demand for and market acceptance of flash sales products and services;

  •
  competition in our industry;

  •
  fluctuations in general economic and business conditions in China; and

  •
  assumptions underlying or related to any of the foregoing.

        These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Moreover, we operate in a continuously evolving environment. Additional risks and uncertainties that we have not considered or currently deem to be immaterial may adversely affect us. We cannot assess the impact of all risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should thoroughly read this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        This prospectus supplement also contains or incorporates by reference statistical data and estimates that we obtained from industry publications and reports, including the iResearch Report. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable. Although we have not independently verified the data, we believe that the publications and reports are reliable.

        The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the information incorporated herein completely and with the understanding that our actual future results may be materially different from what we expect.

S-iv

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you should consider before investing in the Notes. You should read carefully this entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, which are described under "Where You Can Find More Information About Us." Our accompanying prospectus contains our audited consolidated financial statements as of December 31, 2012 and 2013 and for each of the three years ended December 31, 2013.

Overview

        We are China's leading online discount retailer for brands as measured by total revenues in 2013 and the number of monthly unique visitors in December 2013, according to the iResearch Report. We offer high-quality branded products to consumers in China through flash sales on our vip.com website. Flash sales represent a new online retail format combining the advantages of e-commerce and discount sales through selling a finite quantity of discounted products or services online for a limited period of time. Since our inception in August 2008, we have attracted a large and growing number of consumers and popular brands. We had 48.8 million registered members and over 9.4 million cumulative customers and promoted and sold products for over 8,700 popular domestic and international brands as of December 31, 2013.

        Our business model provides a unique online shopping experience for our customers. We offer new sales events daily with a curated selection of popular branded products at deeply discounted prices in limited quantities during limited time periods, creating the element of "thrill and excitement" associated with our unique customer shopping experience. Our strong merchandizing expertise enables us to select the brand composition and product mix of our daily sales events that appeal to our customers, who mostly consist of urban and educated individuals in China who are seeking lifestyle enhancements. We have built a highly engaged and loyal customer base that contributes to our sales growth, while also enabling us to attract new customers primarily through word-of-mouth referrals. A majority of our customers have purchased products from us more than once. Our total number of repeat customers was 0.9 million, 2.6 million and 6.0 million in 2011, 2012 and 2013, respectively, representing 60.6%, 63.9% and 63.8%, respectively, of the total number of our active customers during the same periods. Orders placed by our repeat customers accounted for 91.9%, 93.2% and 93.0%, respectively, of our total orders during the same periods.

        We are a preferred online flash sales channel in China for popular domestic and international brands. We believe that well-known and popular brands are attracted to our website and services because of our ability to monetize large volumes of their inventory in short periods of time, increase consumer awareness of their brands and products, reach potential customers throughout China, and fulfill their demand for customer data analysis and inventory management. Among the brands that have promoted and sold products on our website, substantially all of them have returned to pursue additional sales opportunities with us. To date, we have the exclusive rights to sell selected products from over 1,100 popular brands.

        We strive to optimize every aspect of our operations as we continue to grow our business. We generally have the right to return unsold items for most of our products to our brand partners. Our logistics operations and inventory management systems are specifically designed to support the frequent sales events on our website and handle a large volume of inventory turnover. We use both leading delivery companies with nationwide coverage and quality regional and local couriers to ensure reliable and timely delivery. We have developed our IT infrastructure to support the surge of visitor traffic to our website during the peak hours of our daily flash sales. We believe that our efficient operational and management systems combined with our robust IT infrastructure set a solid foundation for our continuing growth.

        We began our operations in August 2008 and have grown significantly since then. In 2011, 2012 and 2013, we fulfilled over 7.3 million, over 21.9 million and over 49.2 million customer orders, respectively, and we generated total net revenues of US$227.1 million, US$692.1 million and US$1.7 billion, respectively. In 2011 and 2012, we incurred net losses of US$107.3 million and US$9.5 million, respectively. In 2013, we generated net income of US$52.3 million. Our net loss in 2011 and 2012 and net income in 2013 reflected non-cash share-based compensation expenses in an aggregate amount of US$73.9 million, US$7.6 million and US$12.5 million, respectively.

        PRC laws and regulations currently limit foreign ownership of companies that provide internet-based services, such as our online retail business. To comply with these restrictions, we conduct our online operations principally through our consolidated affiliated entity, Guangzhou Vipshop Information Technology Co., Ltd., or Vipshop Information. We face risks associated with our corporate structure, as our control over Vipshop Information is based upon contractual arrangements rather than equity ownership. See "Prospectus Summary—Our Corporate History and Structure—Corporate Structure" and "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry" in the accompanying prospectus.

Our Strengths

        We are focused on revolutionizing the online shopping experience in China for both consumers and brands. We believe the following strengths have been critical to our success to date:

  •
  China's leading online discount retailer for brands;

  •
  highly engaged and loyal customer base;

  •
  preferred online flash sales channel for popular brands;

  •
  powerful network effects;

  •
  superior operational expertise; and

  •
  experienced management team with deep industry knowledge.

Our Strategy

        Our goal is to be the destination of choice for online sales of branded products and be the lifestyle trend setter in China. We plan to execute the following strategies to achieve our goal:

  •
  enhance customer experience and loyalty through innovation;

  •
  further promote our vip.com brand to attract more customers;

  •
  strengthen our brand relationships and expand our product selection;

  •
  achieve greater penetration in additional cities in China and selectively expand overseas;

  •
  expand our operational capabilities and IT infrastructure; and

  •
  pursue strategic alliances and acquisition opportunities.

Corporate Information

        We were incorporated in the Cayman Islands on August 27, 2010. Our American depositary shares, one of which represent two ordinary share, par value US$0.0001 per share, currently trade on the New York Stock Exchange under the symbol "VIPS."

        Our principal executive offices are located at No. 20 Huahai Street, Liwan District, Guangzhou 510370 the People's Republic of China. Our telephone number at this address is +86 (20) 2233-0000. Our registered office in the Cayman Islands is located at the office of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, KY1-1106, Cayman Islands. We also have three branches in Beijing, Shanghai and Shenzhen, China. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 400 Madison Avenue, 4th Floor, New York, New York 10017.

        Our website is www.vip.com. The information contained on our website is not a part of this prospectus supplement.

Recent Developments

        On February 14, 2014, we acquired a 75% equity interest in Lefeng.com Limited, or Lefeng, from its parent company Ovation Entertainment Limited, or Ovation. The total consideration paid by us for the acquisition was approximately US$132.5 million, including cash payment and financing in connection with assumed liabilities.

        Before this acquisition, Lefeng had been a wholly-owned subsidiary of Ovation and to facilitate the acquisition, Ovation has restructured its online platform business conducted through lefeng.com, an online retail website specialized in selling cosmetics and fashion products in China, by transferring certain assets and liabilities, including domain names which were subsequently transferred to Vipshop Information, trademarks, copyrights and employees that form part of the online platform business, to Lefeng. Such online platform business did not historically operate on an independent basis. After our acquisition of Lefeng, Ovation will continue to operate its other businesses, including research, development and sales of self-branded products. In connection with the acquisition, we and a subsidiary of Lefeng have entered into framework supply agreements with a PRC affiliate of Ovation, pursuant to which Ovation's PRC affiliate agreed to supply cosmetics, apparel, healthcare products, food and other consumer products developed under Ovation's proprietary brands exclusively to us for sale to consumers through vip.com, lefeng.com and other third-party websites. If our sales of Ovation products to consumers through vip.com, lefeng.com and other third-party websites in 2014 are less than RMB900 million (US$148.7 million), we would be required to purchase additional products from Ovation to the extent of the shortfall. We would be entitled to sales rebates depending on the amount of sales achieved for Ovation's proprietary brands after such sales exceeds RMB900 million (US$148.7 million). We expect the acquisition of Lefeng to help us achieve our goals of diversifying our product offerings, expanding our customer reach and further enhancing our customers' online shopping experience.

        Prior to our acquisition of Lefeng, Ovation's online platform business recognized revenues from (i) the sale of third-party branded products acquired from suppliers, (ii) its business of research, development and sales of self-branded products and (iii) other revenues derived from providing certain marketing services. Historically, certain sales of third-party branded products were recorded by Ovation on the basis of the amount sold net of inventoried costs as it acts as agent and is not subject to inventory risk, and thus did not reflect the total gross value of the products sold. In addition, Ovation's online platform business has historically incurred net losses. After our acquisition, the acquired online platform business is expected to continue to incur net losses and as a result, may have a material adverse effect on our business, financial condition and results of operations. The following table sets forth certain operating data of Ovation's online platform business for the periods indicated:

	As of December 31,
	2012	2013
	(in '000s)
Active customers(1)	2,301	4,450
New active customers(2)	1,775	3,457
Registered members	4,359	9,184

(1)
Active customers represent customers who have purchased at least once from lefeng.com in a calendar year.

(2)
New active customers represent new customers who made purchases on lefeng.com for the first time in the calendar year indicated.

        We have also entered into a shareholders agreement with Ovation and Lefeng, pursuant to which each shareholder is subject to certain restrictions on its ability to transfer shares of Lefeng and we have agreed to elect one nominee of Ovation, subject to certain conditions, to Lefeng's board of directors, which comprises a total of five directors.

        Subsequently on February 21, 2014, we acquired a 23% equity interest, on a fully diluted basis, in Ovation for a total consideration of approximately US$55.8 million pursuant to a share purchase and subscription agreement with Ovation and certain of its existing shareholders. Through this strategic investment, we have gained access to a consistent supply of Ovation branded cosmetic products as well as Ovation's expertise in branding, marketing and research and development of proprietary products, which we expect would help promote our brand and support our efforts to expand our user base. In addition, as a result of our acquisition of 23% equity interest in Ovation, on a fully diluted basis, we now own, directly or indirectly, a total of 80.75% equity interest in Lefeng.

        On February 14, 2014, we entered into a term loan facility agreement with Wing Lung Bank Limited for a loan facility of up to US$50 million or its equivalent of HK$390 million. The term loan facility will mature 12 months following the drawdown date or 30 days prior to the expiration of the irrevocable standby letter of credit described below, whichever is earlier, and bears interest at the rate of three-month LIBOR plus 1.8% for borrowings denominated in U.S. dollars or three-month HIBOR plus 1.6% for borrowings denominated in Hong Kong dollars. The facility is guaranteed by an irrevocable standby letter of credit for an amount no less than US$50 million (or Renminbi with amount not less than 103% of the US$/HK$ equivalent of US$50 million) issued by China Merchants Bank, Co., Limited, Guangzhou Branch, where we maintain our bank deposits. On February 21, 2014, we entered into a credit agreement with China Merchants Bank Co., Ltd., New York Branch for a credit facility of up to US$150 million. The available period for the facility is three months from the closing of the facility. The facility is collateralized by standby letters of credit issued by one of the bank's PRC branches and secured by bank deposits of an amount equal to that of the letter of credit in an account maintained with that branch. The maturity date of each borrowing under the credit facility is the earlier of (1) the first anniversary of its borrowing date, and (2) the date that is ten business days prior to the date on which any letter of credit securing the loan obligations will expire or terminate. As of the date of this prospectus, we made one drawdown of US$50 million under the term loan facility and two drawdowns in the aggregate amount of US$120.9 million under the credit facility. The interest rate for the two drawdowns under the credit facility is three-month LIBOR plus 1.5%. We entered into these loan arrangements primarily to satisfy our offshore funding needs in connection with our acquisitions of our equity interests in Lefeng and Ovation. See "Related Party Transactions—Transactions with Lefeng and Ovation" in the accompanying prospectus.

 THE OFFERING

        The summary below describes the principal terms of the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the Notes, see the section entitled "Description of the Notes" in this prospectus supplement. For a more detailed description of our ADSs issuable upon conversion of the Notes, see the sections entitled "Description of American Depositary Shares" and "Description of Share Capital" in the accompanying prospectus. With respect to the discussion of the terms of the Notes on the cover page, in this section and in the section entitled "Description of the Notes," the words "we," "our" and "us" refer only to Vipshop Holdings Limited and not to its subsidiaries or consolidated affiliated entities.

Issuer	Vipshop Holdings Limited, a Cayman Islands company.
Notes Offered	US$550,000,000 principal amount of 1.50% Convertible Senior Notes due 2019.
Option to Purchase Additional Notes	We have granted the underwriters an option, exercisable within a 30-day period from the date of this prospectus supplement, to purchase up to an additional US$82,500,000 principal amount of Notes.
Issue Price	100% plus accrued interest, if any, from March 17, 2014
Maturity Date	March 15, 2019, unless earlier converted, redeemed or repurchased.
Interest	1.50% per year. Interest will accrue from March 17, 2014 and will be payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2014.

We will pay additional interest, if any, at our election, as the sole remedy relating to a failure to comply with our reporting obligations as described under "Description of the Notes—Events of Default." All references to interest in this prospectus supplement are deemed to include such additional interest, if any.
Ranking	The Notes will be our senior unsecured obligations and will:
• rank equally in right of payment with any of our other senior unsecured indebtedness;
• rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes;
• be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities; and
• will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

As of December 31, 2013, our loan due to a shareholder was $1.2 million.
The indenture governing the Notes will not limit the amount of debt that we or our subsidiaries or consolidated affiliated entities may incur.
Conversion Rights
Holders may convert their Notes, at their option, at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding March 15, 2019, in $1,000 principal amount or an integral multiple of $1,000 in excess thereof.

The initial conversion rate for the Notes will be 4.9693 ADSs per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately US$201.24 per ADS, subject to adjustment as described in this prospectus supplement. The conversion rate may be adjusted under certain circumstances but will not be adjusted for accrued and unpaid interest, if any. See "Description of the Notes—Conversion Rights—Conversion Rate Adjustments."

In addition, if a make-whole fundamental change (as defined herein) occurs prior to the maturity date of the Notes, or if we elect to redeem the Notes in respect of a change in tax law (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or tax redemption, as applicable, as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change" and "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws."

Upon conversion of a note, you will not receive any additional cash payment or additional ADSs representing accrued and unpaid interest, if any, except in limited circumstances. Instead, interest will be deemed to be paid in full by ADSs delivered to you, together with a cash payment for any fractional ADSs, upon conversion of a note.

Our ADSs	As of the date of this prospectus supplement, each ADS represents two ordinary shares of Vipshop Holdings Limited, par value $0.0001 per ordinary share, that are held on deposit with the custodian for Deutsche Bank Trust Company Americas, as depositary. Upon conversion of the Notes, you will receive ADSs. As an ADS holder, you will not be treated as one of our shareholders. You will have rights as provided in the deposit agreement. Under the deposit agreement, you may instruct the depositary to vote the ordinary shares underlying your ADSs. You must pay applicable fees and expenses of the depositary for the issuance of the ADSs as described in the deposit agreement, as well as a fee for each cancellation of an ADS, or distribution of securities by the depositary or certain other depositary services as described under "Description of American Depositary Shares—Fees and Expenses" in the accompanying prospectus.
Settlement upon Conversion
Upon conversion of the Notes, we will deliver, on the third business day immediately following the relevant conversion date, a number of our ADSs equal to the conversion rate on the related conversion date for each $1,000 principal amount of Notes. We will deliver cash in lieu of fractional ADSs based on last reported sale price of our ADSs on the relevant conversion date.
Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction
If we have, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) as a result of (i) any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations, as further described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," we may, at our option, redeem all but not part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price.

Upon our giving a notice of redemption, a holder may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in "Description of the Notes—Additional Amounts" after the redemption date.

Fundamental Change Repurchase Right	If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. See "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."
Repurchase of Notes by Us at the Option of the Holder
On March 15, 2017 (the "2017 repurchase date"), holders have the right to require us to repurchase for cash all or part of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the 2017 repurchase date. See "Description of the Notes—Repurchase of Notes by Us at Option of Holder."
Additional Amounts
All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the 2017 repurchase price, the fundamental change repurchase price and the redemption price), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADSs, if applicable) upon conversion, will be made without withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, we will pay such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required, subject to certain exceptions set forth under "Description of the Notes—Additional Amounts."
Events of Default
Except as described under "Description of the Notes—Events of Default," if an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon, may be declared immediately due and payable, subject to certain conditions set forth in the indenture governing the Notes. These amounts will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

If the event of default relates to our failure to comply with the reporting obligations in the indenture governing the Notes, if we so elect, the sole remedy for the first 180 days following such event of default consists exclusively of the right to receive additional interest, as described in "Description of the Notes—Events of Default."
Sinking Fund	None.
Book-Entry Form
The Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee or by DTC participants, and any such interest may not be exchanged for certificated securities, except in limited circumstances. See "Description of the Notes—Global Notes, Book-Entry Form."
No Prior Market
The Notes are new securities, and there is currently no established market for the Notes. Although the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes.
Listing	We do not intend to apply for a listing of the Notes on any securities exchange or any automated quotation system. Our ADSs are listed on The New York Stock Exchange under the symbol "VIPS."
U.S. Federal Income Tax Consequences	For the U.S. federal income tax consequences of the holding, disposition and conversion of the Notes, and the holding and disposition of the ADSs, see "Taxation—United States Federal Income Taxation."
Use of Proceeds
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $536.2 million (or $616.9 million if the underwriters exercise their option to purchase additional Notes in full), after deducting the underwriters' discounts and estimated offering expenses payable by us.

We plan to use the net proceeds from the sale of the Notes to retire existing debt incurred in connection with the acquisition of Lefeng and for other general corporate purposes, including expenditures related to the planned expansion of our logistics network and warehousing capacity, as described under "Use of Proceeds."

Concurrent offering	Concurrently with this offering, certain of our shareholders, including some of our directors and executive officers, are offering 1,140,000 ADSs (or up to 1,311,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), pursuant to a separate prospectus supplement and accompanying prospectus. The closing of this offering of Notes is not contingent upon the closing of the ADS Offering, and the closing of the ADS Offering is not contingent upon the closing of this offering. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy ADSs.
Trustee, Registrar, Paying Agent and Conversion Agent	Deutsche Bank Trust Company Americas
Risk Factors
Investment in the Notes and any ADSs issuable upon conversion thereof involves significant risks. You should carefully review the section titled "Risk Factors" in this prospectus supplement and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in the Notes.

 SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

        Set forth below is certain consolidated statements of comprehensive income (loss) data and cash flow data for the years ended December 31, 2011, 2012 and 2013 and certain consolidated balance sheet data as of December 31, 2012 and 2013. The consolidated statements of comprehensive income (loss) data and cash flow data presented below for the years ended December 31, 2011, 2012 and 2013 and the consolidated balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements that are included in the accompanying prospectus. The summary consolidated financial data should be read in conjunction with our audited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the accompanying prospectus. Our audited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, and have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm.

        Our historical results do not necessarily indicate results expected for any future periods.

	For the year ended December 31,
	2011		2012		2013
	US$	%	US$	%	US$	%
	(in US$, except percentages and number of shares and per share and per ADS data)
Summary Consolidated Statements of Income (Loss) Data:
Product Revenue	226,291,723	99.6	690,057,249	99.7	1,680,560,853	99.1
Other Revenue	851,153	0.4	2,055,715	0.3	16,111,882	0.9

Total Net revenues	227,142,876	100.0	692,112,964	100.0	1,696,672,735	100.0
Cost of goods sold(1)	(183,801,334)	(80.9)	(537,637,860)	(77.7)	(1,288,900,456)	(76.0)

Gross profit	43,341,542	19.1	154,475,104	22.3	407,772,279	24.0
Operating expenses(2):
Fulfillment expenses(3)	(45,478,327)	(20.0)	(96,523,444)	(13.9)	(197,812,615)	(11.7)
Marketing expenses	(15,253,325)	(6.7)	(32,272,629)	(4.7)	(74,498,341)	(4.4)
Technology and content expenses	(5,516,361)	(2.4)	(14,644,113)	(2.1)	(40,399,276)	(2.4)
General and administrative expenses	(84,575,539)	(37.3)	(25,541,812)	(3.7)	(49,943,775)	(2.9)

Total operating expenses	(150,823,552)	(66.4)	(168,981,998)	(24.4)	(362,654,007)	(21.4)
Other income	564,182	0.2	2,563,321	0.4	8,708,487	0.5

(Loss) income from operations	(106,917,828)	(47.1)	(11,943,573)	(1.7)	53,826,759	3.2
(Loss) income before income tax	(107,271,525)	(47.2)	(8,765,901)	(1.3)	70,849,654	4.2
Income tax expenses	—	—	(706,173)	(0.1)	(18,549,791)	(1.1)

Net (loss) income	(107,271,525)	(47.2)	(9,472,074)	(1.4)	52,299,863	3.1
Deemed dividend on issuance of Series A Preferred Shares	(49,214,977)	(21.7)	—	—	—	—

Net (loss) income attributable to ordinary shareholders	(156,486,502)	(68.9)	(9,472,074)	(1.4)	52,299,863	3.1

	For the year ended December 31,
	2011		2012		2013
	US$	%	US$	%	US$	%
	(in US$, except percentages and number of shares and per share and per ADS data)
Net (loss) income per share:
—Basic	(3.38)	—	(0.11)	—	0.48	—
—Diluted	(3.38)	—	(0.11)	—	0.45	—
Weighted average number of shares used in computing net earnings (loss) per share:
—Basic	46,255,574		88,849,206		108,962,637
—Diluted	46,255,574		88,849,206		115,495,173
Net (loss) earnings per ADS(4)
—Basic	(6.77)	—	(0.21)	—	0.96	—
—Diluted	(6.77)	—	(0.21)	—	0.90	—

(1)
Excluding shipping and handling expenses, and including inventory write down which amounted to US$1.7 million, US$12.2 million and US$33.9 million for the years ended December 31, 2011, 2012 and 2013, respectively.

(2)
Including share-based compensation expenses as set forth below:

	For the year ended December 31,
	2011	2012	2013
	(in US$)
Allocation of share-based compensation expenses:*
Fulfillment expenses	297,095	292,866	721,531
Marketing expenses	184,404	169,100	381,326
Technology and content expenses	729,420	897,133	3,275,228
General and administrative expenses	72,716,983	6,237,850	8,078,178

Total	73,927,902	7,596,949	12,456,263

  *
  The share-based compensation expenses for 2011 included (a) US$63.9 million in share-based compensation expenses in connection with the unvested shares of our co-founders; (b) US$6.2 million in shared-based compensation expenses in connection with a transfer of ordinary shares between our co-founders; and (c) US$3.8 million share-based compensation expenses in connection with share options granted to executive officers and employees. In addition, unrecognized share-based compensation expenses as of December 31, 2011 were US$19.8 million, which were related to the unvested share options granted to our executive officers and employees. The unrecognized share-based compensation expenses were expected to be recognized over a weighted-average period of 3.06 years on a straight-line basis as of December 31, 2011. The share-based compensation expenses for 2012 included US$7.6 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and a consultant. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.5 million and US$2.1 million, and were expected to be recognized over a weighted-average period of 2.45 years and 3.62 years on a straight-line basis as of December 31, 2012, respectively. The share-based compensation expenses for 2013 included US$12.5 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and a consultant. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.9 million and US$17.4million, and were expected to be recognized over a weighted-average period of 2.09 years and 3.26 years on a straight-line basis as of December 31, 2013, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation" in the accompanying prospectus for details.

(3)
Including shipping and handling expenses, which amounted to US$29.4 million, US$53.9 million and US$117.5 million in the years ended December 31, 2011, 2012 and 2013, respectively.

(4)
Each ADS represents two ordinary shares.

	As of December 31,
	2012	2013
	(in US$)
Summary Consolidated Balance Sheets Data:
Cash and cash equivalents	124,472,629	334,715,019
Total current assets	381,952,106	1,036,947,746
Total assets	398,917,120	1,072, 059,941
Total liabilities	316,334,306	828,804,543
Total shareholders' equity	82,582,814	243,255,398

RISK FACTORS

        An investment in our Notes involves risks. Before you decide to buy our Notes, you should consider carefully all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, as well as the section titled "Risk Factors" included in the accompanying prospectus and all the documents incorporated herein by reference. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our Notes could decline, and you could lose all or part of your investment. Please see "Where You Can Find More Information About Us" and, in the accompanying prospectus, "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.

Risks Related to the Notes and this Offering

Servicing the Notes will require a significant amount of cash and we may not have sufficient cash flow to pay the Notes.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance the Notes, and to fund acquisitions, working capital and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control.

        If we do not generate sufficient cash from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including the Notes, or to fund our liquidity needs, we may be forced to refinance a portion of our indebtedness, including the Notes, on or before the maturity thereof, sell assets, reduce or delay capital expenditures or seek to raise additional capital. In addition, we may not be able to affect any of these actions on commercially reasonable terms or at all. Our ability to refinance this indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our indebtedness and other factors, including market conditions.

        Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on a commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as our ability to satisfy our obligations in respect of the Notes.

We are a holding company. Substantially all of our business is conducted through our subsidiaries and consolidated affiliated entities, which are separate and distinct legal entities. Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and consolidated affiliated entities and their ability to make distributions to us.

        We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries and our consolidated affiliated entities. The Notes will be our obligations exclusively and will not be guaranteed by any of our subsidiaries or consolidated affiliated entities. As a result, our ability to service our debt, including the Notes, depends on the results of operations of our subsidiaries and consolidated affiliated entities and upon the ability of such subsidiaries or consolidated affiliated entities to provide us with cash, whether in the form of dividends, distributions, loans, advances or otherwise, to meet our payment obligations under the Notes and our other obligations.

        Our subsidiaries and consolidated affiliated entities are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries or consolidated affiliated entities may be subject to contractual and other restrictions and are subject to other business considerations. We may face tax or other adverse consequences as a result of obtaining, or legal limitations on our ability to obtain, funds from our subsidiaries and consolidated affiliated entities. In particular, PRC laws and regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with the PRC accounting standards and regulations. In addition, certain of our subsidiaries are required to set aside at least 10% of such subsidiary's cumulative after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of such subsidiary's registered capital. Such subsidiaries may also, at their discretion, allocate a portion of their after tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Moreover, if our subsidiaries incur any debt in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our subsidiaries and consolidated affiliated entities to distribute dividends and other distributions to us could materially and adversely limit our ability to service our debt, including the Notes.

The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities and effectively subordinated to any of our secured indebtedness.

        The Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities. Our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the existing and future claims of those subsidiaries' creditors.

        The Notes will be our general unsecured obligations; they are not secured by any of our assets or assets of our subsidiaries or consolidated affiliated entities. The Notes will be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Notes only after all debt under such secured debt has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding. In addition, the indenture allows us to incur and secure unlimited amounts of debt with our assets, all of which would be effectively senior to the Notes to the extent of the value of such assets. As of December 31, 2013, our loan due to a shareholder was $1.2 million.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

        We and our subsidiaries and consolidated affiliated entities may be able to incur substantial additional debt in the future, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the Notes that could adversely affect the value of the notes or could have the effect of diminishing our ability to make payments on the Notes when due.

The Notes are not protected by restrictive covenants.

        The indenture governing the Notes will not contain restrictive covenants that would protect you from transactions that may adversely affect you. In particular, the indenture will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, will not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' or consolidated affiliated entities' ability to incur indebtedness which would be structurally senior to the Notes;

  •
  limit our ability to incur secured indebtedness which would be effectively senior to the Notes or indebtedness that is equal in right of payment to the Notes;

  •
  restrict our subsidiaries' ability to issue securities that would be senior to the equity interests of our subsidiaries held by us;

  •
  restrict our ability to repurchase our securities;

  •
  restrict our ability to pledge our assets or those of our subsidiaries or consolidated affiliated entities; or

  •
  restrict our ability to make investments or to pay dividends or make other payments in respect of our ordinary shares (directly or in the form of ADSs) or other securities ranking junior to the Notes.

        Furthermore, the indenture for the Notes contains only limited protections in the event of a fundamental change involving us, only to the extent described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change," "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," and "Description of the Notes—Consolidation, Merger and Sale of Assets." For these reasons, you should not consider the covenants in the indenture or the repurchase features of the Notes as a significant factor in evaluating whether to invest in the Notes.

        Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

We may be unable to repurchase the Notes upon a fundamental change or on the 2017 repurchase date.

        Holders of the Notes will have the right, at their option, to require us to repurchase, for cash, all or a portion of their Notes on March 15, 2017 or upon the occurrence of a fundamental change, in each case, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the 2017 repurchase date or fundamental change repurchase date, as the case may be. We may not have sufficient funds or be able to obtain financing on acceptable terms or at all at the time we are required to make repurchases of Notes. In addition, our ability to repurchase the Notes in cash may be limited by law, by regulatory authority or by agreements governing our future indebtedness. If we fail to repurchase the Notes, we will be in default under the indenture governing the Notes, which in turn may constitute a default under existing and future agreements governing our indebtedness. See "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "Description of the Notes—Repurchase of Notes by Us at Option of Holder."

Some significant transactions may not constitute a fundamental change that would obligate us to offer to repurchase the Notes or a make-whole fundamental change that would obligation us to increase the conversion rate.

        If we undergo certain fundamental change transactions, you will have the right, subject to certain conditions, to require us to repurchase your Notes for cash, in whole or in part, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date or, alternatively, if such transaction constitutes a make-whole fundamental change, to increase the conversion rate applicable to Notes converted in connection with such transaction.

        These rights will not, however, afford protection to holders of the Notes in the event of all potentially significant transactions. For example, we will not be required to repurchase any Notes upon the occurrence of a transaction that would otherwise constitute a fundamental change if more than 90% of the consideration in the transaction consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors). Furthermore, transactions such as acquisitions, leveraged recapitalizations, refinancings or restructurings that could substantially affect our capital structure and the value of the Notes and our ADSs may not constitute a fundamental change requiring us to repurchase the Notes or a make-whole fundamental change requiring us to increase the conversion rate. In the event of any such transaction, holders of the Notes may be adversely affected since our leverage may increase and our capital structure and possibly our credit ratings may otherwise be negatively impacted.

The increase in the conversion rate applicable to Notes converted in connection with a make-whole fundamental change or a tax redemption may not adequately compensate the holders for the lost option time value of their Notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date of the Notes, or in connection with our election to redeem the Notes in respect of a change in tax law as described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or a tax redemption. The amount of the increase in the conversion rate in connection with a make-whole fundamental change will be determined based on the date on which such make-whole fundamental change becomes effective and the price paid (or deemed to be paid) per ADS in such make-whole fundamental change, as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change." The amount of the increase in the conversion rate in connection with a tax redemption will be determined based on the applicable redemption reference date and the redemption reference price, as described under "Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws."

        Although the increase in the conversion rate is designed to compensate you for the lost option time value of your Notes as a result of such make-whole fundamental change or tax redemption, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, if the price paid (or deemed paid) per ADS in the make-whole fundamental change or the redemption reference price in the case of a tax redemption is greater than $375.00 per ADS or less than $143.74 per ADS (in each case, subject to adjustment), no additional ADSs will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Notes as a result of this adjustment exceed 6.9570 ADSs, subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate upon a make-whole fundamental change or a tax redemption under certain circumstances could be considered a penalty, in which case, the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Volatility in the market price and trading volume of our ADSs could adversely impact the trading price of the Notes.

        The market price for our ADSs has been, and may continue to be, highly volatile and subject to wide fluctuations. Since our ADSs became listed on The New York Stock Exchange on March 23, 2012,

the trading price of our ADSs has ranged from $4.12 to $182.00 per ADS and the last reported sale price of our ADSs on March 11, 2014 was $143.74 per ADS.

        The market price for our ADSs is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

  •
  actual or anticipated fluctuations in our quarterly or annual results of operations;

  •
  announcements by us or our competitors of new services, acquisitions, strategic relationships, joint ventures or capital investments;

  •
  additions to or departures of our senior management personnel;

  •
  detrimental negative publicity about us, our competitors or our industry;

  •
  variance in our operating results and prospects from the expectation of public market analysts and investors, including changes in financial estimates by securities research analysts;

  •
  regulatory developments affecting us, our brand partners or our industry;

  •
  changes in the economic performance or market valuations of other internet, e-commerce or online retail companies in China;

  •
  fluctuations of exchange rates between the Renminbi and the U.S. dollar;

  •
  general global macroeconomic conditions;

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs; and

  •
  risks enumerated in this section or elsewhere in this prospectus supplement.

        The trading price of the Notes is expected to be significantly affected by the market price of our ADSs, as well as the general level of interest rates and our credit quality. This may result in significantly greater volatility in the trading price of the Notes than would be expected for nonconvertible debt securities we may issue.

        The market price of our ADSs could also be affected by possible sales of our ADSs by investors who view the Notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity involving our ADSs that we expect to develop as a result of the issuance of the Notes. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Notes.

The conversion rate of the Notes may not be adjusted for all dilutive events.

        The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers, in each case, on or with respect to our ordinary shares (directly or in the form of ADSs) as described under "Description of the Notes—Conversion rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our ordinary shares or ADSs for cash, that may adversely affect the trading price of the ADSs or the value of the Notes. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.

The issuance of additional ADSs or instruments convertible into our ADSs or sale, availability for sale or perceived sale of substantial amounts of the ADSs could materially and adversely affect the market price for the ADSs and adversely impact the value of the Notes.

        We are not restricted from issuing additional ordinary shares or ADSs or other instruments convertible into our ordinary shares or ADSs during the life of the Notes. In addition, we may issue additional ordinary shares (directly or in the form of ADSs), or options to acquire ordinary shares (directly or in the form of ADSs), under our existing or future stock option plans, employee stock purchase plans or other employee or director compensation plans. We may also increase the ordinary shares or ADSs available for issuance under such plans subject to shareholder approval. The issuance of additional ADSs or instruments convertible into our ordinary shares or ADSs, or the perception that such issuances may occur, may materially and adversely affect the market price of our ADSs and, in turn, the trading price of the Notes.

        The ADSs sold in our initial public offering in March 2012, the ADSs sold in our follow-on offering in March 2013 and the ADSs to be offered concurrently with this offering have been or will be registered on a shelf registration statement and as a result have or would become freely tradeable without restriction under the Securities Act immediately upon the effectiveness of the registration. In connection with this offering and in connection with the concurrent ADS Offering, we and our officers, directors and certain of our existing shareholders have agreed, subject to certain exceptions, not to sell any of the ordinary shares or ADSs or any securities convertible into or exerciseable or exchangeable for such ordinary shares or ADSs for 90 days following the date of this prospectus supplement, except as to the Sequoia Entities and the DCM Entities, which shall be for a period of 60 days following the date of this prospectus supplement, without the prior written consent of the representatives. As of December 31, 2013, these shareholders held an aggregate of 64,650,330 ordinary shares that are subject to the lock-up, or approximately 57.9% of our ordinary shares outstanding.

        As of December 31, 2013, options to purchase a total of 8,375,755 of our ordinary shares (directly or in the form of ADSs) and 2,225,100 unvested restricted stock awards and restricted stock units were outstanding under our 2011 stock incentive plan and 2012 share incentive plan. We have filed a registration statement with respect to the ordinary shares (directly or in the form of ADSs) issuable under our 2011 stock incentive plan and 2012 share incentive plan and as such, ordinary shares subject to our outstanding share-based awards as of the date of this prospectus supplement, including options, restricted shares and restricted share units, are eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, any applicable lock-up agreements and Rules 144 and 701 under the Securities Act.

        We have agreed to register part or all of the shares held by certain of our major shareholders under our shelf registration statement under certain conditions and upon occurrence of certain circumstances. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. If part or all of the shares subject to the share charge are sold in the public market or if any existing shareholder or shareholders sell a substantial amount of ADSs, the prevailing market price for our ADSs could be adversely affected, in turn adversely affecting the trading price of the Notes. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

        We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs or the value of the Notes. In addition, the proposed sale of our ADSs in the concurrent ADS Offering could have a negative effect on the market price of our ADSs and the value of the Notes.

Conversion of the Notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their Notes, or may otherwise depress the price of our ADSs.

        The conversion of some or all of the Notes may dilute the ownership interests of existing shareholders. Any sales in the public market of the ADSs issuable upon such conversion could adversely affect prevailing market prices of our ADSs. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could be used to satisfy short positions or the conversion or anticipated conversion of the Notes into ADSs could depress the market price of our ADSs.

If you hold Notes, you will not be entitled to any rights with respect to our ADSs, but you will be subject to all changes made with respect to our ADSs and underlying ordinary shares.

        If you hold the Notes, you will not be entitled to any rights with respect to our ADSs or ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares or ADSs), but you will be subject to all changes affecting our ADSs or ordinary shares. You will only be entitled to rights with respect to our ADSs upon conversion of your Notes and, in limited cases, under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our amended and restated memorandum of association requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the conversion of your Notes, you will not be entitled to act through the depositary to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares.

Recent and future regulatory actions and other events may adversely affect the value and liquidity of the Notes.

        We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors would typically implement such a strategy by selling short the ADSs underlying the Notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on the ADSs in lieu of or in addition to short selling the ADSs.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ADSs). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of the ADSs, borrow the ADSs or enter into swaps on the ADSs could adversely affect the value and the liquidity of the Notes.

If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes.

        The Notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our ADSs, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed.

        We have no plans to list the Notes on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the Notes, we cannot assure you another firm or person will make a market in the Notes.

        The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for the Notes may not develop, and you may be unable to resell your Notes or may only be able to sell them at a substantial discount.

Any adverse rating of the Notes may cause their value to fall.

        We do not intend to seek a rating on the Notes. However, if a rating agency were to rate the Notes lower than the rating expected by the investors, or if such rating agency were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the value of the Notes could decline.

We have never paid cash dividends on our ordinary shares and do not anticipate paying any cash dividends on our ordinary shares in the future.

        We currently intend to retain any earnings to finance our operations and growth. Since we have never paid cash dividends and do not anticipate paying any cash dividends on our ordinary shares, any short-term return on your investment will depend on the trading price of the Notes and the market price of our ordinary shares and ADSs and interest received with respect to the Notes.

Our management will have considerable discretion as to the use of our net proceeds from this offering.

        Our management will have considerable discretion in the application of the net proceeds received by us. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase the price of our ordinary shares or ADSs. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

A U.S. Holder may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though such holder does not receive a corresponding cash distribution.

        A U.S. Holder (as defined in "Taxation—United States Federal Income Taxation") may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though such holder does not receive a corresponding cash distribution. The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our ordinary shareholders, such as a cash dividend, a U.S. Holder may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder's proportionate interest in us could be treated as a deemed taxable dividend to such holder. If a make-whole fundamental change occurs on or prior to the maturity date or upon our election to redeem the notes upon a change in tax law, under some circumstances, we will increase the conversion rate for Notes converted in connection with the make-whole fundamental change or notice of a tax redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Taxation—United States Federal Income Taxation."

The fundamental change repurchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.

        The terms of the Notes require us to repurchase the Notes in the event of a fundamental change. A takeover of our company would trigger an option of the holders of the Notes to require us to repurchase the Notes. This may have the effect of delaying or preventing takeover of our company that would otherwise be beneficial to investors in the Notes.

We may be able to redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest in the event we are required to pay additional amounts because we are treated as a PRC resident enterprise.

        We may be treated as a PRC resident enterprise under the PRC Enterprise Income Tax Law. See "Risk Factors—Risks Relating to Doing Business in China—Dividends and/or interest payable to our foreign investors and gains on the sale of our ADSs or ordinary shares or notes by our foreign investors may become subject to taxes under PRC tax laws" in the accompanying prospectus. If we are treated as a PRC resident enterprise under the PRC Enterprise Income Tax Law, we would be required to withhold PRC tax on interest payable to certain of our non-resident investors and pay, subject to certain exceptions, additional amounts with respect to such withholding tax. As described in "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," in the event we are required to pay additional amounts as a result of certain changes in tax law, including a change in an interpretation, administration or application of tax law, that results in our being required to withhold tax due to our being treated as a PRC resident enterprise, we may redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.

Risks related to our Notes, ADSs, and Ordinary Shares

We may be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes, which could subject United States investors in our Notes, ADSs or ordinary shares to significant adverse United States income tax consequences.

        We will be classified as a "passive foreign investment company," or "PFIC" for United States federal income tax purposes for any taxable year, if either (a) 75% or more of our gross income for such year consists of certain types of "passive" income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. Although the law in this regard is unclear, we treat Vipshop Information as being owned by us for United States federal income tax purposes, not only because we control its management decisions but also because we are entitled to substantially all of the economic benefits associated with this entity, and, as a result, we combine this entity's operating results in our consolidated financial statements. If it were determined, however, that we are not the owner of Vipshop Information for United States federal income tax purposes, we would likely be treated as a PFIC for the current taxable year or any future taxable year. Assuming that we are the owner of Vipshop Information for United States federal income tax purposes, and based upon our current income and assets and projections as to the value of our ADSs and ordinary shares, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. While we do not expect to become a PFIC, if, among other matters, our market capitalization is less than anticipated or subsequently declines, we may be a PFIC for the current or future taxable years. The determination of whether we are or will be a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, including ascertaining the fair market value of our assets on a quarterly basis and the character of each item of income we earn, we can provide no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

        If we are classified as a PFIC in any taxable year, a U.S. Holder (as defined in "Taxation—United States Federal Income Taxation") may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Notes, ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an "excess distribution" under the United States federal income tax rules. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our Notes, ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Notes, ADSs or ordinary shares. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of an investment in our Notes, ADSs or ordinary shares if we are treated as a PFIC for our current taxable year or any future taxable year, including the possibility of making a "mark-to-market" election. For more information see "Taxation—United States Federal Income Taxation—Passive Foreign Investment Company Considerations."

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately US$536.2 million, or approximately US$616.9 million if the underwriters exercise their option to purchase additional Notes in full, after deducting underwriting discounts and the estimated offering expenses payable by us.

        We plan to use the net proceeds of this offering as follows:

  •
  approximately US$170.9 million for repayment of the indebtedness under our US$50 million term loan facility agreement with Wing Lung Bank Limited and the US$150 million credit facility agreement with China Merchants Bank Co., Ltd., New York Branch incurred in connection with our acquisition of a 75% equity interest in Lefeng and a 23% equity interest in Ovation. As of the date of this prospectus supplement, we have US$50 million of indebtedness incurred under the term loan facility agreement and US$120.9 million of indebtedness incurred under the credit facility agreement; and

  •
  the balance for the planned expansion of our logistics network and warehousing capacity and for general corporate purposes.

        The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

        Pending any use described above, we plan to invest the net proceeds in short-term, interest-bearing, debt instruments or demand deposits.

        In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See "Risk Factors—Risks Related to Doing Business in China—PRC regulation of direct investment and loans by offshore holding companies to PRC entities may delay or limit us from using the proceeds of this offering to make additional capital contributions or loans to our PRC subsidiaries" in the accompanying prospectus.

 CAPITALIZATION

        You should read this table in conjunction with our consolidated financial statements and the related notes included in the accompanying prospectus.

        The following table sets forth our capitalization as of December 31, 2013:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to both (i) our issuance and sale of US$550 million aggregate principal amount of Notes and the receipt of the estimated proceeds of US$536.2 million by us from the offering of the Notes, assuming the underwriters of the Notes do not exercise their over-allotment option to purchase additional Notes, and after deducting estimated underwriting discounts and commissions and estimated issuance expenses and (ii) the concurrent sale by certain executive officers and directors of 882,068 ordinary shares in the form of 441,034 ADSs, to be acquired upon exercise of their options granted under our stock incentive plans immediately prior to the completion of this offering and the receipt of US$119,534 by us from the exercise of such options, after deducting estimated offering expenses, assuming the underwriters do not exercise their over-allotment option to purchase additional ADSs.

        The as adjusted information is illustrative only. You should read this table together with our consolidated financial statements and the related notes and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the accompanying prospectus.

	As of December 31, 2013
	Actual	As Adjusted
	(US$)
Loan due to a shareholder(1)	1,200,559	1,200,559
1.50% Convertible Senior Notes due 2019 offered hereby(2)	—	536,239,000

Total debt	1,200,559	537,439,559

Equity:
Ordinary shares (US$0.0001 par value, 471,620,833 shares authorized; 111,655,972 shares issued and outstanding as of December 31, 2013, 112,631,192 shares issued and outstanding on an as adjusted basis)	11,167	11,263
Additional paid-in capital	363,221,310	363,340,748
Accumulated losses	(123,725,472)	(123,725,472)
Accumulated other comprehensive income	3,748,393	3,748,393

Total shareholders' equity	243,255,398	243,374,932

Total capitalization(3)	244,455,957	780,814,491

(1)
Loan due to a shareholder was unsecured, interest free and repayable upon demand.

(2)
Represents the net proceeds after deducting the underwriters' discount and estimated offering expenses payable by us. The presentation of the Notes above assumed the allocation of all proceeds to liabilities and that did not reflect any potential impacts of the conversion option or beneficial conversion features which would need to be further analyzed based on Accounting Standards Codification 470-20 Debt with Conversions and Other Options. We plan to use the proceeds of the Notes to retire existing debt under our term loan facility agreement with Wing Lung Bank Limited and our credit facility agreement with China Merchants Bank Co., Ltd., New York Branch. See "Recent Developments" for a discussion on our term loan facility agreement and our credit facility agreement.

(3)
Total capitalization is the sum of loan due to a shareholder, the Notes and total shareholders' equity.

 EXCHANGE RATE INFORMATION

        Our business is primarily conducted in China and almost all of our revenues are denominated in RMB. The conversion of RMB into U.S. dollars in this prospectus supplement is based on the noon buying rate in New York City for cable transfers in RMB as certified for customs purposes by the Federal Reserve Board. Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus supplement were made at RMB6.0537 to US$1.00, the noon buying rate for December 31, 2013 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On February 28, 2014, the noon buying rate was RMB6.1448 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
	Period-End	Average(1)	Low	High
	(RMB per U.S. Dollar)
Annual
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1478	6.2438	6.0537
2014 (through February 28, 2014)	6.1148	6.0655	6.0591	6.1448
Monthly
2013
September	6.1200	6.1198	6.1213	6.1178
October	6.0943	6.1032	6.1209	6.0815
November	6.0922	6.0929	6.0993	6.0903
December	6.0537	6.0894	6.0927	6.0815
2014
January	6.0590	6.0509	6.0600	6.0402
February	6.1148	6.0816	6.0402	6.1448

(1)
Annual and interim period averages are calculated using the average of the exchange rates on the last day of each month during the relevant year or interim period. Monthly averages are calculated using the average of the daily rates during the relevant month.

DESCRIPTION OF THE NOTES

        We will issue the notes under an indenture to be dated as of March 17, 2014, as supplemented by the first supplemental indenture to be dated as of March 17, 2014 (as so supplemented, the "indenture"), between us and Deutsche Bank Trust Company Americas, as trustee. The terms of the notes include those expressly set forth in the notes and the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. You may request a copy of the indenture (which includes a form of note) from us as set forth under the heading "Where You Can Find More Information About Us." We urge you to read the indenture (including the form of note) because it, and not this description, defines your rights as a holder of the notes.

        For information about our ADSs issuable upon conversion of the notes, see "Description of American Depositary Shares" and "Description of Share Capital" in the accompanying prospectus.

        For purposes of this description, references to:

  •
  the "we," "our" and "us" refer only to Vipshop Holdings Limited, and not to its subsidiaries or consolidated affiliated entities;

  •
  "consolidated affiliated entities" of any person refer to any corporation, association or other entity which is or is required to be consolidated with such person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles;

  •
  "open of business" means 9:00 a.m., New York City time;

  •
  "close of business" means 5:00 p.m., New York City time; and

  •
  "business day" means with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the Cayman Islands, Hong Kong or Beijing are, or the Federal Reserve Bank of New York is, authorized or obligated by law or executive order to close or be closed.

        Unless otherwise explicitly stated, all references to interest in this "Description of the Notes" include additional interest, if any, payable at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under "—Events of Default."

General

        The notes:

  •
  will be:

  •
  our general senior unsecured obligations;

  •
  equal in right of payment with all of our other senior unsecured indebtedness;

    •
    senior in right of payment to all indebtedness that is contractually subordinated to the notes;

    •
    structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities; and

    •
    effectively subordinated to all of our future secured indebtedness to the extent of the collateral securing such indebtedness;

  •
  will initially be limited to an aggregate principal amount of $550,000,000 (or $632,500,000 if the underwriters exercise their option to purchase additional notes in full);

  •
  will mature on March 15, 2019, unless earlier converted, redeemed or repurchased;

  •
  will bear interest at a rate of 1.50% per year, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2014;

  •
  will be redeemable by us upon the occurrence of certain tax-related events as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction" at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date;

  •
  will be subject to repurchase for cash by us at the option of the holders on March 15, 2017 and following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the 2017 repurchase date or the fundamental change repurchase date, as the case may be;

  •
  will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

  •
  will initially be represented by one or more registered notes in global form in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), but in certain limited circumstances described under the heading "—Global Notes, Book-Entry Form" below may be represented by notes in definitive form.

        The notes may be converted at any time prior to the close of business on the second business day prior to maturity into our American Depositary Shares ("ADSs"), each representing as of the date of this prospectus supplement two ordinary shares of Vipshop Holdings Limited, par value $0.0001 per ordinary share (the "ordinary shares"), at an initial conversion rate of 4.9693 ADSs per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $201.24 per ADS). The conversion rate is subject to adjustment if certain events described below occur. You will not receive any separate cash payment for interest accrued and unpaid to the conversion date (as defined below), except under the limited circumstances described below.

        We are a holding company with no material operations of our own. We conduct our operations primarily through our wholly owned subsidiaries and our consolidated affiliated entities. As a result, we rely upon distributions and advances from our subsidiaries in order to help us meet our payment obligations under the notes and our other obligations. Our subsidiaries are distinct legal entities and do not have any obligation (legal or otherwise) to provide us with distributions or advances. We may face tax or other adverse consequences as a result of obtaining, or legal limitations on our ability to obtain, funds from our subsidiaries. The notes will not be guaranteed by any of our subsidiaries or consolidated affiliated entities. Consequently, our subsidiaries will have no obligation to pay any amounts due on our debt securities, including the notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the notes will be effectively subordinated to all liabilities of our subsidiaries, including trade payables, and to any future preferred stock of our subsidiaries, to the extent of its liquidation preference.

        Our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the existing and future claims of those subsidiaries' creditors. We cannot assure you that the agreements governing future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to satisfy our obligations under the indenture and the notes. In particular, there can be no assurance that sufficient funds will be available at the time of any fundamental change (as defined below) or on the 2017 repurchase date (as defined below) to make any required repurchases, as described below. See "Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the notes upon a fundamental change or on the 2017 repurchase date."

        Neither we nor our subsidiaries are prohibited by the indenture from incurring additional debt or other liabilities. In addition, the indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Sale of Assets" below, and except for the provisions set forth under "—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. See "Risk Factors—Risks Related to the Notes and this Offering—We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment."

        The registered holder of a note will be treated as the owner of it for all purposes. We use the term "note" in this prospectus supplement to refer to each $1,000 principal amount of notes.

        We do not intend to list the notes on a national securities exchange or to arrange for the notes to be quoted on any automated interdealer quotation system.

Additional Notes

        We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue price, issue date and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes and securities laws, such additional notes will have a separate CUSIP number from the notes initially offered hereby. The notes offered by this prospectus supplement and any such additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Repurchase of Notes by Us at Option of Holder," and we may, at our option, elect to redeem the notes as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction."

        We (whether ourselves or through our subsidiaries or consolidated affiliated entities) may, to the extent permitted by law, at any time and from time to time, directly or indirectly, purchase the notes in the open market, by tender offer or exchange offer, pursuant to negotiated transactions or otherwise without prior notice to holders. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any notes surrendered for cancellation will be promptly cancelled and will no longer be considered "outstanding" under the indenture. We may also enter into cash settled swaps or other derivatives with respect to the notes.

Payments on the Notes; Paying Agent and Registrar

        Through our paying agent, we will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. If notes are issued in certificated form in the future, we will pay the principal of, and interest on, those certificated notes at the office or agency designated by us in the Borough of Manhattan in New York City.

        We have initially designated Deutsche Bank Trust Company Americas as our paying agent, transfer agent, conversion agent and registrar and certificated notes may be presented for payment or for registration of transfer at the specified office of such paying agent at DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the paying agent not later than the relevant record date or by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        If we maintain an additional paying agent in a European Union member state, we will ensure that we maintain such paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive (so long as there is such a member state).

Transfer and Exchange

        A holder of certificated notes may transfer or exchange notes at the office of the trustee in accordance with the indenture. The registrar, the trustee or the transfer agent may require a holder, among other things, to offer indemnity and/or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the registrar, the trustee or the transfer agent for any registration of transfer or exchange of notes, but we, the registrar, the trustee or the transfer agent may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion, redemption or repurchase.

        A holder of beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "—Global Notes; Book-Entry Form."

Ranking

        The notes will be our general senior unsecured obligations, ranking equally in right of payment with all of our future senior unsecured indebtedness, and senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing those obligations and structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and of our consolidated affiliated entities. As of December 31, 2013 we had no senior unsecured indebtedness outstanding and our loan due to a shareholder was $1.2 million.

Interest

        The notes will bear cash interest at a rate of 1.50% per year from the date of original issuance, expected to be March 17, 2014, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1, as the case may be (each, a "regular record date"), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date, the maturity date or any earlier fundamental change repurchase date or redemption date or the 2017 repurchase date (each as defined below) of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Additional Amounts

        All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal (including the fundamental change repurchase price, if applicable, the 2017 repurchase price, if applicable, and the redemption price, if applicable), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor are, or are deemed to be, organized or otherwise resident or doing business for tax purposes or from or through which payment is made or deemed to be made on our behalf (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a "relevant taxing jurisdiction"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to the holder of each note such additional amounts ("additional amounts") as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

  (1)
  for or on account of:

  (a)
  any tax, duty, assessment or other governmental charge that would not have been imposed but for:

  (i)
  the existence of any present or former connection between the relevant holder or beneficial owner of such note and the relevant taxing jurisdiction, other than merely holding such note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

      (ii)
      the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the fundamental change repurchase price, if applicable, the 2017 repurchase price, if applicable, and the redemption price, if applicable) and interest on, such note or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the holder would have been entitled to additional amounts had such note been presented for payment on the last day of such 30-day period); or

      (iii)
      the failure of the holder or beneficial owner to comply with a timely request from us or any successor, addressed to the holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, identity or connection with the relevant taxing jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant taxing jurisdiction to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable to such holder or beneficial owner;

    (b)
    any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

    (c)
    any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the notes;

    (d)
    any withholding or deduction that is imposed or levied on a payment to an individual pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

    (e)
    any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended ("FATCA"), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

    (f)
    any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c), (d) or (e); or

  (2)
  with respect to any payment of the principal of (including the fundamental change repurchase price, if applicable, the 2017 repurchase price, if applicable, and the redemption price, if applicable) and interest on, such note to a holder, or delivery of ADSs (together with payment for cash for any fractional ADS) upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof.

        In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including related penalties, interest and additions to tax) which are levied by any relevant taxing jurisdiction on the execution, delivery, registration or enforcement of any of the notes, the indenture or any other document or instrument referred to therein, or the receipt of any payments (other than for taxes or similar charges imposed on, or determined by, net income (however denominated)) under or with respect to the notes.

        If we are or become obligated to pay additional amounts with respect to any payment under or with respect to the notes, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case we will notify the trustee promptly thereafter) an officers' certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The officers' certificate must also set forth any other information reasonably necessary to enable the paying agent to pay additional amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officers' certificate as conclusive proof that such payments are necessary and the amount of such payments. We will provide the trustee with documentation evidencing the payment of additional amounts and the trustee will make such documentation available to the holders of the notes.

        We will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, we will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation satisfactory to the trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

        Whenever there is mentioned in any context the delivery of ADSs (together with payments of cash for any fractional ADS) upon conversion of the notes or the payment of principal of (including the fundamental change repurchase price, if applicable, the 2017 repurchase price, if applicable, and the redemption price, if applicable), and any interest on, any note or any amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction

        Other than as described in this section, the notes may not be redeemed by us at our option prior to maturity. If we have, or on the next interest payment date would, become obligated to pay to the holder of any note additional amounts that are more than a de minimis amount, as a result of:

  •
  any change or amendment on or after the date of this prospectus supplement (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in the laws or any rules or regulations of a relevant taxing jurisdiction; or

  •
  any change on or after the date of this prospectus supplement (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a "change in tax law"), we may, at our option, redeem all but not part of the notes (except in respect of certain holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including the redemption date, including, for the avoidance of doubt, any additional amounts with respect to such redemption price; provided that we may only redeem the notes if:

  •
  we cannot avoid these obligations by taking commercially reasonable measures available to us; and

  •
  we deliver to the trustee an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction and an officers' certificate attesting to such change in tax law and obligation to pay additional amounts.

If the redemption date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the record holder of the notes on the regular record date corresponding to such interest payment date, and the redemption price payable to the holder who presents a note for redemption will be equal to 100% of the principal amount of such note, including, for the avoidance of doubt, any additional amounts with respect to such redemption price.

        We will give holders of notes not less than 30 days' nor more than 60 days' notice prior to the redemption date. Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. The redemption date must be a business day.

        Upon receiving such notice of redemption, each holder will have the right to elect to not have its notes redeemed, in which case we will not be obligated to pay any additional amounts on any payment with respect to such notes solely as a result of such change in tax law that resulted in the obligation to pay such additional amounts (whether upon conversion, required repurchase in connection with a fundamental change or the 2017 repurchase date, maturity or otherwise, and whether in ADSs, reference property or otherwise) after the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price), and all future payments with respect to such notes will be subject to the deduction or withholding of such relevant taxing jurisdiction and taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a holder electing not to have its notes redeemed converts its notes in connection with our election to redeem the notes in respect of such change in tax law as described under "—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws," we will be obligated to pay additional amounts, if any, with respect to such conversion.

        A holder electing to not have its notes redeemed must deliver to the paying agent a written notice of election so as to be received by the paying agent prior to the close of business on the second business day immediately preceding the redemption date; provided that, a holder that complies with the requirements for conversion described under "—Conversion Rights—Conversion Procedures" will be deemed to have delivered a notice of its election to not have its notes so redeemed. A holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price). If no election is made or deemed to have been made, the holder will have its notes redeemed without any further action.

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Conversion Rights

General

        Holders may convert their notes, in whole or in part, into our ADSs at an initial conversion rate of 4.9693 ADSs per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $201.24 per ADS, at any time prior to the close of business on the second business day immediately preceding March 15, 2019. As of the date of this prospectus supplement, each ADS represents two ordinary shares. See "Description of Share Capital" and "Description of American Depositary Shares" in the accompanying prospectus.

        The conversion rate and the corresponding conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and the applicable conversion rate will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are $1,000 principal amount or an integral multiple of $1,000 in excess thereof.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, except as described below. Our delivery of ADSs upon conversion, as described below under "—Settlement upon Conversion," will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest on the note to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the immediately preceding paragraph, if notes are surrendered for conversion after the close of business on any regular record date and prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from and after the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date), except that no such payment need be made:

  •
  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date;

  •
  if the 2017 repurchase date is after a regular record date and on or prior to the corresponding interest payment date;

  •
  if we have specified a redemption date that is after a regular record date and on or prior to the corresponding interest payment date;

  •
  to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such notes; or

  •
  in respect of any conversions that occur after the regular record date immediately preceding the maturity date.

        For the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date will receive and retain the full interest payment due on the maturity date regardless of whether their notes are converted following such regular record date.

        Upon conversion, we will deliver our ADSs as described under "—Settlement upon Conversion" below. We will not deliver fractional ADSs upon conversion of notes. Instead, we will pay cash in lieu of fractional ADSs as described under "—Settlement Upon Conversion."

        If our ADS facility maintained with the depositary is terminated for any reason but our ordinary shares are then listed for trading on a U.S. national securities exchange, all references to "our ADSs" will be deemed to refer to "our ordinary shares" and all references to the "last reported sale price of our ADSs" will be deemed to refer to the "last reported sale price of our ordinary shares" and other appropriate adjustments will be made to reflect such change.

        If a holder converts notes, no service charge will be imposed by us and we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any of our ADSs upon the conversion, but we, the trustee or the conversion agent may require the holder to pay a sum sufficient to cover any such tax that is due because the holder requests any ADSs to be issued in a name other than the holder's name.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must:

  •
  comply with DTC's procedures for converting a beneficial interest in a global note;

  •
  if required, pay funds equal to interest payable on the next interest payment date as described above;

  •
  pay any transfer or similar taxes or duties for which you are responsible as described above; and

  •
  pay the applicable fees and expenses of the depositary for the issuance of the ADSs as described in the deposit agreement.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of the ADSs by the depositary upon deposit of our ordinary shares;

  •
  if required, pay funds equal to interest payable on the next interest payment date as described above;

  •
  pay any transfer or similar taxes or duties for which you are responsible as described above; and

  •
  pay the applicable fees and expenses of the depositary for the issuance of the ADSs pursuant to the deposit agreement.

        The date you comply with these requirements is the "conversion date" under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date and the converting holder will be treated as a holder of record of our ADSs issuable upon conversion as of the close of business on the conversion date.

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" or "—Repurchase by Us at Option of Holder" with respect to a note, such holder may not surrender that note for conversion until the holder has withdrawn the applicable repurchase notice in accordance with the indenture. If we have designated a redemption date as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," a holder that complies with the requirements for conversion described above will be deemed to have delivered a notice of its election to not have its notes so redeemed.

Settlement upon Conversion

        Upon conversion, we will deliver to the holder of the notes a number of our ADSs equal to (i)(x) the aggregate principal amount of notes to be converted divided by (y) $1,000, multiplied by (ii) the applicable conversion rate on the relevant conversion date. We will deliver our ADSs due in respect of any conversion to the holder of the notes on the third business day immediately following the relevant conversion date.

        Notwithstanding the foregoing, we will deliver cash in lieu of any fractional ADSs deliverable upon conversion based on the last reported sale price of our ADSs on the relevant conversion date (or, if such conversion date is not on a trading day, the next following trading day). We will determine the number of fractional ADSs for which cash will be delivered by aggregating all of the notes that you have surrendered for conversion, rather than by delivering cash in lieu of fractional ADSs for each individual note.

        For purposes of the indenture:

        "Trading day" means a day during which trading in our ADSs generally occurs on The New York Stock Exchange or, if our ADSs are not then listed on The New York Stock Exchange, on the other principal U.S. national or regional securities exchange or market on which our ADSs are listed or admitted for trading or, if our ADSs are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a business day.

        The "last reported sale price" on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our ADSs are listed for trading. If our ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the average of the last quoted bid and ask prices for our ADSs in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or similar organization. If our ADSs are not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        In accordance with the deposit agreement, dated as of March 22, 2012, among Vipshop Holdings Limited, Deutsche Bank Trust Company Americas, as depositary, and the owners and beneficial owners of our ADSs, we will undertake to deliver to the custodian thereunder such ordinary shares required for the issuance of the ADSs by the depositary upon conversion of the notes, plus written delivery instruction (if requested by the depositary or the custodian) for such ADSs and any other information or documentation reasonably required by the depositary or the custodian in connection with each deposit of ordinary shares and issuance and delivery of ADSs. The delivery of ADSs by the depositary to holders upon conversion of their notes or their designated transferees will be governed by the terms of the deposit agreement.

        We expect that any newly issued ADSs will be accepted into the book-entry system maintained by the DTC, and no person receiving ADSs shall receive or be entitled to receive physical delivery of ADSs, except in the limited circumstances set forth in the deposit agreement.

Conversion Rate Adjustments

        As of the date of this prospectus supplement, each ADS represents two ordinary shares. If the number of our ordinary shares represented by ADSs is changed, we will make appropriate adjustments to the conversion rate such that the number of ordinary shares represented by ADSs upon which conversion of the notes is based remains the same.

        Notwithstanding the adjustment provisions described below, if we distribute to all or substantially all holders of our ordinary shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours (but excluding expiring rights (as defined below)) and, in lieu of a corresponding distribution to holders of our ADSs, our ADSs will instead represent, in addition to our ordinary shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours, then a conversion rate adjustment described below will not be made unless and until a corresponding distribution (if any) is made to holders of our ADSs, in which case such conversion rate adjustment will be based on the distribution made to the holders of our ADSs and not on the distribution made to the holders of our ordinary shares. However, in the event that we issue or distribute to all or substantially all holders of our ordinary shares any expiring rights, notwithstanding the immediately preceding sentence, we will adjust the conversion rate pursuant to the provisions set forth under clause (2) below (in the case of expiring rights entitling holders of our ordinary shares for a period of not more than 60 days after the announcement date of such issuance to subscribe for or purchase our ordinary shares or ADSs) or clause (3) below (in the case of all other expiring rights). "Expiring rights" means any rights, options or warrants to purchase our ordinary shares or ADSs that expire on or prior to the maturity date of the notes.

        For the avoidance of doubt, if any event described in clause (1) through (5) below results in a change to the number of our ordinary shares represented by our ADSs, then such a change will be deemed to satisfy our obligation to adjust the conversion rate on account of such event to the extent, but only to the extent, that such change produces the same economic effect as the relevant conversion rate adjustment would have produced in the absence of the change to the number of ordinary shares represented by the ADSs.

        Subject to the foregoing, the conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes may participate as a result of holding the notes, and at the same time and upon the same terms as holders of our ADSs participate in any of the transactions described below without having to convert their notes as if such holders of the notes held a number of our ADSs equal to the applicable conversion rate, multiplied by the principal amount of notes held by such holders divided by $1,000.

  Adjustment Events.

        (1)   If we issue our ordinary shares as a dividend or distribution on our ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1 OS0

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

  CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be;

  OS0 = the number of our ordinary shares outstanding immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be; and

  OS1 = the number of our ordinary shares that would be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

        Any adjustment made pursuant to this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the date on which such share split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would be in effect if such dividend or distribution had not been declared.

        (2)   If we distribute to all or substantially all holders of our ordinary shares (directly or in the form of ADSs) any rights, options or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase our ordinary shares (directly or in the form of ADSs) at a price per ordinary share less than the average of the last reported sale prices of our ADSs divided by the number of ordinary shares then represented by each ADS over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the first public announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X OS0 + Y

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

  CR1 = the conversion rate in effect immediately after the close of business on the record date for such distribution;

  OS0 = the number of our ordinary shares outstanding immediately prior to the close of business on the record date for such distribution;

  X = the total number of our ordinary shares issuable pursuant to such rights, options or warrants or, in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase our ADSs, the total number of ordinary shares represented by the total number of our ADSs issuable pursuant to such rights, options or warrants; and

  Y = the number of our ordinary shares equal to the aggregate exercise or conversion price payable to exercise such rights, options or warrants divided by the quotient of (a) the average of the last reported sale prices of our ADSs over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the first public announcement of such distribution, divided by (b) the number of ordinary shares then represented by one ADS.

        Any increase in the conversion rate made pursuant to this clause (2) shall become effective immediately after the close of business on the record date for such distribution.

        For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holder to subscribe for or purchase our ordinary shares (directly or in the form of ADSs) at a price per ordinary share that is less than such average of the last reported sale prices of our ADSs divided by the number of ordinary shares then represented by one ADS, and in determining such aggregate price payable for such ordinary shares (directly or in the form of ADSs), there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board or directors or a committee thereof.

        In the event such right, option or warrant described in this clause (2) are not so distributed, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to distribute such rights, options or warrants, to the conversion rate that would then be in effect if such distribution had not been declared. If any right, option or warrant described in this clause (2) is not exercised prior to the expiration thereof or ordinary shares or ADSs are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would have been in effect had the adjustment made upon the distribution of such rights, options or warrants been made on the basis of the delivery of only the number of ordinary shares or ADSs actually delivered.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours (subject to the exclusions below, the "distributed property") to all or substantially all holders of our ordinary shares (directly or in the form of ADSs), excluding:

  •
  dividends or distributions referred to in clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash referred to in clause (4) below; and

  •
  spin-offs described below in this clause (3);

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0-FMV

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

  CR1 = the conversion rate in effect immediately after the close of business on the record date for such distribution;

  SP0 = (x) the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution, divided by (y) the number of ordinary shares then represented by one ADS; and

  FMV = the fair market value, as determined by our board of directors or a committee thereof, of the distributed property with respect to each outstanding ordinary share on the ex-dividend date for such distribution.

        Any increase made pursuant to the foregoing paragraph of this clause (3) shall become effective immediately after the close of business on the record date for such distribution.

        Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as the holders of our ADSs, the amount and kind of distributed property that such holder would have received had such holder owned a number of our ADSs equal to the conversion rate in effect on the record date for the distribution. However, the depositary will not make such distribution to a holder of the ADSs if it determines in its discretion that such distribution is not practicable with respect to such holder of ADSs. In addition, in the case of a distribution of rights to purchase additional ordinary shares or other rights, the depositary will not make such distribution unless we provide satisfactory evidence that the depositary may lawfully distribute such rights. If the depositary determines it is not practicable to distribute such rights or we do not furnish such evidence, the depositary may (1) sell such rights, if practicable, and distribute the net proceeds as cash or (2) allow such rights to lapse, in which case holders of ADSs will receive nothing. In the case of a distribution of securities or property other than cash, ordinary shares or rights, the depositary may either (1) distribute such securities or property in any manner it deems equitable and practicable, (2) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash or (3) hold the distributed property in which case the ADSs will also represent the distributed property.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our ordinary shares in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary, a consolidated affiliated entity or another business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a major U.S. or non-U.S. securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0 MP0

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the record date of the spin-off;

  CR1 = the conversion rate in effect immediately after the close of business on the record date of the spin-off;

  FMV = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our ordinary shares (directly or in the form of ADSs) applicable to one ordinary share (determined by reference to the definition of "last reported sale price" as if references therein to our ADSs were to such capital stock or similar equity interest) over the 10 consecutive trading day period beginning on, and including, the effective date of the spin-off (the "valuation period"); and

  MP0 = the average of the last reported sale prices of our ADSs over the valuation period divided by the number of our ordinary shares then represented by one ADS.

        The increase in the conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period but will be given effect immediately after the close of business on the record date of the spin-off; provided that, in respect of a conversion of a note during the valuation period, the reference in the above definition of "valuation period" to 10 consecutive trading days shall be deemed replaced with a reference to such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, and including, the conversion date in determining the applicable conversion date.

        If any dividend or distribution described in this clause (3) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (4)   If we pay any cash dividends or distributions to all or substantially all holders of our ordinary shares (directly or in the form of ADSs), the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0-C

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

  CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

  SP0 = the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution, divided by the number of ordinary shares then represented by one ADS; and

  C = the amount in cash per ordinary share we distribute to holders of our ordinary shares (directly or in the form of ADSs).

        Any adjustment made pursuant to this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If any such dividend or distribution described in this clause (4) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0"(as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our ADSs, the amount of cash that such holder would have received if such holder owned a number of our ADSs equal to the conversion rate on the record date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries or consolidated affiliated entities make a payment in respect of a tender offer or exchange offer for our ordinary shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period beginning on, and including, the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, divided by the number of ordinary shares then represented per one ADS, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 × OS1) SP1 × OS0

where,

  CR0 = the conversion rate in effect immediately prior to the close of business on the trading day immediately following the date such tender or exchange offer expires;

  CR1 = the conversion rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

  AC = the aggregate value of all cash and any other consideration as determined by our board of directors or a committee thereof paid or payable for our ordinary shares or ADSs, as the case may be, purchased or exchanged in such tender or exchange offer;

  OS0 = the number of our ordinary shares outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all our ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer);

  OS1 = the number of our ordinary shares outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase or exchange of all our ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer); and

  SP1 = the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period beginning on, and including, the trading day immediately following the date such tender or exchange offer expires, divided by the number of ordinary shares then represented by one ADS.

        The adjustment to the conversion rate under this clause (5) will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the close of business on the date such tender or exchange offer expires; provided that if the conversion date occurs within the 9 consecutive trading day period beginning on, and including, the trading day immediately following the date such tender or exchange offer expires, each reference in this clause (5) with respect to 10 consecutive trading days shall be deemed replaced with a reference to such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the conversion date in determining the applicable conversion rate.

        If we are obligated to purchase shares pursuant to any tender offer or exchange offer referred to in this clause (5), but we are ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

        Limitation and Definitions:    If the application of any of the foregoing formulas (other than in respect of a reverse share split or share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        We will not take any action that would result in an adjustment to the conversion rate pursuant to the provisions described in this subsection "—Conversion Rate Adjustments" in such a manner as to result in the reduction of the conversion price to less than the par value of our ordinary shares.

        "Ex-dividend date" means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us, the depositary for the ADSs or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        "Record date" means, with respect to any issuance, dividend or distribution to holders of our ordinary shares (directly or in the form of ADSs), the date fixed for determination of holders of our ordinary shares (directly or in the form of ADSs) entitled to receive such issuance, dividend or distribution (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        Events that Will Not Result in Adjustments.    Except as described herein, we will not adjust the conversion rate. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our ordinary shares or ADSs under any plan;

  •
  upon the issuance of ordinary shares or ADSs or options or rights to purchase or acquire our ordinary shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries or consolidated affiliated entities;

  •
  upon the issuance of our ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued, except as described below under "—Treatment of Rights";

  •
  upon the issuance of our ordinary shares or ADSs not described in the preceding bullets that is not expressly covered by a transaction described in "—Adjustment Events" above, regardless of the price at which such ordinary shares or ADSs are issued;

  •
  upon the repurchase of our ordinary shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in "—Adjustment Events" above, including structured or derivative transactions;

  •
  for a change in the par value of our ordinary shares; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of an ADS. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate that we elect not to make and take them into account upon the earliest of (1) any conversion of notes and (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion rate by at least 1%.

        Treatment of Reference Property.    In the event of:

  •
  any fundamental change described in clause (2) of the definition thereof;

  •
  any reclassification of our ordinary shares (other than changes resulting from a subdivision or combination);

  •
  a consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving us; or

  •
  a sale, conveyance, transfer, lease or other disposition to another person of all or substantially all of the consolidated property and assets of us and our subsidiaries and our consolidated affiliated entities, in which our ADSs would be converted into, or exchanged for, cash, securities or other property or combination thereof (each a "specified transaction"), we or the successor or purchasing corporation, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the specified transaction, the right to convert each $1,000 principal amount of notes into ADSs will be changed into a right to convert such principal amount of note into the type and amount of cash, securities or other property or combination thereof (the "reference property") that a holder of a number of ADSs equal to the conversion rate immediately prior to such specified transaction would have owned or been entitled to receive upon such specified transaction.

        For purposes of the foregoing, the type and amount of consideration that a holder of our ADSs would have been entitled to in the case of any such transactions that cause our ADSs to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of shareholder election, will be deemed to be (i) if holders of the majority of our ADSs affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of our ADSs that affirmatively make such an election or (ii) if the holders of a majority of our ADSs do not affirmatively make such an election, the weighted average of the types and amount of consideration actually received by such non-electing holders. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

        The supplemental indenture will also provide for anti-dilution and other adjustments that are as near equivalent as practicable to the adjustments described under "—Conversion Rate Adjustments" above (it being understood that no such adjustment shall be required with respect to any portion of the reference property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof). If the property in respect to any such specified transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing company, as the case may be, in such specified transaction, such other company will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions to protect the interests of the holders.

        We will agree in the indenture not to become a party to any of such specified transaction unless its terms are consistent with the foregoing.

        Treatment of Rights.    If we have a shareholder rights agreement or a rights plan in effect upon conversion of the notes into ADSs, holders of the notes will receive, in addition to ADSs received in connection with such conversion, the rights under the shareholder rights agreement or the rights plan, unless prior to such conversion, the rights have separated from our ordinary shares (directly or in the form of ADSs), in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our ordinary shares (directly or in the form of ADSs), the distributed property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a shareholder agreement or a rights plan that would allow you to receive upon conversion, in addition to any of our ADSs, the rights described therein with respect to such ADSs (unless such rights or warrants have separated from our ordinary shares) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate.

        Voluntary Increases of Conversion Rate.    In addition to the adjustments pursuant to clauses (1) through (5) above, to the extent permitted by law and rules of The New York Stock Exchange or any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest, which determination will be conclusive. We will notify the holders of the notes and the trustee of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect, and otherwise in accordance with law. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our ordinary shares or ADSs or rights to purchase our ordinary shares or ADSs in connection with a dividend or distribution of our ordinary shares or ADSs (or rights to acquire our ordinary shares or ADSs) or similar event.

        Tax Effect.    A holder of the notes or our ordinary shares (directly or in the form of ADSs) may in some circumstances be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment to the conversion rate or a failure to adjust the conversion rate upon the occurrence of certain events. For instance, if the conversion rate is adjusted upon the distribution of cash dividends to holders of our ordinary shares (directly or in the form of ADSs), holders of the notes may be deemed to receive a distribution or dividend. For a discussion of the U.S. federal income tax consequences of certain adjustments to the conversion rate or a failure to adjust the conversion rate upon the occurrence of certain events, see "Taxation—United States Federal Income Taxation."

        Adjustment of Prices.    Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days (including the "ADS price" for purposes of a make-whole fundamental change or a tax redemption), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the record date or effective date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

        Notice of Adjustment.    Whenever the conversion rate is adjusted as described above, we will notify the trustee, the conversion agent and the paying agent of such conversion rate adjustment and file with the trustee, the conversion agent and the paying agent an officers' certificate and the trustee, the conversion agent and the paying agent may conclusively rely on the accuracy of the conversion rate adjustment provided by us. Unless and until a responsible officer of the trustee shall have received such officers' certificate, neither the trustee, the conversion agent nor the paying agent will be deemed to have knowledge of such conversion rate adjustment and may assume without inquiry that the last conversion rate of which it has been notified by us is still in effect. Promptly after providing such notice to the trustee, the conversion agent and the paying agent we will provide notice of such conversion rate adjustment and the date on which each adjustment becomes effective to all holders of the notes at their addresses shown in the register of the registrar within 5 business days of the date on which the conversion rate adjustment is made. We will also publicly announce the relevant information through a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. Our failure to deliver such notice will not affect the legality or validity of any such conversion rate adjustment.

Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change

        If you elect to convert your notes in connection with a make-whole fundamental change (as defined below), the conversion rate will be increased by a number of additional ADSs (the "additional ADSs") as described below. A conversion shall be deemed to be in connection with a make-whole fundamental change if such conversion occurs on or after the make-whole reference date (as defined below) and prior to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the first bullet under clause (2) of the definition thereof, the 35th trading day immediately following the make-whole reference date). We will notify holders and the trustee of the make-whole reference date and issue a press release on such date no later than five business days after such make-whole reference date.

        A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change under clause (1), (2) or (4) of the definition of fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below (in the case of any fundamental change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the proviso immediately following clause (4) of the definition thereof).

        The number of additional ADSs by which the conversion rate will be increased in the event of a make-whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change occurs or becomes effective (the "make-whole reference date") and the price (the "ADS price") paid (or deemed to be paid) per ADS in the make-whole fundamental change. If holders of our ADSs receive only cash consideration for their ADSs (in a single per ADS amount, other than with respect to appraisal and similar rights) in connection with a make-whole fundamental change, the ADS price will be the cash amount paid per ADS in such make-whole fundamental change. Otherwise, the ADS price will be the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the applicable make-whole reference date.

        The ADS prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADS prices will equal the ADS prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional ADSs will be adjusted from time to time in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional ADSs by which the conversion rate per $1,000 principal amount of the notes will be increased for each ADS price and make-whole reference date set forth below:

ADS Price
Make-Whole Reference Date	$143.74	$150.00	$170.00	$190.00	$201.24	$225.00	$250.00	$275.00	$300.00	$325.00	$350.00	$375.00
March 17, 2014	1.9877	1.8922	1.3850	1.0128	0.8470	0.5724	0.3663	0.2206	0.1194	0.0522	0.0127	0.0000
March 15, 2015	1.9877	1.9121	1.3830	0.9978	0.8275	0.5480	0.3412	0.1978	0.1005	0.0382	0.0049	0.0000
March 15, 2016	1.9877	1.9089	1.3482	0.9466	0.7716	0.4899	0.2878	0.1532	0.0670	0.0177	0.0000	0.0000
March 15, 2017	1.9877	1.5971	1.1115	0.7685	0.6207	0.3857	0.2202	0.1119	0.0441	0.0073	0.0000	0.0000
March 15, 2018	1.9877	1.6240	1.0805	0.7066	0.5504	0.3116	0.1548	0.0617	0.0120	0.0000	0.0000	0.0000
March 15, 2019	1.9877	1.6973	0.9130	0.2938	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact ADS prices and make-whole reference dates may not be set forth in the table above, in which case:

  •
  If the ADS price is between two ADS price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two make-whole reference dates, as applicable, based on a 365-day year.

  •
  If the ADS price is greater than $375.00 per ADS, subject to adjustment from time to time in the same manner as the ADS prices set forth in the column headings of the table above, no additional ADSs will be added to the conversion rate.

  •
  If the ADS price is less than $143.74 per ADS, subject to adjustment from time to time in the same manner as the ADS prices set forth in the column headings of the table above, no additional ADSs will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 6.9570 ADSs per $1,000 principal amount of notes, subject to adjustment from time to time in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws

        If you elect to convert your notes in connection with our election to redeem the notes in respect of a change in tax law as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," the conversion rate will be increased by a number of additional ADSs as described below. We will settle conversions of notes as described above under "—Settlement upon Conversion" and, for the avoidance of doubt, pay additional amounts, if any, with respect to any such conversion.

        A conversion shall be deemed to be in connection with our election to redeem the notes in respect of a change in tax law if such conversion occurs during the period from, and including, the date we provide the related notice of redemption to holders until the close of business on the business day immediately preceding the redemption date (or, if we fail to pay the redemption price, such later date on which we pay the redemption price).

        Simultaneously with providing such notice of redemption, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        The number of additional ADSs by which the conversion rate will be increased in the event we elect to redeem the notes in respect of a change in tax law will be determined by reference to the table under "—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change," based on the redemption reference date and the redemption reference price (each as defined below), but determined for purposes of this section as if (x) the holder had elected to convert its notes in connection with a make-whole fundamental change, (y) the applicable redemption reference date were the "make-whole reference date" and (z) the applicable redemption reference price were the "ADS price" (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

        "Redemption reference date" means, for any conversion in connection with our election to redeem the notes in respect of a change in tax law, the date 30 days prior to the applicable redemption date.

        "Redemption reference price" means, for any conversion in connection with our election to redeem the notes in respect of a change in tax law, the average of the last reported sale prices of our ADSs over the ten consecutive trading day period ending on, and including, the applicable redemption reference date.

        If we have designated a redemption date as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," a holder that complies with the requirements for conversion described under "—Conversion Rights—Conversion Procedures" will be deemed to have delivered and not withdrawn a notice of its election to not have its notes so redeemed.

        Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below) occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, on a date (the "fundamental change repurchase date") of our choosing that is not less than 20 nor more than 35 days after the date of the fundamental change repurchase right notice (as defined below). The price we are required to pay (the "fundamental change repurchase price") for such a repurchase will be an amount equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record as of the close of business on the corresponding regular record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased. Any notes repurchased by us will be paid for in cash.

        A "fundamental change" will be deemed to have occurred if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our ordinary shares (including ordinary shares held in the form of ADSs) representing more than 50% of the voting power of all outstanding classes of our ordinary shares entitled to vote generally in the election of our directors;

  (2)
  (i) we merge or consolidate with or into any other person, another person merges with or into us and in connection therewith all or substantially all of our ordinary shares or ADSs are exchanged for or converted into cash, securities or other property, or we convey, sell, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, in one transaction or a series of transactions, to another person other than one of our subsidiaries or (ii) we engage in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of our ordinary shares or ADSs are exchanged for or converted into cash, securities or other property; provided that:

  •
  a transaction described in clause (i) pursuant to which the holders of our ordinary shares (including ordinary shares held in the form of ADSs) immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of our voting securities immediately prior to the transaction shall not be a fundamental change; and

    •
    any merger or consolidation pursuant to subsection (i) above or any transaction pursuant to subsection (ii) above, in either case, which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares (including ordinary shares held in the form of ADSs) solely into common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity) shall not be a fundamental change;

  (3)
  we are liquidated or dissolved or holders of our ordinary shares approve any plan or proposal for our liquidation or dissolution; or

  (4)
  if none of our ADSs, our ordinary shares represented by our ADSs, depositary receipts or shares of, or certificates representing, any common stock or equity interest into which the notes are convertible pursuant to the terms of the indenture, is listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a fundamental change pursuant to clause (1) or clause (2) shall not be deemed to occur, in each case, if at least 90% of the consideration paid for our ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters' appraisal rights and cash dividends) in connection with such event consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible into the reference property as described under "—Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property" above.

        The phrase "all or substantially all" as it is used in the definition of fundamental change will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. There is a substantial degree of uncertainty in interpreting this phrase. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, sale, transfer or lease of less than all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, may be uncertain.

        On or before the 20th calendar day after (i) in the case of a fundamental change pursuant to clause (1) of the definition thereof, the date we become aware that a fundamental change has occurred or become effective or (ii) in the case of any other fundamental change, the date on which the fundamental change occurs or becomes effective, we will notify all holders of the notes and the trustee and paying agent of the occurrence of the fundamental change and of the resulting repurchase right, if any (the "fundamental change repurchase right notice"). Such notice shall state, among other things:

  •
  the events causing the fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate, including any additional ADSs;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the second business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice in the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your fundamental change repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are held in global form, such delivery (and the related fundamental change repurchase notice) must comply with all applicable DTC procedures.

        You may withdraw any fundamental change repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the fundamental change repurchase notice.

If the notes are held in global form, your notice must comply with all applicable DTC procedures.

        In connection with any repurchase of the notes in connection with a fundamental change, we will:

  •
  comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  if required, file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

  •
  otherwise comply with all applicable U.S. federal and state securities laws.

        We will be required to repurchase the notes properly surrendered for purchase on the fundamental change repurchase date. If you have exercised your repurchase rights, you will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

  •
  all other rights of the holder will terminate (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the corresponding interest payment date, the right of the holder of record on such regular record date to receive on such interest payment date the accrued and unpaid interest to, but not including, such interest payment date).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of the management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See "Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the notes upon a fundamental change or on the 2017 repurchase date." Our ability to repurchase the notes for cash on the fundamental change repurchase date may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities. Current and future agreements relating to any of our indebtedness and the indebtedness of our subsidiaries may contain restrictions or prohibitions on our ability to repurchase the notes. In the event a fundamental change occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of the applicable lenders under the debt agreements to purchase the notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If we do not obtain such consent or refinance such indebtedness, we may remain prohibited or restricted from repurchasing the notes. In such case, our failure to repurchase the notes when required following a fundamental change would constitute a default under the indenture, which in turn may constitute an event of default under other agreements governing our indebtedness.

        No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase of Notes by Us at Option of Holder

        On March 15, 2017 (the "2017 repurchase date"), you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at a price (the "2017 repurchase price") equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the 2017 repurchase date; provided that such accrued and unpaid interest payable on such interest payment date will be paid not to the holder submitting the notes for repurchase on the 2017 repurchase date but will be paid on the interest payment date to the holder of record as of the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.

        In connection with the repurchase of notes on the 2017 repurchase date, we will notify the trustee, the paying agent and the holders of notes, not less than 20 business days prior to the 2017 repurchase date, of their right to require us to repurchase their notes, the 2017 repurchase price, the last date on which a holder may exercise the repurchase right, the name and address of the paying agent, and the repurchase procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise this repurchase right, you must deliver, on or before the close of business on the second business day immediately preceding the 2017 repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice in the form entitled "Form 2017 Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your 2017 repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are held in global form, such delivery (and the related 2017 repurchase notice) must comply with all applicable DTC procedures.

        You may withdraw any 2017 repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the 2017 repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the 2017 repurchase notice.

If the notes are held in global form, your notice must comply with applicable DTC procedures.

        In connection with any repurchase of the notes on the 2017 repurchase date, we will:

  •
  comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  if required, file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

  •
  otherwise comply with all applicable U.S. federal and state securities laws.

        We will be required to repurchase the notes properly surrendered for purchase on the 2017 repurchase date. You will receive payment of the 2017 repurchase price promptly following the later of the 2017 repurchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the 2017 repurchase price of the notes on the 2017 repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

  •
  all other rights of the holder will terminate (other than (x) the right to receive the 2017 repurchase price and (y) the right of the holder of record on the regular record date immediately preceding the 2017 repurchase date to receive the accrued and unpaid interest to, but not including, the interest payment date).

        We may not have enough funds to pay the 2017 repurchase price. See "Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the notes upon a fundamental change or on the 2017 repurchase date." Our ability to repurchase the notes for cash on the 2017 repurchase date may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities. Current and future agreements relating to any of our indebtedness and the indebtedness of our subsidiaries may contain restrictions or prohibitions on our ability to repurchase the notes. In the event the 2017 repurchase date occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of the applicable lenders under the debt agreements to purchase the notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If we do not obtain such consent or refinance such indebtedness, we may remain prohibited or restricted from repurchasing the notes. In such case, our failure to repurchase the notes on the 2017 repurchase date would constitute a default under the indenture, which in turn may constitute an event of default under other agreements governing our indebtedness.

        No notes may be repurchased at the option of holders if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the 2017 repurchase date.

Consolidation, Merger and Sale of Assets

        The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of us and our subsidiaries and our consolidated affiliated entities, taken as a whole, to, another person, unless:

  •
  the resulting, surviving, transferee or successor person, if not us, is a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States of America or any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as set forth above under "—Additional Amounts"); and

  •
  immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture.

        Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the resulting, surviving, transferee or successor person shall succeed to, and may exercise, every right and power of ours under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of our properties and assets.

        An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisers regarding the tax consequences of such an assumption.

        This "—Consolidation, Merger and Sale of Assets" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Merger, Consolidation and Sale of Assets" in its entirety.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

        Each of the following is an event of default:

  (1)
  default for 30 days in payment of any interest when due and payable on the notes;

  (2)
  default in payment of principal of the notes when due and payable at maturity, upon redemption, upon required repurchase following a fundamental change, upon required repurchase on the 2017 repurchase date, upon declaration of acceleration or otherwise;

  (3)
  default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right and such default is not cured or such conversion is not rescinded within 10 business days;

  (4)
  failure by us to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

  (5)
  default in our notice obligations under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "—Repurchase of Notes by Us at Option of Holders,""—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change," or under "—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws," in each case, when due and such failure continues for a period of five business days;

  (6)
  default by us or any of our subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of $50 million (or its equivalent in any other currency or currencies) or more in the aggregate of us and/or any of our subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such event of default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

  (7)
  default in our performance of any other covenants or agreements contained in the indenture or the notes for 60 days after written notice to us from the trustee or the holders of at least 25% in aggregate principal amount of the notes;

  (8)
  failure by us or any of our subsidiaries to pay final judgments aggregating in excess of $50 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days; or

  (9)
  certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC ("Rule 1-02(w)") or any group of subsidiaries that, if they were one entity, would be a significant subsidiary within the meaning of Rule 1-02(w).

        For the avoidance of doubt, each of our consolidated affiliated entities will be deemed to be a "subsidiary" for purposes of the definition of "significant subsidiary" in Rule 1-02(w).

        The trustee shall not be deemed to have knowledge of an event of default unless and until it receives written notification of such event of default describing the circumstances of such, and identifying circumstances constituting such event of default.

        Subject to the provisions of the following paragraph, if an event of default occurs and is continuing (other than an event of default described in clause (9) above with respect to us (and not with respect to a significant subsidiary or group of subsidiaries that, if they were one entity, would be a significant subsidiary)), the trustee by notice to us, or the holders of at least 25% of the aggregate principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders accompanied by security and/or indemnity satisfactory to it, shall declare 100% of the principal of and accrued and unpaid interest on, all the notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest on the notes will be due and payable immediately. However, upon an event of default as described in clause (9) involving us (and not with respect to a significant subsidiary or group of subsidiaries that, if they were one entity, would be a significant subsidiary), the aggregate principal amount and accrued and unpaid interest will automatically become due and payable immediately.

        Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under "—Reports," will, for the first 180 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (7) above), consist exclusively of the right to receive additional interest on the notes at an annual rate equal to:

  •
  0.25% of the outstanding principal amount of the notes for the first 90 days such event of default is continuing in such 180-day period; and

  •
  0.50% of the outstanding principal amount of the notes for the remaining 90 days such event of default is continuing in such 180-day period.

        If we so elect, such additional interest will be payable on all outstanding notes from, and including, the date on which such event of default first occurs (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (7) above) to, but not including, the 181st day thereafter (or such earlier date on which the event of default relating to a failure to comply with such requirements has been cured or waived or ceases to exist). On the 181st day following the event of default relating to the reporting obligations under the indenture, if such event of default has not been cured or waived prior to such 181st day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. To the extent we elect to pay additional interest, it will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

        In order to elect to pay additional interest on the notes as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs. If we fail to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        The holders of a majority of the aggregate principal amount of the outstanding notes may waive all past defaults (except with respect to (i) nonpayment of principal of, or interest on any note or in the payment of amounts due upon redemption, upon repurchase in connection with the 2017 repurchase date or required purchase in connection with a fundamental change of any note; (ii) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right; or (iii) any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected thereby) and rescind any such acceleration with respect to the notes and its consequences if:

  •
  rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing events of default, other than the uncured nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change purchase price, if applicable, the 2017 repurchase price, if applicable, or the redemption price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

        its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive amounts due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an event of default is continuing;

  (2)
  holders of at least 25% of the aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such written request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

  (5)
  the holders of a majority of the aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority of the aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it against all losses and expenses caused by taking or not taking such action. In addition, the trustee will not be required to expend its own funds under any circumstances.

        We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof. If a default occurs and is continuing and is notified in writing to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating that we have fulfilled our obligations under the indenture and whether the signers thereof know of any default that occurred during the previous year.

        This "—Events of Default" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Events of Default" in its entirety.

Modification and Amendment

        Except as provided below, the indenture or the notes may be amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default may be waived with the consent of the holders of a majority of the aggregate principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate, or extend the stated time for payment, of interest on any note;

  (3)
  reduce the principal, or extend the stated maturity, of any note;

  (4)
  make any change that adversely affects the conversion rights of any notes;

  (5)
  reduce the redemption price, the fundamental change repurchase price or the 2017 repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (6)
  change the place or currency of payment of principal or interest in respect of any note;

  (7)
  impair the right of any holder to receive payment of principal of and interest on such holder's notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or consideration due upon conversion;

  (8)
  adversely affect the ranking of the notes as our senior unsecured indebtedness;

  (9)
  change our obligation to pay additional amounts on any note; or

  (10)
  make any change in the amendment provisions or in the waiver provisions which require each holder's consent.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        Without the consent of any holder, we and the trustee may amend the indenture and the notes to:

  (1)
  (x) cure any ambiguity, manifest error or defect or (y) cure any omission or inconsistency;

  (2)
  provide for the assumption by a successor corporation of our obligations under the indenture;

  (3)
  upon the occurrence of a specified transaction (as defined under "Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property" above), (a) provide that the notes are convertible into the reference property and (b) effect the related changes to the terms of the notes described under "Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property" above, in each case in accordance with the applicable provisions of the indenture;

  (4)
  add guarantees with respect to the notes;

  (5)
  secure the notes;

  (6)
  increase the conversion rate;

  (7)
  provide for a successor trustee in accordance with the terms of the indenture;

  (8)
  add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

  (9)
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  (10)
  make any change that does not adversely affect the rights of any holder in any material respect; provided, however, that any amendment to conform the provisions of the indenture or the notes to the "Description of the Notes" section in this prospectus supplement will be deemed not to be adverse to any holder.

        After an amendment under the indenture becomes effective, we are required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

        This "—Modification and Amendment" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Modification and Waiver—Modification" in its entirety.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, on a redemption date, on a fundamental change repurchase date, on the 2017 repurchase date, or upon declaration of acceleration, and/or have been converted, cash and/or, solely to satisfy outstanding conversions, our ADSs (or reference property, if applicable) sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

        The provisions relating to legal defeasance and covenant defeasance set forth under "Description of Debt Securities—Defeasance and Covenant Defeasance" in the accompanying prospectus will not apply with respect to the notes.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the last reported sale prices of our ADSs, accrued interest payable on the notes, any additional amounts, if any, on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the trustee, the conversion agent and the holders of notes. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

        Deutsche Bank Trust Company Americas is the trustee, registrar, paying agent, transfer agent and conversion agent. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as trustee, registrar, paying agent, transfer agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        Except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture and no implied covenant or obligation shall be read into the indenture against the trustee. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless such holder shall have offered to the trustee security and/or indemnity reasonably satisfactory to it against any loss, liability or expense.

        Pursuant to the terms of the indenture, we will reimburse the trustee, registrar, paying agent, transfer agent and conversion agent for all fees, costs and expenses. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with us, including normal banking and trustee relationships, provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall have no responsibility to determine if such filings have been made. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

No Shareholder Rights for Holders of Notes

        Holders of the notes, as such, will not have any rights as shareholders of Vipshop Holdings Limited (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ADSs).

        In addition, upon conversion of the notes, if applicable, you will receive our ADSs. As a holder of ADSs, you will not be treated as a shareholder of Vipshop Holdings Limited. For information about your rights as a holder of ADSs (if applicable), see "Description of American Depositary Shares" in the accompanying prospectus.

Currency Indemnity

        The U.S. dollar is the sole currency of account and payment for all sums payable by us under the indenture. Any amount received or recovered in a currency other than U.S. dollar in respect of the notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in our winding-up or dissolution or otherwise) by the holder in respect of any sum expressed to be due to it from us will constitute a discharge of us only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any note, we will indemnify the recipient against any loss sustained by it as a result. In any event we will indemnify the recipient against the cost of making any such purchase.

        For the purposes of this indemnity, it will be sufficient for the holder to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from our other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note or any other judgment or order.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator, shareholder or partner of ours, as such, shall have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of Cayman Islands.

Governing Law

        The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Jurisdiction and Service of Process

        The indenture provides that we will irrevocably appoint Law Debenture Corporate Services Inc. as our agent for service of process in any suit, action or proceeding with respect to the indenture and the notes brought in any federal or state court located in the Borough of Manhattan of the City of New

York and that each of the parties submit to the jurisdiction thereof. If for any reason, Law Debenture Corporate Services Inc. is unable to serve in such capacity, we shall appoint another agent reasonably satisfactory to the trustee.

Global Notes, Book-Entry Form

        The notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

        Holders that are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global note.

        We will make payments on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, fundamental change repurchase date, the 2017 repurchase date and the maturity date. Neither we, the trustee nor any agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name." Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent, transfer agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in fully registered certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in fully registered certificated form in exchange for such interest if an event of default has occurred and is continuing.

TAXATION

        The following summary of the material Cayman Islands, People's Republic of China and United States federal income tax consequences of an investment in our Notes, ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Notes, ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it is the opinion of Travers Thorp Alberga, our special Cayman Islands counsel; and to the extent that the discussion relates to matters of PRC tax law, it is the opinion of Han Kun Law Offices, our special PRC counsel.

Cayman Islands Taxation

        Under existing Cayman Islands law, payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note is stampable if executed in or brought into the Cayman Islands.

        As the Cayman Islands currently levies no taxes on individuals or corporations based on profits, income, gains or appreciation, and has no inheritance tax or estate duty, there are no taxes levied by the Cayman Islands government that are applicable to the holding of, or disposal of, our ADSs or the shares in our company represented by our ADSs. Stamp duty is not payable other than in connection with certain instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

        Under the Enterprise Income Tax Law, an enterprise established outside of the PRC with a "de facto management body" within the PRC is considered a "resident enterprise," meaning it can be treated in a manner similar to a Chinese enterprise for Enterprise Income Tax Law purposes. The implementation rules of the Enterprise Income Tax Law define a "de facto management body" as a body that has substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. A circular issued by the PRC State Administration of Taxation on April 22, 2009, or Circular 82, specifies that certain foreign enterprises controlled by a PRC company or a PRC company group will be classified as PRC "resident enterprises" if the following requirements are satisfied: (a) the senior management and core management departments in charge of its daily operations function are mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and (d) at least half of the enterprise's directors with voting rights or senior management reside in the PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC individuals.

        We believe that we are not a PRC resident enterprise and therefore we are not subject to enterprise income tax reporting obligations and the interest paid by us to holders of Notes and dividends paid by us to holders of our ADSs or ordinary shares will not be subject to PRC withholding tax. However, if the PRC tax authorities determine we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from the interest and/or dividends we pay to non-PRC resident enterprises that are holders of Notes and that are holders of our ADS or ordinary shares as result of conversion of Notes, and a 20% withholding tax from interest and/or dividends we pay to non-PRC resident enterprises that are holders of Notes and that are holders of our ADS or ordinary shares as result of conversion of Notes. In addition, the holders of Notes who are non-PRC residents may be subject to PRC tax on gains realized on the sale or other disposition of Notes or the ADSs or ordinary shares upon the conversion of Notes if such income is treated as sourced from within the PRC. It is unclear whether the holders of Notes who are non-PRC residents would be able to claim the benefits of any tax treaties between their tax residence and the PRC in the event we are treated as a PRC resident enterprise. See "Risk Factors—Risks Relating to Doing Business in China—It is unclear whether we will be considered a PRC 'resident enterprise' under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC 'resident enterprise' status, our global income may be subject to the 25% PRC enterprise income tax, which could have a material adverse effect on our results of operations" in the accompanying prospectus.

        Furthermore, pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation on December 10, 2009, where a non-PRC resident enterprise transfers the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company, or an "Indirect Transfer," and such overseas holding company is located in a tax jurisdiction that: (a) has an effective tax rate less than 12.5% or (b) does not tax foreign income of its residents, the foreign investor shall report this Indirect Transfer to the competent tax authority. The PRC tax authority will examine the true nature of the Indirect Transfer, and if the tax authority concludes that the foreign investor has adopted an "abusive arrangement" in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. Circular 698 is retroactively effective from January 1, 2008. On March 28, 2011, the State Administration of Taxation released SAT Public Notice (2011) No. 24 to clarify several issues related to Circular 698. This notice became effective on April 1, 2011. According to this notice, the term "effective tax rate" refers to the effective tax rate on the gains derived from disposition of the equity interests of an overseas holding company; and the term "does not impose income tax" refers to the cases where the gain derived from disposition of the equity interests of an overseas holding company is not subject to income tax in the country or region where the overseas holding company is a resident.

        If our non-PRC resident shareholders who hold our Notes or our ADS or ordinary shares upon the conversion of Notes subsequently sell our ADS or ordinary shares or Notes in our private financing transactions or in the open market and any of such transactions was determined by the tax authorities to lack reasonable commercial purpose, our non-PRC resident shareholders may be at risk of being required to file a tax return and being taxed under SAT Circular 698.

United States Federal Income Taxation

        The following discussion is a summary of United States federal income tax consequences generally applicable to the acquisition, ownership and disposition of Notes to U.S. Holders (as defined below) that acquire the Notes for cash at their original issue price pursuant to this offer, the ADSs received by such U.S. Holders upon the conversion of such Notes and the ordinary shares represented by such

ADSs. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under United States federal income tax laws (such as banks, broker dealers, traders in securities that elect mark-to market treatment, insurance companies and certain other financial institutions, United States expatriates, tax-exempt organizations, or persons that are, or hold their Notes through, partnerships or other pass-through entities), to persons who are not U.S. Holders, to persons who own (directly, indirectly, or constructively) 10% or more of our voting stock, to persons whose functional currency is not the United States dollar or to persons that hold Notes, ADSs or ordinary shares as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any alternative minimum tax, non-United States, state, or local tax considerations or the Medicare tax on net investment income. This summary deals only with persons who hold the Notes, the ADSs or ordinary shares as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular United States federal tax consequences to them of acquiring, owning and disposing of the Notes, ADS and ordinary shares, as well as the effects of state, local and non-United States tax laws.

        A "U.S. Holder" means a beneficial owner of Notes, ADSs or ordinary shares (as determined for United States federal income tax purposes) that is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof or therein, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for United States federal income tax purposes) is a holder of Notes, ADS or ordinary shares, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

        The discussion below assumes that the representations contained in the deposit agreement and any related agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If a U.S. Holder holds ADSs, such holder will be treated as the beneficial owner of the underlying ordinary shares represented by those ADSs for United States federal income tax purposes.

        We do not expect that the Notes will be issued with original issue discount and the following discussion assumes that the Notes are not issued with original issue discount for United States federal income tax purposes.

Certain Additional Payments

        In addition to stated principal and interest, we may be required to make additional payments on the Notes in certain circumstances. United States Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a U.S. Holder's income, gain or loss with respect to the Notes to be different from the consequences discussed below. However, such special rules do not apply if, among other things, as of the issue date it is significantly more likely than not that no such additional payments will be made. We believe that as of the issue date it is significantly more likely than not that none of such additional payments will be made. Accordingly, we do not intend to treat the Notes as contingent payment debt instruments. Our treatment will be binding on all holders of the Notes, except a holder that discloses its differing treatment in a statement attached to its timely filed United States federal income tax return for the taxable year during which the Note was acquired. However, our treatment is not binding on the IRS. If the IRS were to successfully challenge our treatment, a U.S. Holder might be required to accrue income on the Notes in excess of stated interest and to treat as ordinary income any gain recognized on the disposition of the Notes. In any event, if we actually make any such additional payment, the timing, amount or character of a U.S. Holder's income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be contingent payment debt instruments.

Payments of Interest

        Payments of interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time such holder receives or accrues such amounts, in accordance with such holder's regular method of tax accounting. Such interest will generally be treated as foreign source income for United States federal income tax purposes. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, U.S. Holders may be subject to PRC witholding taxes on interest paid on the Notes. See "Taxation—PRC Taxation." In this event, the amount of interest taxable as ordinary interest income will include amounts withheld in respect of PRC taxes and any additional amounts paid in respect of such PRC taxes. PRC taxes withheld from interest income at a rate not exceeding any applicable rate provided by the United States–PRC income tax treaty generally will be creditable against a U.S. Holder's United States federal income tax liability, subject to a number of complex limitations. For United States foreign tax credit purposes, interest will generally be treated as "passive category income" or, in certain cases, "general category income." The rules relating to United States foreign tax credits are extremely complex. U.S. Holders are urged to consult their tax advisors regarding the availability of a U.S. foreign tax credit and the application of the United States foreign tax credit rules to their particular circumstances.

Sale, Exchange or Repurchase of the Notes

        Subject to the passive foreign investment company rules discussed below, upon a sale, taxable exchange (other than a conversion into ADSs or a combination of ADSs and cash in lieu of any fractional ADSs) or repurchase of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on such sale, exchange or repurchase (other than to the extent, if any, attributable to accrued interest, which generally will be treated as interest income in the manner described above to the extent not previously included in income by such U.S. Holder) and (2) such U.S. Holder's tax basis in the Note. A U.S. Holder's tax basis in a Note will generally equal the amount such U.S. Holder paid to acquire the Note. Such gain or loss will generally be long-term capital gain or loss if the U.S. Holder's holding period of the Note is more than one year at the time of such sale, exchange or repurchase. Long-term capital gain of non-corporate taxpayers is generally subject to tax at a lower tax rate than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Conversion of the Notes

        If a U.S. Holder surrenders Notes for conversion and receives from us ADSs (plus cash in lieu of any fractional ADSs), such U.S. Holder generally will not recognize any income, gain or loss upon such conversion except with respect to cash received in lieu of the fractional ADSs or amounts attributable to accrued interest. Such U.S. Holder's tax basis in the ADSs received on conversion of a Note (other than ADSs attributable to accrued interest) generally will be the same as such U.S. Holder's tax basis in the Note at the time of conversion (reduced by any basis allocable to any fractional ADSs). Such U.S. Holder's holding period for the ADSs (other than ADSs attributable to accrued interest) generally will include the holding period of the Note converted.

        Any cash received in lieu of any fractional ADSs upon conversion generally will be treated as a payment in exchange for such ADSs. Subject to the passive foreign investment company rules discussed below, the receipt of cash in lieu of any fractional ADSs generally will result in capital gain or loss (measured by the difference between the cash received for such fractional ADSs and such U.S. Holder's tax basis in such fractional ADSs). A U.S. Holder's tax basis in the fractional ADSs will be determined by allocating such U.S. Holder's tax basis in the ADSs between the ADSs received upon conversion and the fractional ADSs, in accordance with their respective fair market values.

        Any cash and the value of any portion of our ADSs attributable to accrued interest on the Notes generally will be treated as interest income to a U.S. Holder to the extent not previously included in such U.S. Holder's income. A U.S. Holder's tax basis in ADSs attributable to accrued interest generally will equal the fair market value of the ADSs when received. A U.S. Holder's holding period for any ADSs attributable to accrued interest will begin the day after the date of conversion.

Constructive Dividends

        The conversion rate of the Notes will be adjusted in certain circumstances, as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." In the event of an adjustment in the conversion rate of the Notes as a result of taxable dividends to holders of our ADSs or ordinary shares or certain other events, a U.S. Holder may be treated as having received a constructive distribution from us for United States federal income tax purposes even if a U.S. Holder does not receive any cash or other property in connection with the adjustment and does not exercise its conversion rights. Similarly, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder's proportionate interest in us could be treated as a constructive distribution to a U.S. Holder. If a make-whole fundamental change occurs prior to the maturity date of the Notes, or in connection with our election to redeem the Notes in respect of a change in tax laws as described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Jurisdiction," we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or tax redemption. Such increase may also be treated as a constructive distribution to a U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a U.S. Holder, however, will generally not be considered to result in a constructive distribution to a U.S. Holder.

        Subject to the passive foreign investment company rules described below, any such constructive distribution will be taxable to a U.S. Holder as a dividend to the extent of our current and accumulated earnings and profits. It is not clear whether any such dividend will be eligible for the reduced tax rate available to certain non-corporate U.S. Holders with respect to dividend income received from a "qualified foreign corporation" as discussed below under "—Dividends and Other Distributions on the ADSs or Ordinary Shares."

Dividends and Other Distributions on the ADSs or Ordinary Shares

        Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a "dividend" for United States federal income tax purposes. A non-corporate recipient of dividend income generally will be subject to tax on dividend income from a "qualified foreign corporation" at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to any dividends we pay with respect to our ADSs or ordinary shares.

        A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Our ADSs are listed on the New York Stock Exchange, which is an established securities market in the United States, and we expect our ADSs to be readily tradable on the New York Stock Exchange. Accordingly, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rate. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradeable on an established securities market in the United States in later years.

        Dividends we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC "resident enterprise" under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

        Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC "resident enterprise" under the PRC Enterprise Income Tax Law and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. Each U.S. Holder is advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Considerations

        A non-United States corporation, such as our company, will be classified as a passive foreign investment company (a "PFIC"), for United States federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of its average quarterly assets (as determined on the basis of fair market value) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company's unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Although the law in this regard is unclear, we treat Vipshop Information as being owned by us for United States federal income tax purposes, not only because we control its management decisions but also because we are entitled to substantially all of the economic benefits associated with this entity, and, as a result, we consolidate this entity's operating results in our consolidated financial statements. If it is determined, however, that we are not the owner of Vipshop Information for United States federal income tax purposes, we would likely be treated as a PFIC for the current taxable year or any future taxable year.

        Assuming that we are the owner of Vipshop Information for United States federal income tax purposes, we believe that we primarily operate an online commerce company in China. Based upon our current income and assets (taking into account the proceeds from this offering) and projections as to the value of our ADSs and ordinary shares following the offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future. While we do not expect to be a PFIC in the current or future taxable years, the determination of whether we will be or become a PFIC will depend in part upon the value of our ADSs and ordinary shares, which we cannot control. Among other matters, if market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future taxable years. It is also possible that the Internal Revenue Service may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or, becoming classified as, a PFIC for the current or future taxable years.

        The determination of whether we are or will be a PFIC will also depend, in part, on the composition of our income and our assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we determine not to deploy significant amounts of cash for active purposes our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurances can be given that we are not or will not become a PFIC and our special United States counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with respect to our expectations regarding our PFIC status. If we were classified as a PFIC for any year during which a U.S. Holder holds our Notes,

ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Notes, ADSs or ordinary shares.

        If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, such holder will be subject to special tax rules with respect to any "excess distribution" that such holder receives and any gain such holder realizes from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless such holder makes a "mark-to-market" election as discussed below. Distributions that the U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder's holding period for the ADSs or ordinary shares will be treated as an excess distribution (see the discussion above under "—Conversion of the Notes" for the holding period of the ADSs received upon conversion of the Notes). In addition, if we are a PFIC for any taxable year in which a U.S. Holder holds the Notes, upon a sale, exchange (other than a conversion into ADSs) or repurchase of a Note, any gain recognized in such transaction will be subject to the PFIC rules as if the gain were from the sale of ordinary shares or ADSs. Under the PFIC rules:

  •
  the excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the Notes, ADSs or ordinary shares;

  •
  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC, or pre-PFIC year, will be taxable as ordinary income;

  •
  the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

  •
  an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our Notes, ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        As an alternative to the foregoing rules, if we are a PFIC, a U.S. Holder of "marketable stock" may make a mark-to-market election with respect to our ADSs, provided that the ADSs are regularly traded on the New York Stock Exchange. In addition, we do not expect that holders of ordinary shares that are not represented by ADSs will be eligible to make a mark-to-market election. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a mark-to-market election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that we are not a PFIC.

        Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder's indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.

        It is unclear whether a U.S. Holder may make a mark-to-market election with respect to Notes. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election with respect to the Notes.

        We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

        Dividends that we pay on our ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to dividend income from a "qualified foreign corporation" discussed above under "Dividends and Other Distributions on the ADSs or Ordinary Shares," if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns our Notes, ADSs or ordinary shares during any taxable year that we are a PFIC, such holder is required to file an annual report containing such information as the United States Treasury Department may require and will generally be required to file an annual IRS Form 8621. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to an investment in the Notes, ADSs, or ordinary shares.

Information Reporting and Backup Withholding

        In addition, U.S. Holders may be subject to information reporting to the IRS with respect to interest payments on and proceeds from the sale or disposition of the Notes, and dividends on and proceeds from the sale or other disposition of our ADSs or ordinary shares. Interest payments on and proceeds from the sale or disposition of the Notes, and dividend payments on and proceeds from the sale or other disposition of our ADSs or ordinary shares, are not generally subject to United States backup withholding (provided that certification requirements are satisfied). Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting and backup withholding rules to their particular circumstances.

        Individuals who are U.S. Holders, and who hold "specified foreign financial assets", including stock or securities issued by a non-U.S. corporation that is not held in an account maintained by a U.S. "financial institution", whose aggregate value exceeds US$50,000 during the tax year, may be required to attach to their tax returns for the year certain specified information. An individual who fails to timely furnish the required information may be subject to a penalty. U.S. Holders who are individuals should consult their own tax advisors regarding their reporting obligations under this legislation.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Notes (and the ADSs) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Notes (or the ADSs on conversion of the Notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes (and the ADSs on conversion of the Notes) by an ERISA Plan with respect to which we or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Notes (and the ADSs on conversion of the Notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from the prohibited transaction provisions under Section 406 of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such ERISA Plan or a relationship to such a service provider, provided the ERISA plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any of the foregoing exemptions will be satisfied.

        Because of the foregoing, the Notes (and the ADSs on conversion of the Notes) should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (or the ADSs on conversion of the Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes and the ADSs on conversion of the Notes.

        Each purchaser and transferee of the Notes will be deemed to have represented that either (i) no assets of a Plan were used to acquire the Notes or (ii) its acquisition and holding of the Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any Similar Laws applicable to the purchaser and transferee.

 UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the Notes being offered by this prospectus supplement. Subject to certain conditions, we have agreed to sell, and each underwriter has severally, and not jointly, agreed to purchase, the principal amount of the Notes indicated in the following table. Goldman Sachs (Asia) L.L.C. and Deutsche Bank Securities Inc. are acting as joint book-running managers of this offering and as the representatives of the underwriters. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, New York 10005, United States.

Underwriters	Principal Amount of Notes (US$)
Goldman Sachs (Asia) L.L.C.	302,500,000
Deutsche Bank Securities Inc.	192,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000
China Renaissance Securities (Hong Kong) Limited	27,500,000

Total	550,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken, other than the Notes covered by the underwriters' option to purchase additional Notes described below.

        The underwriters initially propose to offer the Notes to the public at the public offering price listed on the cover of this prospectus supplement and to securities dealers at a discount from the public offering price of up to 1.35% of the principal amount of the Notes. After the initial offering of the Notes, the representatives may change the offering price and other selling terms from time to time.

        Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Goldman, Sachs & Co.

        China Renaissance Securities (Hong Kong) Limited is not a broker-dealer registered with the SEC and therefore may not make sales of any of the Notes in the United States or to U.S. persons. China Renaissance Securities (Hong Kong) Limited has agreed that it does not intend to and will not offer or sell any of the Notes in the United States or to U.S. persons in connection with this offering.

        The Notes are new securities, and there is currently no established market for the Notes. Although the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. We do not intend to apply for a listing of the Notes on any securities exchange or any automated quotation system. Our ADSs are listed on the New York Stock Exchange under the symbol "VIPS."

Option to Purchase Additional Notes

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us up to an additional US$82,500,000 aggregate principal amount of the Notes at the offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become severally obligated, subject to certain conditions, to purchase additional principal amount of the Notes approximately proportionate to each underwriter's initial amount reflected in the table above.

Commissions and Expenses

        The following table shows the per note and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional principal amount of the Notes.

			Total
	Per Note		No Exercise		Full Exercise
Underwriting discounts paid by us	US$	22.50	US$	12,375,000	US$	14,231,250

        We estimate that our offering expenses for this offering will be approximately US$1,386,000.

Lock-Up Agreements

        We have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement:

          (i)  offer, issue, pledge, sell, contract to sell, or offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, any of the ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs or enter into a transaction which would have the same effect;

         (ii)  enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs or securities convertible into or exchangeable or exercisable for such ordinary shares or ADSs;

        (iii)  establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the ordinary shares or ADSs or securities convertible into or exchangeable or exercisable for such ordinary shares or ADSs within the meaning of Section 16 of the Exchange Act;

        (iv)  file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or

         (v)  publicly disclose the intention to make any offer, sale, pledge, disposition or filing, in each case regardless of whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise.

        The restrictions described in the preceding paragraph do not apply to:

        (A)  the sale of the Notes in this offering, the issuance of the ADSs upon conversion of the Notes in accordance with the terms thereof or the sale of the ADSs and the ordinary shares represented by such ADSs in the concurrent ADS Offering;

        (B)  the issuance of ordinary shares or the grant of options to purchase ordinary shares under our stock incentive plans existing on the date of this prospectus supplement and described in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus; or

        (C)  the issuance by us of ordinary shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing or which is otherwise described in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

        Each of our directors, executive officers and certain shareholders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, it will not, during the period ending 90 days after the date of this prospectus supplement, except as to Sequoia Entities and DCM Entities, which shall be for a period of 60 days after the date of this prospectus supplement:

          (i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs,

         (ii)  enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares, ADSs or any securities convertible into, exchangeable for or exercisable for ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of the ordinary shares or ADSs or such other securities, in cash or otherwise;

        (iii)  publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement; or

        (iv)  make any demand for or exercise any right with respect to, the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for the ordinary shares or ADSs.

        The restrictions described above do not apply to:

        (A)  the sale of the Notes in this offering, the issuance of the ADSs upon conversion of the Notes in accordance with the terms thereof or the sale of the ADSs and the ordinary shares represented by such ADSs in the concurrent ADS Offering, or

        (B)  certain other transfers of ordinary shares or ADSs, including transfers pursuant to gifts, by will or intestacy or to immediate family members, trusts, partners, members or controlled affiliates where each transferee signs and delivers a similar lock-up agreement.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of the Notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the principal amount of the Notes that underwriters may purchase by exercising their option to purchase additional Notes. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing the Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase the Notes pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, the Notes made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Notes sold by, or for the account of, such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they are required to be conducted in accordance with applicable laws and regulations, and they may be discontinued at any time. These transactions may be effected on The New York Stock Exchange, the over-the-counter market or otherwise.

Concurrent Offering

        Concurrently with this offering, certain of our shareholders are offering 1,140,000 ADSs, assuming no exercise of the underwriters' option to purchase additional ADSs (or up to 1,311,000 ADSs if the underwriters of that offering exercise in full their option to purchase additional ADSs), in an underwritten offerings pursuant to a separate prospectus supplement and accompanying prospectus. The closing of this offering of Notes is not contingent upon the closing of the concurrent ADS Offering, and the closing of the ADS Offering is not contingent upon the closing of this offering of Notes. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy the ADSs.

Electronic Distribution

        This prospectus supplement and accompanying prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters or one or more securities dealers. One or more of the underwriters may distribute prospectus supplement and accompanying prospectuses electronically. The underwriters may agree to allocate the Notes for sale to their online brokerage account holders. Notes to be sold pursuant to an internet distribution will be allocated on the same basis as other allocations. In addition, the Notes may be sold by the underwriters to securities dealers who resell Notes to online brokerage account holders.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and commissions.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

        Australia.    This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

        (a)   you confirm and warrant that you are either:

            (i)  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

           (ii)  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

          (iii)  a person associated with the company under section 708(12) of the Corporations Act; or

          (iv)  "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act,

        and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

        (b)   you warrant and agree that you will not offer any of the Notes issued to you pursuant to this document for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

        Canada.    The Notes may only be offered, sold or distributed, directly or indirectly, in Canada or to residents thereof pursuant to an exemption from the requirement to file a prospectus with the regulatory authorities in the applicable provinces and will be made only through a dealer duly registered under the securities laws of the applicable province or in accordance with an exemption from the applicable registered dealer requirements.

        Cayman Islands.    This prospectus supplement does not constitute a public offer of the Notes, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Notes in the Cayman Islands.

        Dubai International Finance Centre.    This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except Relevant Member State at any time,

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to containing the prior consent of the underwriters for any such offer; or

        (d)   in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Hong Kong.    The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        Israel.    In the State of Israel, the Notes offered hereby may not be offered to any person or entity other than the following:

        (a)   a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

        (b)   a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

        (c)   an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

        (d)   a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

        (e)   a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

        (f)    a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

        (g)   an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

        (h)   a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

        (i)    an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

        (j)    an entity, other than an entity formed for the purpose of purchasing the Notes in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

        Any offeree of the Notes offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

        Japan.    The underwriters will not offer or sell any of our Notes directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person"

means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

        Korea.    The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

        Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds", its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Notes, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

        People's Republic of China.    This prospectus supplement may not be circulated or distributed in the PRC and the Notes may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

        Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

        Saudi Arabia.    This prospectus supplement may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

        Singapore.    This prospectus supplement or any other offering material relating to our Notes has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, the underwriters have severally represented, warranted and agreed that (a) they have not offered or sold any of our Notes or caused our Notes to be made the subject of an invitation for subscription or purchase and it will not offer or sell any of our Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and (b) they have not circulated or distributed, and they will not circulate or distribute, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Switzerland.    The Notes may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus supplement does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the ADSs have been or will be approved by any Swiss regulatory authority.

        United Arab Emirates.    The Notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

        United Kingdom.    This prospectus supplement is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Fangda Partners. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Simpson Thacher & Bartlett LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements and related financial statement schedule included in the accompanying prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report appearing elsewhere in the registration statement in which this prospectus supplement and the accompanying prospectus are part of. Such consolidated financial statements and the financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The office of Deloitte Touche Tohmatsu is located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC's website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website at www.sec.gov for further information on the operation of the public reference rooms.

        We are currently subject to periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions of the Exchange Act.

        This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Vipshop Holdings Limited and the Notes, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC's website or at the Public Reference Room maintained by the SEC.

PROSPECTUS

Vipshop Holdings Limited

American Depositary Shares

(each representing two Ordinary Shares, par value $0.0001 per share)

Debt Securities

        This prospectus relates to the proposed offer and sale from time to time by us or any selling securityholder of American depositary shares, or ADSs, and by us of debt securities, of Vipshop Holdings Limited, or Vipshop Holdings. Unless stated otherwise in this prospectus or any prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering. We will provide the specific terms of any offering and the offered securities as well as information about the selling securityholders, if any, in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        Our ADSs are traded on the New York Stock Exchange under the symbol "VIPS".

        Our principal offices are located at No. 20 Huahai Street, Liwan District, Guangzhou, Guangdong 510370, The People's Republic of China. Our telephone number at that address is +86 (20) 2233-0000.

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" starting on page 6 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2014

        You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any of the selling securityholders may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" refers to our American depositary shares, each of which represents two ordinary shares;

  •
  "we," "us," "our company" and "our" refer to Vipshop Holdings Limited and its subsidiaries and consolidated affiliated entities;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

  •
  an "active customer" for a given period refers to any registered member on vip.com who has purchased products from us at least once during such period;

  •
  a "repeat customer" for a given period refers to any customer who (i) is an active customer during such period, and (ii) had purchased products from us at least twice during the period from our inception on August 22, 2008 to the end of such period. Orders placed by a repeat customer during a given period include all orders placed by the customer during such period even if the customer made the first purchase from us in the same period;

  •
  a "registered member" refers to any consumer who has registered and created an account on our vip.com website;

  •
  "daily unique visitors" refers to the number of different IP addresses from which a website is visited during a given day;

  •
  "monthly unique visitors" refers to the number of different IP addresses from which a website is visited during a given month;

  •
  "cumulative customers" refers to all customers who had purchased products from us at least once during the period from our inception on August 22, 2008 to a specified date;

  •
  "DCM Entities" refers to, as the context may require, any or all of our shareholding entities affiliated with DCM. See "Principal Shareholders";

  •
  "Sequoia Entities" refers to, as the context may require, any or all of our shareholding entities affiliated with Sequoia Capital China. See "Principal Shareholders";

  •
  "iResearch" refers to Shanghai iResearch Co., Ltd., an independent research company that we commissioned to provide information on the industry in which we operate, and "iResearch Report" refers to the 2011 China Online Shopping Report issued in August 2011 and updated in March 2014, an industry report commissioned by us and prepared by iResearch; and

  •
  "shares" or "ordinary shares" refers to our ordinary shares, par value US$0.0001 per share.

        Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at RMB6.0537 to US$1.00, the noon buying rate for December 31, 2013 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions. On February 28, 2014, the noon buying rate set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.1448 to US$1.00.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current or then-current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "will," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," "is/are likely to" or other similar expressions. We have based these forward-looking statements largely on our current or then-current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

  •
  our goals and strategies;

  •
  our future business development, results of operations and financial condition;

  •
  the expected growth of the online discount retail market in China;

  •
  our ability to attract customers and brand partners and further enhance our brand recognition;

  •
  our expectations regarding demand for and market acceptance of flash sales products and services;

  •
  competition in our industry;

  •
  fluctuations in general economic and business conditions in China; and

  •
  assumptions underlying or related to any of the foregoing.

        The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement.

        This prospectus also contains or incorporates by reference statistical data and estimates that we obtained from industry publications and reports, including the iResearch Report. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable. Although we have not independently verified the data, we believe these publications and reports are reliable.

        We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

 PROSPECTUS SUMMARY

Overview

        We are China's leading online discount retailer for brands as measured by total revenues in 2013 and the number of monthly unique visitors in December 2013, according to the iResearch Report. We offer high-quality branded products to consumers in China through flash sales on our vip.com website. Flash sales represent a new online retail format combining the advantages of e-commerce and discount sales through selling a finite quantity of discounted products or services online for a limited period of time. Since our inception in August 2008, we have attracted a large and growing number of consumers and popular brands. We had 48.8 million registered members and over 9.4 million cumulative customers and promoted and sold products for over 8,700 popular domestic and international brands as of December 31, 2013.

        Our business model provides a unique online shopping experience for our customers. We offer new sales events daily with a curated selection of popular branded products at deeply discounted prices in limited quantities during limited time periods, creating the element of "thrill and excitement" associated with our unique customer shopping experience. Our strong merchandizing expertise enables us to select the brand composition and product mix of our daily sales events that appeal to our customers, who mostly consist of urban and educated individuals in China who are seeking lifestyle enhancements. We have built a highly engaged and loyal customer base that contributes to our sales growth, while also enabling us to attract new customers primarily through word-of-mouth referrals. A majority of our customers have purchased products from us more than once. Our total number of repeat customers was 0.9 million, 2.6 million and 6.0 million in 2011, 2012 and 2013, respectively, representing 60.6%, 63.9% and 63.8%, respectively, of the total number of our active customers during the same periods. Orders placed by our repeat customers accounted for 91.9%, 93.2% and 93.0%, respectively, of our total orders during the same periods.

        We are a preferred online flash sales channel in China for popular domestic and international brands. We believe that well-known and popular brands are attracted to our website and services because of our ability to monetize large volumes of their inventory in short periods of time, increase consumer awareness of their brands and products, reach potential customers throughout China, and fulfill their demand for customer data analysis and inventory management. Among the brands that have promoted and sold products on our website, substantially all of them have returned to pursue additional sales opportunities with us. To date, we have the exclusive rights to sell selected products from over 1,100 popular brands.

        We strive to optimize every aspect of our operations as we continue to grow our business. We generally have the right to return unsold items for most of our products to our brand partners. Our logistics operations and inventory management systems are specifically designed to support the frequent sales events on our website and handle a large volume of inventory turnover. We use both leading delivery companies with nationwide coverage and quality regional and local couriers to ensure reliable and timely delivery. We have developed our IT infrastructure to support the surge of visitor traffic to our website during the peak hours of our daily flash sales. We believe that our efficient operational and management systems combined with our robust IT infrastructure set a solid foundation for our continuing growth.

        We began our operations in August 2008 and have grown significantly since then. In 2011, 2012 and 2013, we fulfilled approximately 7.3 million, 21.9 million and 49.2 million customer orders, respectively, and we generated total net revenues of US$227.1 million, US$692.1 million and US$1.7 billion, respectively. In 2011 and 2012, we incurred net losses of US$107.3 million and US$9.5 million, respectively. In 2013, we generated net income of US$52.3 million. Our net loss in 2011 and 2012 and net income in 2013 reflected non-cash share-based compensation expenses in an aggregate amount of US$73.9 million, US$7.6 million and US$12.5 million, respectively.

        PRC laws and regulations currently limit foreign ownership of companies that provide internet-based services, such as our online retail business. To comply with these restrictions, we conduct our online operations principally through our consolidated affiliated entity, Guangzhou Vipshop Information Technology Co., Ltd., or Vipshop Information. We face risks associated with our corporate structure, as our control over Vipshop Information is based upon contractual arrangements rather than equity ownership. See "—Our Corporate History and Structure—Corporate Structure" and "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry."

Our Value Proposition to Consumers and Brands

        Since our inception in August 2008, we have focused on building the leading online discount retail website in China. We believe that the success of vip.com is a direct result of the unique value proposition that we offer to both consumers and brands.

        For consumers, we provide a unique online shopping experience characterized by "thrill and excitement." The "thrill and excitement" experience for consumers arises from their discovery of the high quality items available for sale on our website each day and being able to purchase these high quality items at a significant discount to retail prices. We deliver this unique online shopping experience to consumers across China, providing them with access to carefully selected, high quality products from coveted brands which they might not otherwise have access to or have thought about purchasing.

        For brands, we offer a channel to create new consumer demand for their products and services and the ability to monetize their inventory quickly without compromising their brand promise. We provide a new and impactful marketing channel for brands to increase consumer awareness throughout China. We help brands expand their addressable market of potential customers by offering products at a price that entices new customers to try a brand's products that they may not otherwise have sampled or been able to afford. We also provide our customer behavior and transaction data to brands to help them refine their product development and sales and marketing strategies.

Our Corporate History and Structure

Our History

        We are a holding company incorporated in the Cayman Islands and conduct our business through our subsidiaries and consolidated affiliated entity in China. We started our operations in August 2008 when our founders established Vipshop Information in China. In order to facilitate foreign investment in our company, our founders incorporated Vipshop Holdings Limited, an offshore holding company in Cayman Islands, in August 2010. In October 2010, Vipshop Holdings established Vipshop International Holdings Limited, or Vipshop HK, a wholly owned subsidiary, in Hong Kong. Subsequently, Vipshop HK established a wholly owned PRC subsidiary, Vipshop (China) Co., Ltd., or Vipshop China, in January 2011.

        From 2011 to 2014, Vipshop China newly established eleven wholly owned PRC subsidiaries to support our regional business expansion, namely, Vipshop (Kunshan) E-Commerce Co., Ltd., Vipshop (Jianyang) E-Commerce Co., Ltd., Vipshop (Tianjin) E-Commerce Co., Ltd., Vipshop (Hubei) E-Commerce Co., Ltd., Vipshop (Zhaoqing) E-Commerce Co., Ltd., Vipshop (Zhuhai) E-Commerce Co., Ltd., Vipshop (Foshan) E-Commerce Co., Ltd., Chongqing Vipshop E-Commerce Co., Ltd., Pinheng (Shanghai) E-Commerce Co., Ltd., Guangzhou Pinwei Software Co., Ltd., and Shanghai Pinzhong Factoring Co., Ltd. and Vipshop Information newly established three wholly owned PRC subsidiaries, namely, Guangzhou Vipshop Networks Technology Co., Ltd., Guangzhou Pinxin Investment Holding Co., Ltd., and Chongqing Vipshop Investment Co., Ltd. We wound down Vipshop (Beijing) E-Commerce Co., Ltd. in 2013 as we relocated our northern China logistics center from Beijing to Tianjin due to costs and other considerations.

        Foreign ownership of internet-based businesses is subject to significant restrictions under current PRC laws and regulations. The PRC government regulates internet access, the distribution of online information and the conduct of online commerce through strict business licensing requirements and other government regulations. We are a Cayman Islands company and our PRC subsidiary, Vipshop China, is a wholly foreign owned enterprise. As a wholly foreign owned enterprise, Vipshop China is restricted from holding the licenses that are necessary for our online operation in China. To comply with these restrictions, we conduct our online operations principally through Vipshop Information, our consolidated affiliated entity in China. Vipshop Information operates our website and holds the licenses necessary to conduct our internet-related operations in China.

        See "Corporate Structure" below for a diagram illustrating our corporate structure as of the date of this prospectus.

        On March 23, 2012, our ADSs began trading on the New York Stock Exchange, or the NYSE, under the ticker symbol "VIPS." We issued and sold a total of 11,176,470 ADSs, representing 22,352,940 ordinary shares, at an initial offering price of $6.50 per ADS.

        On March 13, 2013, we completed a follow-on public offering of 7,200,000 ADSs by our company and certain of our selling shareholders, representing 14,400,000 ordinary shares, at a public offering price of US$24.00 per ADS. Concurrently, the underwriters exercised in full the option to purchase an aggregate of 1,080,000 additional ADSs from certain selling shareholders at the public offering price of the follow-on offering.

        On February 14, 2014, we acquired a 75% equity interest in Lefeng.com Limited, or Lefeng, from its parent company Ovation Entertainment Limited, or Ovation. Before this acquisition, Lefeng had been a wholly-owned subsidiary of Ovation. To facilitate the acquisition, Ovation has restructured its online platform business conducted through lefeng.com, an online retail website specialized in selling cosmetics and fashion products in China, by transferring certain assets and liabilities, including domain names (which were subsequently transferred to Vipshop Information), trademarks, copyrights and employees that form part of the online platform business, to Lefeng. The total consideration payable by the Company for the acquisition was approximately US$132.5 million including cash payment and financing in connection with assumed liabilities.

        In connection with the acquisition, we and a subsidiary of Lefeng have entered into framework supply agreements with a PRC affiliate of Ovation, pursuant to which Ovation's PRC affiliate agreed to supply cosmetics, apparel, healthcare products, food and other consumer products developed under Ovation's proprietary brands exclusively to us for sale to consumers through vip.com, lefeng.com and other third-party websites. If our sales of Ovation products to consumers through vip.com, lefeng.com and other third-party websites in 2014 are less than RMB900 million (US$148.7 million), we would be required to purchase additional products from Ovation to the extent of the shortfall. We would be entitled to sales rebates depending on the amount of sales achieved for Ovation's proprietary brands after such sales exceed RMB900 million (US$148.7 million).

        We have also entered into a shareholders agreement with Ovation and Lefeng, pursuant to which each shareholder is subject to certain restrictions on its ability to transfer shares of Lefeng and we have agreed to elect one nominee of Ovation, subject to certain conditions, to Lefeng's board of directors, which comprises a total of five directors.

        Subsequently on February 21, 2014, we acquired a 23% equity interest, on a fully diluted basis, in Ovation for a total consideration of approximately US$55.8 million pursuant to a share purchase and subscription agreement with Ovation and certain of its existing shareholders. Through this strategic investment, we have gained access to a consistent supply of Ovation branded cosmetic products as well as Ovation's expertise in branding, marketing and research and development of proprietary products, which we expect would help promote our brand and support our efforts to expand our user base. In addition, as a result of our acquisition of this 23% equity interest in Ovation, on a fully diluted basis, we now own, directly or indirectly, a total of 80.75% equity interest in Lefeng. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" for a discussion on our loan arrangements entered into to finance our acquisitions of equity interests in Lefeng and Ovation.

Corporate Structure

        The following diagram illustrates our corporate structure as of the date of this prospectus:

(1)
Shareholders of Vipshop Information include our co-founders and shareholders Eric Ya Shen, Arthur Xiaobo Hong, Bin Wu and Xing Peng, holding 52.0%, 26.0%, 11.6% and 10.4% of the total equity interests in Vipshop Information, respectively.

(2)
An intermediary holding company.

(3)
A subsidiary primarily engaged in warehousing, logistics, product procurement, research and development, technology development and consulting businesses.

(4)
Subsidiaries primarily engaged in warehousing and logistics businesses in the cities of Jianyang, Kunshan, Tianjin and the regions around them.

(5)
A subsidiary primarily engaged in software development and information technology support.

(6)
We have a 75% equity interest in Lefeng.com Limited, and through our indirect holding from our acquisition of 23% equity interest in Ovation, on a fully diluted basis, we now own, directly or indirectly, a total of 80.75% equity interest in Lefeng.com Limited.

(7)
A subsidiary primarily engaged in factoring services.

        Foreign ownership of internet-based businesses is subject to significant restrictions under current PRC laws and regulations. The PRC government regulates internet access, the distribution of online information and the conduct of online commerce through strict business licensing requirements and other government regulations. We are a Cayman Islands company and our PRC subsidiary, Vipshop China, is a wholly foreign owned enterprise. As a wholly foreign owned enterprise, Vipshop China is restricted from holding the licenses that are necessary for our online operation in China. To comply with these restrictions, we conduct our operations partly through Vipshop Information, our consolidated affiliated entity in China. Vipshop Information operates our website and holds the licenses necessary to conduct our internet-related operations in China.

Our Corporate Information

        Our principal executive offices are located at No. 20 Huahai Street, Liwan District, Guangzhou, Guangdong 510370 the People's Republic of China. Our telephone number at this address is +86 (20) 2233-0000. Our registered office in the Cayman Islands is located at the office of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, KY1-1106, Cayman Islands. We also have three branches in Beijing, Shanghai and Shenzhen, China. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 400 Madison Avenue, 4th Floor, New York, New York 10017. Our website is www.vip.com. The information contained on our website is not a part of this prospectus.

Ratio of Earnings to Fixed Charges

        The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information derived, where applicable, from our audited consolidated financial statements. Our audited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended December 31,
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	—	—	—	—	87.3
Deficiency	1,380,707	8,365,848	107,271,525	8,765,901	70,849,653

        The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges on a historical basis for the period indicated. For this purpose, fixed charges consists of interest expensed and capitalized, and the estimated interest component of rental expenses. Earnings consist of income (loss) before income taxes plus fixed charges. For the years ended December 31, 2009, 2010, 2011 and 2012, our earnings were insufficient to cover fixed charges.

RISK FACTORS

        Investing in our securities involves significant risk. Before you decide to buy our securities, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our limited operating history makes it difficult to evaluate our business and prospects.

        We commenced operations in August 2008 and have a limited operating history. We have experienced rapid growth in our business since our inception. As of December 31, 2013, we had attracted 48.8 million registered members and over 9.4 million cumulative customers, and had promoted and sold products for over 8,700 domestic and international brands. Our total net revenues increased from US$227.1 million in 2011 to US$692.1 million in 2012 and to US$1.7 billion in 2013. However, our historical growth rate may not be indicative of our future performance. We cannot assure you that we will be able to achieve similar results or grow at the same rate as we did in the past. It is also difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in new and rapidly evolving markets, such as the online discount retail market, may be exposed. You should consider our prospects in light of the risks and uncertainties fast-growing companies with a limited operating history may encounter.

If we are unable to manage our rapid growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

        We have experienced a period of rapid growth and expansion that has demanded, and will continue to demand, significant financial and managerial resources. We plan to further increase our sales through enhancing our brand recognition, growing our customer base and increasing customer spending on our website.

        We intend to continue investing in our logistics network and warehousing capacity to support our long-term growth. To further improve our nationwide fulfillment capabilities, we plan to add more logistics centers and warehouses in strategic locations in China. However, we do not have experience in operating our own logistics centers. As a result, we cannot assure you that we will be able to execute our expansion plan as expected. In addition, through our acquisition of a 75% equity interest in Lefeng, we now control their warehouses and will need to integrate them into our logistics network. If we are unable to successfully consolidate our warehouse operations with Lefeng's in a timely manner, we will not be able to take full advantage of our warehousing capacity, and our short-term growth will suffer. Finally, our expansion also requires us to continue to effectively manage our relationships with brand partners and with third-party delivery companies to ensure efficient and timely delivery of our products. To continue our business growth, we will also need to allocate significant managerial and financial resources in retaining, training, managing and motivating our workforce.

        We also seek to broaden our product offerings through third-party sellers offering their own products on our online platform. The offerings of products and services by such third-party sellers may differ in quality and value in comparison to those that are offered by us directly. Such expansion will require us to introduce new product categories and work with different groups of brand partners to address the needs of different kinds of consumers. We have limited or no experience in some of our newer product offerings, such as online sales of proprietary cosmetics brands of third-party platforms, and our expansion into these new product categories may not achieve broad customer acceptance. These offerings may present new and difficult technology or operational challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failure or other quality issues. In addition, our profitability, if any, in our newer product categories may be lower than in our older categories, which may adversely affect our overall profitability and results of operations. Furthermore, there is no assurance that we will be able to recoup our investments in introducing these new product categories.

        All of these endeavors involve risks. We can provide no assurance that we will successfully execute these expansion plans and strategies. We may fail to acquire financial or managerial resources needed for our business growth in a timely and cost-efficient manner, or at all. We cannot assure you that we will be able to manage our growth effectively, and any failure to do so may have a material adverse effect on our business and prospects.

If we are unable to offer branded products at attractive prices to meet customer needs and preferences, or if our reputation for selling authentic, high-quality products suffers, we may lose customers and our business, financial condition and results of operations may be materially and adversely affected.

        Our future growth depends on our ability to continue to attract new customers as well as to increase the spending and repeat purchase rate of existing customers. Constantly changing consumer preferences have historically affected, and will continue to affect, the online retail industry. Consequently, we must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers. As we implement our strategy to offer a personalized web-interface focusing on deep curation and targeted offerings desired by our customers, we expect to face additional challenges in the selection of products and services. Our ability to offer individually-tailored merchandise is dependent on our IT systems, including our big data and business intelligence system, to collect and provide accurate and reliable information on consumer interests. In addition, most of our customers are urban and educated consumers who choose to purchase branded products on our website due to the deep price discounts that we offer. Also, we are focused on only offering authentic products on our website, as perception by our customers or prospective customers that any of our products are not authentic, or are lacking in quality, could cause our reputation to suffer. This is particularly important for cosmetics products, which we expect to account for an increasing proportion of our revenues, partly as a result of our acquisition of Lefeng, and for which we do not accept returns once a product has been opened. While our company's representatives generally check the products that we sell to confirm their authenticity and quality, there can be no assurance that our suppliers have provided us with authentic products or that all products that we sell are of the quality expected by consumers. If our customers cannot find desired products within our product portfolio at attractive prices, or if our reputation for selling authentic, high-quality product suffers, our customers may lose interest in our website and thus may visit our website less frequently or even stop visiting our website altogether, which in turn, may materially and adversely affect our business, financial condition and results of operations.

Our business and results of operations may be materially and adversely affected if we are unable to maintain our customer experience or provide high quality customer service.

        The success of our business largely depends on our ability to provide superior customer experience and high quality customer service, which in turn depends on a variety of factors, such as our ability to continue to provide a reliable and user-friendly website interface for our customers to browse and purchase our products, reliable and timely delivery of our products, and superior after sales services. Our sales may decrease if our website services are severely interrupted or otherwise fail to meet our customer requests. Should we or our third-party delivery companies fail to provide our product delivery and return services in a convenient or reliable manner, or if our customers are not satisfied with our product quality, our reputation and customer loyalty could be negatively affected. In addition, we also depend on our call center and online customer service representatives to provide live assistance to our customers. If our call center or online customer service representatives fail to satisfy the individual needs of customers, our reputation and customer loyalty could be negatively affected and we may lose potential or existing customers and experience a decrease in sales. As a result, if we are unable to continue to maintain our customer experience and provide high quality customer service, we may not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations.

Any harm to our vip.com and lefeng.com brands or failure to maintain our reputation may materially and adversely affect our business and growth prospects.

        We believe that the recognition and reputation of our vip.com and lefeng.com brands among our customers and brand partners have significantly contributed to the growth of our business. Maintaining and enhancing the recognition and reputation of our brand are critical to our business and competitiveness. Many factors, some of which are beyond our control, are important to maintaining and enhancing our brand and may negatively impact our brand and reputation if not properly managed. These factors include our ability to:

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  provide satisfactory user experience as consumer preferences evolve and as we expand into new product categories;

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  increase brand awareness among existing and potential customers through various marketing and promotional activities;

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  maintain the popularity, attractiveness and quality of the products we offer;

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  maintain the efficiency, reliability and quality of our fulfillment services; and

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  preserve our reputation and goodwill in the event of any negative media publicity on internet security or product quality or authenticity issues affecting us or other online retail businesses in China.

        A public perception that non-authentic or counterfeit goods are sold on our website, even if factually incorrect, could damage our reputation, reduce our ability to attract new customers or retain our current customers, and diminish the value of our brand. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our website, products and services, it may be difficult to maintain and grow our customer base, and our business and growth prospects may be materially and adversely affected.

If we fail to manage our relationships with, or otherwise fail to procure products at favorable terms from, our existing brand partners, or if we fail to attract new brand partners, our business and growth prospects may suffer.

        We source our products from both domestic and international brand partners. As of December 31, 2011, 2012 and 2013, we worked with 1,075, 2,759 and 4,287 brand partners, respectively. We depend significantly on our ability to source products from brand partners at favorable pricing terms, typically at a substantial discount to the original sales price. However, our agreements do not ensure the long-term availability of merchandise or the continuation of particular pricing practices. Our contracts with our brand suppliers typically do not restrict the brand partners from selling products to other buyers. We cannot assure you that our current brand partners will continue to sell products to us on commercially acceptable terms, or at all. In the event that we are not able to purchase merchandise at favorable pricing terms, our revenues, profit margin and earnings may be materially and adversely affected. Our brand partners primarily include brand owners, and to a lesser extent, brand distributors and resellers. In the event any brand distributor or reseller does not have authority from the relevant brand owner to sell certain products to us, such brand distributor or reseller may cease selling such products to us at any time, which may adversely affect our business and revenues. Furthermore, although as an online distributor, we are not required to obtain customs clearance or other related permits as to the sale of imported products, we are required under the relevant PRC laws to check whether our brand partners who have imported such products have obtained the requisite import related permits or filings and whether the products have passed the quality inspection before they are sold and distributed in the China market. If any of our brand partners has not paid the required import tariffs or fails to obtain clearance from the customs or inspection and quarantine bureaus and sold such imported products to us, we may be subject to fines, suspension of business, as well as confiscation of products illegally sold and the proceeds from such sales, depending on the nature and gravity of such liabilities. In addition, if our brand partners cease to provide us with favorable payment terms or return policies, our requirements for working capital may increase, resulting in a negative effect on our cash flows from operating activities, and our operations may be materially and adversely affected. We will also need to establish new brand partner relationships to ensure that we have access to a steady supply of products on favorable commercial terms. Furthermore, our relationships with some brand partners, particularly international brand partners of apparel products in China, may be adversely affected as a result of our sale of branded products that are directly procured from overseas markets. If we are unable to develop and maintain good relationships with brand partners that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, it may inhibit our ability to offer sufficient products sought by our customers, or to offer these products at prices acceptable to them. Any negative developments in our relationships with brand partners could materially and adversely affect our business and growth prospects. In addition, as part of our growth strategy, we plan to further expand our brand and product offerings. If we fail to attract new brand partners to sell their branded products to us due to any reason, our business and growth prospects may be materially and adversely affected.

We primarily use third-party delivery companies to deliver our products, and if they fail to provide reliable delivery services, our business and reputation may be materially and adversely affected.

        We primarily deliver products through third-party delivery companies and are relying more on regional and local couriers which have a smaller scale of operations than nation-wide delivery companies. Currently, we maintain long-term cooperation arrangements with a number of third-party delivery companies to deliver our products to our customers. Interruptions to or failures in these third parties' delivery services could prevent the timely or proper delivery of our products. These interruptions may be due to events that are beyond our control or the control of these delivery companies, such as inclement weather, natural disasters, transportation interruptions or labor unrest or shortage. If our third-party delivery companies fail to comply with applicable rules and regulations in China, our delivery services may be materially and adversely affected. We may not be able to find alternative delivery companies to provide delivery services in a timely and reliable manner, or at all. As competition intensifies in the future, we expect that we will be required to ensure faster delivery times, which could place increasing pressure on our delivery network. Delivery of our products could also be affected or interrupted by the merger, acquisition, insolvency or government shut-down of the couriers we engage to make deliveries, especially those local couriers with relatively small business scales.

        We began to establish our own in-house delivery capabilities in Shanghai in 2011, and we may face additional challenges in managing our relationship with third-party delivery companies as a result of establishing our in-house delivery operations.

        If our products are not delivered in proper condition or on a timely basis, our business and reputation could suffer. Although we typically require the delivery companies, especially the local couriers, to make cash deposits or guarantee payments securing their due performance of duties as part of our engagement with them, such security may not be sufficient to recover the losses that we sustain as a result of their failure to perform.

If we do not compete effectively against existing or new competitors, we may lose market share and customers.

        The online discount retail market is rapidly evolving and competitive. Our primary competitors include major B2C e-commerce companies in China that sell a broad range of products and services online, such as Tmall, JD.com and Dangdang, and other online discount retail companies in China. We compete with others based on a number of factors, including:

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  ability to identify products in demand among consumers and source these products on favorable terms from brand suppliers;

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  pricing;

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  breadth and quality of product offerings;

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  website features;

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  customer service and fulfillment capabilities; and

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  reputation among consumers and brands.

        Some of our current and potential competitors may have significantly greater resources, longer operating histories, larger customer bases and greater brand recognition. As the online discount retail market in China is expected to grow rapidly, many new competitors and some existing B2C e-commerce companies may enter into this market. In addition, other online retailers may be acquired by, receive investment from or enter into strategic relationships with, well-established and well-financed companies or investors which would help enhance their competitive positions. Some of our competitors may be able to secure more favorable terms from brand partners, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to their website and systems development than us. In addition, new and enhanced technologies may increase the competition in the online retail industry. Increased competition may negatively affect our business development, online retail and brand recognition, which may in turn affect our market share and operating margins. We can provide no assurance that we will be able to compete effectively against our competitors, and competitive pressure may have a material adverse effect on our business, prospects, financial condition and results of operations.

We have a history of net losses and may incur net losses in the future. Before 2011, we had also experienced negative cash flow from operating activities.

        We have incurred net losses since our inception in August 2008. Our net losses amounted to US$107.3 million and US$9.5 million in the years ended December 31, 2011 and 2012 respectively. In the year ended December 31, 2013, our net income amounted to US$52.3 million. As of December 31, 2013, we had accumulated losses of US$123.7 million. We generated net cash from operating activities of US$1.3 million, US$111.6 million and US$437.1 million in 2011, 2012 and 2013, respectively. Although we have achieved net profit since the fourth quarter of 2012, we cannot assure you that we can continue to generate net profits or maintain positive cash flow from operating activities in the future. Our ability to be profitable depends on our ability to grow our business and increase our total net revenues and our ability to control our costs and operating expenses. Although we have experienced significant revenue growth since our inception, such growth may not be sustainable and we may continue to incur net losses in future periods or fail to maintain positive cash flow from operating activities. We have incurred in the past and expect to continue to incur in future periods share-based compensation expenses and we expect our costs and other operating expenses to continue to increase as we expand our business, either of which will reduce our net income and may result in future losses. If our costs and operating expenses continue to increase without a commensurate increase in our revenue, our business, financial condition and results of operations will be negatively affected, and we may need additional capital to fund our continued operations. In addition, in February 2014, we acquired a 75% equity interest in Lefeng from its parent company Ovation (See "Related Party Transactions—Transactions with Lefeng and Ovation"). Before this acquisition, Ovation restructured its online platform business conducted through lefeng.com by transferring certain assets and liabilities, including domain names (which were subsequently transferred to Vipshop Information), trademarks, copyrights and employees that form part of the online platform business to Lefeng. Ovation's online platform business has historically incurred net losses. After our acquisition, such acquired online platform business may continue to incur net losses and as a result, may have a material adverse effect as to our business, financial condition and results of operations.

We may suffer losses if we are unable to effectively manage our inventory.

        Due to the nature of the flash sales business, we need to manage a large volume of inventory turnover. We depend on our forecasts of demand and popularity for various kinds of products to make decisions regarding product purchases. Our customers may not order products at levels expected by us. In addition, any unfavorable market or industry conditions or change in consumer trends and preferences may limit our ability to accurately forecast the inventory levels to meet customer demand. We generally have the right to return unsold items for most of our products to our brand partners. In order to secure more favorable commercial terms, we may need to continue to enter into supply arrangements without unconditional return clauses or with more restrictive return policies.

        We recorded US$1.7 million, US$12.2 million and US$33.9 million in inventory write-downs in the years ended December 31, 2011, 2012 and 2013, respectively. Such write-downs primarily reflected the estimated market value of damaged or obsolete inventory. In addition, in October 2010, when we were in the process of implementing our new IT systems, improving our inventory count procedures and relocating our warehouse, some of our inventory stock items were not properly recorded in the inventory ledger, resulting in discrepancies between the inventory ledger and our actual inventory stock. We recorded write-downs of such discrepancies. While we have implemented policies to reduce the risk of such discrepancies occurring again, we cannot guarantee that these discrepancies will not occur.

        If we fail to manage our inventory effectively in the future, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values and write-downs, which could have a material adverse effect upon our business, financial condition and results of operations. In addition, if we are unable to sell products or if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our brand partners in order to secure the right to return products to our brand partners, our profit margins might be negatively affected. High inventory levels may also require us to commit substantial capital resources, preventing us from using that capital for other important purposes. If we do not accurately predict product demand, our business, financial condition and results of operations may be materially and adversely affected.

If we are subject to higher than expected product return rates, our business, financial condition and results of operations may be materially and adversely affected.

        Purchases of apparel, fashion accessories and other items over the internet may be subject to higher return rates than merchandise sold at physical stores. We have established a seven-day product return policy in order to accommodate our customers and to overcome any hesitance that they may have in shopping on our website. Our product return rates decreased from 2011 to 2012 and increased slightly from 2012 to 2013. If we are unable to efficiently manage our product return rates within an appropriate range relative to our sales volume, or if our product return rates increase or are higher than expected, our revenues and costs can be negatively impacted. In addition, as we cannot return some products to our brand partners pursuant to our contracts with them, if return rates for such products increase significantly, we may experience an increase in our inventory balance, inventory impairment and fulfillment cost, which may materially and adversely affect our working capital. As a result, our business, financial condition and results of operations may be materially and adversely affected.

We rely on online retail of apparel products for a significant portion of our total net revenues.

        Historically, online retail sales of apparel products accounted for a significant portion of our total net revenues. We expect that sales of these products will continue to grow and represent a significant portion of our total net revenues in the near future. We have increased our offerings to include other product categories, including fashion items, cosmetics and home goods, as well as leisure travel packages and other lifestyle products, and expect to continue to expand our product offerings to gradually diversify our revenue sources in the future. However, the sales of these new products and services may not increase to a level that would reduce our dependence on our current line of products and services. Any failure in maintaining or increasing the number of our online retail customers or our sales volumes could result in our inability to retain or capture a sufficient share of the new markets that we are targeting. Any event that results in a reduction in our sales of apparel products could materially and adversely affect our ability to maintain or increase our current level of revenue, our profitability and business prospects.

We plan to expand our logistics network. If we are not able to manage such expansion successfully, our growth potential, results of operations and business could be materially and adversely affected.

        Our logistics network, currently consisting of regional logistics centers located in Guangdong Province in Southern China, Jiangsu Province in Eastern China, Sichuan Province in Western China and Tianjin in Northern China, is essential to our business growth. We have used and intend to continue using a portion of the proceeds from the follow-on public offering that we completed in March 2013 to expand our logistics network to accommodate increasing volumes of customer orders, enhance customer services, provide better coverage across China, invest in IT system and mobile channel, and other general purposes. As part of our expansion plan, we expect to add more logistics centers in the future. In 2011, we started to provide our own delivery service in Shanghai and may expand our in-house delivery service coverage to other areas. However, we do not have experience in operating our own logistics centers and delivery operations. As a result, we cannot assure you that our plans to operate our own logistics centers and delivery operations will be successful. The expansion of our logistics network will put pressure on our managerial, financial, operational and other resources. We cannot assure you that we will be able to locate suitable facilities on commercially acceptable terms in accordance with our expansion plan. Nor can we assure you that we will be able to recruit qualified managerial and operational personnel to support our expansion plan. If we are unable to secure new facilities for the expansion of our logistics operations, or to effectively control expansion-related expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Uncertainties regarding the growth and sustained profitability of the online retail market in China, in particular, the development of the online flash sales business model, could adversely affect our business, prospects, financial condition and results of operations.

        All of our total net revenue is generated through an online retail business model, and in particular, an online flash sales business model. While online retail businesses have existed in China since the 1990s, only recently have a limited number of these companies become profitable. The flash sales business model originated in Europe in 2001 and then spread to the U.S. The business model was not introduced to China until recently. The long term viability and prospects of the online retail industry, particularly companies utilizing an online flash sales business model, and B2C e-commerce business generally in China, remain untested and subject to significant uncertainty. Our business, financial condition and results of operations will depend on numerous factors affecting the development of the online flash sales business and, more broadly, the online retail and e-commerce businesses in China, which may be beyond our control. These factors include the general economic conditions in China, the growth of internet usage, the confidence in and level of e-commerce and online spending, the emergence of alternative retail channels or business models, the success of marketing and brand building efforts by e-commerce and flash sales companies, and the development of payment, logistics, after-sale and other services associated with e-commerce and flash sales.

The proper functioning of our IT systems is essential to our business. Any failure to maintain the satisfactory performance, security and integrity of our website and systems will materially and adversely affect our business, reputation, financial condition and results of operations.

        Our IT systems mainly include technology infrastructure supporting our vip.com user-interface website, as well as our customer service, enterprise resource planning, warehouse and logistics management, product information management, business intelligence and administration management systems. The satisfactory performance, reliability and availability of our IT systems are critical to our success, our ability to attract and retain customers and our ability to maintain a satisfactory customer experience and level of customer service.

        Our servers may be vulnerable to computer viruses, user traffic boom that exceeds the capacity of our servers, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays in transaction processing, loss of data or the inability to accept and fulfill customer orders. We can provide no assurance that we will not experience such unexpected interruptions. We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could damage our reputation and result in a material decrease in our revenue. We have experienced one instance of system failure in January 2013 caused by unexpectedly large user traffic during a discount campaign, which was subsequently resolved.

        Additionally, we have used and expect to continue using a portion of the proceeds of the follow-on public offering that we completed in March 2013 to continue to upgrade and improve our IT systems to support our business growth. However, we cannot assure you that we will be successful in executing these system upgrade and improvement strategies. In particular, our systems may experience interruptions during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely basis, or at all. If our existing or future IT systems do not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn, could materially and adversely affect our business, financial condition and results of operations.

If we fail to successfully adopt new technologies or adapt our website and systems to changing customer requirements or emerging industry standards, our business, financial condition and results of operations may be materially and adversely affected.

        To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. The online retail industry is characterized by rapid technological evolution, changes in end user requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our existing and prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of website and other proprietary technology entails significant technical and business risks. We can provide no assurance that we will be able to use new technologies effectively or adapt our website, proprietary technologies and transaction-processing systems to meet customer requirements or emerging industry standards. If we are unable to accurately project the need for such system expansion or upgrade or to adapt our systems in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our wide variety of accepted payment methods subjects us to third-party payment processing-related risks.

        We accept payments using a variety of methods, including cash on delivery, bank transfers, online payments with credit cards and debit cards issued by major banks in China, and payment through third-party online payment platforms, such as alipay.com and tenpay.com. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We may also be subject to fraud and other illegal activities in connection with the various payment methods we offer, including online payment and cash on delivery options. We also rely on third parties to provide payment processing services. For example, we use third-party delivery companies for our cash on delivery payment options. If these companies become unwilling or unable to provide these services to us, or if their services quality deteriorates, our business could be disrupted. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

The security of operations of, and fees charged by, third-party online payment platforms may have material and adverse effects on our business.

        Currently, we accept payments through third-party online payment platforms, such as alipay.com and tenpay.com. In 2013, 54.5% of our total net revenues were collected through online payment systems. We expect that an increasing amount of our sales will be conducted over the internet as a result of the growing use of online payment systems. In all these online payment transactions, secured transmission of confidential information such as customers' credit card numbers and personal information over public networks is essential to maintain consumer confidence.

        We do not have control over the security measures of our third party online payment vendors, and security breaches of the online payment systems that we use could expose us to litigation and possible liability for failing to secure confidential customer information and could, among other things, damage our reputation and the perceived security of all of the online payment systems that we use. If a well-publicized internet or mobile network security breach were to occur, users concerned about the security of their online financial transactions may become reluctant to purchase on our website even if the publicized breach did not involve payment systems or methods used by us. In addition, there may be billing software errors that would damage customer confidence in these online payment systems. If any of the above were to occur and damage our reputation or the perceived security of the online payment systems we use, we may lose customers and customers may be discouraged from purchasing on our website, which may have an adverse effect on our business.

        In addition, there are currently only a limited number of third party online payment systems in China, such as alipay.com and tenpay.com. If any of these major payment systems decides to significantly increase the percentage fee they charge us for using their payment systems, our results of operations may be materially and adversely affected.

Our growth and profitability depend on the level of consumer confidence and spending in China.

        Our business, financial condition and results of operations are sensitive to changes in overall economic and political conditions that affect consumer spending in China. The retail industry, including the online retail sector in general and the flash sales business in particular, is highly sensitive to general economic changes. Online purchases tend to decline significantly during recessionary periods and substantially all of our total net revenue is derived from online retail sales in China. Many factors outside of our control, including inflation and deflation, interest rates, volatility of equity and debt securities markets, taxation rates, employment and other governmental policies can adversely affect consumer confidence and spending. The domestic and international political environments, including military conflicts and political turmoil or social instability, may also adversely affect consumer confidence and reduce spending, which could in turn materially and adversely affect our business, financial condition and results of operations.

We may incur liability for counterfeit or unauthorized products sold or information posted on our website.

        We have been and may continue to be subject to allegations that some of the items sold on our website are counterfeited or without authorization from the relevant brand owner. In addition, lefeng.com, the online retail website now owned by Lefeng which we acquired a 75% equity interest of in February 2014, has been subject to allegations that some of the items sold on the website are counterfeited or without authorization from the relevant brand owner. As of December 31, 2011, 2012 and 2013, we worked with 1,075, 2,759 and 4,287 brand partners, respectively. We can provide no assurance that measures we have adopted in the course of sourcing such products to ensure their authenticity or authorization and to minimize potential liability of infringing third parties' rights will be effective. Any inadvertent sales of counterfeit, non-authentic or unauthorized items, or public perception of such incidents, could harm our reputation, impair our ability to attract and retain customers and cause us to incur additional costs to respond to any incident of this nature. In the event that counterfeit products, unauthorized products or products, images, logos or any other information on our website that otherwise infringes third parties' rights are sold or posted on our website, we could also face infringement claims. We have occasionally received claim letters alleging our infringement of third-party rights. Although we have not suffered any material adverse impact due to these claims, we cannot assure you that in the future, we will not be required to allocate significant resources and incur material expenses regarding such claims. We could be required to pay substantial damages or to refrain from the sale of relevant products in the event that a claimant prevails in any proceedings against us. Forms of potential liabilities under PRC law if we negligently participated or assisted in infringement activities associated with counterfeit goods include injunctions to cease infringing activities, rectification, compensation and administrative penalties. Moreover, our reputation could be negatively affected due to the negative publicity of any infringement claim against us. Any third-party claims may have a material adverse effect on our business, prospects, financial condition and results of operations.

Failure to protect confidential information of our customers and our network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

        A significant challenge to e-commerce and communications is the secure transmission of confidential information over public networks. Currently, all product orders and, in some cases, payments for products we offer, are made through our website and systems. In such transactions, maintaining security for the transmission of confidential or private information on our website and systems, such as customers' personal information, payment related information and transaction information, is essential to maintain consumer confidence in our website and systems.

        We have adopted rigorous security policies and measures, including encryption technology, to protect our proprietary data and customer information. However, advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect confidential information. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information we hold as a result of our customers' visits on our website. Such individuals or entities obtaining our customers' confidential or private information may further engage in various other illegal activities using such information. In addition, we have limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which some of our customers may elect to make payment for purchases at our website. Furthermore, our third-party delivery companies may also violate their confidentiality obligations and disclose or use information about our customers illegally. Although we do not believe that we will be held responsible for any such illegal activities, any negative publicity on our website's safety or privacy protection mechanism and policy could have a material adverse effect on our public image and reputation. We cannot assure you that similar events will not occur in the future, which could negatively affect our brand and reputation.

        In addition, the methods used by hackers and others engaged in illegal online activities are increasingly sophisticated and constantly evolving. Significant capital, managerial and other resources may be required to ensure and enhance information security or to address the issues caused by such security failure. Any perception by the public that e-commerce and transactions, or the privacy of user information, are becoming increasingly unsafe or vulnerable to attack could inhibit the growth of online retail and other online services generally, which may also in turn reduce the number of orders we receive and materially and adversely affect our business, financial condition and results of operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

        We regard our trademarks, service marks, domain names, trade secrets, proprietary technologies and other intellectual property as critical to our business. We rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements and license agreements with our employees, brand partners and others, to protect our proprietary rights. As of December 31, 2013, we own 30 registered trademarks, copyrights to 22 software products developed by us relating to various aspects of our operations, and 12 registered domain names that are material to our business, including vip.com and vipshop.com. See "Business—Intellectual Property."

        It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality agreements and license agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Future strategic alliances or acquisitions may have a material adverse effect on our business, financial condition and results of operations.

        We may pursue selected strategic alliances and potential strategic acquisitions that are complementary to our business and operations, including opportunities that can help us promote our brand to new customers and brands, expand our product offerings and improve our technology infrastructure. We may also pursue strategic initiatives with brands and platforms in international markets.

        Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance or default by counterparties, and increased expenses in establishing these new alliances, any of which may materially and adversely affect our business. We may have little ability to control or monitor the actions of our partners. To the extent a strategic partner suffers any negative publicity as a result of its business operations, our reputation may be negatively affected by virtue of our association with such party.

        In addition, although we have no current acquisition plans, we may consider entering into strategic acquisition of other companies, businesses, assets or technologies that are complementary to our business and operations as part of our growth strategy. For example, we acquired a 75% equity interest in Lefeng from Ovation, in February 2014. Lefeng owns and operates the online retail business conducted through lefeng.com, an online retail website specialized in selling cosmetics and fashion products in China. The total consideration paid by us for the acquisition is approximately US$132.5 million, including cash payment and financing in connection with assumed liabilities. Subsequently in the same month, we acquired a 23% equity interest, on a fully diluted basis, in Ovation for a total consideration of approximately US$55.8 million pursuant to a share purchase and subscription agreement with Ovation and certain of its existing shareholders. Strategic acquisitions and subsequent integrations of newly acquired businesses would require significant managerial and financial resources and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our growth and business operations. The costs of identifying and consummating acquisitions may be significant. We may also incur significant expenses in obtaining approvals from shareholders and relevant government authorities in China and elsewhere in the world. Our failure to consummate acquisitions could also require us to pay certain pre-negotiated fees and expenses. Acquired businesses or assets may not generate expected financial results and may have historically incurred and continue to incur losses. In addition, acquisitions could also require the use of substantial amounts of cash, issuances of equity or debt securities, incurrence of significant goodwill and related impairment charges, amortization expenses for intangible assets and exposure to potential unknown liabilities of the acquired businesses or assets, including liabilities as the result of historical actions of the acquired businesses. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition and results of operations.

Any interruption in the operation of our logistics centers or data centers for an extended period may have an adverse impact on our business.

        Our ability to process and fulfill orders accurately and provide high quality customer service depends on the efficient and uninterrupted operation of our four regional logistics centers and our self-owned servers located in data centers operated by major PRC internet datacenter providers. Our regional logistics centers and data centers may be vulnerable to damage caused by fire, flood, power loss, telecommunications failure, break-ins, earthquake, human error and other events. We have developed a disaster tolerant system which includes real-time data mirroring, daily off-line data back-up and redundancy and load balancing. However, we do not carry business interruption insurance. The occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may be subject to product liability claims if people or properties are harmed by the products we sell.

        We sell products manufactured by third parties, some of which may be defectively designed or manufactured. As a result, sales of such products could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the retailer of the product or as the marketplace service provider. We do not currently maintain any third-party liability insurance or product liability insurance in relation to products we sell. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

We have limited insurance coverage which could expose us to significant costs and business disruption.

        Risks associated with our business and operations include, but are not limited to, damage to properties due to fire, explosions and other accidents, business interruption due to power shortages or network failure, product liability claims, transportation damages, losses of key personnel and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. We have maintained insurance coverage we consider necessary and sufficient for our business, and customary for the industry in which we operate, including all risk property insurance covering our equipment, facilities, inventories and other properties. However, as the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain key-man life insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss to be sustained or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Our business depends on the continuing efforts of our management. If we lose their services, our business may be severely disrupted.

        Our business operations depend on the continuing efforts of our management, particularly the executive officers named in the "Management" section of this prospectus. If one or more of our management were unable or unwilling to continue their employment with us, we might not be able to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. We can provide no assurance that we will be able to successfully enforce our contractual rights included in the employment agreements we have entered into with our management team, in particular in China, where all these individuals reside. As a result, our business may be negatively affected due to the loss of one or more members of our management.

If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

        We intend to hire and retain additional qualified employees to support our business operations and planned expansion. Our future success depends, to a significant extent, on our ability to attract, train and retain qualified personnel, particularly management, technical, marketing and other operational personnel with expertise in the online retail industry. Our experienced mid-level managers are instrumental in implementing our business strategies, executing our business plans and supporting our business operations and growth. Since our industry is characterized by high demand and intense competition for talent, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. In addition, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth on a timely fashion, or at all. If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

Failure to renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business.

        We lease various properties for offices, logistics centers, data centers and customer service centers. We may not be able to successfully extend or renew such leases and may therefore be forced to relocate our affected operations. This could disrupt our operations and result in significant relocation expenses, which could adversely affect our business, financial condition and results of operations. In addition, we compete with other businesses for premises at certain locations or of desirable sizes. As a result, even though we could extend or renew our leases, rental payments may significantly increase as a result of the high demand for the leased properties. In addition, we may not be able to locate desirable alternative sites for our facilities as our business continues to grow and such failure in relocating our affected operations could affect our business and operations.

Our use of leased properties could be challenged by third parties, which may cause interruptions to our business operations.

        Some of our lessors do not have proper ownership certificates for the properties we lease, or have other restrictions on their ownership of the properties. In particular, our office in Guangzhou is located on land allocated by local government, and the lessor has not obtained the relevant governmental approvals for leasing these premises. Some of our leased properties were mortgaged by the owners to third parties before we entered into lease agreements with them, and if such owners fail to perform their obligations secured by such properties and the mortgage is enforced by the third parties, we may be unable to continue to lease such properties and may be forced to relocate. In addition, most of our leasehold interests in leased properties have not been registered with relevant PRC government authorities as required by the PRC law. According to PRC laws, rules and regulations, the failure to register the lease agreement will not affect its effectiveness between the tenant and the landlord, however, the landlord and the tenant may be subject to administrative fines of up to RMB10,000 (US$1,652) each for such failure to register the lease. As of the date of this prospectus, we are not aware of any claims or actions being contemplated or initiated by government authorities or any third parties with respect to our leasehold interests in or use of such properties. However, we cannot assure you that our use of such leased properties will not be challenged by the governmental authorities or third parties alleging ownership of such properties. In the event that our use of properties is successfully challenged, we may be forced to relocate the affected operations. We can provide no assurance that will be able to find suitable replacement sites on terms acceptable to us on a timely basis, or at all, or that we will not be subject to material liability resulting from third parties' challenges on our use of such properties. As a result, our business, financial condition and results of operations may be materially and adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected.

        We are subject to the reporting obligations under the U.S. securities laws. The SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring public companies to include a report of management on the effectiveness of such companies' internal control over financial reporting in its annual report on Form 20-F. In addition, an independent registered public accounting firm for a public company must issue an attestation report on the effectiveness of the company's internal control over financial reporting for the year ended December 31, 2013, to be included in our annual report on Form 20-F, as we ceased to be an emerging growth company under the JOBS Act in

2013. We have not included and are not required to include our assessment or the report of the independent registered public accounting firm in this prospectus. This prospectus includes the currently dated audit report on our financial statements. Our annual report on Form 20-F, which we expect to file at the end of April 2014, will include our assessment of internal control over financial reporting and our auditor's reports on the financial statements and the effectiveness of the company's internal control over financial reporting, both dated as of the completion of that work.

        In 2012, we identified one significant deficiency and certain control deficiencies in our internal control over financial reporting as defined in the standards established by PCAOB. We have implemented a number of measures to remediate these deficiencies. In connection with the audit of our financial statements included in this prospectus, we have also preliminary identified one significant deficiency and certain control deficiencies in our internal control over financial reporting, and will implement a number of measures to remediate these deficiencies. The significant deficiency related to deficient controls on the reconciliation of transaction data among our Oracle e-business suite, warehouse management and B2C systems, as there are no automatic interfaces for reconciliation of data from the different systems at the end of each reporting period, and there are also no formal policy or process over the preparation and review of the manually performed reconciliation. As a result, discrepancy may be noted among the different systems, and accumulated differences may become significant and difficult to evaluate. In response to such significant deficiency, we have established a special project team to process the data discrepancy among the different systems. We have also set up policies in which our e-business system department will be tasked with processing the data discrepancy on a daily basis, and our financial department will review the reconciliation and resolve any discrepancies on a monthly basis. However, our management has yet to complete an evaluation of the effectiveness of our internal control over financial reporting and is therefore unable to provide as of the date of this prospectus our assessment of internal control over financial reporting as of December 31, 2013. In addition, as of the date of this prospectus, our independent registered public accounting firm has not been able to attest to the effectiveness of our internal control and report that our internal control over financial reporting was effective as of December 31, 2013. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

        If we fail to achieve and maintain an effective internal control environment for our financial reporting, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act. We may therefore need to incur additional costs and use additional management and other resources in an effort to comply with Section 404 of the Sarbanes-Oxley Act and other requirements going forward. Moreover, effective internal control over financial reporting is necessary for us to produce reliable financial reports. As a result, any failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Our business, financial condition and results of operations, as well as our ability to obtain financing, may be adversely affected by the downturn in the global or Chinese economy.

        The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the economy is facing new challenges, including the escalation of the European sovereign debt crisis since 2011 and the slowdown of the Chinese economy in 2012 and 2013. Economic conditions in China are sensitive to global economic conditions. Our business and operations are primarily based in China and substantially all of our revenues are derived from our operations in China. Accordingly, our financial results have been, and are expected to continue to be, affected by the economy and online retail industry in China. Although the economy in China has grown significantly in the past decades, any severe or prolonged slowdown in the global and/or Chinese economy could reduce our customers' expenditures for our products, which in turn may adversely affect our results of operations and financial condition. The growth rate of China's GDP decreased in 2012 and 2013, and it is uncertain whether this economic slowdown will continue into 2014 and beyond. The online retail industry is particularly sensitive to economic downturns, and the macroeconomic environment in China may affect our business and prospects. A prolonged slowdown in China's economy may lead to a reduced level of online purchasing activities, which could materially and adversely affect our business, financial condition and results of operations.

        Moreover, a slowdown in the global or China's economy or the recurrence of any financial disruptions may have a material and adverse impact on financings available to us. The weakness in the economy could erode investors' confidence, which constitutes the basis of the credit markets. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world's leading economies, including China. There have also been concerns over unrest in the Middle East and Africa, which have resulted in volatility in oil and other markets, and over the possibility of a war involving Iran. There have also been concerns about the economic effect of the earthquake, tsunami and nuclear crisis in Japan and tensions in the relationship between China and Japan. The recent financial turmoil affecting the financial markets and banking system may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our results of operations are subject to quarterly fluctuations due to a number of factors that could adversely affect our business and the trading price of our ADSs.

        We experience seasonality in our business, reflecting a combination of seasonal fluctuations in internet usage and traditional retail seasonality patterns. For example, we generally experience less user traffic and purchase orders during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. Furthermore, sales in the traditional retail industry are significantly higher in the fourth quarter of each calendar year than in the preceding three quarters. Due to the foregoing factors, our financial condition and results of operations for future quarters may continue to fluctuate and our historical quarterly results may not be comparable to future quarters. As a result, the trading price of our ADSs may fluctuate from time to time due to seasonality.

Risks Relating to Our Corporate Structure and Restrictions on Our Industry

Substantial uncertainties and restrictions exist with respect to the interpretation and application of PRC laws and regulations relating to online commerce and the distribution of internet content in China. If the PRC government finds that the structure we have adopted for our business operations does not comply with PRC laws and regulations, we could be subject to severe penalties, including the shutting down of our website.

        Foreign ownership of internet-based businesses is subject to significant restrictions under current PRC laws and regulations. The PRC government regulates internet access, the distribution of online information and the conduct of online commerce through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership in PRC companies that provide internet content distribution services. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in any entity conducting an internet content distribution business. The Ministry of Industry and Information Technology, or the MIIT, issued the Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, or the MIIT Circular, in July 2006. The MIIT Circular reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign invested enterprises and obtain business operating licenses for internet content provision, or ICP, to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an ICP license is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China.

        We are a Cayman Islands company and our PRC subsidiary, Vipshop China, is considered a wholly foreign owned enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into between (a) Vipshop China, (b) Vipshop Information, our consolidated affiliated entity, and (c) shareholders of Vipshop Information. Vipshop Information holds the licenses and permits that are essential to the operation of our business. For a detailed description of these licenses and permits, see "Regulations." Vipshop Information is a PRC limited liability company owned by our co-founders and directors, all of whom are PRC citizens. As a result of these contractual arrangements, we exert control over Vipshop Information and consolidate its operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see "Prospectus Summary—Corporate Structure."

        In the opinion of our PRC counsel, Han Kun Law Offices, our current ownership structure, the ownership structure of our PRC subsidiaries and our consolidated affiliated entity, each as described in this prospectus, are in compliance with existing PRC laws, rules and regulations, and the contractual arrangements between Vipshop China, our consolidated affiliated entity and its shareholders, each as described in this prospectus, are not in violation of any existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to or otherwise different from that of our PRC counsel.

        In or around September 2011, various media sources reported that the China Securities Regulatory Commission, or the CSRC, had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements and businesses of our company, Vipshop China or our consolidated affiliated entity are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Vipshop China or our consolidated affiliated entity, revoking the business licenses or operating licenses of Vipshop China or our consolidated affiliated entity, shutting down our servers or blocking our website, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our initial and follow-on public offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

We rely on contractual arrangements with our consolidated affiliated entity and its shareholders for the operation of our business, which may not be as effective as direct ownership. If our consolidated affiliated entity and its shareholders fail to perform their obligations under these contractual arrangements, we may have to resort to arbitration or litigation to enforce our rights, which may be time-consuming, unpredictable, expensive and damaging to our operations and reputation.

        Because of PRC restrictions on foreign ownership of internet-based businesses in China, we depend on contractual arrangements with our consolidated affiliated entity, Vipshop Information, in which we have no ownership interest, to partly conduct our operations. These contractual arrangements, governed by PRC law, are intended to provide us with effective control over our consolidated affiliated entity and allow us to obtain economic benefits from it. Although we have been advised by our PRC counsel, Han Kun Law Offices, that these contractual arrangements are valid, binding and enforceable under current PRC laws, these contractual arrangements may not be as effective in providing control as direct ownership. For example, our consolidated affiliated entity and its shareholders could breach their contractual arrangements with us by, among other things, failing to operate our online retail business in an acceptable manner or taking other actions that are detrimental to our interests. If we hold controlling equity interest in our consolidated affiliated entity, we would be able to exercise our shareholder rights to effect changes to its board of directors, which in turn could implement changes at the management and operational level of the consolidated affiliated entity. However, under the current contractual arrangements, if our consolidated affiliated entity or its shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements, and rely on legal remedies, including arbitration and litigation, under PRC law, which may not be sufficient or effective. In particular, the contractual arrangements provide that any dispute arising from these arrangements will be submitted to the China International Economic and Trade Arbitration Commission South China Sub-Commission for arbitration, the ruling of which will be final and binding. The legal framework and system in China, particularly those relating to arbitration proceedings, is not as developed as other jurisdictions such as the United States. As a result, significant uncertainties relating to the enforcement of legal rights through arbitration, litigation and other legal proceedings remain in China, which could limit our ability to enforce these contractual arrangements and exert effective control over our consolidated affiliated entity. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation, and we may not be able to consolidate the financial results of Vipshop Information into our consolidated financial statements in accordance with U.S. GAAP. See "—Risks Relating to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

The shareholders of our consolidated affiliated entity have potential conflicts of interest with us, which may adversely affect our business.

        Each shareholder of our consolidated affiliated entity is a shareholder and/or director of our company. Equity interest held by each of these shareholders in our company is less than its interest in our consolidated affiliated entity as a result of our introduction of the DCM Entities, the Sequoia Entities, and public investors as shareholders of our company. In addition, such shareholders' equity interest in our company will be further diluted as a result of any future offering of equity securities. As a result, conflicts of interest may arise as a result of such dual shareholding and governance structure.

        Each of these shareholders is also a director of our company, and has a duty of care and loyalty to our company and to our shareholders as a whole under Cayman Islands law. Under the contractual arrangements with our consolidated affiliated entity and its shareholders, (a) we may replace any such individual as a shareholder of our consolidated affiliated entity at our discretion, and (b) each of these individuals has executed a power of attorney to appoint Vipshop China or its designated third party to vote on their behalf and exercise shareholder rights of our consolidated affiliated entity. However, we cannot assure you that these individuals will act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will be resolved in our favor. These individuals may breach or cause our consolidated affiliated entity to breach the existing contractual arrangements. If we cannot resolve any conflicts of interest or disputes between us and any of these individuals, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

We may lose the ability to use and enjoy assets held by our consolidated affiliated entity that are important to the operation of our business if such entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

        As part of our contractual arrangements with our consolidated affiliated entity, such entity holds certain assets that are important to the operation of our business. If our consolidated affiliated entity goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated affiliated entity undergoes a voluntary or involuntary liquidation proceeding, the unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Our contractual arrangements with our consolidated affiliated entity may result in adverse tax consequences to us.

        We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between Vipshop China and our consolidated affiliated entity were not entered into on an arm's length basis and therefore constitute favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that our consolidated affiliated entity adjust its taxable income, if any, upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by increasing our consolidated affiliated entity's tax expenses without reducing our tax expenses, which could subject our consolidated affiliated entity to late payment fees and other penalties for underpayment of taxes. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm's length principles. As a result, our contractual arrangements with our consolidated affiliated entity may result in adverse tax consequences to us.

If our consolidated affiliated entity or our PRC subsidiaries fail to obtain and maintain the requisite assets, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

        Foreign investment and the internet industry in China are highly regulated by the PRC government and numerous regulatory authorities of the central PRC government are empowered to issue and implement regulations governing various aspects of the internet industry. See "Regulations." Our PRC subsidiaries and consolidated affiliated entity are required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide its current services. These assets and licenses are essential to the operation of our business and are generally subject to annual review by the relevant governmental authorities. Furthermore, our PRC subsidiaries and our consolidated affiliated entity may be required to obtain additional licenses. If we fail to obtain or maintain any of the required, assets, licenses or approvals, our continued business operations in the internet industry may subject it to various penalties, such as confiscation of illegal net revenue, fines and the discontinuation or restriction of our operations. Any such disruption in the business operations of our consolidated affiliated entity will materially and adversely affect our business, financial condition and results of operations. For instance, we have recently started a pilot program to provide our own delivery service in Shanghai. We do not currently charge additional fees for such service. Under PRC law, we are required to obtain a road transportation permit and an express delivery service permit from relevant governmental authorities to provide delivery service. As of the date of this prospectus, we have not obtained all the relevant permits. As a result, we may be subject to penalties, such as fines and ban on providing such service in the future. In addition, Vipshop Information is preparing to update its ICP license with respect to lefeng.com with the local branch of the MIIT, and Lefeng Shanghai is preparing to register its issuance and sale of single purpose commercial pre-paid cards with the Ministry of Commerce and to apply for a food distribution permit and a publication operation permit.

Risks Relating to Doing Business in China

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

        Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

        The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

        While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

        We conduct our business primarily through Vipshop China, our PRC subsidiary, and Vipshop Information, our consolidated affiliated entity in China. Our operations in China are governed by PRC laws and regulations. Vipshop China is a foreign invested enterprise and is subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to foreign invested enterprises. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

        In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

        Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until some time after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies.

        The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of the internet-related business include, but are not limited to, the following:

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  We only have contractual control over our website. We do not directly own our website through our subsidiaries due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including ICP services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

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  There are uncertainties relating to the regulation of the internet- related business in China, including evolving licensing practices. This means that some of our permits, licenses or operations may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for our operations or we may not be able to obtain or renew certain permits or licenses. If we fail to maintain any of these required licenses or approvals, we may be subject to various penalties, including fines and discontinuation of or restriction on our operations. Any such disruption in our business operations may have a material and adverse effect on our results of operations.

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  New laws and regulations may be promulgated that will regulate internet activities, including online retail businesses. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

        The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks that we may be found to violate the existing or future laws and regulations given the uncertainty and complexity of China's regulation of internet-related business.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business, and we may be liable for content that is displayed on our website.

        China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of our internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of our customers or users of our website or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our website in China.

Our auditor is not inspected fully by the PCAOB and, as such, you are deprived of the benefits of such inspection.

        As an auditor of companies that are publicly traded in the United States and a firm registered with the PCAOB, Deloitte Touche Tohmatsu is required by the laws in the United States to undergo regular inspections by PCAOB to assess its compliance with the laws of the United States and the professional standards of the PCAOB. However, because we have substantial operations within the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor is not currently inspected fully by the PCAOB.

        Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Proceedings instituted by the SEC against five Mainland China -based accounting firms, including the affiliate of our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Mainland Chinese affiliates of the "big four" accounting firms, (including the Mainland affiliate of our auditors). and also against Dahua (the former BDO affiliate in China). The Rule 102(e) proceedings initiated by the SEC relate to these firms' failure to produce documents, including audit work papers, in response to the request of the SEC pursuant to Section 106 of the Sarbanes-Oxley Act of 2002, as the auditors located in Mainland China are not in a position lawfully to produce documents directly to the SEC because of restrictions under PRC law and specific directives issued by the China Securities Regulatory Commission. The issues raised by the proceedings affect equally all audit firms based in Mainland China and all China-based businesses with securities listed in the United States.

        In January 2014, the administrative judge reached an Initial Decision that the "big four "accounting firms in Mainland China should be barred from practicing before the Commission for six months. Although, the principal auditor of our financial statements is Deloitte Touche Tohmatsu in Hong Kong which is not subject to the proceedings or the Initial Decision, our auditors use their Mainland China affiliate to assist in the auditing of the Mainland China components of our operations. However, it is currently impossible to determine the ultimate outcome of this matter as the accounting firms have filed a petition for review of the Initial Decision and pending that review the effect of the Initial Decision is suspended. It will, therefore, be for the Commissioners of the SEC to make a legally binding order specifying the sanctions if any to be placed on these audit firms. Once such an order was made, the accounting firms would have a further right to appeal to the US Federal courts, and the effect of the order might be further suspended pending the outcome of that appeal.

        Depending upon the final outcome, listed companies in the United States with major Mainland China operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which may result in their delisting. Moreover, any negative news about the proceedings against these audit firms may erode investor confidence in China-based, United States listed companies and the market price of our ADSs may be adversely affected.

Fluctuations in exchange rates may have a material adverse effect on your investment.

        The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and elsewhere in the world. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. The PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has gradually appreciated against the U.S. dollar since June 2010, though there have been periods when the U.S. dollar has appreciated against the RMB as well. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in greater fluctuation of the Renminbi against the U.S. dollar.

        All of our total net revenues and most of our expenses are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would reduce the amount of Renminbi we would receive if we need to convert U.S. dollars into Renminbi. Conversely, a significant depreciation of the Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ADSs.

        Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. We did not enter into any hedging transactions to hedge our exposure to the risks relating to fluctuations in exchange rates. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenue effectively and affect the value of your investment.

        The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenue in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of Vipshop China in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and consolidated affiliated entity to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

We principally rely on dividends and other distributions on equity paid by Vipshop China in China to fund our cash and financing requirements, and any limitation on the ability of Vipshop China to make payments to us could have a material adverse effect on our ability to conduct our business.

        We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from Vipshop China in China for our cash requirements, including for the service of any debt we may incur. Our subsidiaries' ability to distribute dividends is based upon their distributable earnings which are mainly derived from the payments for products and services from our consolidated affiliated entity. Current PRC regulations permit our PRC subsidiaries to pay dividends to Vipshop HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China and our consolidated affiliated entity is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. These reserves are not distributable as cash dividends. As of December 31, 2013, we had, on a consolidated basis, accumulated losses of US$123.7 million, representing losses incurred in Vipshop China, our consolidated affiliated entity and certain subsidiaries. As a result, such entities in China are not able to distribute dividends to us until their accumulated losses have been made up. Furthermore, if Vipshop China in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to Vipshop HK could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of our equity offerings to make loans or additional capital contributions to Vipshop China in China.

        Any funds we transfer to Vipshop China, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to Vipshop China are subject to the approval of the PRC Ministry of Commerce or its local branches and registration with other governmental authorities in China. In addition, (a) any foreign loan procured by Vipshop China is required to be registered with SAFE or its local branches, and (b) Vipshop China may not procure loans which exceed the difference between its registered capital and its total investment amount as approved by the PRC Ministry of Commerce or its local branches. Any medium or long term loan to be provided by us to our consolidated affiliated entity must be approved by the National Development and Reform Commission and SAFE or its local branches. We may not obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration, our ability to use the proceeds of our equity offerings and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

        On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign Invested Enterprises, or SAFE Circular 142. SAFE Circular 142 regulates the conversion by a foreign invested enterprise of foreign currency into Renminbi by restricting the usage of converted Renminbi. SAFE Circular 142 provides that any Renminbi capital converted from registered capital in foreign currency of a foreign invested enterprise may only be used for purposes within the business scope approved by PRC governmental authority and such Renminbi capital may not be used for equity investments within the PRC unless otherwise permitted by the PRC law. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi capital converted from registered capital in foreign currency of a foreign invested enterprise. The use of such Renminbi capital may not be changed without SAFE approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. As a result, we are required to apply Renminbi funds converted from the net proceeds we received from our public offerings of equity securities within the business scope of Vipshop China. SAFE Circular 142 may significantly limit our ability to transfer the net proceeds from the public offerings of equity securities to Vipshop China or invest in or acquire any other companies in the PRC. Furthermore, SAFE promulgated a circular on November 9, 2010, or SAFE Circular 59, which tightens the regulation over settlement of net proceeds from offshore offerings. In particular, it is specifically required that any net proceed settled from offshore offerings shall be applied in the manner described in the offering documents. SAFE also promulgated SAFE Circular 45 in November 2011, which, among other things, restrict a foreign-invested enterprise from using Renminbi funds converted from its registered capital to provide entrusted loans or repay loans between non-financial enterprises. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 142, SAFE Circular 59 and SAFE Circular

45 may significantly limit our ability to convert, transfer and use the net proceeds from the follow-on public offering and any offering of additional equity securities in China, which may adversely affect our business, financial condition and results of operations.

Certain regulations in the PRC may make it more difficult for us to pursue growth through acquisitions.

        Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council on August 3, 2008, were triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People's Congress on August 30, 2007 which became effective on August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (for example, during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion (US$1.6 billion) and at least two of these operators each had a turnover of more than RMB400 million (US$65.1 million) within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB2 billion (US$0.3 billion) and at least two of these operators each had a turnover of more than RMB400 million (US$65.1 million) within China) must be cleared by the Ministry of Commerce before they can be completed. We believe that the turnover of acquired business of Lefeng in 2013 is less than RMB400 million (US$65.1 million) within China and have not sought clearance from the Ministry of Commerce, but we cannot assure you that the Ministry of Commerce will not take a view contrary to ours. In addition, PRC national security review rules which became effective on September 1, 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

        SAFE has promulgated several regulations, including the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents' Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or Circular 75, effective on November 1, 2005 and its implementation rules. These regulations require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations are applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. Under these foreign exchange regulations, PRC residents who make, or have prior to the implementation of these foreign exchange regulations made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China.

        All of our shareholders that we are aware of being subject to the SAFE regulations have completed all necessary registrations with the local SAFE branch as required by Circular 75 by the end of 2013. They are also required to amend their registrations after the completion of our acquisition of equity interests in Lefeng and Ovation in February 2014 and are preparing to do so. We cannot assure you, however, that all of these individuals may continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with the SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries' ability to distribute dividends to, or obtain foreign-exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

        Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        In December 2006, the People's Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen's participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, or the Stock Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by SAFE in March 2007. Under these rules, PRC residents who participate in stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes.

        We and our PRC resident employees who participate in the employee stock incentive plans, which we adopted in March 2011 and March 2012, respectively, have been subject to these regulations since our company became a publicly-listed company in the United States in March 2012. We have been assisting our PRC option grantees to complete the required registrations and procedures on a quarterly basis. If we or our PRC option grantees fail to comply with these regulations, we or our PRC option grantees may be subject to fines and other legal or administrative sanctions. See "Regulations—Regulations on Stock Incentive Plans."

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the State Administration of Taxation, or the SAT, on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (a) has an effective tax rate less than 12.5% or (b) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. In addition, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of SAT Circular 698.

        There is uncertainty as to the application of SAT Circular 698. For example, while the term "Indirect Transfer" is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions, and the process and format of the reporting of an Indirect Transfer to the competent tax authority of the relevant PRC resident enterprise remain unclear. In addition, there are not any formal declarations with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax. Therefore, neither we nor the selling shareholders of Lefeng and Ovation have undertaken the filing formalities for our acquisition of equity interests in Lefeng and Ovation, respectively. However, SAT Circular 698 may be determined by the tax authorities to be applicable to us in our acquisition of equity interests in Lefeng and Ovation, and our non-resident shareholders who acquired our shares outside of the open market and subsequently sell our shares in our private financing transactions or in the open market if any of such transactions were determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors may become at risk of being taxed under SAT Circular 698 and may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under

SAT Circular 698, which may have a material adverse effect on our financial condition and results of operations or such non-resident shareholders' investments in us.

It is unclear whether we will be considered a PRC "resident enterprise" under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC "resident enterprise" status, our global income may be subject to the 25% PRC enterprise income tax, which could have a material adverse effect on our results of operations.

        Under the PRC Enterprise Income Tax Law and its implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a "de facto management body" within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules of the Enterprise Income Tax Law define the term "de facto management bodies" as "establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise." On April 22, 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Further, Circular 82 states that certain PRC-controlled enterprises will be classified as "resident enterprises" if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors having voting rights. In addition, the SAT issued a bulletin on July 27, 2011, effective September 1, 2011, providing more guidance on the implementation of Circular 82. This bulletin clarifies matters including resident status determination, post-determination administration and competent tax authorities. See "Regulations—PRC Enterprise Income Tax Law and Individual Income Tax Law." Although both Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in Circular 82 and the bulletin may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. In addition to the uncertainty regarding how the new resident enterprise classification may apply, it is also possible that the rules may change in the future, possibly with retroactive effect. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a resident enterprise and may therefore be subject to the enterprise income tax at 25% on our global income as well as PRC enterprise income tax reporting obligations. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Dividends and/or interest payable to our foreign investors and gains on the sale of our ADSs or ordinary shares or notes by our foreign investors may become subject to taxes under PRC tax laws.

        Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends and/or interest payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends and/or interest are not effectively connected with such establishment or place of business, to the extent such dividends and/or interest are derived from sources within the PRC. Similarly, any gain realized on the transfer of ADSs or ordinary shares or notes by such investors is also subject to PRC tax at a rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends and/or interest paid on our ordinary shares or ADSs or notes, and any gain realized from the transfer of our ordinary shares or ADSs or notes, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See "Regulations—PRC Enterprise Income Tax Law and Individual Income Tax Law." Furthermore, if we are deemed a PRC resident enterprise, dividends and/or interest payable to investors that are non-PRC individual investors and any gain realized on the transfer of ADSs or ordinary shares or notes by investors may be subject to PRC tax at a rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether, if we are considered a PRC resident enterprise, holders of our ADSs or ordinary shares or notes would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas (although we do not expect to withhold at treaty rates if any withholding is required). If dividends and/or interest payable to our non-PRC investors, or gains from the transfer of our ordinary shares or ADSs or notes by such investors are subject to PRC tax, the value of your investment in our ordinary shares or ADSs or notes may be adversely affected.

The enforcement of the Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

        On June 29, 2007, the Standing Committee of the National People's Congress of China enacted the Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor union and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the Labor Contract Law, an employer is obliged to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. The employer must pay severance to an employee where a labor contract is terminated or expires, with certain exceptions. In addition, the government has continued to introduce various new labor-related regulations after the effectiveness of the Labor Contract Law. Among other things, it is required that that annual leave ranging from five to 15 days be made available to employees and that the employee be compensated for any untaken annual leave days in the amount of three times of the employee's daily salary, subject to certain exceptions. As a result of these new regulations designed to enhance labor protection and increasing labor costs in China, our labor costs are expected to increase. In addition, as the interpretation and implementation of these new regulations are still evolving, we cannot assure you that our employment practice will at all times be deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Our failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

        Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations. We have not made adequate employee benefit payments as required under applicable PRC labor laws. Accruals for the underpaid amounts as recorded were US$89 thousand, US$0.5 million, US$1.6 million, US$2.2 million and US$3.0 million as of December 31, 2009, 2010, 2011, 2012 and 2013, respectively. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. If we are subject to such penalties in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

An occurrence of a widespread health epidemic or other outbreaks could have a material adverse effect on our business, financial condition and results of operations.

        Our business could be adversely affected by the effects of Influenza A virus subtype H1N1, or the H1N1 virus, Severe Acute Respiratory Syndrome, or SARS, avian influenza or other epidemics or outbreaks on the economic and business climate. A prolonged outbreak of any of these illnesses or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could significantly impact the online retail industry and cause a temporary closure of the facilities we use for our operations. Such impact or closures would severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our operations could be disrupted if any of our employees or employees of our partners were suspected of having the H1N1 virus, SARS or avian influenza, since this could require us or our partners to quarantine some or all of such employees or disinfect the facilities used for our operations and may deter our customers or potential customers from purchasing or accepting our products. In addition, our business, financial condition and results of operations could be adversely affected to the extent that an outbreak harms the global or Chinese economy in general, such as wars, acts of terrorism, snowstorms, earthquakes, fire, floods, environmental accidents, power shortage or communication interruptions.

Risks Related to Our ADSs

The market price for our ADSs has fluctuated and may be volatile.

        The market price for our ADSs has fluctuated since we first listed our ADSs. Since our ADSs became listed on the NYSE on March 23, 2012, the trading price of our ADSs has ranged from US$4.12 to US$182.00 per ADS, and the last reported trading price on March 7, 2014 was US$166.55 per ADS.

        The market price for our ADSs is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

  •
  actual or anticipated fluctuations in our quarterly results of operations and changes of our expected results;

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  announcements by us or our competitors of new services, acquisitions, strategic relationships, joint ventures or capital investments;

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  additions to or departures of our senior management personnel;

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  detrimental negative publicity about us, our competitors or our industry;

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  changes in financial estimates by securities research analysts;

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  regulatory developments affecting us, our brand partners or our industry;

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  changes in the economic performance or market valuations of other internet, e-commerce or online retail companies in China;

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  changes in major business terms between our brand suppliers and us;

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  fluctuations of exchange rates between the Renminbi and the U.S. dollar;

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  release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs; and

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  sales or perceived potential sales of additional equity securities or ADSs.

        In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. The securities of some China-based companies that are listed in the United States have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of the securities of these China-based companies after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. Furthermore, some negative news and perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure including the use of variable interest entities or other matters of other China-based companies have negatively affected the attitudes of investors towards China-based companies, including us, in general in the past, regardless of whether we have engaged in any inappropriate activities, and any news or perceptions with a similar nature may continue to negatively affect us in the future. These market fluctuations may also have a material adverse effect on the market price of our ADSs.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

        Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no assurance that our ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Substantial future sales or perceived potential sales of our ADSs, ordinary shares or other equity securities in the public market could cause the price of our ADSs to decline.

        Sales of our ADSs, ordinary shares or other equity securities in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline. As of the date of this prospectus, we had 111,665,972 ordinary shares outstanding, including 60,454,987 ordinary shares represented by ADSs. All ADSs representing our ordinary shares are freely transferable by persons other than our "affiliates" without restriction or additional registration under the Securities Act.

        Certain holders of our ordinary shares will have the right to cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline.

You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

        Except as described in this prospectus and in the deposit agreement, holders of our ADSs will not be able to exercise voting rights attached to ordinary shares represented by our ADSs on an individual basis. Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attached to ordinary shares represented by the ADSs. Upon receipt of your voting instructions, the depositary will vote the underlying ordinary shares in accordance with these instructions. See "Description of American Depositary Shares—Voting Rights."

        We cannot assure you that you will receive the voting materials in time to instruct the depositary to vote the ordinary shares underlying your ADSs, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will as a result not have the opportunity to exercise a right to vote. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. Although you may directly exercise your right to vote by withdrawing the ordinary shares underlying your ADSs, you may not be able to do so, on a timely basis or at all, to allow you to vote with respect to any specific matter.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings, and you may not receive cash dividends if it is impractical to make them available to you.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause a registration statement, if filed, to be declared effective. There might not be an exemption from registration under the Securities Act available to us for our rights offering. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

        The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to you.

You may be subject to limitations on transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and substantially all of our directors and officers reside outside the United States.

        We are incorporated in the Cayman Islands and conduct substantially all of our operations in China through our PRC subsidiaries and consolidated affiliated entity. Substantially all of our directors and officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

        Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Law (2013 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority in a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, shareholders in Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

        As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares and ADSs.

        Our third amended and restated memorandum and articles of association contain certain provisions that could limit the ability of third parties to acquire control of our company, including a provision that grants authority to our board directors to establish from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. The provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

Our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

        As of February 28, 2014, our co-founders and shareholders, Mr. Eric Ya Shen and Mr. Arthur Xiaobo Hong, beneficially owned an aggregate of 15.8% and 10.7% of our outstanding shares, respectively, all of our directors and existing officers beneficially owned an aggregate of 43.5% of our outstanding shares and the Sequoia Entities and the DCM Entities beneficially owned an aggregate of 9.5% and 7.1%, respectively, of our outstanding shares.

        As a result, our existing shareholders have substantial influence over our business and corporate matters, including without limitation, decisions regarding mergers and consolidations, asset disposals and director elections. They may exercise their shareholder rights in a way that they believe is in their best interest, which may conflict with the interest of our other shareholders. These actions may be taken even if they are opposed by our other shareholders. Our concentrated ownership structure may also discourage, delay or prevent a change in control of our company, which could deprive our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. For more information regarding our principal shareholders, see "Principal Shareholders—Share Ownership."

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States investors in the ADSs or ordinary shares to significant adverse United States income tax consequences.

        Depending upon the value of our ADSs and ordinary shares and the nature of our assets and income over time, we could be classified as a "passive foreign investment company", or "PFIC," for United States federal income tax purposes. Although the law in this regard is unclear, we treat Vipshop Information as being owned by us for United States federal income tax purposes, not only because we control its management decisions but also because we are entitled to substantially all of the economic benefits associated with this entity, and, as a result, we combine this entity's operating results in our consolidated financial statements. If it were determined, however, that we are not the owner of Vipshop Information for United States federal income tax purposes, we would likely be treated as a PFIC for the current taxable year or any future taxable year.

        Assuming that we are the owner of Vipshop Information for United States federal income tax purposes, and based upon our current income and assets and projections as to the value of our ADSs and ordinary shares as of December 31, 2013, we do not presently expect to be a PFIC for the 2014 taxable year or the foreseeable future. While we do not expect to become a PFIC, if, among other matters, our market capitalization is less than anticipated or subsequently declines, we may be a PFIC for the 2014 taxable year or future taxable years. The determination of whether we are or will be a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in any offering that we complete. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, including ascertaining the fair market value of our assets on a quarterly basis and the character of each item of income we earn, we can provide no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

        If we were to be classified as a PFIC in any taxable year, a U.S. Holder (defined as a beneficial owner of our ADSs or ordinary shares that is, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (c) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (d) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the United States Internal Revenue Code of 1986, as amended) would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of United States federal income tax that a U.S. Holder could derive from investing in a non-United States corporation that does not distribute all of its earnings on a current basis. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares.

As a company incorporated in the Cayman Islands, we may adopt certain home country practices in relation to corporate governance matters. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards.

        As a non-U.S. company with ADSs listed on the NYSE, we are subject to the NYSE corporate governance listing standards. However, in reliance on Section 303A.11 of the NYSE Listed Company Manual, which permits a foreign private issuer to follow the corporate governance practices of its home country, we may adopt certain corporate governance practices that may differ significantly from the NYSE corporate governance listing standards. We have followed and intend to continue to follow the applicable corporate governance standards under the NYSE corporate governance standards and we are not aware of any significant differences between our corporate governance practices and those followed by domestic companies under the NYSE listing standards. However, we may adopt certain practices that are in compliance with the laws of the Cayman Islands, which may differ from more stringent requirements imposed by the NYSE rules and as such, our shareholders may be afforded less protection under Cayman Islands law than they would under the NYSE rules applicable to U.S. domestic issuers.

We have incurred increased costs as a result of being a public company, and we cannot predict or estimate the amount of additional future costs we may incur or the timing of such costs.

        As a public company, we have incurred significant accounting, legal and other expenses that we did not incur when we were a private company, including additional costs associated with our public company reporting obligations. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the NYSE, requires significantly heightened corporate governance practices for public companies, including Section 404 relating to internal control over financial reporting. As our revenues for the last fiscal year exceeded US$1 billion, we are no longer qualified as an "emerging growth company" pursuant to the JOBS Act, and we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with reasonable certainty the amount of additional costs we may incur or the timing of such costs.

        In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company's securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

USE OF PROCEEDS

        Except as may be described otherwise in an accompanying prospectus supplement, (i) we intend to use the net proceeds from the sale of securities by us to fund capital expenditures and for other general corporate purposes and (ii) we will not receive any of the proceeds from the sale of our securities by any selling security holder.

 SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following selected consolidated statements of income (loss) data for the three years ended December 31, 2011, 2012 and 2013 and the selected consolidated balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data should be read in conjunction with our audited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        Our selected consolidated statements of income (loss) data as of December 31, 2009 and 2010 and our selected consolidated balance sheet data as of December 31, 2009, 2010 and 2011 have been derived from our audited consolidated financial statements not included in this prospectus.

        Our historical results do not necessarily indicate results expected for any future periods.

	For the year ended December 31,
	2009		2010		2011		2012		2013
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in US$, except percentages and number of shares and per share and per ADS data)
Selected Consolidated Statements of Income (Loss) Data:
Product Revenue	2,804,830	100.0	32,582,115	100.0	226,291,723	99.6	690,057,249	99.7	1,680,560,853	99.1
Other Revenue	—	—	—	—	851,153	0.4	2,055,715	0.3	16,111,882	0.9

Total Net revenues	2,804,830	100.0	32,582,115	100.0	227,142,876	100.0	692,112,964	100.0	1,696,672,735	100.0
Cost of goods sold(1)	(2,576,191)	(91.8)	(29,374,315)	(90.2)	(183,801,334)	(80.9)	(537,637,860)	(77.7)	(1,288,900,456)	(76.0)

Gross profit	228,639	8.2	3,207,800	9.8	43,341,542	19.1	154,475,104	22.3	407,772,279	24.0
Operating expenses(2):
Fulfillment expenses(3)	(611,333)	(21.8)	(5,809,118)	(17.8)	(45,478,327)	(20.0)	(96,523,444)	(13.9)	(197,812,615)	(11.7)
Marketing expenses	(303,509)	(10.8)	(2,438,066)	(7.5)	(15,253,325)	(6.7)	(32,272,629)	(4.7)	(74,498,341)	(4.4)
Technology and content expenses	(103,235)	(3.7)	(562,120)	(1.7)	(5,516,361)	(2.4)	(14,644,113)	(2.1)	(40,399,276)	(2.4)
General and administrative expenses	(650,786)	(23.2)	(2,843,583)	(8.7)	(84,575,539)	(37.3)	(25,541,812)	(3.7)	(49,943,775)	(2.9)

Total operating expenses	(1,668,863)	(59.5)	(11,652,887)	(35.7)	(150,823,552)	(66.4)	(168,981,998)	(24.4)	(362,654,007)	(21.4)
Other income	59,470	2.1	78,675	0.2	564,182	0.2	2,563,321	0.4	8,708,487	0.5

(Loss) income from operations	(1,380,754)	(49.2)	(8,366,412)	(25.7)	(106,917,828)	(47.1)	(11,943,573)	(1.7)	53,826,759	3.2
(Loss) income before income tax	(1,380,707)	(49.2)	(8,365,848)	(25.7)	(107,271,525)	(47.2)	(8,765,901)	(1.3)	70,849,654	4.2
Income tax expenses	—	—	—	—	—	—	(706,173)	(0.1)	(18,549,791)	(1.1)

Net (loss) income	(1,380,707)	(49.2)	(8,365,848)	(25.7)	(107,271,525)	(47.2)	(9,472,074)	(1.4)	52,299,863	3.1
Deemed dividend on issuance of Series A Preferred Shares	—	—	—	—	(49,214,977)	(21.7)	—	—	—	—

Net (loss) income attributable to ordinary shareholders	(1,380,707)	(49.2)	(8,365,848)	(25.7)	(156,486,502)	(68.9)	(9,472,074)	(1.4)	52,299,863	3.1

	For the year ended December 31,
	2009		2010		2011		2012		2013
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in US$, except percentages and number of shares and per share and per ADS data)
Net (loss) income per share:
—Basic	(0.03)	—	(0.18)	—	(3.38)	—	(0.11)	—	0.48	—
—Diluted	(0.03)	—	(0.18)	—	(3.38)	—	(0.11)	—	0.45	—
Weighted average number of shares used in computing net earnings (loss) per share:
—Basic	47,775,000		47,775,000		46,255,574		88,849,206		108,962,637
—Diluted	47,775,000		47,775,000		46,255,574		88,849,206		115,495,173
Net earnings (loss) per ADS(4)
—Basic	(0.06)	—	(0.35)	—	(6.77)	—	(0.21)	—	0.96	—
—Diluted	(0.06)	—	(0.35)	—	(6.77)	—	(0.21)	—	0.90	—

(1)
Excluding shipping and handling expenses, and including inventory write down which amounted to US$31.7 thousand, US$2.6 million, US$1.7 million, US$12.2 million and US$33.9 million for the years ended December 31, 2009, 2010, 2011, 2012 and 2013, respectively.
(2)
Including share-based compensation expenses as set forth below:

	For the year ended December 31,
	2009	2010	2011	2012	2013
	(in US$)
Allocation of share-based compensation expenses:*
Fulfillment expenses	—	—	297,095	292,866	721,531
Marketing expenses	—	—	184,404	169,100	381,326
Technology and content expenses	—	—	729,420	897,133	3,275,228
General and administrative expenses	—	—	72,716,983	6,237,850	8,078,178

Total	—	—	73,927,902	7,596,949	12,456,263

  *
  The share-based compensation expenses for 2011 included (a) US$63.9 million in share-based compensation expenses in connection with the unvested shares of our co-founders; (b) US$6.2 million in shared-based compensation expenses in connection with a transfer of ordinary shares between our co-founders; and (c) US$3.8 million share-based compensation expenses in connection with share options granted to executive officers and employees. In addition, unrecognized share-based compensation expenses as of December 31, 2011 were US$19.8 million, which were related to the unvested share options granted to our executive officers and employees. The unrecognized share-based compensation expenses were expected to be recognized over a weighted-average period of 3.06 years on a straight-line basis as of December 31, 2011. The share-based compensation expenses for 2012 included US$7.6 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and a consultant. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.5 million and US$2.1 million, and were expected to be recognized over a weighted-average period of 2.45 years and 3.62 years on a straight-line basis as of December 31, 2012, respectively. The share-based compensation expenses for 2013 US$12.5 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and a consultant. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.9 million and US$17.4 million, and were expected to be recognized over a weighted-average period of 2.09 years and 3.26 years on a straight-line basis as of December 31, 2013, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation" for details.

(3)
Including shipping and handling expenses, which amounted to US$0.3 million, US$4.3 million, US$29.4 million, US$53.9 million and US$117.5 million in the years ended December 31, 2009, 2010, 2011, 2012 and 2013, respectively.

(4)
Each ADS represents two ordinary shares.

	As of December 31,
	2009	2010	2011	2012	2013
	(in US$)
Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	287,720	1,111,091	44,954,778	124,472,629	334,715,019
Total current assets	2,584,046	15,567,836	158,278,041	381,952,106	1,036,947,746
Total assets	2,739,835	17,132,690	167,435,320	398,917,120	1,072,059,941
Total liabilities	4,289,798	27,244,271	149,146,118	316,334,306	828,804,543
Total shareholders' (deficit) equity	(1,549,963)	(10,111,581)	18,289,202	82,582,814	243,255,398

        The following table presents selected operating data for the periods indicated:

	For the year ended December 31,
	2009	2010	2011	2012	2013
New active customers (in thousands)	38	255	1,330	3,307	7,080
Repeat customers (in thousands)	14	155	903	2,625	6,024
Total orders (in thousands)	71	927	7,269	21,919	49,159
Orders placed by repeat customers (in thousands)	47	804	6,681	20,457	45,739
Brand partners	76	411	1,075	2,759	4,287

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus.

Overview

        We began our operations in August 2008 and have grown significantly since then. In 2011, 2012 and 2013, we fulfilled approximately 7.3 million, 21.9 million and 49.2 million customer orders, respectively, and we generated total net revenues of US$227.1 million, US$692.1 million and US$1.7 billion, respectively. In 2011 and 2012, we incurred net losses of US$107.3 million and US$9.5 million, respectively. In 2013, we generated net income of US$52.3 million. Our net loss in 2011 and 2012 and net income in 2013 reflected non-cash share-based compensation expenses in an aggregate amount of US$73.9 million, US$7.6 million and US$12.5 million, respectively.

        Our business and operating results are affected by general factors affecting the online retail market in China, including China's overall economic growth, the increase in per capita disposable income, the growth in consumer spending and retail industry and the expansion of internet penetration. Unfavorable changes in any of these general factors could affect the demand for products we sell and could materially and adversely affect our results of operations.

        Our results of operations are also affected by the regulations and industry policies related to the online retail market. Although we have generally benefited from the Chinese government's policies to encourage economic growth, we are also affected by the complexity, uncertainties and changes in the PRC regulation of the internet industry. Due to PRC legal restrictions on foreign equity ownership of and investment in the online retail sector in China, we rely on contractual arrangements with our consolidated affiliated entity, Vipshop Information, and its shareholders to conduct most of our business in China. We face risks associated with our control over our consolidated affiliated entity, as our control is based upon contractual arrangements rather than equity ownership. For a description of these contractual arrangements, see "Prospectus Summary—Our Corporate History and Structure—Corporate Structure." For a detailed description of the regulatory environment that necessitates the adoption of our corporate structure, see "Business—Regulations." For a detailed description of the risks associated with our corporate structure, see "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry."

Factors Affecting Our Results of Operations

        The major factors affecting our results of operations and financial condition are discussed below.

Net Revenues

        We derive revenues from the sale of products offered on our website. Generally, we offer our customers an unconditional right of returning products purchased for a period of seven days upon receipt of products, and the associated revenues are recognized when the return period expires. Our net revenues are recorded net of value added tax and related surcharges.

        The following table sets forth the key factors that directly affect our net revenues for the periods indicated:

	For the year ended December 31,
	2011	2012	2013
Active customers (in thousands)	1,491	4,110	9,443
Average net revenues per active customer (US$)	152	168	179
Total orders (in thousands)	7,269	21,919	49,159
Average orders per active customer	4.9	5.3	5.2

Cost of Goods Sold

        Our cost of goods sold consists of cost of merchandise sold and inventory write-downs. We procure inventory from our brand partners and our inventory is recorded at the lower of cost or estimated marketable value. Cost of inventory is determined using the identified cost of the specific item sold.

Operating Expenses

        Our operating expenses consist of (a) fulfillment expenses, (b) marketing expenses, (c) technology and content expenses and (d) general and administrative expenses. The following table sets forth the components of our operating expenses both in absolute amount and as a percentage of total net revenues for the periods indicated:

	For the year ended December 31,
	2011		2012		2013
	US$	%	US$	%	US$	%
Fulfillment expenses	45,478,327	20.0	96,523,444	13.9	197,812,615	11.7
Marketing expenses	15,253,325	6.7	32,272,629	4.7	74,498,341	4.4
Technology and content expenses	5,516,361	2.4	14,644,113	2.1	40,399,276	2.4
General and administrative expenses	84,575,539	37.3	25,541,812	3.7	49,943,775	2.9

Total operating expenses	150,823,552	66.4	168,981,998	24.4	362,654,007	21.4

        Fulfillment expenses.    Fulfillment expenses primarily consist of shipping and handling expenses, packaging expenses and logistics center rental expenses, as well as compensation and benefits of our logistics staff. Our shipping and handling expenses amounted to US$29.4 million, US$53.9 million and US$117.5 million in 2011, 2012 and 2013, respectively. Historically, we primarily relied on our regional logistics center in Guangdong Province in Southern China for our fulfillment services. In September and November 2011 and September 2013, we started operating our new logistics centers in Jiangsu Province in Eastern China, Sichuan Province in Western China and Tianjin in Northern China, respectively, to enhance our fulfillment capacity. Throughout 2012 and 2013, we were able to fully utilize the regional logistics centers and warehouses. By utilizing these regional logistics centers and warehouses, we were able to rely more on quality regional and local couriers, which generally have lower average delivery charges than national delivery companies. This shift to regional delivery companies reduced our shipping and handling expense per order and partially offset the increase in fulfillment expenses. We expect to continue to invest in our logistics network and warehousing capacity to support our long-term growth. We expect our fulfillment expenses to continue to increase in absolute amount as a result of our continued business growth and continue to constitute one of the largest components of our operating expenses.

        Marketing expenses.    Marketing expenses primarily represent advertising expenses incurred in connection with our brand promotional activities, as well as compensation and benefits of our marketing staff. Historically, we have benefited from viral marketing resulting from word-of-mouth referrals from our customers who often expressed their excitement on social media platforms regarding their purchases on our website. As we enhance our brand awareness by engaging in additional brand promotional activities, we expect our marketing expenses to increase in the foreseeable future.

        Technology and content expenses.    Technology and content expenses primarily consist of the compensation and benefits of our IT staff, telecommunications expenses, and expenses incurred in creating content for our sales events on our websites, including model fees and professional photography expenses. As we continue to expand our IT capabilities to support our anticipated growth, we expect our technology and content expenses to continue to increase in the foreseeable future.

        General and administrative expenses.    General and administrative expenses primarily consist of compensation and benefits of our headquarters and administrative staff, rental expenses, costs for professional services and other administrative and overhead expenses. As our business further grows and we continue to incur increased costs related to our ongoing compliance and reporting obligations under U.S. securities laws as a public company, we expect our general and administrative expenses to continue to increase in the foreseeable future.

Seasonality

        Our results of operations are subject to seasonal fluctuations. For example, our revenues are relatively lower during the holidays in China, particularly during the Chinese New Year period which occurs in the first quarter of the year, when customers tend to do less shopping, both online and offline. Furthermore, sales in the retail industry are typically significantly higher in the fourth quarter of the year than in the preceding three quarters. This seasonality of our business, however, was not apparent historically as each quarter had greater revenues than the prior quarter due to the rapid growth in sales that we experienced in recent years.

Taxation

  Cayman Islands

        We are incorporated in the Cayman Islands. Under the current law of the Cayman Islands, we are not subject to income or capital gains tax in the Cayman Islands.

  Hong Kong

        Our subsidiary incorporated in Hong Kong is subject to the uniform tax rate of 16.5%. Under Hong Kong tax law, it is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on the remittance of dividends. No provision for Hong Kong tax has been made in our consolidated financial statements, as our Hong Kong subsidiary had not generated any assessable income for the years ended December 31, 2011, 2012 and 2013.

  PRC

        Our PRC subsidiaries and consolidated affiliated entity are companies incorporated under PRC law and, as such, are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Under the PRC Enterprise Income Tax Law and its implementation rules, both of which became effective on January 1, 2008, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. Our subsidiaries and the consolidated affiliated entity in the PRC are all subject to the tax rate of 25% for the periods presented, except for Vipshop Jianyang that enjoyed the following preferential tax treatment. Vipshop Jianyang was classified as a domestically-owned enterprise in the western regions that is in an industry sector encouraged by the PRC government. Vipshop

Jianyang obtained final approval from the local tax bureau to enjoy a preferential enterprise income tax rate of 15% for the period from February 22, 2012 to December 31, 2020. The term "domestically-owned enterprise in an industry sector encouraged by the PRC government" as used herein refers to any enterprise with its primary business falling into the scopes of the encouraged industries stipulated in the existing related policies, including Industrial Restructuring Guidance Catalogue (2011), Industrial Restructuring Guidance Catalogue (2005), Catalogue for the Guidance of Foreign Investment Industries (Revised in 2007), and Catalogues of Foreign-invested Advantage Industries in Central-Western Areas (2008 Revision), and the annual primary business revenue of which accounts for more than 70% of the total enterprise revenue.

        We evaluate the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2011, 2012 and 2013, we did not have any unrecognized tax benefits. We do not anticipate any significant increase to our liability for unrecognized tax benefit within the next 12 months. We will classify interest and penalties related to income tax matters, if any, in income tax expense.

        Under the PRC Enterprise Income Tax Law and its implementation rules, dividends from Vipshop China are subject to a withholding tax of 10%, unless there is a tax treaty with China that provides for a different withholding arrangement.

        Under the PRC Enterprise Income Tax Law, an enterprise established outside of the PRC with "de facto management bodies" within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term "de facto management bodies" as establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise. The SAT issued Circular 82 on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore-incorporated enterprise is located in China. In addition, the SAT issued a bulletin on July 27, 2011, effective September 1, 2011, providing more guidance on the implementation of Circular 82. This bulletin clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals, the determining criteria set forth in Circular 82 and the bulletin may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. See "Risk Factors—Risks Relating to Doing Business in China—It is unclear whether we will be considered a PRC resident enterprise' under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC resident enterprise' status, our global income may be subject to the 25% PRC enterprise income tax, which could have a material adverse effect on our results of operations." However, even if one or more of our legal entities organized outside of the PRC were characterized as PRC resident enterprises, we do not expect any material change in our net current tax payable balance and the net deferred tax balance as these entities were still in accumulated loss positions during the periods presented in the consolidated financial statements included elsewhere in this prospectus.

        The amount of tax loss carry forwards of our PRC subsidiaries and consolidated affiliated entity was US$7.7 million and US$0.2 million as of December 31, 2012 and 2013, respectively. We have provided a valuation allowance for 100% and 50% of the amount of the deferred tax assets relating to the future benefit of net operating loss carry forwards of our PRC subsidiaries and consolidated affiliated entity as of December 31, 2012 and 2013, respectively, as our management is not able to conclude that the future realization of some of such net operating loss carry forwards is more likely than not.

Results of Operations

        The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amounts and as percentages of our net revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the year ended December 31,
	2011		2012		2013
	US$	%	US$	%	US$	%
Product revenues	226,291,723	99.6	690,057,249	99.7	1,680,560,853	99.1
Other revenues	851,153	0.4	2,055,715	0.3	16,111,882	0.9

Total net revenues	227,142,876	100.0	692,112,964	100.0	1,696,672,735	100.0
Cost of goods sold(1)	(183,801,334)	(80.9)	(537,637,860)	(77.7)	(1,288,900,456)	(76.0)

Gross profit	43,341,542	19.1	154,475,104	22.3	407,772,279	24.0
Operating expenses(2)
Fulfillment expenses(3)	(45,478,327)	(20.0)	(96,523,444)	(13.9)	(197,812,615)	(11.7)
Marketing expenses	(15,253,325)	(6.7)	(32,272,629)	(4.7)	(74,498,341)	(4.4)
Technology and content expenses	(5,516,361)	(2.4)	(14,644,113)	(2.1)	(40,399,276)	(2.4)
General and administrative expenses	(84,575,539)	(37.3)	(25,541,812)	(3.7)	(49,943,775)	(2.9)

Total operating expenses	(150,823,552)	(66.4)	(168,981,998)	(24.4)	(362,654,007)	(21.4)
Other income	564,182	0.2	2,563,321	0.4	8,708,487	0.5

(Loss) income from operations	(106,917,828)	(47.1)	(11,943,573)	(1.7)	53,826,759	3.2
Interest expense	(494,509)	(0.2)	(222,868)	(0.0)	—	—
Interest income	122,437	0.1	3,558,013	0.5	15,666,129	0.9
Exchange gain (loss)	18,375	0.0	(157,473)	(0.0)	1,356,766	0.1

(Loss) income before income tax	(107,271,525)	(47.2)	(8,765,901)	(1.3)	70,849,654	4.2
Income tax expense	—	—	(706,173)	(0.1)	(18,549,791)	(1.1)

Net income (loss)	(107,271,525)	(47.2)	(9,472,074)	(1.4)	52,299,863	3.1
Deemed dividend on issuance of Series A Preferred Shares	(49,214,977)	(21.7)	—	—	—	—

Net income (loss) attributable to ordinary shareholders	(156,486,502)	(68.9)	(9,472,074)	(1.4)	52,299,863	3.1

(1)
Excluding shipping and handling expenses, and including inventory write down which amounted to US$1.7 million, US$12.2 million and US$33.9 million in the years ended December 31, 2011, 2012 and 2013, respectively.

(2)
Including share-based compensation expenses as set forth below:

	For the year ended December 31,
	2011	2012	2013
	(in US$)
Allocation of share-based compensation expenses*
Fulfillment expenses	(297,095)	(292,866)	(721,531)
Marketing expenses	(184,404)	(169,100)	(381,326)
Technology and content expenses	(729,420)	(897,133)	(3,275,228)
General and administrative expenses	(72,716,983)	(6,237,850)	(8,078,178)

Total	(73,927,902)	(7,596,949)	(12,456,263)

  *
  The share-based compensation expenses for 2011 included (a) US$63.9 million in share-based compensation expenses in connection with the unvested shares of our co-founders; (b) US$6.2 million in shared-based compensation expenses in connection with a transfer of ordinary shares between our co-founders; and (c) US$3.8 million share-based compensation expenses in connection with share options granted to executive officers and employees. In addition, unrecognized share-based compensation expenses as of December 31, 2011 were US$19.8 million, which were related to the unvested share options granted to our executive officers and employees. The unrecognized share-based compensation expenses were expected to be recognized over a weighted-average period of 3.06 years on a straight-line basis as of December 31, 2011. The share-based compensation expenses for 2012 included US$7.6 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and a consultant. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.5 million and US$2.1 million, and were expected to be recognized over a weighted-average period of 2.45 years and 3.62 years on a straight-line basis as of December 31, 2012, respectively. The share-based compensation expenses for 2013 included US$12.5 million share-based compensation expenses in connection with share options and non-vested shares granted to our executive officers, independent directors, employees and consultants. The unrecognized share-based compensation expenses related to share options and non-vested shares were US$14.9 million and US$17.4 million, and were expected to be recognized over a weighted-average period of 2.09 years and 3.26 years on a straight-line basis as of December 31, 2013, respectively. See "—Critical Accounting Policies—Share-Based Compensation" for details.

(3)
Including shipping and handling expenses, which amounted to US$29.4 million, US$53.9 million and US$117.5 million in the years ended December 31, 2011, 2012 and 2013, respectively.

Comparison of the Years Ended December 31, 2012 and 2013

        Net Revenues.    Our total net revenues increased from US$692.1 million in 2012 to US$1.7 billion in 2013, primarily attributable to the increase in the number of active customers and total orders. The number of our active customers increased significantly from 4.1 million in 2012 to 9.4 million in 2013. The number of our total orders increased from over 21.9 million in 2012 to 49.2 million in 2013, mainly due to the increase in the number of active customers during the period. Consequently, our average net revenues per active customer also increased from US$168 in 2012 to US$180 in 2013. The increases in the foregoing key factors were primarily due to overall growth in the industry, our further optimized product selection and enhancement of our warehousing capabilities and merchandising and IT infrastructures. Through our six logistics centers and several regional sub-sites within our website, we were able to continue tailoring our product offerings to regional customer demographics and offer additional sales events and SKUs in 2013. 93.0% of the total orders we fulfilled in 2013 were placed by repeat customers, as compared to 93.2% in 2012.

        Cost of Goods Sold.    Our cost of goods sold increased from US$537.6 million in 2012 to US$1.3 billion in 2013, primarily attributable to the significant increase in products procured from our brand partners in line with our significantly higher sales volume.

        We recorded US$12.2 million and US$33.9 million in inventory write-downs in 2012 and 2013, respectively. In addition, inventory write-down as a percentage of costs of goods sold, was 2.3% in 2012 and 2.6% in 2013. Such write-downs primarily reflected the estimated market value of damaged or obsolete inventory. The increase in write-downs from 2012 to 2013 was as a result of an increase in special sales promotion events in 2013 compared to 2012 due to more intensive competition in the market, as special sales promotions are more likely to result in write-downs due to the significant discounts offered.

        Starting in the second quarter of 2012, the amount we write-down is calculated based on factors such as whether the goods are returnable to vendors, inventory aging, damages, historical and forecast consumer demand, and the promotional environment. We assess the inventory write-down based on different product categories and apply a certain percentage based on aging. We classify all goods into the following two categories:

  •
  Non-returnable Goods. These goods cannot be returned to suppliers and general inventory write-down of different percentages are applied to these goods within the different aging categories. These percentages were developed based on historical write-down on these different types of goods. In addition to general write-down, specific write-down will also be applied to non-returnable goods if assessed to be needed based on the factors mentioned above.

  •
  Returnable Goods. Returnable goods will have no general write-down based on aging, but a specific write-down will be made at the end of each reporting period based on forecast sales, conditions of the goods and planned promotions.

        Gross Profit and Gross Margin.    As a result of the foregoing, our gross profit increased from US$154.5 million in 2012 to US$407.8 million in 2013. Our gross margin increased from 22.3% in 2012 to 24.0% in 2013, primarily due to increased economies of scale in sourcing merchandise from our suppliers which in turn increased our bargaining power.

        Operating Expenses.    Our operating expenses increased from US$169.0 million in 2012 to US$362.7 million in 2013, primarily due to the following factors:

  •
  Fulfillment expenses.  Our fulfillment expenses increased from US$96.5 million in 2012 to US$197.8 million in 2013. Shipping and handling expenses, the largest component of our fulfillment expenses during these periods, increased from US$53.9 million in 2012 to US$117.5 million in 2013. These increases were primarily attributable to the significant increase in our sales volume and the number of orders fulfilled, higher staff compensation and benefits and increase in rental expenses in connection with our expanded warehouse facilities. In 2013, we fulfilled over 49.2 million customer orders, as compared to over 21.9 million customer orders in 2012. Our fulfillment expenses as a percentage of our total net revenues decreased from 13.9% in 2012 to 11.7% in 2013, primarily due to our continued shift of strategy towards using regional and local delivery services and improved efficiency of regional warehouses. Throughout 2013, we continued to fully utilize the regional logistics centers and warehouses in Guangdong Province, Jiangsu Province, Sichuan Province and Tianjin. In addition, our regional logistics centers and warehouses enabled us to rely more on quality regional and local couriers, which generally have lower average delivery charges than national delivery companies. This continued shift to regional delivery companies reduced our shipping and handling expense per order and partially offset the increase in fulfillment expenses.

  •
  Marketing expenses. Our marketing expenses increased from US$32.3 million in 2012 to US$74.5 million in 2013, primarily attributable to our increased marketing and brand promotion activities. However, our marketing expenses as a percentage of our total net revenues decreased from 4.7% in 2012 to 4.4% in 2013 as our net revenues increased at a faster pace during the same period, which demonstrated our ability to control marketing expenses and leverage word-of-mouth referrals.

  •
  Technology and content expenses.  Our technology and content expenses increased from US$14.6 million in 2012 to US$40.4 million in 2013, primarily attributable to the headcount increase of our IT personnel in connection with our expansion of IT capacities and increased compensation and benefit. Accordingly, our technology and content expenses increased from 2.1% to 2.4% as a percentage of our total net revenues during the same period.

  •
  General and administrative expenses.  Our general and administrative expenses increased from US$25.5 million in 2012 to US$49.9 million in 2013 due to the increased scale of our business. Our general and administrative expenses as a percentage of our total net revenues, decreased from 3.7% to 2.9% during the same period as a result of economies of scale.

        Other Income.    Our other income amounted to US$8.7 million in 2013, as compared to US$2.6 million in 2012. Our other income in 2013 was primarily due to income derived from providing ancillary services to our suppliers, project-based government grants and tax rebates.

        Interest Expense.    Our interest expense was US$0.2 million in 2012. Due to repayment of our bank loans, we did not incur any interest expense in 2013.

        Interest Income.    Our interest income increased from US$3.6 million in 2012 to US$15.7 million in 2013 primarily due to our increased cash balance which we used for bank deposits and other investment activities.

        Exchange Gain.    We had an exchange gain of US$1.4 million in 2013 as a result of gain incurred when converting our cash balance denominated in Renminbi into U.S. dollars during our operations, which was primarily attributed to our Hong Kong subsidiary that uses U.S. dollars as its functional currency, but held their cash in Renminbi and exchanged Renminbi into U.S. dollars when the Renminbi appreciated against the U.S. dollars in 2013.

        Net Income.    As a result of the foregoing, we recorded a net income of US$52.3 million in 2013 as compared to a net loss of US$9.5 million in 2012.

Comparison of the Years Ended December 31, 2011 and 2012

        Net Revenues.    Our total net revenues increased from US$227.1 million in 2011 to US$692.1 million in 2012, primarily attributable to the increase in the number of active customers and total orders. The number of our active customers increased significantly from 1.5 million in 2011 to 4.1 million in 2012. The number of our total orders increased from over 7.2 million in 2011 to 21.9 million in 2012, mainly due to the increase in both the number of active customers during the period and the number of average orders per active customer from 4.9 in 2011 to 5.3 in 2012. Consequently, our average net revenues per active customer also increased from US$152 in 2011 to US$168 in 2012. The increases in the foregoing key factors were primarily due to our further optimized product selection, the increase in the number of sales events, the increase in the number of SKUs available on our website as well as the high-quality customer services we provide. We established three logistics centers and set up several regional sub-sites within our website during 2011, the full utilization of which in 2012 allowed us to cater our product offerings to regional customer demographics and offer additional sales events and SKUs. 93.2% of the total orders we fulfilled in 2012 were placed by repeat customers, as compared to 91.9% in 2011.

        Cost of Goods Sold.    Our cost of goods sold increased from US$183.8 million in 2011 to US$537.6 million in 2012, primarily attributable to the significant increase in products procured from our brand partners in line with our significantly higher sales volume.

        We recorded US$1.7 million and US$12.2 million in inventory write-downs in 2011 and 2012, respectively. In addition, inventory write-down as a percentage of costs of goods sold, was 0.9% in 2011 and 2.3% in 2012. Such write-downs primarily reflected the estimated market value of damaged or obsolete inventory. The increase in write-downs in 2012 from 2011 was due primarily to two factors. First, our inventory significantly increased as our business grew through selling new products and purchasing from new vendors. Secondly, in the second quarter of 2012, we established a more comprehensive policy regarding the assessment of inventory write-downs, which was made possible by our increased experience and historical data on inventory management.

        In 2011, we recorded inventory write-downs based on a number of factors, including whether the goods were damaged or slow-moving. Starting in the second quarter of 2012, the amount we write-down is calculated based on factors such as whether the goods are returnable to vendors, inventory aging, damages, historical and forecast consumer demand, and the promotional environment. We assess the inventory write-down based on different product categories and apply a certain percentage based on aging. The Company classifies all goods into the following two categories:

  •
  Non-returnable Goods. These goods cannot be returned to suppliers and general inventory write-down of different percentages are applied to these goods within the different aging categories. These percentages were developed based on historical write-down on these different types of goods. In addition to general write-down, specific write-down will also be applied to non-returnable goods if assessed to be needed based on the factors mentioned above.

  •
  Returnable Goods. Returnable goods will have no general write-down based on aging, but a specific write-down will be made at the end of each reporting period based on forecast sales, conditions of the goods and planned promotions.

        Gross Profit and Gross Margin.    As a result of the foregoing, our gross profit increased from US$43.3 million in 2011 to US$154.5 million in 2012. Our gross margin increased from 19.1% in 2011 to 22.3% in 2012, primarily due to increased economies of scale in sourcing merchandise from our suppliers which in turn increased our bargaining power.

        Operating Expenses.    Our operating expenses increased from US$150.8 million in 2011 to US$169.0 million in 2012, primarily due to the following factors:

  •
  Fulfillment expenses.  Our fulfillment expenses increased from US$45.5 million in 2011 to US$96.5 million in 2012. Shipping and handling expenses, the largest component of our fulfillment expenses during these periods, increased from US$29.4 million in 2011 to US$53.9 million in 2012. These increases were primarily attributable to the significant increase in our sales volume and the number of orders fulfilled, higher staff compensation and benefits and increase in rental expenses in connection with our expanded warehouse facilities. In 2012, we fulfilled over 21.9 million customer orders, as compared to over 7.2 million customer orders in 2011. Our fulfillment expenses as a percentage of our total net revenues decreased from 20.0% in 2011 to 13.9% in 2012, primarily due to our shift of strategy towards using regional and local delivery services and capacity expansion of regional warehouses. Throughout 2012, we were able to fully utilize the regional logistics centers and warehouses in Guangdong Province, Jiangsu Province, Sichuan Province and Tianjin. In addition, our regional logistics centers and warehouses enabled us to rely more on quality regional and local couriers, which generally have lower average delivery charges than national delivery companies. This shift to regional delivery companies reduced our shipping and handling expense per order and partially offset the increase in fulfillment expenses.

  •
  Marketing expenses.  Our marketing expenses increased from US$15.3 million in 2011 to US$32.3 million in 2012, primarily attributable to our increased marketing and brand promotion activities. However, our marketing expenses as a percentage of our total net revenues decreased from 6.7% in 2011 to 4.7% in 2012 as our net revenues increased at a faster pace during the same period, which demonstrated our ability to control marketing expenses and leverage word-of-mouth referrals.

  •
  Technology and content expenses.  Our technology and content expenses increased from US$5.5 million in 2011 to US$14.6 million in 2012, primarily attributable to the headcount increase of our IT personnel in connection with our expansion of IT capacities and increased compensation and benefit. However, as a percentage of our total net revenues, our technology and content expenses decrease from 2.4% to 2.1% during the same periods as our net revenues increased at a faster pace during the applicable periods.

  •
  General and administrative expenses.  Our general and administrative expenses decreased from US$84.6 million in 2011 to US$25.5 million in 2012, and as a percentage of our total net revenues, decreased from 37.2% to 3.7% during the same periods. The significant decrease in our general and administrative expenses was primarily due to our cost-control efforts and reduced share-based compensation expenses from US$72.7 million in 2011 to US$6.2 million in 2012.

        Other Income.    Our other income amounted to US$2.6 million in 2012, as compared to US$0.6 million in 2011. Our other income in 2012 was primarily due to income derived from providing ancillary services to our suppliers, project-based government grants and tax rebates.

        Interest Expense.    Our interest expense decreased from US$0.5 million in 2011 to US$0.2 million in 2012 primarily due to repayment of our bank loans.

        Interest Income.    Our interest income increased from US$0.1 million in 2011 to US$3.6 million in 2012 primarily due to our increased cash balance which we used for bank deposits and other investment activities.

        Exchange Gain/Loss.    We had an exchange loss of US$157.5 thousand in 2012 as a result of loss incurred when converting our cash balance denominated in U.S. dollars into Renminbi during our operations, which was primarily attributable to the appreciation of the Renminbi against the U.S. dollar in 2012.

        Net Loss.    As a result of the foregoing, we recorded a net loss of US$9.5 million in 2012 as compared to a net loss of US$107.3 million in 2011.

Liquidity and Capital Resources

        Prior to our initial public offering in March 2012, we financed our operations primarily through the issuance of preferred shares in private placements, unsecured and interest-free working capital loans provided by our shareholders and other related parties and bank loans and in 2011, from cash generated from operating activities. As of December 31, 2011, 2012 and 2013, we had US$45.0 million, US$124.5 million and US$334.7 million, respectively, in cash and cash equivalents. We had held-to-maturity securities with an aggregate outstanding amount of US$385.8 million as of December 31, 2013. Our cash and cash equivalents primarily consist of cash on hand, short-term bank demand deposits and highly liquid investments with maturities of less than three months. We believe that our current cash and cash equivalents, our anticipated cash flows from operations together with the net proceeds that we received from the follow-on public offering that was completed in March 2013 will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continued operations.

        The following table sets forth a summary of our cash flows for the periods indicated:

	For the year ended December 31,
	2011	2012	2013
	(in US$)
Net cash (used in) from operating activities	1,306,775	111,569,205	437,081,800
Net cash used in investing activities	(23,813,556)	(83,216,464)	(320,894,962)
Net cash provided by financing activities	66,785,746	50,170,648	92,397,637
Cash and cash equivalents at beginning of year	1,111,091	44,954,778	124,472,629

Cash and cash equivalents at end of year	44,954,778	124,472,629	334,715,019

Operating Activities

        Net cash from operating activities amounted to US$437.1 million in 2013, which was primarily attributable to a net income of US$52.3 million, adjusted for certain non-cash expenses consisting primarily of share-based compensation expenses of US$12.5 million and changes in operating assets and liabilities. The adjustment for changes in operating assets and liabilities primarily reflected a significant increase in accounts payable of US$283.4 million, accrued expenses and other current liabilities of US$143.7 million, primarily attributable to the increased procurement of inventories in connection with our expanded business, increase in advances from customers of US$75.8 million primarily attributable to our significant sales growth, a decrease in accounts receivable of US$3.8 million due to our customers' increasing use of our online payment systems. These increases were partially offset by a significant increase in inventories of US$160.0 million and an increase in other receivables of US$6.5 million and increase in advance to suppliers as a result of our increased sales volume and scale of operations.

        Net cash from operating activities amounted to US$111.6 million in 2012, which was primarily attributable to a net loss of US$9.5 million, adjusted for certain non-cash expenses consisting primarily of share-based compensation expenses of US$7.6 million and changes in operating assets and liabilities. The adjustment for changes in operating assets and liabilities primarily reflected a significant increase in inventories of US$86.4 million, an increase in account receivable of US$2.9 million and an increase in other receivables of US$0.6 million as a result of our increased sales volume and scale of operations. These increases were partially offset by a significant increase in accounts payable of US$105.4 million, primarily attributable to the increased procurement of inventories in connection with our expanded business and our ability to maintain favorable payment terms with our brand partners, an increase in advances from customers of US$40.6 million, primarily attributable to our significant sales growth.

        Net cash from operating activities amounted to US$1.3 million in 2011, which was primarily attributable to a net loss of US$107.3 million, adjusted for certain non-cash expenses consisting primarily of share-based compensation expenses of US$73.9 million and changes in operating assets and liabilities. The adjustment for changes in operating assets and liabilities primarily reflected a significant increase in inventories of US$64.0 million, an increase in advances to suppliers of US$7.7 million and an increase in other receivables of $8.8 million as a result of our increased sales volume and scale of operations. These increases were partially offset by a significant increase in accounts payable of US$79.7 million, primarily attributable to the increased procurement of inventories in connection with our expanded business and our ability to maintain favorable payment terms with our brand partners, an increase in advances from customers of US$13.1 million, primarily attributable to increased sales volume, and an increase in accrued expenses and other current liabilities of US$23.0 million, primarily reflecting an increase in accrued shipping and handling expenses, accrued advertising expenses, accrued payroll and social benefit provisions. The significant increases in inventories and accounts payable resulted from our significant sales growth and the related increase in products procured from our brand partners in 2011.

Investing Activities

        Net cash used in investing activities amounted to US$23.8 million, US$83.2 million and US$320.9 million in the years ended December 31, 2011, 2012 and 2013, respectively. Our net cash used in investing activities in each period was attributable to capital expenditure relating to our leasehold improvements, as well as purchases of office and other operating equipment, motor vehicles and IT software. In addition, net cash used in investing activities in 2013 was also attributable to purchase of held-to-maturity security of US$615.2 million, offset by proceeds from redemption of held-to-maturity securities of US$321.2 million.

Financing Activities

        Net cash provided by financing activities amounted to US$92.4 million in 2013, primarily attributable to net proceeds of US$90.3 million received from our follow-on offering completed in March 2013. In addition, we received proceeds from issuance of ordinary shares upon exercise of stock options US$2.0 million in 2013.

        Net cash provided by financing activities amounted to US$50.2 million in 2012, primarily attributable to net proceeds of US$62.7 million received from our initial public offering in March 2012. In addition, we repaid bank borrowing of US$12.7 million in 2012.

        Net cash provided by financing activities amounted to US$66.8 million in 2011, primarily attributable to the proceeds from the issuance of series A and series B preferred shares in an aggregate amount of US$51.7 million, shareholders loans of US$1.5 million, the US$1.5 million proceeds from the issuance of ordinary shares and net proceeds from bank borrowings of US$12.7 million.

Capital Expenditures

        Our capital expenditures amounted to US$9.6 million, US$12.4 million and US$22.2 million in the years ended December 31, 2011, 2012 and 2013, respectively. In the past, our capital expenditures were principally used for leasehold improvements, as well as purchases of office and other operating equipment, and IT software. Our future capital expenditures are expected to increase significantly in 2014 and 2015 where a significant majority of such capital expenditures are expected to be used to further expand our fulfillment capabilities and infrastructure expansions. The remaining capital expenditures are expected to be used to enhance our website and IT systems. We plan to fund these capital expenditures through our existing cash balances and our financing activities.

Holding Company Structure

        Vipshop Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our wholly owned subsidiaries and our consolidated affiliated entity in China. As a result, our ability to pay dividends depends upon dividends paid by our wholly owned subsidiaries. If our wholly owned subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly owned subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our wholly owned PRC subsidiaries and our consolidated affiliated entity is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As of December 31, 2013, we set aside general reserve of US$9.0 million.

Off-Balance Sheet Arrangements

        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders' equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

        We lease office space and certain equipment under non-cancelable operating lease agreements that expire at various dates from March 2013 through December 2020. These lease agreements provide for periodic rental increases based on both contractually agreed upon incremental rates and on the general inflation rate as agreed upon by us and our lessors. In the years ended December 31, 2011, 2012 and 2013, we incurred rental expenses of US$3.2 million, US$7.5 million and US$13.7 million, respectively. Our purchase obligations as of December 31, 2011 amounted to US$29.9 million, representing our contracted purchase of products from our brand partners. Our purchase obligations as of December 31, 2012 amounted to US$1.1 million, representing property, equipment and software contracts. Our purchase obligations as of December 31, 2013 amounted to US$14.3 million, representing property, equipment , software contracts and land use rights.

        The following table sets forth our minimum lease payments under all non-cancelable leases and purchase obligations as of December 31, 2013:

			Payment due by period
	Total		Less than 1 year		1-3 years	3-5 years	More than 5 years
					(in US$)
Operating lease obligations	$83,987,714		$18,634,366		$28,438,671	$23,218,883	$13,695,793
Purchase obligations	$14,337,967	(1)	$14,337,967	(1)	—	—	—

(1)
Excludes potential purchase obligations under the framework supply agreement entered into by us and the subsidiary of Lefeng with the PRC affiliate of Ovation in February 2014. Under this agreement, if sales of Ovation products through vip.com and lefeng.com in 2014 are less than RMB900 million (US$148.7 million), we would be required to purchase additional products from Ovation to the extent of the shortfall.

        On February 14, 2014, we entered into a term loan facility agreement with Wing Lung Bank Limited for a loan facility of up to US$50 million or its equivalent of HK$390 million. The term loan facility will mature 12 months following the drawdown date or 30 days prior to the expiration of the irrevocable standby letter of credit described below, whichever is earlier, and bears interest at the rate of three-month LIBOR plus 1.8% for borrowings denominated in U.S. dollars or three-month HIBOR plus 1.6% for borrowings denominated in Hong Kong dollars. The facility is guaranteed by an irrevocable standby letter of credit for an amount no less than US$50 million (or Renminbi with amount not less than 103% of US$/HK$ equivalent of US$50 million) issued by China Merchants Bank Co., Limited, Guangzhou Branch where we maintain our bank deposits. On February 21, 2014, we entered into a credit agreement with China Merchants Bank Co., Ltd., New York Branch for a credit facility of up to US$150 million. The available period for the facility is three months from the closing of the facility and is collateralized by irrevocable standby letters of credit issued by one of the bank's PRC branch and secured by bank deposits of an amount equal to that of the letter of credit in an account maintained with that branch. The maturity date of each borrowing under the credit facility is the earlier of (1) the first anniversary of its borrowing date, and (2) the date that is ten business days prior to the date on which any letter of credit securing the loan obligations shall expire or terminate. As of the date of this prospectus, we made one drawdown of US$50 million under the term loan facility and two drawdowns in the aggregate amount of US$120.9 million under the credit facility. The interest rate for the two drawdowns under the credit facility is three-month LIBOR plus 1.5%. We entered into these loan arrangements primarily to satisfy our offshore funding needs in connection with our acquisitions of our equity interests in Lefeng and Ovation. See "Related Party Transactions—Transactions with Lefeng and Ovation."

Internal Control Over Financial Reporting

        We are subject to the reporting obligations under the U.S. securities laws. The SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring public companies to include a report of management on the effectiveness of such companies' internal control over financial reporting in its annual report on Form 20-F. In addition, an independent registered public accounting firm for a public company must issue an attestation report on the effectiveness of the company's internal control over financial reporting for the year ended December 31, 2013 to be included in our annual report on Form 20-F, as we ceased to be an emerging growth company under the JOBS Act in 2013. We have not included and are not required to include our assessment or the report of the independent registered public accounting firm in this prospectus. This prospectus includes the currently dated audit report on our financial statements. Our annual report on Form 20-F, which we expect to file at the end of April 2014, will include our assessment of internal control over financial reporting and our auditor's reports on the financial statements and the effectiveness of the company's internal control over financial reporting, both dated as of the completion of that work.

        Prior to our initial public offering in March 2012, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. In 2012, we identified one "significant deficiency" in our internal control over financial reporting as defined in the standards established by PCAOB, and other control deficiencies. The significant deficiency related to the deficient calculation mechanism of our e-Wallet system. We have rewritten and upgraded the e-Wallet report logic. We no longer allow deposits into the e-Wallet program. Rather, the program only holds a reserve of funds used to refund customers their money when they return products. We have also increased IT staff dedicated to the program and overall personnel to manage our payment accounts.

        In connection with the audit of our financial statements included in this prospectus, we have also preliminary identified one significant deficiency and certain control deficiencies in our internal control over financial reporting, and will implement a number of measures to remediate these deficiencies. The significant deficiency related to deficient controls on the reconciliation of transaction data among our Oracle e-business suite, warehouse management and B2C systems, as there are no automatic interfaces for reconciliation of data from the different systems at the end of each reporting period, and there are also no formal policy or process over the preparation and review of the manually performed reconciliation. As a result, discrepancy may be noted among the different systems, and accumulated differences may become significant and difficult to evaluate. In response to such significant deficiency, we have established a specialized project team to process the data discrepancy among the different systems. We have also set up policies in which our e-business system department will be tasked with processing the data discrepancy on a daily basis, and our financial department will review the reconciliation and resolve any discrepancies on a monthly basis. However, our management has yet to complete an evaluation of the effectiveness of our internal control over financial reporting and is therefore unable to provide as of the date of this prospectus our assessment of internal control over financial reporting as of December 31, 2013. In addition, as of the date of this prospectus, our independent registered public accounting firm has not been able to attest to the effectiveness of our internal control and report that our internal control over financial reporting was effective as of December 31, 2013. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. See "Risk Factors—Risks Relating to Our Business and Industry—If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected."

Inflation

        Inflation in China has not historically materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2011, 2012 and 2013 in China were increases of 4.1%, 2.5% and 3.5%, respectively. Although we have not been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Market Risks

Interest Rate Risk

        Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest bearing demand deposits and held-to-maturity securities. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates. We have not used any derivative financial instruments to manage our interest risk exposure.

Foreign Exchange Risk

        All of our revenues and most of our expenses are denominated in Renminbi. Our exposure to foreign exchange risk primarily relates to the U.S. dollar proceeds of the public offerings of our equity securities, most or substantially all of which we expect to convert into Renminbi over time. As the impact of foreign currency risk on our operations was not material in the past, we have not used any forward contracts, currency borrowings or derivative instruments to hedge our exposure to foreign currency exchange risk.

        The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between RMB and the U.S. dollar remained within a narrow band. The PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has gradually appreciated against the U.S. dollar since June 2010, though there have been periods when the U.S. dollar has appreciated against the RMB as well. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in greater fluctuation of the Renminbi against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how this relationship between the Renminbi and the U.S. dollar may change again.

        To the extent that we need to convert the U.S. dollars we received from our initial and follow-on public offerings into Renminbi to fund our operations, acquisitions, or for other uses within the PRC, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. To the extent that we seek to convert Renminbi into U.S. dollars, depreciation of the Renminbi against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. On the other hand, a decline in the value of the Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent of our financial results, the value of your investment in the company and the dividends that we may pay in the future, if any, all of which may have a material adverse effect on the prices of our ADS.

        The Renminbi has appreciated significantly against the U.S. dollar during the reporting periods presented, from a rate of RMB6.2939 to US$1.00 as of December 30, 2011 to a rate of RMB6.0537 to US$1.00 as of December 31, 2013. As all of our revenues and most of our expenses are denominated in Renminbi, the changes in the exchange rates of Renminbi against U.S. dollars have not historically materially impacted our results of operations. However, since our reporting currency in the financial statements is U.S. dollars, the translation effect on our revenues and expenses in our income statements has been increasing due to the accelerated appreciation of the Renminbi against the U.S. dollar during the reporting periods, and has been further magnified by the significant increases in our total net revenues and total operating expenses during the corresponding periods. For example, during 2011, the Renminbi appreciated against the U.S. dollar from a rate of RMB6.6000 to US$1.00 as of January 3, 2011 to a rate of RMB6.2939 to US$1.00 as of December 30, 2011, resulting in a currency translation increase in our total net revenues of US$10.8 million and a currency translation increase in our total operating expenses of US$3.6 million. During 2012, the Renminbi appreciated against the U.S. dollar from a rate of RMB6.2940 to US$1.00 as of January 3, 2012 to a rate of RMB6.2301 to US$1.00 as of December 31, 2012, resulting in a currency translation increase in our total net revenues of US$7.1 million and a currency translation increase in our total operating expenses of US$1.6 million. During 2013, the Renminbi appreciated against the U.S. dollar from a rate of RMB6.2301 to US$1.00 as of January 3, 2013 to a rate of RMB6.0537 to US$1.00 as of December 31, 2013, resulting in a currency translation increase in our total net revenues of US$24.0 million and a currency translation increase in our total operating expenses of US$5.1 million.

        We are not currently subject to any significant direct foreign exchange risk and accordingly, we have not hedged exposures denominated in foreign currencies, nor do we have any other derivative financial instruments outstanding. Based on the amount of our cash and cash equivalents on hand as of December 31, 2013, a 1.0% change in the exchange rate between the Renminbi and the U.S. dollar would result in an increase or decrease of US$3.3 million to our cash and cash equivalents.

Critical Accounting Policies

        We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenue and expenses during the reporting periods. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

        An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements. We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Significant accounting estimates reflected in our financial statements include inventory write-down, revenue recognition cut off adjustments, valuation allowance for deferred tax assets, valuation of ordinary shares and preferred shares when the preferred shares were issued, valuation of stock options. Changes in facts and circumstances may result in revised estimates. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Revenue recognition

        We recognize revenue when persuasive evidence of an arrangement exists, products are delivered, the price to the buyer is fixed or determinable and collectability is reasonably assured. We utilize delivery service providers to deliver goods to our customers directly from our own warehouses. We estimate and defer revenue and the related product costs that are in-transit to the customer, which generally takes about three days. The three-days estimate was determined based on the average delivery days for sales made during the last month of the reporting period, derived from customer locations and delivery reports. A one-day change in the estimated good in-transit period would result in an increase or decrease of US$11.69 million to our total net revenues in 2013.

        We offer our customers an unconditional right of return for a period of seven days upon receipt of products. We defer revenue until the return period expires as we do not currently have sufficient historical sales information to reasonably estimate the amount of expected returns.

        Revenue was recorded on a gross basis, net of surcharges and value added tax of 17% of gross sales. Surcharges are sales related taxes representing the city maintenance and construction tax and education surtax. We have evaluated whether it is appropriate to record the gross amount of product sales and related costs or net amount earned as revenue. We recorded revenue on a gross basis because we have the following indicators for gross reporting: we are the primary obligor of the sales arrangements; we are subject to inventory risks of physical loss; we have latitude in establishing prices and discretion in selecting suppliers; and we assume credit risks on receivables from customers. We retain some general inventory risks despite our arrangements to return goods to some vendors within limited time periods. We generally have the right to return unsold items within a period after the end of a sales event. We typically pay for the purchase order in installments with the last installment paid upon full settlement of the unsold items or returned products we receive from customers. For some products, such as certain sporting goods, which we do not have the right to return the unsold products to the brand partners, we have been able to utilize our strong marketing expertise regarding customer preferences to achieve quick inventory turnover. On an overall basis, most of these above indicators support gross reporting.

        We also sell prepaid cards which can be redeemed to purchase products sell by us. The cash collected from the sales of prepaid cards is initially recorded as advance from customers on the consolidated balance sheets and subsequently recognized as revenues when the prepaid cards are redeemed to purchase products.

Discount coupons and membership reward program

        We voluntarily provide discount coupons through certain cooperative websites or through public distributions during our marketing activities. These coupons are not related to prior purchases, and can only be utilized in conjunction with subsequent purchases on our platforms. These discount coupons are recorded as reduction of revenues at the time of use.

        We have established a membership reward program wherein our customers earn one point for each Renminbi spent on our platforms. Existing members may also receive extra reward points when customers referred by them make their first purchase. Membership reward points can be either exchanged into coupons to be used in connection with subsequent purchases, or exchanged into free gifts. The expiry dates of these reward points vary based on different individual promotional programs, while the coupons expire three months after redemption. We accrue liabilities for the estimated value of the points earned and expected to be redeemed, which are based on all outstanding reward points related to prior purchases at the end of each reporting period, as we do not currently have sufficient historical data to reasonably estimate the usage rate of these reward points. These liabilities reflect our management's best estimate of the cost of future redemptions. These liabilities reflect our management's best estimate of the cost of future redemptions. As of December 31, 2011, 2012 and 2013, we recorded deferred revenue related to reward points earned from prior purchases of US$2.6 million, US$10.5 million and US$18.8 million, respectively.

        We do not charge any membership fees to our registered members. New members who register on our platforms or existing members who introduce new members to us are granted free membership reward points, which can be used to redeem coupons for future purchases. These reward points are not related to prior purchases and are recorded as reduction of revenues at the time of use.

Other revenues

        Other revenues consist of fees charged to third-party merchants which we provides platform access for sales of their products, where we are generally not the primary obligor, do not bear the inventory risk, do not have the ability to establish the price and control the related shipping services when utilized by the online marketplace merchants. Upon successful sales at vip.com, we will charge the third-party sellers a negotiated amount or a fixed rate commission fee based on the sales amount. Commission fee revenues are recognized on a net basis at the point of delivery of products, net of return allowance.

        We conduct product promotional activities for certain brands on our website. These revenues are recognized on a straight-line basis over the service periods, net of business tax of approximately 5% of service revenues or 6% value-added tax, or VAT, in certain pilot locations as a result of the pilot VAT reform program.

Cost of goods sold

        Our cost of goods sold primarily consists of the cost of merchandise sold and inventory write-downs. Our cost of goods sold does not include shipping and handling expenses, payroll, bonus and benefits of our logistic staff or logistics center rental expenses. Our cost of goods sold may not therefore be comparable to other companies which include such expenses in their cost of goods sold.

        We recorded US$1.7 million, US$12.2 million and US$33.9 million in inventory write-downs in 2011, 2012 and 2013, respectively. In addition, inventory write-down as a percentage of costs of goods sold, was 0.9% in 2011, 2.3% in 2012 and 2.6% in 2013. Such write-downs primarily reflected the estimated market value of damaged or obsolete inventory. The increase in write-downs in 2012 from 2011 was due primarily to two factors. First, our inventory significantly increased as our business grew through selling new products and purchasing from new vendors. Secondly, in the second quarter of

2012, we established a more comprehensive policy regarding the assessment of inventory write-downs, which was made possible by our increased experience and historical data on inventory management.

        In 2011, we recorded inventory write-downs based on a number of factors, including whether the goods were damaged or slow-moving. Starting in the second quarter of 2012, the amount we write-down is calculated based on factors such as whether the goods are returnable to vendors, inventory aging, damages, historical and forecast consumer demand, and the promotional environment. We assess the inventory write-down based on different product categories and apply a certain percentage based on aging. The Company classifies all goods into the following two categories:

  •
  Non-returnable Goods. These goods cannot be returned to suppliers and general inventory write-downs of different percentages are applied to these goods within the different aging categories. These percentages were developed based on historical write-down on these different types of goods. In addition to general write-down, specific write-down will also be applied to non-returnable goods if assessed to be needed based on the factors mentioned above.

  •
  Returnable Goods. Returnable goods will have no general write-down based on aging, but a specific write-down will be made at the end of each reporting period based on forecast sales, conditions of the goods and planned promotions.

        The increase in write-downs from 2012 to 2013 was a result of an increase in special sales promotion events in 2013 compared to 2012 due to more intense competition in the market, and special sales promotions are more likely to result in write-downs due to the significant discounts offered.

Inventories

        Inventory is stated at the lower of cost or market. Cost of inventory is determined using the weighted average cost method. We take ownership, risks and rewards of the products purchased from brand partners but have the right to return unsold products to certain brand partners. Adjustments are recorded to write down the cost of inventory to the estimated market value for slow-moving merchandise and damaged goods. The amount of write down is also dependent upon factors such as whether the goods are returnable to vendors, inventory aging, historical and forecasted consumer demand, and promotional environment.

        The Company assesses the inventory write-down based on different product categories and applies a certain percentages based on aging. The Company classifies all goods into the following two categories: non-returnable goods and returnable goods. Non-returnable Goods cannot be returned to suppliers and general inventory write-down of different percentages are applied to these goods within the different aging categories. These percentages were developed based on historical write-down on these different types of goods. In addition to general write-down, specific write-down will also be applied to non-returnable goods if assessed to be needed based on the factors mentioned above. Returnable goods will have no general write-down based on aging but specific write down will be made at the end of each reporting periods based on forecast sales, conditions of the goods and planned promotions.

        Write downs are recorded in cost of goods sold in the consolidated statements of income (loss) and comprehensive income (loss).

Share-based compensation

        Share-based payments made to employees, including employee stock options, ordinary shares transferred to employees with no consideration, and restricted shares issued to employees for which our company has a repurchase option, are recognized as compensation expenses over the requisite service periods. We measure the cost of employee services received in exchange for share-based compensation at the grant date fair value of the awards. We have elected to recognize compensation expense on a straight-line basis over the requisite service period for the entire award with graded vesting provided that the amount of compensation cost recognized at any date must at least equal the portion of the grant-date value of the award that is vested at that date. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of share-based compensation expense to be recognized in future periods.

2011 stock incentive plan

        In March 2011, we adopted the 2011 Plan, which authorizes us to issue up to an aggregate of 7,350,000 ordinary shares of our company to our employees, directors, officers and consultants. As of the date of this prospectus, options to acquire 7,350,000 ordinary shares have been granted under the 2011 Plan.

2012 share incentive plan

        In March 2012, we adopted our 2012 Plan, under which we are authorized to issue up to an aggregate of 9,000,000 ordinary shares of our company to our employees, directors, officers and consultants. As of the date of this prospectus, we have granted options to purchase 450,569 ordinary shares and 2,724,048 restricted shares under the 2012 Plan.

Founders' unvested shares

        Mr. Eric Ya Shen, our chairman and chief executive officer and Mr. Arthur Xiaobo Hong, the vice chairman of our board of directors, who we collectively refer to as our founders, entered into a share restricted agreement with the series A preferred shares investors and us on February 21, 2011. The founders' unvested ordinary shares under the share restriction agreement were measured at the grant date fair value and recognized as compensation expense over the vesting periods. Of the shares held by the founders, 40% vested immediately, with the remaining shares to be vested in 36 equal and continuous monthly installments for each month starting from February 21, 2011, provided that the founders remain full-time employees of our company at the end of such month. Our company has the option to repurchase the ordinary shares held by our founders in the event a founder ceases to be a full-time employee of our company for any reason. We have an irrevocable and exclusive option to repurchase all the unvested shares held by our founders at par value, and all of the shares (including vested shares) held by the founders at fair market value. On April 11, 2011, our existing shareholders, our company and the series B preferred shares investors entered into an amended and restated share restriction agreement which superseded and replaced in its entirety the original agreement dated February 21, 2011. The amended and restated agreement included the Series B preferred shareholders as additional parties to the agreement, but did not change any of the significant terms of the original share restriction agreement. On December 8, 2011, our company, the ordinary shareholders, and holders of series A and series B preferred shares entered into an agreement to terminate the amended and restated share restriction agreement, which in substance accelerated the vesting of the founders' unvested ordinary shares to December 8, 2011. Therefore, for the year ended December 31, 2011, we recorded share-based compensation expense of US$63.9 million in connection with the unvested shares of the founders.

Ordinary shares transferred to the vice chairman of our board of directors

        On June 15, 2011, Elegant Motion Holdings Limited, a company wholly owned by the Mr. Eric Ya Shen, transferred 1,521,007 ordinary shares to High Vivacity Holdings Limited, a company wholly owned by Mr. Arthur Xiaobo Hong, an employee and vice chairman of our board of directors. The transfer of shares was intended to compensate Mr. Hong for his services as an employee of our Company. Mr. Shen determined the number of ordinary shares and executed the share transfer on June 10, 2011. We considered June 10, 2011 as the grant date of the share award. Accordingly, the transaction was recognized as share-based compensation for the past services of Mr. Hong on the grant date. We recognized share-based compensation of US$6.2 million on June 15, 2011, based on the fair value of our ordinary shares of US$4.08 per share on that date, multiplied by 1,521,007 ordinary shares transferred.

        The table below sets forth information concerning options, restricted shares and ordinary shares granted to our executives, other employees, members of Audit Committee and consultants as of December 31, 2013:

Grant Date	Number of ordinary shares underlying options grants/number of ordinary shares granted		Option exercise price per share	Fair value of options at date of grant	Fair value of ordinary shares	Type of valuation(1)
February 21, 2011	18,632,250	(2)	—	—	3.43	Retrospective
March 18, 2011	1,470,000		0.50	2.95	3.40	Retrospective
	183,750		0.50	2.96	3.40	Retrospective
	735,000		0.50	2.96	3.40	Retrospective
	735,000		0.50	2.94	3.40	Retrospective
	367,500		0.50	2.96	3.40	Retrospective
March 28, 2011	945,000		0.50	2.99	3.44	Retrospective
June 15, 2011	1,521,007		—	—	4.08	Retrospective
July 10, 2011	50,000		0.50	3.86	4.31	Contemporaneous
August 30, 2011	819,638		2.52	3.32	4.78	Contemporaneous
November 30, 2011	551,250		2.52	4.61	6.36	Contemporaneous
November 30, 2011	1,310,000		2.50	4.43	6.36	Contemporaneous
February 1, 2012	204,910	(3)	2.52	3.60	4.70	Contemporaneous
April 16, 2012	452,000		2.50	1.24	2.51	Contemporaneous
April 16, 2012	101,138	(4)	2.50	1.45	2.51	Contemporaneous
June 1, 2012	367,500	(5)	—	—	2.76	Contemporaneous
September 30, 2012	340,000	(5)	—	—	3.75	Contemporaneous
October 1, 2012	34,000	(5)	—	—	3.70	Contemporaneous
January 1, 2013	400,000		0.50	8.45	8.45	Contemporaneous
	561,000	(6)	—	—	8.92	Contemporaneous
March 22, 2013	10,000	(6)	—	—	14.31	Contemporaneous
	50,569		2.50	12.28	12.28	Contemporaneous
April 1, 2013	501,000	(6)	—	—	14.93	Contemporaneous
September 1, 2013	411,600	(6)	—	—	21.21	Contemporaneous

(1)
We did not have to prepare any financial statements in conformity with U.S. GAAP until we decided to pursue an initial public offering in the U.S. in the third quarter of 2011. In the process of preparing U.S. GAAP financial statements for our initial public offering, we significantly formalized and refined our projections. We believe that these refined projections are more reliable than those previously used. Consequently, our valuations in determining the fair value of our ordinary shares before the availability of the revised financial projections, including as of February 21, 2011, March 18, 2011, March 28, 2011 and June 15, 2011, have all been prepared on a retrospective basis, while the valuations in determining the fair value of our ordinary shares or option exercise price per share as of July 10, 2011, August 30, 2011, November 30, 2011, February 1, 2012, April 16, 2012, June 1, 2012, September 30, 2012, October 1, 2012, January 1,

  2013, March 22, 2013, April 1, 2013 and September 1, 2013 have been prepared on a contemporaneous basis.

(2)
The 18,632,250 shares were unvested restricted shares held by our founders as of February 21, 2011.

(3)
The 204,910 share options were issued to our third party consultant. We measure the equity instruments at their then-current fair values at each of the financial reporting dates, and attributes the changes in those fair values over the future services period until the measurement date has been established.

(4)
The 101,138 share options were issued to two of our independent directors.

(5)
During 2012, a total of 741,500 non-vested shares were granted to an executive officer and employees under the 2012 stock incentive plan. The fair values of non-vested shares are measured at the fair value of our ordinary shares on the respective grant-dates.

(6)
During 2013, a total of 1,483,600 non-vested shares were granted to an executive officer, employees, members of Audit Committee and consultants under the 2012 stock incentive plan. The fair values of non-vested shares are measured at the fair value of our ordinary shares on the respective grant-dates.

  For the February 21, 2011 grants of restricted ordinary shares to our founders, we have calculated the ordinary share value to be US$3.43 per share. The fair value of the shares was determined with the assistance of a third-party valuation firm. To estimate the fair value of the ordinary shares, we first determined our enterprise value by means of a discounted cash flow analysis using the retrospective approach. The cash flow derived by management considered the nature of our business, our future business plan, specific business and financial risks, the stage of development of our operations, and economic and competitive elements affecting our business, industry and market. We also used other general assumptions, including the following: no major changes in the existing political, legal, fiscal and economic conditions in China; no major changes in the current taxation laws in the jurisdictions in which we operate; our ability to retain competent management, key personnel and technical staff to support our ongoing operations; and no significant deviations in industry trends and market conditions from our current economic forecasts. The cash flow is discounted using the weighted average cost of capital of 21.50%, which was benchmarked with discount rates of comparable listed companies. In addition, a lack of marketability discount of 14% was applied to arrive at the estimated enterprise value. The lack of marketability discount takes into consideration the plans for and status of our initial public offering in March 2012.

        For the March 18, 2011, March 28, 2011, July 10, 2011 and August 30, 2011, November 30, 2011, February 1, 2012, April 16, 2012, January 1, 2013, March 23, 2013, April 1, 2013 and September 1, 2013 stock options grants, we have assessed the fair value of our options using the binomial option pricing model, which requires the input of highly subjective assumptions, including the options' expected exercise multiples, expected volatility, expected dividend yields and risk-free interest rates, and the fair value of the underlying ordinary shares on those dates.

        We have attributed the ordinary shares underlying the options a fair value of US$3.40 and US$3.44 as of March 18, 2011 and March 28, 2011, respectively, determined based on a retrospective valuation using the discounted cash flow method prepared with the assistance of the appraiser. For the ordinary shares underlying the options, we have attributed a fair value of US$4.78 and US$6.36 as of August 30, 2011 and November 30, 2011 respectively, determined based on a contemporaneous valuation using the discounted cash flow method, also prepared with the assistance of the appraiser. The methodology for the valuation of ordinary shares on March 18, 2011, March 28, 2011, August 30, 2011 and November 30, 2011 was similar to that used for the valuation of ordinary shares on February 21, 2011 as described above. The cash flow is discounted using the weighted average cost of capital of 21.5%, 21.5%, 20.0% and 19.5% on March 18, 2011, March 28, 2011, August 30, 2011, and November 30, 2011, respectively, which was benchmarked with discount rates of comparable listed companies. In addition, a lack of marketability discount of 13%, 12%, 8%, and 6% was applied respectively to arrive at the estimated enterprise value.

        For the June 15, 2011 grants of ordinary shares, we have calculated the fair value of each ordinary share to be US$4.08, determined based on a retrospective valuation using the discounted cash flow method prepared with the assistance of the appraiser. The methodology for the valuation of ordinary shares on June 15, 2011 was similar to the valuation of ordinary shares on February 21, 2011, as described above. The cash flow was discounted using the weighted average cost of capital of 21.00%, which was benchmarked with discount rates of comparable listed companies. In addition, a lack of marketability discount of 10% was applied to arrive at the estimated enterprise value.

        We have attributed to the ordinary shares underlying the options a fair value of US$4.31 as of July 10, 2011, determined based on the linear relationship between the fair value of the ordinary shares as of June 15, 2011 and the fair value of the ordinary shares as of August 30, 2011. We did not use the discounted cash flow method to determine the fair value of the ordinary shares as of July 10, 2011 because of:

  •
  the substantially smaller number of options granted on July 10, 2011 as compared with those granted on March 18, 2011, March 28, 2011 and August 30, 2011; and

  •
  our continuing business development according to our business plan between June 15, 2011 and August 30, 2011.

        In applying the binomial option pricing model on March 18, 2011, we also made the following assumptions: an expected dividend yield of 0%; a risk-free interest rate of 3.725%; an expected volatility of 56.68%; an option life of 10 years; and an expected exercise multiple of 2.8 times.

        In applying the binomial option pricing model on March 28, 2011, we also made the following assumptions: an expected dividend yield of 0%; a risk-free interest rate of 3.778%; an expected volatility of 56.53%; an option life of 10 years; and an expected exercise multiple of 2.2 times.

        In applying the binomial option pricing model on July 10, 2011, we also made the following assumptions: an expected dividend yield of 0%; a risk-free interest rate of 4.127%; and expected volatility of 55.26%; an option life of 10 years; and an expected exercise multiple of 2.2 times.

        In applying the binomial option pricing model on August 30, 2011, we also made the following assumptions: an expected dividend yield of 0%; a risk-free interest rate of 3.116%; and expected volatility of 54.99%; an option life of 10 years; and an expected exercise multiple of 2.8 times.

        In applying the binomial option pricing model on November 30, 2011, we also made the following assumptions: an expected dividend yield of 0%, a risk-free interest rate of 2.853%, an expected volatility of 54.00%, an option life of 10 years, and an expected exercise multiple of 2.2 times for 1,310,000 options granted to employees and 2.8 times for 551,250 options granted to executive officers.

        In applying the binomial option pricing model on April 16, 2012, we also made the following assumptions: an expected dividend yield of 0%, a risk-free interest rate of 3.002%, an expected volatility of 53.12%, an option life of 5.13 years for 452,000 options granted to employees and 7.3 years for the 101,138 options granted to the two independent directors, an expected exercise multiple of 2.2 times for 452,000 options granted to employees and 2.8 times the 101,138 options granted to the two directors.

        In applying the binomial option pricing model on December 31, 2012 for the re-measurement of the 204,910 options granted to a consultant in February 2012, we also made the following assumptions:

an expected dividend yield of 0%, a risk-free interest rate of 2.5362%, an expected volatility of 51.33%, an option life of 4.5 years. Exercise multiple is not considered for options granted to non-employees.

        In applying the binomial option pricing model on January 1, 2013, we made the following assumptions: an expected dividend yield of 0%, a risk-free interest rate of 3.19%, an expected volatility of 24.1%, an option life of 10 years for 400,000 options granted to an executive officer.

        In applying the binomial option pricing model on March 22, 2013, we made the following assumptions: an expected dividend yield of 0%, a risk-free interest rate of 3.30%, an expected volatility of 34.8%, an option life of 10 years for 50,569 options granted to an independent director.

        In applying the binomial option pricing model on December 31, 2013 for the re-measurement of the 106,724 options granted to a consultant in February 2012, we also made the following assumptions: an expected dividend yield of 0%, a risk-free interest rate of 4.49%, an expected volatility of 43.1%, an option life of 4.5 years. Exercise multiple is not considered for options granted to non-employees.

        For the purpose of determining the estimated fair value of our share options, we believe that the expected volatility, the expected exercise multiples and the estimated share price of our ordinary shares are the most sensitive assumptions, since we were a privately-held company at the date we granted all our options in 2011 and February 2012. Changes in these assumptions could significantly impact the estimated fair values of the options calculated by the binomial option pricing model, and change the share-based compensation expense materially in the future from that recorded in current period. Expected volatility was estimated based upon the average stock price volatility of comparable listed companies over a period comparable to the expected term of the options. We believe the average share price volatility of the selected comparable companies is a reasonable benchmark in estimating the expected volatility of our ordinary shares. The expected exercise multiple is the average ratio of the stock price to the exercise price of when employees would decide to voluntarily exercise their vested options. As we do not have sufficient information on past employee exercise history, we estimated the exercise multiples based on research conducted by Huddart and Lang (1995).

Income taxes

        Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

        As part of the process of preparing our financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. We account for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        As of December 31, 2013, we have provided a valuation allowance for the 50% of the amount of the deferred tax assets relating to the future benefit of net operating loss carried forward of certain subsidiaries and the consolidated affiliated entity as we are not able to conclude that the future realization of those net operating loss carry forwards is more likely than not.

Recent Accounting Pronouncements

        In February 2013, the Financial Accounting Standards Board (the "FASB") has issued an authoritative pronouncement related to obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. The pronouncement provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this pronouncement is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this pronouncement also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments in this Accounting Standards Update ("ASU") should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the scope that exist at the beginning of an entity's fiscal year of adoption. An entity may elect to use hindsight for the comparative periods (if it changed its accounting as a result of adopting the amendments in this pronouncement) and should disclose that fact. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on our consolidated financial results or disclosures.

        In July 2013, the FASB issued a pronouncement which provides guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The FASB's objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. The amendments in this ASU state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This ASU applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this ASU is not expected to have a material impact on our consolidated financial results or disclosures.

 INDUSTRY OVERVIEW

        The retail industry globally is undergoing significant changes. The most notable trends driving these changes are the migration of offline retail sales to online channels and the rise of online discount channels as a key driver of sales volume. While the impact of these trends has been more evident in developed economies, the long-term potential to fundamentally transform traditional retail is expected to be greater in markets where the traditional retail sector remains underdeveloped. Consumers and brands in such markets tend to be more willing to adopt new online retail business models.

Rapidly Growing Domestic Retail Market

        The retail market in China is in the midst of an extended period of robust growth driven by increasing urbanization and higher levels of disposable income.

        Retail sales in China grew from RMB11.5 trillion (US$1.9 trillion) in 2008 to RMB23.4 trillion (US$3.9 trillion) in 2013, representing a compound annual growth rate, or CAGR, of 15.3%, according to China's National Bureau of Statistics. Retail sales in China is projected to grow to RMB27.4 trillion (US$4.5 trillion) in 2014, RMB31.5 trillion (US$5.2 trillion) in 2015 and RMB36.0 trillion (US$6.0 trillion) in 2016, according to the iResearch Report. Coupled with the fast growth of China's retail sales, China's domestic consumption pattern is undergoing significant development. Although China's historical economic growth has been largely driven by the investment in fixed assets and exports, the spending patterns of China's increasingly affluent population are expanding beyond basic daily necessities to encompass more lifestyle products and services. In 2012, private consumption made up 36.0% of China's GDP, compared to 68.6% in the U.S., according to the Economist Intelligence Unit. Retail sales are expected to continue to grow as a percentage of China's GDP as private consumption becomes a more important component of China's economy.

Underdeveloped Traditional Retail Infrastructure

        The retail market in China is highly fragmented with insufficient coverage. Retail coverage in China lags behind consumers' increasing purchasing power for lifestyle products and services. The breadth of product offerings and brand selection is often restricted by limited retail space, particularly in China's smaller cities.

        Chinese consumers are highly brand conscious and price sensitive, yet the availability of discount retailers and outlet malls within China's retail ecosystem is extremely limited. In contrast, more developed markets such as the U.S. have well-established, large scale discount retailers and outlet malls that sell a wide variety of products and brands at deeply discounted prices.

Rise of E-commerce Channels

        Improvements in access to, and the functionality of, the internet are enabling Chinese consumers to more easily research and purchase products and services online. The migration of traditional retail to e-commerce is also facilitated by improving fulfillment and logistics networks, as well as the increased availability of online payment options. According to the iResearch Report, the number of online shoppers in China grew from 80.0 million in 2008 to 242.0 million in 2012. The number is projected to grow to 440.5 million in 2016, representing a CAGR of 16.2% from 2012 to 2016, according to the same source. Although China's population of online shoppers has rapidly increased over the past few years, its growth potential remains strong due to China's lower penetration rate of online shopping as compared to developed countries. About 42.9% of China's total internet users shopped online in 2012, according to the iResearch Report, compared to 67.9% in the U.S., according to Forrester Research.

        Driven by the increasing number of online shoppers, as well as higher purchase volumes per shopper, the online retail sales revenue in China is expected to grow from RMB1,303 billion (US$215 billion) in 2012 to RMB3,600 billion (US$595.9 billion) in 2016, representing a CAGR of 28.9%, according to the iResearch Report. Online retail sales as a percentage of total retail sales in China is expected to increase from 6.2% in 2012 to 10.0% in 2016, according to the iResearch Report, whereas such percentage in the United States is expected to increase from 7.3% in 2012 to 9.1% in 2016, according to Forrester Research.

Online retail sales in China

China B2C e-commerce market size

        According to the iResearch Report, apparel is the most popular e-commerce segment in China. The size of the apparel product segment of the Chinese B2C e-commerce market is forecast to grow from RMB68.9 billion (US$11.4 billion) in 2012 to RMB345.9 billion (US$57.1 billion) in 2016, representing a CAGR of 49.7%, according to the iResearch Report. Apparel inventory accounts for approximately 50% of total apparel market value, according to a report by the Boston Consulting Group published in November 2011.

        According to the iResearch Report, cosmetic is the third most popular e-commerce segment in China. The size of the cosmetics product segment of the Chinese e-commerce market has grown from RMB22.4 billion in 2010 to RMB65.2 billion (US$10.8 billion) in 2012, and is forecast to further grow to RMB176.4 billion (US$29.1 billion) in 2016, representing a 2012-2014 CAGR of 28.3%, according to the iResearch Report.

        Mobile commerce (m-commerce), which refers to e-commerce conducted by users on mobile devices, such as smart phones and tablet PCs, is a fast growing segment of e-commerce market. China's active m-commerce user population reached 150 million in 2012, representing a growth of 57.1% from 2011, according to the iResearch Report. The number of active m-commerce users in China is expected to further increase to 420 million in 2016. The total transaction value of m-commerce amounted to RMB63.2 billion (US$10.5 billion) in 2012, a growth of 440.8% from 2011, according to the iResearch Report. The total transaction value is expected to further increase to RMB706.3 billion (US$116.7 billion) in 2016.

Dynamics in Discount Retail Market

        Despite the strong consumer demand for high quality, authentic merchandise at deeply discounted prices, retailers have found challenges in effectively liquidating excess or aged inventory. Retailers typically allocate a separate area in their stores to offer promotional products. This approach cannibalizes sales of regularly priced goods in the same stores, erodes the image of the brands they carry, and decreases available shelf space for regularly priced products. As e-commerce has become an increasingly vibrant channel, some retailers have attempted to open online stores to liquidate excess or under-performing inventory. However, these retailers often discover unanticipated difficulties associated with running their online operations, including transaction processing and logistics and fulfillment challenges.

Emergence of the Flash Sales Market

        A flash sale is the online sale of a finite quantity of deeply discounted products or services for a limited period of time. Flash sales represents a new online retail format that utilizes the advantages of e-commerce while also addressing the consumer preference in China for acquiring goods and services at meaningful discounts without sacrificing quality or brand image. The model originated in Europe in 2001 and then spread to the U.S., with an early focus on selling women's apparel and accessories made by luxury brands. More recently, leading international flash sales companies have diversified their product offerings, moving into new categories, such as jewelry and travel, and catering to a broader base of consumers, including men and children.

        The market size of the flash sales industry in China has been forecast to grow from RMB18.9 billion (US$3.1 billion) in 2012 to RMB153.1 billion (US$25.3 billion) in 2016, according to the iResearch Report. Flash sales also address the challenges faced by traditional retailers by providing an off-premises channel to quickly and efficiently liquidate excess or aged inventory. In addition, unlike leading flash sales models in the U.S. and Europe, the flash sales market in China has quickly expanded beyond selling primarily luxury brands and services. China's flash sales market encompasses a broader range of brands and products, appealing to a larger base of consumers. While sales of apparel products comprised 48.3% of the total online flash sales market in China in 2012, they are projected to decrease to 42.9% of the total online flash sales market in 2016, as other growing product categories such as household goods, home decoration, beauty and cosmetics and other lifestyle products account for a larger portion of the market, according to the iResearch Report.

        The growth in China's flash sales market is supported not only by the growth of e-commerce and retail sales, but also by Chinese consumers' growing demand for branded goods. In a 2011 Harris Interactive poll, 72% of Chinese respondents indicated that brand names are important to them and 67% indicated that they "needed their fashion to be branded", as opposed to 26% and 16% in the U.S., respectively. Consistent with the spontaneity of flash sales purchases, 40% of Chinese consumers made their most recent clothing purchase because "it caught their eye", compared to 19% in the U.S., according to the same Harris Interactive poll. As evidence of the effectiveness of viral marketing through word-of-mouth for flash sales, 89% of Chinese consumers would be likely to tell their friends about a great deal they received, according to Harris Interactive.

 Flash sales market in China

        We believe that significant competitive factors in the flash sales market include:

        Strong merchandising capabilities:    Consistently attracting consumers through the selection of carefully curated merchandise offered on flash sales websites engenders customer loyalty and enhances the viral marketing generated by users of the site. The ability to best capture consumer tastes and preferences is therefore an important element for succeeding in China's flash sales market.

        Economies of scale:    Brands prefer to deal with a limited number of flash sales partners to sell as much of their inventory as possible. Similarly, consumers tend to use and stick with websites offering a broad range of products so as to meet their shopping needs without the need to visit a large number of websites. Large scale flash sales companies will be better positioned to meet the preferences of brands and consumers, while also benefiting from economies of scale that spread fixed costs.

        Fulfillment and logistics expertise:    A flash sales website's ability to reliably and efficiently fulfill customer orders is a critical differentiating factor for customers choosing among different flash sales websites. Accordingly, it is crucial for a flash sales company to possess strong fulfillment capabilities that provide a positive customer experience, delivering products in a reliable and efficient manner and offering convenient return services.

BUSINESS

Overview

        We are China's leading online discount retailer for brands as measured by total revenues in 2013 and the number of monthly unique visitors in December 2013, according to the iResearch Report. We offer high-quality branded products to consumers in China through flash sales on our vip.com website. Flash sales represent a new online retail format combining the advantages of e-commerce and discount sales through selling a finite quantity of discounted products or services online for a limited period of time. Since our inception in August 2008, we have attracted a large and growing number of consumers and popular brands. We had 48.8 million registered members and over 9.4 million cumulative customers and promoted and sold products for over 8,700 popular domestic and international brands as of December 31, 2013.

        Our business model provides a unique online shopping experience for our customers. We offer new sales events daily with a curated selection of popular branded products at deeply discounted prices in limited quantities during limited time periods, creating the element of "thrill and excitement" associated with our unique customer shopping experience. Our strong merchandizing expertise enables us to select the brand composition and product mix of our daily sales events that appeal to our customers, who mostly consist of urban and educated individuals in China who are seeking lifestyle enhancements. We have built a highly engaged and loyal customer base that contributes to our sales growth, while also enabling us to attract new customers primarily through word-of-mouth referrals. A majority of our customers have purchased products from us more than once. Our total number of repeat customers was 0.9 million, 2.6 million and 6.0 million in 2011, 2012 and 2013, respectively, representing 60.6%, 63.9% and 63.8%, respectively, of the total number of our active customers during the same periods. Orders placed by our repeat customers accounted for 91.9%, 93.2% and 93.0%, respectively, of our total orders during the same periods.

        We are a preferred online flash sales channel in China for popular domestic and international brands. We believe that well-known and popular brands are attracted to our website and services because of our ability to monetize large volumes of their inventory in short periods of time, increase consumer awareness of their brands and products, reach potential customers throughout China, and fulfill their demand for customer data analysis and inventory management. Among the brands that have promoted and sold products on our website, substantially all of them have returned to pursue additional sales opportunities with us. To date, we have the exclusive rights to sell selected products from over 1,100 popular brands.

        We strive to optimize every aspect of our operations as we continue to grow our business. We generally have the right to return unsold items for most of our products to our brand partners. Our logistics operations and inventory management systems are specifically designed to support the frequent sales events on our website and handle a large volume of inventory turnover. We use both leading delivery companies with nationwide coverage and quality regional and local couriers to ensure reliable and timely delivery. We have developed our IT infrastructure to support the surge of visitor traffic to our website during the peak hours of our daily flash sales. We believe that our efficient operational and management systems combined with our robust IT infrastructure set a solid foundation for our continuing growth.

        We began our operations in August 2008 and have grown significantly since then. In 2011, 2012 and 2013, we fulfilled approximately 7.3 million, 21.9 million and 49.2 million customer orders, respectively, and we generated total net revenues of US$227.1 million, US$692.1 million and US$1.7 billion, respectively. In 2011 and 2012, we incurred net losses of US$107.3 million and US$9.5 million, respectively. In 2013, we generated net income of US$52.3 million. Our net loss in 2011 and 2012 and net income in 2013 reflected non-cash share-based compensation expenses in an aggregate amount of US$73.9 million, US$7.6 million and US$12.5 million, respectively.

        PRC laws and regulations currently limit foreign ownership of companies that provide internet-based services, such as our online retail business. To comply with these restrictions, we conduct our online operations principally through our consolidated affiliated entity, Vipshop Information. We face risks associated with our corporate structure, as our control over Vipshop Information is based upon contractual arrangements rather than equity ownership. See "Prospectus Supplement—Our Corporate History and Structure—Corporate Structure" and "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry."

Our Flash Sales Model

        Flash sales embody characteristics of value, quality and convenience that are well suited to brand-conscious consumers in China seeking quality goods at substantial discounts. Through our flash sales model, we sell limited quantities of deeply discounted branded products online for limited periods of time. We optimize the brand composition and product mix of our daily sales events based on our strong merchandizing expertise. As of December 31, 2013, we have offered diversified product offerings from over 8,700 popular domestic and international brands, including apparel for women, men and children, fashion goods, cosmetics, home goods and other lifestyle products. We carefully select well-known and popular mid-level to premium brands and products that appeal to a broad base of consumers with different purchasing powers throughout China. To foster customer confidence of purchasing quality products from our website, we provide limited product quality insurance for our products.

        We offer new sales events daily starting at 10 a.m. Beijing time, and our website experiences a surge of visitor traffic in the ensuing two hours as consumers are eager to purchase popular deals of the day before they are sold out. In 2013, during the peak hours of our daily sales, average hourly visitor traffic to our website was over three times higher than the hourly average number of unique visitors to our website per day during the month. To provide our customers with a greater opportunity to purchase featured discounted products, each customer is limited to purchasing two pieces of the same item and each shopping cart can only hold 20 items at one time, except for food products. Unpaid items in the shopping cart will be automatically returned to the available products pool in 20 minutes. Consequently, customers must make quick purchase decisions within a limited period of time, adding to the thrill of the experience.

        Our flash sales model is also characterized by the high frequency and a large volume of inventory turnover. During 2013, we hosted 20,122 flash sales events, each lasting three to five days in general.

Our Website

        Through our website vip.com, we offer a curated selection of products and services for consumers of different age groups and income levels throughout China to allow them to conveniently purchase branded products online without the hassle of shopping for bargain sales at crowded stores.

        Our website design offers many user-friendly features that enhance customer experience and convenience:

  •
  Browsing.  All visitors to our website can browse and view our sales events, but a customer must register as a member, which is free, in order to participate in the sales events. Our website features a variety of different brands and products for each daily sales. For each featured brand, consumers can view a short flash animation to receive background information on a particular brand with which they are not already familiar. In addition, we provide customers with curated descriptions and proprietary photographs of each product shown from multiple angles. Our website also provides advance previews of upcoming sales of highly sought-after products. We sort our product offerings into different categories, such as "women," "men," "children," "lifestyle" and "luxury goods" so that our customers can easily find the products they are interested in.

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  Daily Sales Events.  New sales events start daily at 10 a.m. Beijing time and typically last for three to five days. Each sale item is available in limited quantities and remains on sale only while supplies last. We thoroughly plan in advance our daily sales to offer a balanced and complementary mix of brands and products.

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  Ordering.  To order products on our website, our customers simply click on a button to add an item to their virtual shopping cart. To execute orders, customers click on the "check-out" button and are prompted to supply shipping details and payment details in the case of first-time customers buying from our website. Repeat customers can access their preferred checkout options after logging on to their Vipshop member accounts. Our members can track the status of their purchases and available credits online through their Vipshop member accounts. Customers can always access our customer service representatives online or by phone for assistance while they are shopping online or after the order is placed.

        In October 2009, we launched our mobile internet website, m.vipshop.com, based on wireless application protocol, or WAP, which is designed to optimize the viewing experience and load time on mobile device web browsers. We conduct new sales events on our mobile internet website twice per day starting at 10 a.m. and 8 p.m. Beijing time, respectively, and mobile access enables our customers to access and shop on our website at anytime from anywhere as long as they are connected to the internet. We introduced mobile applications for the iPad™, iPhone™, Android™ and Symbian™ devices in 2011 to increase our customer stickiness and to further enhance customer engagement through mobile devices. As a result, the number of downloads of our applications increased from approximately 0.2 million downloads in the first quarter of 2013 to approximately 5.6 million downloads in the fourth quarter of 2013, and the number of our mobile active customers increased from approximately 0.3 million in the first quarter of 2013 to approximately 1.2 million in the fourth quarter of 2013. We believe that consumers' increasing reliance on mobile internet through smartphones and other mobile devices presents opportunities for us to further enhance customer experience and increase customer stickiness.

        To diversify our offerings of products and brands that cater to individual preferences, we launched new channels on our website such as a groupbuy channel called Vipshop Groupon and a channel designated for promotion of chic and trendy branded products called Vipshop Beauty , a channel designed to sell furniture, upholstery, bed and bath, kitchen, home and electronics products called Vipshop Home and a channel designed to sell maternity, infant and children's products called Vipshop Baby . We believe that the introduction of these new channels provides brands meaningful alternatives to monetize their inventory quickly and to increase consumer awareness throughout China.

        Similar to vip.com, we offer a variety of products and services for consumers through lefeng.com, specializing in branded cosmetics, apparel, healthcare products, food and other consumer products.

        In addition to our websites, we have opened seven store outlets in the Guangzhou area and plan to open an additional store in the near future to sell certain clearance inventories. Sales through these stores have been immaterial for our business as a whole. We currently have no plans to expand into offline retail sales, except for the limited purpose of liquidating our clearance inventories.

Our Brand Partners

        Since our inception in August 2008, we have attracted a broad and diverse group of brands enabling our website to become the online shopping destination of choice for urban, fashion-oriented and value conscious consumers. Our brand partners include primarily brand owners, and to a lesser extent, brand distributors and resellers. As of December 31, 2011, 2012 and 2013, we worked with 1,075, 2,759 and 4,287 brand partners, respectively. None of the brands accounted for more than 3% of our total revenues in 2011, 2012 and 2013. To date, substantially all of our brand partners have sought to pursue new sales opportunities with us. We believe that our ability to assist brands in effectively selling their inventory and in fulfilling their demand for marketing, customer data analysis and inventory management will attract new brands and build stronger ties with our existing brand partners.

Brand Selection and Procurement

Brand Selection

        We have implemented a strict and methodical brand selection process. Our merchandizing team, which consisted of 881 members as of December 31, 2013, is responsible for identifying potential qualified brands based on our selection guidelines. We carefully select prospective brand partners, choosing to work only with those that are well-known and offer high quality or premium products that are popular among consumers in China, and that are willing to provide competitive prices and favorable payment credit and product return terms. We generally select brands that have an established network of stores in major department stores or shopping malls in China. We seek input from our customers in the brand selection process. Through our homepage, consumers can send us suggestions regarding the brands they would like to be able to purchase from us. Once a potential brand is identified, we conduct due diligence reviews on its qualifications, including whether it holds the proper business operation licenses and safety, sanitary and quality certifications, and trademark registration certificates and license agreements in relation to the branded products. This review process helps to ensure that we maintain a portfolio of brands with high quality standards and good reputation that can meet our customers' expectations.

        We generally enter into supply agreements with brands based on our standard form. We regularly communicate with our brand partners to discuss the dates and specific product offerings for particular sales events, striving to achieve favorable results for all constituents. Due to the short-term nature of each flash sales event, for some brands, we enter into separate agreements for each flash sales event on our website. For other brands with whom we have established long-term relationships, we often enter into supply agreements with them on an annual basis, with the agreements providing a general framework for an agreed-upon number of flash sales events during the contract year. As we continue to focus on building long-term relationships with our brand partners, we plan to implement framework agreements with our brand partners with supplemental supply orders for each flash sales event.

        In each supply agreement, a brand partner grants us authorization to market and sell products of a particular brand on our website and provides us with the official description and logo of the brand. In addition, we require our brand partners that contract with us to observe our anti-bribery and anti-corruption policy.

Product Selection

        Our key management team members have extensive experience in the retail industry with insightful knowledge and understanding of consumers' needs and preferences. Before each flash sales event, we consider and analyze historical data, fashion trends, seasonality and customer feedback to project how many items of a particular product we should offer for the event. To maximize daily sales, we carefully plan our product mix to achieve a balanced and complementary product offering across different age groups.

        We effectively gather, analyze and use customer behavior and transaction data through our customer relationship management and business intelligence systems. In addition to utilizing our customer data to strategize our upcoming flash sales event to enhance the timeliness and relevancy of our product offerings, we also provide relevant portions of these data to our brand partners to help them optimize their product development and sales and marketing strategies and further promote additional sales opportunities with us.

Inventory Management

        For brands where we have established long-term relationships, we typically do not pay any deposit on the products we purchase. For other brands, however, we generally pay a deposit ranging from 10% to 15% of the total price for each purchase order.

        We generally have the right to return unsold items within a period after the end of a sales event. We typically pay for the purchase order in installments with the last installment paid upon full settlement of the unsold items or returned products we receive from customers. For some products, such as certain sporting goods, which we do not have the right to return the unsold products to the brand partners, we have been able to utilize our strong marketing expertise regarding customer preferences to achieve quick inventory turnover.

        We have implemented an inventory management system to manage the information related to our procurement plan, quality control upon receipt, stock maintenance, stock deliveries, sales invoicing and sales recording. We use an enterprise resource planning (ERP) system to monitor and actively track sales data. This system helps us make timely adjustments to our procurement plan and minimize excess inventory.

Quality Control

        In addition to our brand selection process, we have adopted stringent quality assurance and control procedures for products delivered through our logistics network. We carefully inspect all products delivered to our logistics centers, rejecting or returning products that do not meet our quality standards or the purchase order specifications. We also inspect all products before shipment from our logistics centers to our customers. We believe that our strict brand selection process and quality control procedures enable us to ensure the high quality level of products sold on our website and increase customer satisfaction.

Our Product Offerings

Product Categories

        We offer a curated selection of apparel, fashion goods, cosmetics, home goods and lifestyle products from popular domestic and international brands. The following table illustrates our current product categories:

Product Category	Product Description
Womenswear	Women's apparel, featuring a variety of apparel and styles for different age groups, including casual wear, jeans, dresses, outerwear, swimsuits, lingerie, pajamas and maternity clothes.
Menswear	Men's apparel, featuring a variety of apparel and styles for different age groups, including casual and smart- casual T-shirts, stylish polo shirts, jackets, pants and underwear.
Footwear	Shoes for women and men designed in a variety of styles, for both casual and formal occasions.
Accessories	Fashion accessories in various styles and materials for women and men, including belts, fashionable jewelry, watches and glasses complementing our apparel offerings.
Handbags	Purses, satchels, duffel bags and wallets in many colors, styles and materials.
Children	Apparel, gear and accessories, furnishings and decor, toys and games for boys, girls, infants and toddlers of all age groups.
Sportswear and sporting goods	Sports apparel, sports gear and footwear for tennis, badminton, soccer and swimming.
Cosmetics	High quality, affordable skin care and cosmetic products, including cleansers, lotions, face and body creams, face masks, sunscreen, foundations, lipsticks, eye shadows and nail polish.
Home goods and other lifestyle products	Home goods with an extensive selection of home furnishings, including bedding and bath product, home decor, dining and tabletop items, and small household appliances.
Luxury goods	Internationally-known premium designer apparel, footwear and accessories.
Gifts and miscellaneous	Snacks, health supplements and occasion-based gifts, such as chocolates, moon-cakes and tea.

        We pay close attention to every aspect of our services to enhance our customers' shopping experience. For each purchase, we arrange items neatly and thoughtfully within each delivery box. Unlike many in-store sales items which have been tried on numerous times, are on display for a lengthy period of time or may have minor defects, each item purchased from our website is new, contains its original tag and packaging and must pass our strict quality control inspection prior to shipping.

Pricing

        We price products on our website at significant discounts, typically ranging from 30% to 70% off the original retail price, which is one of the key elements in the "thrill and excitement" shopping experience that we create. Our attractive pricing is made possible by cost savings achieved through volume discounts that we receive, in particular for off-season or slower-moving inventory, and the absence of physical retail space and related overhead costs. We typically negotiate with our brand partners for prices that are competitive with those offered to other discount sales channels.

Payment, Fulfillment and Return

Payment

        We provide our customers with the flexibility to choose from a number of payment options. Our payment options include cash on delivery, bank transfers, online payments with credit cards and debit cards issued by major banks in China, and payment through third-party online payment platforms, such as alipay.com and tenpay.com. Under the cash on delivery option, our third-party delivery service providers deliver products to customers' designated addresses and collect payment on site. As of December 31, 2013, we had built an extensive distribution network to deliver products and provide our cash-on-delivery payment option to customers in over 350 cities across China. This payment method not only provides our customers with a secure and convenient payment option, but also reduces our operating expenses as we can combine payment and delivery services by using the same third-party delivery service providers, without incurring additional fees. In addition, as most of our third-party delivery service providers are large and reputable companies in China and generally make cash deposits or guarantee payments to us in order to secure the performance of their duties, our payment collection risk is very limited.

Fulfillment

        We have established a logistics network and warehousing capacity with nationwide coverage. We have adopted a flexible logistics model supported by our robust and advanced warehouse management system. We use a mix of top delivery companies with nationwide coverage and quality regional or local couriers to ensure reliable and timely delivery.

Logistics Network and Warehouse Management System

        Our logistics network consists of regional logistics centers strategically located in Guangdong Province in Southern China, Kunshan in Jiangsu Province in Eastern China (which is within close proximity of Shanghai), Chengdu in Sichuan Province in Western China and Tianjin in Northern China.

        Our warehouse management system enables us to closely monitor each step of the fulfillment process from the time a purchase order is confirmed with the brand partners and the product stocked in our logistics centers, up to when the product is packaged and picked up by delivery service providers for shipment to a customer. Shipments from brand partners first arrive at one of our regional logistics centers, depending on demand from each warehouse. At each logistics center, inventory is bar-coded and tracked through our management information system, allowing real-time monitoring of inventory levels across our logistics network and item tracking at each logistics center. As we offer a curated selection of brands and products for each daily sales, our logistics centers and inventory management systems are specifically designed to support the frequent sales events on our flash sales website and a large volume of inventory turnover. In 2011, 2012 and 2013, we processed approximately 7.3 million, 21.9 million and 49.2 million customer orders, respectively.

Delivery Services

        We deliver orders placed on our website to all areas in China through leading reputable third-party delivery companies with nationwide coverage, including EMS, Shunfeng and Zhaijisong, and quality regional and local couriers. For luxury goods orders, we deliver the products by FedEx with an "anti-tampering lock" device to further enhance customer trust. For delivery to smaller cities, we use a combination of national delivery companies and regional or local couriers to achieve greater operational efficiency and ensure timely delivery to our customers. We bundle packages for customers in smaller cities within a particular region and ship in bulk by national delivery companies to regional or local couriers who in turn deliver locally to our customers. We began to establish our own in-house delivery capabilities in Shanghai in 2011. Our use of reputable national delivery companies and regional and local couriers in conjunction with our own delivery network which is being built up in selected regions such as Shanghai allows us to maintain operational flexibility and accommodate order demand, thereby ensuring high service quality.

        We leverage our large-scale operations and reputation to obtain favorable contractual terms from third-party delivery companies. To reduce the risk of reliance on any single delivery company, we typically contract with two or more regional delivery companies in each major city. We regularly monitor and review the delivery companies' performance and their compliance with our contractual terms. In addition, we typically require the delivery companies to pay deposits or provide payment guarantees before providing services to us. We typically negotiate and enter into logistics agreements on an annual basis.

Return Policy

        Due to the limited quantities of each featured flash sales product, we do not offer a product exchange service but customers may return products purchased from our website. We offer a seven-day product return policy where our customers can return products purchased on our website within seven days of receipt of the products as long as the products are unused, unwashed, unworn, undamaged and in their original packaging and in original condition. For return of luxury goods, the anti-tampering lock on the product must remain intact.

        Once a customer submits a return application request online, our customer service representatives will review and process the request or contact the customer by e-mail or by phone if there are any questions relating to the request. Upon our receipt of the returned product, we credit the customer's Vipshop member account or credit card with the purchase price. We also provide a shipping allowance of up to RMB10 (US$1.65) for all shipments within China. We believe our hassle-free return policies help to increase customer spending and enhance customer loyalty.

Customer Service

        We believe that our emphasis on customer service enhances our ability to maintain a large and loyal customer base and create a positive customer experience, encouraging repeat visits and purchases. We have a dedicated customer service team responsible for handling general customer inquiries and requests, assisting customers with their ordering process, investigating the status of orders, shipments and payments, resolving customer complaints, and providing other after-sales services. Our customers can contact customer service representatives through our customer service e-mail, real-time online chat, or our customer service hotline 15 hours a day, seven days a week. As of December 31, 2013, our customer service center, located in our headquarters in Guangzhou, had 528 well-trained employees.

        We maintain service quality by carefully selecting personnel, providing our customer service representatives with extensive training, and regularly monitoring and evaluating the performance of each representative. Each new customer service representative is required to complete a mandatory training program in Guangzhou, conducted by experienced managers and covering product knowledge, complaint handling, service attitude and communication skills. To facilitate timely resolution of customer complaints, we also train and empower our customer service representatives to resolve complaints and remedy situations within a specified authorized amount determined based on their seniority without having to get approval from their supervisors. To maintain control over the quality of customer services, we do not outsource any of our e-mail, online live chat or call center customer service operations.

Marketing

        We believe that the most efficient form of marketing for our business is to continually improve and enhance the element of "thrill and excitement" associated with the customer shopping experience. This promotes word-of-mouth referrals and repeat customer visits to our website. Historically, we have not incurred substantial marketing expense, and have been able to build a large base of loyal customers with relatively low customer acquisition cost primarily through providing our customers with an enjoyable, satisfying and rewarding shopping experience and using cost-effective marketing means.

        As part of our viral marketing strategy, we provide various incentives to our existing customers to increase their spending and loyalty. Our customers can earn reward points upon registration and for each purchase they make, and may exchange the reward points for coupons, gifts and lucky draw opportunities on our website. Our customers may also earn reward points by introducing new members and customers to our website. In addition, we encourage our customers to share their successful flash sales shopping experiences through social media and microblogging websites in China. We offer an "easy-to-share" function which enables our customers to easily share their shopping experiences with us on social networking internet platforms and microblogging websites.

        We also conduct marketing efforts online through search engines and portals in China and enhance our brand awareness by engaging in cost-effective brand promotion activities such as sponsoring high profile events.

Technology

        Our IT systems are designed to enhance efficiency and scalability, and play an important role in the success of our business. We rely on a combination of internally developed proprietary technologies and commercially available licensed technologies to improve our website and management systems in order to optimize every aspect of our operations for the benefit of our customers and brand partners.

        We have adopted a service-oriented architecture supported by data processing technologies which consists of front-end and back-end modules. Our network infrastructure is built upon self-owned servers located in data centers operated by major PRC internet data center providers. We are implementing enhanced cloud architecture and infrastructure for our core data processing system to augment our existing virtual private network as we continue to expand our operations in new geographic locations, enabling us to achieve significant internal efficiency through a virtual and centralized network platform.

        Our front-end modules, which refer to modules supporting our vip.com user-interface website, mainly include product display, registered member account management, category browsing, online shopping cart, order processing functions and payment functions. Our front-end modules are supported by our proprietary content distribution network, dynamic and distributed cluster and a core database, providing our customers with quicker access to the product display they are interested in, and facilitating faster processing of their purchases. We have developed our IT systems to handle a surge of visitor traffic to our website during the peak hours of our daily sales from 10 a.m. to 12 p.m. Beijing time, providing our customers with a smooth online shopping experience.

        Our back-end modules, which refer to modules supporting our business operations, mainly include customer service, ERP system, warehouse and logistics management, product information management, business intelligence and administration management systems. Our customer service system mainly consists of our customer relationship management system, our audio and online customer service system and our customer data analysis and membership management system. We believe that we are one of the few PRC e-commerce companies to implement an ERP system, which we have customized to integrate our management of brand partners, accounting and product distribution information. Our warehouse and logistics management system primarily consists of our warehouse management system and our track data storage and automated warehouse and logistics operations, which allows us to efficiently manage our inventories, track the products, and deliver the products to our customers on a timely basis. We have designed our product information management system to perform a variety of functions such as products filing, products photographing, products-information compiling, sample products management, online sales scheduling and other functions relating to on-line sales of goods. This system greatly enhances the efficiency of our operations.

        Our customer relationship management and business intelligence systems enable us to effectively gather, analyze and make use of internally-generated customer behavior and transaction data. We regularly use this information in planning our marketing initiatives for upcoming flash sales. In addition, we also provide selected data to our brand partners to help them optimize their product development and sales and marketing strategies. Our business intelligence system is an intelligence system built with the proprietary cloud computing infrastructure, providing decision-making intelligence such as dashboards operation, operational analysis, market analysis, sales forecasts and products such as anti-fraud filters, precision marketing, personalized recommendations and other application-oriented intelligent products that facilitate data-driven decision-making and increase our product sales.

        We have developed most of the key business modules through our internal IT department. We also license software from reputable third-party providers, such as Manhattan Information System and Oracle, and work closely with these third-party providers to customize the software for our operations. We have implemented a number of measures to protect against failure and data loss. We have developed a disaster tolerant system for our key business modules which includes real-time data mirroring, daily off-line data back-up and redundancy and load balancing.

        We believe that our module-based systems are highly scalable, which enable us to quickly expand system capacity and add new features and functionality to our systems in response to our business needs and evolving customers' demands without affecting the operation of existing modules. We have also adopted rigorous security policies and measures, including encryption technology, to protect our proprietary data and customer information.

Intellectual Property

        We regard our trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark, copyright and trade secret protection laws in the PRC and other jurisdictions, as well as confidentiality procedures and contractual provisions with our employees, partners, service providers, suppliers and others to protect our proprietary rights. As of December 31, 2013, we owned 30 registered trademarks, copyrights to 22 software products developed by us relating to various aspects of our operations, and 12 registered domain names that are material to our business, including vip.com and vipshop.com.

Competition

        The online flash sales market, as one of the fast-growing categories of the e-commerce market in China, is rapidly competitive and rapidly evolving. Our primary competitors include: B2C e-commerce companies that sell similar products and services online, such as Tmall, Jingdong and Dangdang, and other online flash sales companies.

        We believe we compete primarily on the basis of:

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  ability to identify products in demand among consumers and source these products on favorable terms from brands;

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  pricing;

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  breadth and quality of product offerings;

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  website features;

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  customer service and fulfillment capabilities; and

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  reputation among consumers and brands.

        We believe that our early mover advantage and leading market position help us to compete efficiently against our competitors. However, some of our current and potential competitors may have longer operating histories, larger customer bases, better brand recognition, stronger platform management and fulfillment capabilities and greater financial, technical and marketing resources than we do. See "Risk Factors—Risks Relating to Our Business and Industry—If we do not compete effectively against existing or new competitors, we may lose market share and customers."

Property, Plants and Equipment

        We are headquartered in Guangzhou and have leased an aggregate of 3,782 square meters of office, data center, customer service center and warehouse space in Guangzhou. As of December 31, 2013, we also have branches in Beijing, Shanghai, Tianjin, Jianyang, Hubei, Foshan and Kushan. We lease our premises under operating lease agreements from unrelated third parties. A summary of our leased properties as of December 31, 2013 is shown below:

Location	Space	Usage of Property	Lease Term
	(in square meters)		(years)
Guangzhou	3,782	Office space, data center, customer service center and warehouse	1-8
Foshan	85,579	Logistics center	1-3
Kunshan	88,293	Logistics center and office space	2-3
Tianjin	58,524	Logistics center and office space	1-3
Shanghai	1,193	Office space	3
Jianyang	80,927	Logistic center	1-3
Beijing	787	Office space	3

        Our servers are hosted at leased internet data centers owned by leading PRC telecommunications carriers. We typically enter into leasing and hosting service agreements that are renewable from year to year. We believe that our existing facilities are sufficient for our near term needs.

Employees

        As of December 31, 2013, we had 8,544 full time employees, compared with 2,934 and 5,043 employees as of December 31, 2011 and 2012, respectively. We also employ independent contractors and part-time personnel from time to time. The following table sets forth the number of our full time employees categorized by areas of operations as of December 31, 2013:

Operations	Number of Employees
Products	881
Business development, sales and marketing	77
Customer services	528
Technology support	797
Logistics and delivery	5,762
Administration and management	499

Total	8,544

        Our success depends on our ability to attract, retain and motivate qualified personnel. We have developed a corporate culture that encourages teamwork, effectiveness, self-development and commitment to providing our customers with superior services. We regularly provide our employees with training tailored to each job function to enhance performance and service quality.

        As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. In addition, we also provide our employees fringe benefits such as free lunches and periodic appreciation payments to employees' family members. To date, we have not experienced any significant labor disputes.

Legal Proceedings

        From time to time, we have become and may in the future become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party license or other rights, breach of contract, labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have a material and adverse effect on our business, financial condition or results of operations and cash flows.

MANAGEMENT

        The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Eric Ya Shen	42	Chairman of the Board of Directors, Chief Executive Officer
Arthur Xiaobo Hong	41	Vice Chairman of the Board of Directors, Chief Operating Officer
Bin Wu	40	Director
Jacky Yu Xu	41	Director
Frank Lin	49	Independent Director
Xing Liu	43	Independent Director
Nanyan Zheng	45	Independent Director
Kathleen Chien	44	Independent Director
Chun Liu	45	Independent Director
Donghao Yang	42	Chief Financial Officer
Daniel Kao	48	Chief Technology Officer
Alex Jing Jiang	44	Senior Vice President
Maggie Mei Chuan Hung	46	Senior Vice President
Yizhi Tang	40	Senior Vice President
Simon Yanxiang Wei	48	Vice President of Operations
Lily Fan	46	Vice President of Human Resources
Tony Feng	36	Vice President of Branding and Public Relations
Xianfeng Cai	41	Vice President, General Manager of Shanghai Branch
Xiaohui Ma	41	Vice President

        Mr. Eric Ya Shen is our co-founder and has served as the chairman of our board of directors and chief executive officer since our inception in August 2010. He has over 18 years of experience in the distribution of consumer electronic products in domestic and overseas markets. Since 2001, Mr. Shen has served as the chairman of the board of directors of Guangzhou NEM Import and Export Co., Ltd., a company primarily engaging in the sales of consumer electronic and telecommunication products. Mr. Shen received an EMBA degree from Cheung Kong Graduate School of Business in 2010 and an associate degree in telecommunication from Shanghai Railway College in 1990.

        Mr. Arthur Xiaobo Hong is our co-founder and has served as the vice chairman of our board of directors since January 2011. Mr. Hong has served as our chief operating officer since August 2012. Mr. Hong has over 12 years of experience in the distribution of consumer electronic products in overseas markets. Mr. Hong has served as chairman of the board of directors of Société Europe Pacifique Distribution, a French company engaging in the distribution of consumer electronic products, since 1998. Mr. Hong graduated from Cheung Kong Graduate School of Business in 2010.

        Mr. Bin Wu is an angel investor of our company and has served as our director since January 2011. Mr. Wu is the director of several privately held companies in China. Mr. Wu received an EMBA degree from Cheung Kong Graduate School of Business in 2006 and a master's and bachelor's degree in physics from Lanzhou University in 1998 and 1996, respectively.

        Mr. Jacky Xu is an angel investor of our company and has served as our director since January 2011. Mr. Xu is the director of several privately held companies in China. Mr. Xu graduated from Cheung Kong Graduate School of Business in 2009.

        Mr. Frank Lin has served as our director since January 2011. Mr. Lin was elected to our board of directors by DCM Entities under the provisions of our amended and restated shareholders' agreement. Mr. Lin is a general partner of DCM, a technology venture capital firm. Prior to joining DCM in 2006,

Mr. Lin was chief operating officer of SINA Corporation (NASDAQ: SINA). He co-founded SINA's predecessor, SinaNet, in 1995 and later guided SINA through its listing on NASDAQ. Prior to founding SinaNet, Mr. Lin was a consultant at Ernst & Young Management Consulting Group. Mr. Lin had also held various marketing, engineering and managerial positions at Octel Communication Inc. and NYNEX. Mr. Lin currently serves on the board of directors of numerous DCM portfolio companies. Mr. Lin received an MBA degree from Stanford University and a bachelor's degree in engineering from Dartmouth College.

        Mr. Xing Liu has served as our director since January 2011. Mr. Liu was elected to our board of directors by Sequoia Entities under the provisions of our amended and restated shareholders' agreement. Mr. Liu is a managing director of Sequoia Capital China. Prior to joining Sequoia Capital China in 2007, Mr. Liu had over nine years of work experience in investment banking, technology and product development and consulting at Merrill Lynch, Xerox and GlobalSight, respectively. Mr. Liu currently serves on the board of directors of numerous Sequoia Capital China portfolio companies. Mr. Liu received a master's degree in computer engineering from Syracuse University, an MBA degree from The Wharton School of the University of Pennsylvania and a bachelor's degree in management information systems from Fudan University.

        Mr. Nanyan Zheng has served as our director since March 2012. Mr. Zheng is currently the chief executive officer of 7 Days Groups Holdings Ltd., a leading national economy hotel chain based in China and listed on the NYSE. Mr. Zheng co-founded 7 Days Groups Holdings Ltd. and has been serving as its chief executive officer since October 2004. From 2000 to October 2004, Mr. Zheng worked for Ctrip.com International Ltd., a NASDAQ-listed company and a leading travel service provider in China, and served as vice president and general manager of southern China, and later as vice president of marketing in charge of national marketing. During 2001, Mr. Zheng also worked for the computer center of the Economic and Trade Commission of Guangdong Province. Mr. Zheng received a bachelor's degree from Sun Yat-Sen University in China.

        Ms. Kathleen Chien has served as our director since March 2012. Ms. Chien is currently the chief operating officer and acting chief financial officer of 51job, Inc., a NASDAQ-listed provider of integrated human resource services in China, and an independent director of ChinaCache International Holdings Ltd., a NASDAQ-listed provider of content and application delivery network services in China. Ms. Chien joined 51job, Inc. in 1999 and served as its chief financial officer from 2004 to March 2009. Prior to joining 51job, Inc., Ms. Chien worked in the financial services and management consulting industries, including three years with Bain & Company in Hong Kong and two years with Capital Securities Corp. in Taiwan. During her tenure at Bain & Company, Ms. Chien was a consultant to a number of companies on strategic and marketing issues, including entry into the Chinese market and achieving cost and operating efficiencies. While at Capital Securities Corp., Ms. Chien completed a number of equity and equity-linked transactions, enabling Taiwanese companies to raise significant capital from the international capital markets. Ms. Chien received her bachelor's degree in economics from the Massachusetts Institute of Technology and an MBA degree from the Walter A. Haas School of Business at University of California, Berkeley.

        Mr. Chun Liu has served as our director since March 2013. Mr. Chun Liu is currently the vice president and managing director of Sohu.com Inc., and chief operating officer of Sohu Video. Prior to joining Sohu, Mr. Liu worked with Phoenix TV from 2000 to 2011. His last position was the executive director and the head of Phoenix TV Beijing Program Center. Earlier in his career, Mr. Liu worked in the Youth Division and News Commentary Department in CCTV, China's state television broadcaster. As the executive producer of a famous program "News Investigation," he produced dozens of award winning documentaries. Mr. Chun Liu received an EMBA degree from Cheung Kong Graduate School of Business in China and a master's degree from the Communication University of China.

        Mr. Donghao Yang has served as our chief financial officer since August 2011. Mr. Yang has held senior executive and managerial positions in various public and private companies, including serving as the chief finance officer of Synutra International Inc. (NASDAQ: SYUT) from May 2010 to August 2011, as the chief financial officer of Greater China of Tyson Foods, Inc. (NYSE: TSN) from March 2007 to April 2010, as a finance director of Asia Pacific of Valmont Industries, Inc. (NYSE: VMI) from October 2003 to March 2007, and as a director of China Minmetals Brazil Holding Limited from January 1999 to April 2001. Mr. Yang received an MBA degree from Harvard Business School in 2003 and a bachelor's degree in international economics from Nankai University in 1993.

        Mr. Daniel Kao has served as our chief technology officer since June 2012. He has over 16 years of experience with leading e-commerce and internet companies in the U.S. and China. Before joining our company, Mr. Kao was the director of site operation and quality engineering at eBay Inc. (NASDAQ: EBAY) from October 2010 to March 2012. During his tenure at eBay, Mr. Kao focused on customer service enhancements as well as online branding and organization growth strategies. Prior to that, he was the enterprise architect at AccelOps, a provider of integrated data center and cloud service monitoring software solutions to enterprises and service providers, from October 2007 to July 2008. In 2007, Mr. Kao co-founded and served as the chief technology officer of AdChina Ltd., a leading integrated internet advertising platform in China, from March 2007 to October 2007. Mr. Kao received a bachelor's degree in computer science from Iowa State University in 1995.

        Mr. Alex Jing Jiang has served as our senior vice president since November 2012. Before that, Mr. Jiang served as our vice president from August 2012 to November 2012 and our chief operating officer from February 2011 to August 2012. Mr. Jiang has over 20 years of experience in China's retail sector, including over five years of experience in e-commerce in China. Before joining our company, Mr. Jiang founded and served as a director of E-elephant Consulting Company Limited, a company focusing on consulting services in e-commerce and chain retail sectors in China, from 2008 to 2010. Mr. Jiang served as a vice president of Dangdang.com from 2006 to 2007, responsible for the management of finance, human resource, administration and logistics. He served as a senior director of China Resources Vanguard Co. Ltd. from 2003 to 2006 and a manager of Carrefour from 1997 to 2003. Mr. Jiang received his bachelor's degree in accounting from Chongqing Business School in 1991.

        Ms. Maggie Mei Chuan Hung has served as our senior vice president since November 2012. Before that, Ms. Hung served as out vice president from October 2009 to November 2012. She has over 20 years of experience in merchandise retail. Prior to joining us, Ms. Hung served as a vice president of Grand Pacific Mall from 2003 to 2009. Ms. Hung worked as the general manager of Grand Ocean Department Store in Nanjing from 2002 to 2003, as the department manager of Pacific Sogo Department Store in Taipei from 1998 to 2002, and as the manager of Chongqing Pacific Department Store from 1997 to 1998. Ms. Hung received her bachelor's degree from Ling Tung University in 1991.

        Mr. Yizhi Tang has served as our senior vice president since November 2012. Before that, Mr. Tang served as our vice president from September 2010 to November 2012. Mr. Tang has over 10 years of experience in the logistics industry. Prior to joining us, Mr. Tang served as an operating director of Best Logistics Technology Co., Ltd. from 2009 to 2010. From 2008 to 2009, Mr. Tang served as the head of logistics department of Tesco, responsible for the logistics in the northern China area. From 2006 to 2008, Mr. Tang worked as the senior director of the logistics department of Dangdang.com. Mr. Tang received a master's degree from Sun Yat-Sen University in 2003 and a bachelor's degree from Nanjing University of Aeronautics and Astronautics in 1997.

        Mr. Simon Yanxiang Wei has served as our vice president of operations since October 2013. He most recently worked as an independent e-commerce consultant and trainer, providing strategic and tactical advisory solutions to companies including vip.com, PB89.com, and wangfujing.com. Before that, Simon served as senior operation director at Mbaobao.com, helping grow the website into the leading online shopping platform for bags and luggage in China. Earlier in his career, he had held executive positions covering e-business solutions and operations at various firms in China and New Zealand. Simon received an MBA from the University of Canterbury in New Zealand, a M.S. in Physics of Polymer from the Guangzhou Institute of Chemistry, Chinese Academy of Sciences and a B.E. in Materials Science and Technology from the Tongji University, China. Mr. Wei holds a Project Management Professional (PMP) certification from the PMI, the world's largest not-for-profit membership association for the project management profession.

        Ms. Lily Fan has served as our vice president of human resources since December 2013. Prior to that, she worked for Aspire Technology (Shenzhen) Limited Co., a developer of mobile data services and a joint venture of China Mobile Communication Corporation (CMCC), Vodafone, Hewlett-Packard and Merril. During her tenure which began in 2004, Ms. Fan held the positions of assistant to CEO and Vice President, Senior Director and Director of Human Resources, responsible for developing the human resources strategy and talent management, as well as strategic management for three years. Prior to 2004, Ms. Fan served as the Director of Human Resources for UTStarcom Shenzhen R&D Center. Ms. Fan received an Executive MBA education from Renmin University in China and her bachelor's degree from Shanxi Agriculture University in China.

        Mr. Tony Feng has served as our vice president of branding and public relations since October 2013. He served as the brand director for Olay, one of Procter & Gamble's multi-billion dollar global brands, in Greater China since 2008, helping grow Olay into the leading e-Commerce B2C skincare brand in China. Prior to joining Procter & Gamble in 2003, Mr. Feng served as a consultant at Weber Shandwick, one of the leading global public relations firms, where he worked on branding and public relations projects for major brands, including Agilent Technologies, MasterCard, Siemens and L'Oreal. Mr. Feng earned dual bachelor's degrees in Economics and English Literature from Beijing Foreign Studies University in China.

        Mr. Xianfeng Cai has served as our vice president since November 2012 and the general manager of our Shanghai branch since January 2011. Prior to joining us, Mr. Cai had served for over 18 years in various roles at IGA Distribution Pty. Ltd., a licensed grocery supermarkets chain in Melbourne, Australia. His last role was general manager responsible for IGA Distribution Pty. Ltd.'s daily business operations. Mr. Cai received a bachelor's degree in commerce from University of Melbourne in 1992.

        Mr. Xiaohui Ma has served as our vice president since November 2012. Mr. Ma joined us in August 2011 as a senior director of marketing. Prior to joining us, Mr. Ma was vice president for marketing at Xiu.com, a fashion shopping B2C website in China, from September 2008 to July 2011. Previously, Mr. Ma worked at several prominent media and news agencies in China, including serving as planner of China Central Television (CCTV), China's state television broadcaster, from October 2001 to November 2003, and as editor-in-chief of SINA Corporation (NASDAQ:SINA), a Chinese leading online media company, from November 2003 to March 2006. Mr. Ma graduated from Communication University of China in 2000.

Board of Directors

        Our board of directors consists of nine directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract or transaction in which he or she is materially interested provided the nature of the interest is disclosed prior to its consideration. Subject to our amended and restated memorandum and articles of association, the directors may exercise all the powers of our company to borrow money, mortgage their undertaking, property and uncalled capital and issue debentures or other securities whether outright or as security for any debt, liability or obligation of our company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

        We have three committees under the board of directors, namely the audit committee, the compensation committee and the nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee's members and functions are described below.

        Audit Committee.    Our audit committee consists of Ms. Kathleen Chien, Mr. Nanyan Zheng and Mr. Chun Liu. Ms. Kathleen Chien, Mr. Nanyan Zheng and Mr. Chun Liu satisfy the "independence" requirements under Section 303A of the Corporate Governance Rules of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Ms. Kathleen Chien is the chair of our audit committee. We have determined that Ms. Kathleen Chien qualifies as an "audit committee financial expert." The purpose of the audit committee is to assist our board of directors with its oversight responsibilities regarding: (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and (d) the performance of our internal audit function and independent auditor. The audit committee will be responsible for, among other things:

  •
  appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

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  reviewing with the independent auditors any audit problems or difficulties and management's response;

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  discussing the annual audited financial statements with management and the independent auditors;

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  reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

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  reviewing and approving all proposed related party transactions;

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  meeting separately and periodically with management and the independent auditors; and

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  monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

        Compensation Committee.    Our compensation committee consists of Mr. Nanyan Zheng, Ms. Kathleen Chien and Mr. Frank Lin. Mr. Nanyan Zheng, Mr. Frank Lin and Ms. Kathleen Chien satisfy the "independence" requirements under Section 303A of the Corporate Governance Rules of the NYSE. Mr. Nanyan Zheng is the chair of our compensation committee. The compensation committee assists the board in reviewing and approving compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

  •
  reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

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  reviewing and recommending to the board for determination with respect to the compensation of our directors; and

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  reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements.

        Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Mr. Nanyan Zheng, Ms. Kathleen Chien and Mr. Xing Liu. Mr. Nanyan Zheng,

Ms. Kathleen Chien and Mr. Xing Liu satisfy the "independence" requirements under Section 303A of the Corporate Governance Rules of the NYSE. Mr. Nanyan Zheng is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

  •
  selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

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  reviewing annually with the board the current composition of the board with regard to characteristics such as independence, knowledge, skills, experience and diversity;

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  making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

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  advising the board periodically with regard to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

        Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. Our company has the right to seek damages if a duty owed by our directors to us is breached.

Terms of Directors and Officers

        Our officers are elected by and serve at the discretion of the board of directors and the shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders in a general meeting or by the unanimous written resolution of all shareholders. A director will be removed from office automatically if, among other things, the director (a) becomes bankrupt or makes any arrangement or composition with his creditors; or (b) dies or is found by our company to be or becomes of unsound mind.

Employment Agreements

        We have entered into employment agreements with each of our executive officers. Under these agreements, each of our senior executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer's right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer's employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay, as expressly required by the applicable law of the jurisdiction where the executive officer is based. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer's duties and responsibilities that is inconsistent in any material and adverse respect with his or her title and position or a material reduction in the executive officer's annual salary before the next annual salary review, or if otherwise approved by the board of directors.

        Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us, and assist us in obtaining patents,

        In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to (a) approach our clients, customers, contacts or other persons or entities introduced to the executive officer for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (b) assume employment with or provide services to any of our competitors, or engage with, whether as principal, partner, licensor or otherwise, any of our competitors; or (c) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer's termination, or in the year preceding such termination.

Compensation of Directors and Executive Officers

        For the fiscal year ended December 31, 2013, we paid an aggregate of US$2.4 million to our executive officers, and we paid an aggregate of US$82.5 thousand to our non-executive directors. For stock incentive grants to our officers and directors, see "—Stock Incentive Plans."

Stock Incentive Plans

  2011 Stock Incentive Plan

        In March 2011, we adopted our 2011 Plan, in order to attract and retain the best available personnel, to provide additional incentives to employees, directors, officers, consultants and other eligible persons and to promote the success of our business. Under the 2011 Plan, the maximum number of shares may be granted is 7,350,000 ordinary shares. As of the date of this prospectus, options to acquire 7,350,000 ordinary shares have been granted under the 2011 Plan.

        The following paragraphs summarize the terms of the 2011 Plan.

        Plan Administration.    The plan administrator is our board or a committee designated by our board.

        Awards.    We may grant options, restricted shares and restricted share units as well as other rights or benefits, such as share appreciation rights and dividend equivalent rights, under the 2011 Plan.

        Award Agreement and Notice of Stock Option Award.    Awards granted under the 2011 Plan are evidenced by an award agreement and, in the case of stock options, a notice of stock option award that sets forth the terms, conditions, and limitations for each grant.

        Exercise Price.    The exercise price of an award shall be determined by the administrator in accordance with the 2011 Plan.

        Eligibility.    We may grant awards other than incentive stock options to our employees, directors and consultants or those of our related entities. Incentive stock options may be granted only to employees of our company or a parent or a subsidiary of our company.

        Term of the Awards.    The term of each award grant shall be determined by the plan administrator and stated in the award agreement, provided that the term of incentive stock options shall not exceed 10 years from the date of grant. In the event of an incentive stock option granted to a grantee who, at the time the option is granted, owns shares representing more than 10% of the voting power of all classes of shares of our company or any parent or subsidiary of our company, the term of the incentive stock option shall be five years from the date of grant or such shorter term as may be provided in the award agreement.

        Vesting Schedule.    The vesting schedule is determined by the plan administrator and set forth in the notice of stock option award and award agreement. Except as unanimously approved by our board, awards granted under the 2011 Plan shall be subject to a minimum four-year vesting schedule calling for vesting no faster than the following: one-fourth of the total ordinary shares subject to the awards shall vest at the first anniversary of the vesting commencement date and one-forty-eighth of the total ordinary shares subject to the awards shall vest at the end of each month thereafter; provided that the awards shall not be exercised or released until the earlier of consumption of a qualified initial public offering or immediately prior to a change in control. Our initial public offering in March 2012 is a qualified initial public offering under the 2011 Plan.

        Transfer Restrictions.    Incentive stock options may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards are transferable by will and by the laws of descent and distribution, and during the lifetime of the grantee, may be transferred to the extent and in the manner authorized by the plan administrator.

        Termination of Employment or Service.    In the event that an award recipient ceases employment with us or ceases to provide services to us, an award may be exercised following the termination of employment or service to the extent provided in the award agreement.

        Termination and Amendment of the Plan.    Unless terminated earlier, the 2011 Plan will terminate automatically in 2021. Our board has the authority to amend, suspend or terminate the plan subject to shareholder approval with respect to certain amendments. However, no suspension or termination shall adversely affect any rights under awards previously granted.

  2012 Share Incentive Plan

        In March 2012, we adopted our 2012 Plan, in order to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. The plan permits the grant of options to purchase our ordinary shares, restricted shares and restricted share units as deemed appropriate by the administrator under the plan. The maximum aggregate number of shares that may be issued pursuant to our 2012 Plan is 9,000,000, and the maximum aggregate number of shares that may be issued per calendar year is 1,500,000 from 2012 until the termination of this plan. As of the date of this prospectus, options to acquire 450,569 ordinary shares and 2,724,048 restricted shares have been granted under the 2012 Plan.

        The following paragraphs describe the principal terms of our 2012 Plan:

        Plan Administration.    The plan will be administered by a committee of one or more directors to whom the board shall delegate the authority to grant or amend awards to participants other than any of the committee members. The committee will determine the provisions and terms and conditions of each award grant.

        Awards and Award Agreement.    We may grant options, restricted shares or restricted share units to our directors, employees or consultants under the plan. Awards granted under the plan will be evidenced by award agreements that set forth the terms, conditions and limitations for each award. These may include the term of an award, the provisions applicable in the event the participant's employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

        Option Exercise Price.    The exercise price of an option shall be determined by the plan administrator and set forth in the award agreement. It may be a fixed price or a variable price related to the fair market value of our ordinary shares, to the extent not prohibited by applicable laws. Subject to certain limits set forth in the plan, the exercise price may be amended or adjusted in the absolute discretion of the plan administrator, whose determination shall be final, binding and conclusive. To the extent not prohibited by applicable laws or any exchange rule, a downward adjustment of the exercise prices of options shall be effective without the approval of the shareholders or the approval of the affected participants.

        Eligibility.    We may grant awards to our employees, directors and consultants or those of any of our related entities, which include our subsidiaries or any entities in which we hold a substantial ownership or control interest, as determined by our plan administrator. Awards other than incentive share options may be granted to our employees, directors and consultants. Incentive share options may be granted only to employees of our company or a parent or a subsidiary of our company.

        Term of the Awards.    The term of each award grant shall be determined by our plan administrator, provided that the term shall not exceed 10 years from the date of the grant.

        Vesting Schedule.    In general, the plan administrator determines, or the award agreement specifies, the vesting schedule. Restricted shares granted under the plan will have either a three-year, a two-year or a one-year vesting schedule. We have the right to repurchase the restricted shares until they have vested.

        Transfer Restrictions.    Except as otherwise provided by the plan administrator, an award may not be transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution. The plan administrator may permit an award other than an incentive share option to be transferred to or exercised by certain persons related to the participant by express provision in the award or by an amendment to the award.

        Corporate Transactions.    Except as otherwise provided in an individual award agreement or any other written agreement entered into between a participant and us, our plan administrator may provide for one or more of the following in the event of a change of control or other similar corporate transaction: (i) the termination of each award outstanding under the plan at a specific time in the future, with each participant having the right to exercise the vested portion of the awards during a period of time as determined by the plan administrator; (ii) the termination of any award in exchange for an amount of cash equal to the amount that could have been obtained upon the exercise of the award; (iii) the replacement of an award with other rights or property selected by the plan administrator; (iv) the assumption of the award by our successor, parent or subsidiary, or the substitution of an award granted by our successor, parent or subsidiary, with appropriate adjustments; or (v) payment of an award in cash based on the value of our ordinary shares on the date of the corporate transaction plus reasonable interest on the award.

        Amendment and Termination of the Plan.    With the approval of our board, the plan administrator may amend, modify or terminate the plan at any time and from time to time. However, no amendment may be made without the approval of our shareholders to the extent that approval is required by applicable laws. The approval of our shareholders would also be required in the event that the amendment increased the number of shares available under our plan, permitted the plan administrator to extend the term of our plan or the exercise period for an option beyond ten years from the date of grant, or resulted in a material increase in benefits or a change in eligibility requirements, unless we decided to follow home country practice.

Share Incentive Grants

        The following table summarizes, as of the date of this prospectus, the outstanding options we granted to our directors and executive officers under the 2011 Plan and 2012 Plan.

Name	Number of Ordinary Shares Underlying Options	Exercise Price (US$/Share)	Date of Grant	Date of Expiration
Donghao Yang	*	0.50	August 30, 2011	August 29, 2021
	*	0.50	January 1, 2013	December 31, 2022
Alex Jing Jiang	*	0.50	March 18, 2011	March 17, 2021
Maggie Mei Chuan Hung	*	0.50	March 18, 2011	March 17, 2021
	*	2.52	November 30, 2011	November 29, 2021
Yizhi Tang	*	0.50	March 18, 2011	March 17, 2021
	*	2.52	November 30, 2011	November 29, 2021
Xianfeng Cai	*	0.50	March 18, 2011	March 17, 2021
	*	2.52	November 30, 2011	November 29, 2021
Nanyan Zheng	*	2.50	April 16, 2012	April 15, 2022
Kathleen Chien	*	2.50	April 16, 2012	April 15, 2022
Xiaohui Ma	*	2.50	November 30, 2011	November 29, 2021
Chun Liu	*	2.50	March 22, 2013	March 22, 2023

*
The ordinary shares that the person has right to acquire within 60 days after February 28, 2014 represent less than 1% of the total outstanding ordinary shares of our company.

        The following table summarizes, as of this prospectus, the outstanding restricted shares we granted to our directors and executive officers under the 2012 Plan.

Name	Number of Ordinary Shares Restricted Shares	Date of Grant
Frank Lin	*	January 1, 2013
Xing Liu	*	January 1, 2013
Nanyan Zheng	*	January 1, 2013
Kathleen Chien	*	January 1, 2013
Maggie Mei Chuan Hung	*	January 1, 2013
Yizhi Tang	*	January 1, 2013
Xianfeng Cai	*	January 1, 2013
Xiaohui Ma	*	September 30, 2012
	*	January 1, 2013
Daniel Kao	*	June 1, 2012
Chun Liu	*	March 22, 2013

*
The ordinary shares that the person has right to acquire within 60 days after February 28, 2014 represent less than 1% of the total outstanding ordinary shares of our company.

        As of the date of this prospectus, other individuals as a group hold options to purchase 2,961,910 ordinary shares of our company, with exercise prices of US$0.50, US$2.50, US$2.52 per ordinary share, as well as 1,923,048 restricted shares of our company.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of February 28, 2014 by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to own beneficially more than 5% of our ordinary shares.

        The calculations in the shareholder table below are based on 111,665,972 ordinary shares issued and outstanding as of February 28, 2014.

	Ordinary Shares Beneficially Owned
	Number(1)	%(2)
Directors and Executive Officers*:
Eric Ya Shen(3)	17,622,358	15.8
Arthur Xiaobo Hong(4)	11,892,810	10.7
Jacky Xu(5)	4,752,155	4.3
Bin Wu(6)	3,968,187	3.6
Frank Lin(7)	7,926,274	7.1
Xing Liu(8)	**	**
Nanyan Zheng(9)	**	**
Kathleen Chien(10)	**	**
Chun Liu(11)	**	**
Donghao Yang(12)	**	**
Alex Jing Jiang(12)	**	**
Daniel Kao	**	**
Maggie Mei Chuan Hung(12)	**	**
Yizhi Tang(12)	**	**
Xianfeng Cai(12)	**	**
Xiaohui Ma(12)	**	**
All directors and executive officers as a group	50,452,669	43.5
Principal Shareholders:
Elegant Motion Holdings Limited(13)	17,622,358	15.8
High Vivacity Holdings Limited(14)	11,892,810	10.7
Sequoia Entities(15)	10,582,272	9.5
DCM Entities(16)	7,894,834	7.1

*
Except for Mr. Frank Lin, Mr. Xing Liu, Mr. Nanyan Zheng, Ms. Kathleen Chien and Mr. Chun Liu, the business address of our directors and executive officers are c/o No. 20 Huahai Street, Liwan District, Guangzhou 510370, People's Republic of China.

**
Less than 1% of our total outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

(2)
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of the stock options or vesting of restricted shares within 60 days after February 28, 2014.

(3)
Beneficially owned through Elegant Motion Holdings Limited, a British Virgin Islands company. Elegant Motion Holdings Limited is ultimately wholly owned by the SYZXC Trust. Under the terms of the SYZXC Trust, Mr. Eric Ya Shen and his wife Ms. Xiaochun Zhang have the power to jointly direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to these shares.

(4)
Beneficially owned through High Vivacity Holdings Limited, a British Virgin Islands company wholly owned by Mr. Hong.

(5)
Beneficially owned through Advanced Sea International Limited, a British Virgin Islands company wholly owned by Mr. Xu.

(6)
Beneficially owned through Rapid Prince Development Limited, a British Virgin Islands company. Rapid Prince Development Limited is ultimately wholly owned by the HGS Trust (formerly known as the "Wu Family Trust"). Under the terms of the HGS Trust, Mr. Wu has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to these shares.

(7)
Represents (a) 3,231,361 ordinary shares owned by DCM V, L.P., (b) 65,253 ordinary shares owned by DCM Affiliates Fund V, L.P., (c) 1,532,740 ordinary shares as well as 3,065,480 ordinary shares in the form of ADS owned by DCM Hybrid RMB Fund, L.P., and (d) the number of shares that Mr. Lin has the right to acquire upon exercise of the stock options or vesting of restricted shares within 60 days after February 28, 2014. DCM V, L.P., DCM Affiliates Fund V, L.P. and DCM Hybrid RMB Fund, L.P. are collectively referred to as DCM Entities. Mr. Lin is a director of our company named by DCM Entities. Mr. Lin disclaims beneficial ownership with respect to the shares held by DCM Entities, except to the extent of his pecuniary interest therein. The business address of Mr. Lin is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, the United States.

(8)
Mr. Liu is managing director of Sequoia Entities. The business address of Mr. Liu is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong.

(9)
The business address of Mr. Zheng is 10F, 705 GuangzhouDaDaoNan Road, Guangzhou, Guangdong, 510290, People's Republic of China.

(10)
The business address of Ms. Chien is Building 3, No. 1387 Zhang Dong Road, Shanghai 201203, People's Republic of China.

(11)
The business address of Mr. Liu is Level 11, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

(12)
Certain of our directors and executive officers have been granted options pursuant to our stock incentive plans. See "Directors, Senior Management and Employees—Compensation of Directors and Executive Officers—Stock Incentive Plans."

(13)
Elegant Motion Holdings Limited is a British Virgin Islands company. Elegant Motion Holdings Limited is ultimately wholly owned by the SYZXC Trust. Under the terms of the SYZXC Trust, Mr. Eric Ya Shen and his wife Ms. Xiaochun Zhang have the power to jointly direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to these shares. The registered address of Elegant Motion Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(14)
High Vivacity Holdings Limited is a British Virgin Islands company wholly owned by Mr. Hong. The registered address of High Vivacity Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(15)
Represents (a) 5,483,868 ordinary shares owned by Sequoia Capital China II, L.P., (b) 114,272 ordinary shares owned by Sequoia Capital China Partners Fund II, L.P., (c) 880,678 ordinary shares owned by Sequoia Capital China Principals Fund II, L.P., (d) 4,103,454 ordinary shares owned by Sequoia Capital 2010 CV Holdco, Ltd. Sequoia Capital China II, L.P., Sequoia Capital China

  Partners Fund II, L.P., Sequoia Capital China Principals Fund II, L.P. and Sequoia Capital 2010 CV Holdco, Ltd. are collectively referred to as Sequoia Entities. The beneficial ownership information of Sequoia Entities is based on the information contained in the Schedule 13D/A filed by Sequoia Entities with the SEC on November 27, 2013. Please see the Schedule 13D/A filed by Sequoia Entities with the SEC on November 27, 2013 for information relating to DCM Entities. The business address of Sequoia Entities is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong.

(16)
Represents (a) 3,231,361 ordinary shares owned by DCM V, L.P., (b) 65,253 ordinary shares owned by DCM Affiliates Fund V, L.P. and (c) 1,532,740 ordinary shares as well as 3,065,480 ordinary shares in the form of ADSs owned by DCM Hybrid RMB Fund, L.P.. The beneficial ownership information of DCM Entities is based on the information contained in the Schedule 13D/A filed by Sequoia Entities with the SEC on November 21, 2013. Please see the Schedule 13D/A filed by Sequoia Entities with the SEC on November 21, 2013 for information relating to Sequoia Entities. The business address of DCM V, L.P. and DCM Affiliates Fund V, L.P. is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, the United States.

        As of February 28, 2014, 111,665,972 of our ordinary share were issued and outstanding. To our knowledge, 72,516,776 ordinary shares were held of record by four holders in the United States including 60,454,987 ordinary shares held of record by Deutsche Bank Trust Company Americas, the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States. None of our existing shareholders has different voting rights from other shareholders as of the date of this prospectus. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

 RELATED PARTY TRANSACTIONS

Contractual Agreements

        Our wholly owned subsidiary, Vipshop China, has entered into a series of contractual arrangements with our consolidated affiliated entity, Vipshop Information, and its shareholders, which enable us to exercise effective control over Vipshop Information, receive substantially all of the economic benefits of Vipshop Information through service fees in consideration for the technical and consulting services provided by Vipshop China, and have an exclusive option to purchase, or designate one or more person(s) to purchase, all of the equity interests in Vipshop Information to the extent permitted under PRC laws, regulations and legal procedures.

Contractual Arrangements with Our Consolidated Affiliated Entity

        Our wholly owned subsidiary Vipshop China has entered into a series of contractual arrangements with our consolidated affiliated entity, Vipshop Information, and its shareholders, which enable us to:

  •
  exercise effective control over Vipshop Information;

  •
  receive substantially all of the economic benefits of Vipshop Information through service fees, which are equal to 100% of Vipshop Information's net income and may be adjusted at Vipshop China's sole discretion, in consideration for the technical and consulting services provided by Vipshop China; and

  •
  have an exclusive option to purchase, or designate one or more person(s) to purchase, all of the equity interests in Vipshop Information to the extent permitted under PRC laws, regulations and legal procedures.

        We do not have any equity interest in Vipshop Information. However, as a result of contractual arrangements, we are considered the primary beneficiary of Vipshop Information, and we treat it as our consolidated affiliated entity under U.S. GAAP. We have consolidated the financial results of Vipshop Information in our consolidated financial statements included in this prospectus in accordance with U.S. GAAP.

        We face risks with respect to the contractual arrangements with our consolidated affiliated entity and its shareholders. If our consolidated affiliated entity or its shareholders fail to perform their obligations under the contractual arrangements, our ability to enforce the contractual arrangements that give us effective control over the consolidated affiliated entity may be limited. If we are unable to maintain effective control over our consolidated affiliated entity, we would not be able to continue to consolidate its financial results. The revenues generated by our directly owned subsidiaries, apart from revenues earned in respect of the relevant contractual arrangements with Vipshop Information, are primarily derived from our product promotion activities for brands. In the years ended December 31, 2011, 2012 and 2013, our subsidiaries contributed in aggregate approximately 0.37%, 0.02% and 0.11% respectively, of our total consolidated net revenues, exclusive of revenues derived from Vipshop Information. As of December 31, 2011, 2012, and 2013 our holding company and our subsidiaries accounted for an aggregate of 63.70%, 56.53% and 41.06%, respectively, of our consolidated total assets (excluding assets attributable to transactions with Vipshop Information). For a detailed description of the regulatory environment that necessitates the adoption of our corporate structure, see "—Regulations." For a detailed description of the risks associated with our corporate structure, see "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry."

        The following is a summary of the material provisions of the agreements among our wholly owned PRC subsidiary Vipshop China, our consolidated affiliated entity Vipshop Information and the shareholders of Vipshop Information.

Agreements that Provide Us Effective Control over Our Consolidated Affiliated Entity

        Equity Interest Pledge Agreement.    Under the amended and restated pledge agreement among Vipshop China, Vipshop Information and its shareholders, the shareholders of Vipshop Information pledged all of their equity interests in Vipshop Information to Vipshop China to guarantee Vipshop Information's performance of its obligations under the exclusive business cooperation agreement. If any event of default as provided for therein occurs, including the failure by Vipshop Information to perform its contractual obligations under the exclusive business cooperation agreement, Vipshop China, as pledgee, will be entitled to certain rights, including the right to dispose the pledged equity interests. Without Vipshop China's prior written consent, shareholders of Vipshop Information shall not transfer or otherwise dispose of, or create or allow the creation of any encumbrance on the pledged equity interests. The equity interest pledge agreement will remain in full force and effect until all of the obligations of Vipshop Information under the exclusive business cooperation agreement have been duly performed or terminated. We have completed registering the pledge of the equity interests in Vipshop Information with the local branch of the SAIC.

        Exclusive Option Agreement.    Under the amended and restated exclusive option agreement among Vipshop China, Vipshop Information and the shareholders of Vipshop Information, Vipshop Information's shareholders grant Vipshop China an exclusive option to purchase, or designate one or more person(s) to purchase, all or part of their respective equity interests in Vipshop Information at a purchase price of RMB10 (US$1.65), subject to any adjustments as may be required by the applicable PRC laws and regulations at the time. Vipshop China may exercise the option by issuing a written notice to Vipshop Information. Without Vipshop China's written consent, Vipshop Information and its shareholders may not transfer, sell, pledge or otherwise dispose of, or create any encumbrance on, any assets, business or equity or beneficiary interests of Vipshop Information. This agreement will remain in full force and effect for a term of ten years from the date of execution and may be extended for a period to be determined by Vipshop China.

        Powers of Attorney.    Under the powers of attorney, the shareholders of Vipshop Information each irrevocably appointed Vipshop China as their attorney-in-fact to act on their behalf and exercise all of their rights as shareholders of Vipshop Information, including the right to attend shareholder meetings, to exercise voting rights, to appoint directors and senior management of Vipshop Information, and to effect transfers of all or part of their equity interests in Vipshop Information pursuant to the equity interest pledge agreements and exclusive option agreements. Vipshop China has the right to appoint any individual or entity to exercise the power of attorney on its behalf. Each power of attorney will remain in full force and effect until the shareholder ceases to hold any equity interests in Vipshop Information.

Agreements that Transfer Economic Benefits to Us

        Exclusive Business Cooperation Agreement.    Under the amended and restated exclusive business cooperation agreement between Vipshop China and Vipshop Information, Vipshop Information agrees to engage Vipshop China as its exclusive provider of technical, consulting and other services in relation to its business operations. In consideration of such services, Vipshop Information will pay to Vipshop China service fees which amount to all of Vipshop Information's net income. The service fees may be adjusted at Vipshop China's sole discretion based on the services rendered and the operational needs of Vipshop Information. Vipshop Information contributed approximately 99.63%, 99.98% and 99.89%, respectively, of our total consolidated net revenues in the years ended December 31, 2011, 2012 and 2013. Vipshop China shall exclusively own any intellectual property arising from the performance of this agreement. The term of this agreement is ten years from the execution date of October 8, 2011 and may be extended for a period to be determined by Vipshop China. Vipshop China may terminate this agreement at any time by giving 30 days' prior written notice. Vipshop Information has no right to terminate this agreement unless Vipshop China commits gross negligence or fraud.

        Exclusive Purchase Framework Agreement.    Under the exclusive purchase framework agreement between Vipshop China and Vipshop Information, Vipshop Information agrees to purchase products or services exclusively from Vipshop China or its subsidiaries. Vipshop Information and its subsidiaries must not purchase from any third party products or services that Vipshop China is capable of providing. Vipshop Information must pay Vipshop China for its products an amount, which includes a service fee, based on the unit price and the quantity of the products ordered by Vipshop Information, within five days after receipt of invoices issued by Vipshop China. The term of this agreement is five years from September 1, 2011. If neither party objects in writing and both parties remain cooperating at the expiration of the agreement, the parties will continue to be bound by this agreement until a new agreement is entered into. Vipshop China may terminate this agreement at any time by giving 15 days' prior written notice. Vipshop Information has no right to terminate this agreement unless Vipshop China commits gross negligence or fraud.

        In October 2012, we effected a transfer of 10.4% of equity interest from Mr. Jacky Xu of Vipshop Information to Mr. Eric Ya Shen, our co-founder, chief executive officer and an existing shareholder of Vipshop Information, and amended the original contractual arrangements we had with Mr. Shen to reflect this transfer. As of December 31, 2013, shareholders of Vipshop Information include our co-founders and shareholders Eric Ya Shen, Arthur Xiaobo Hong, Bin Wu and Xing Peng, holding 52.0%, 26.0%, 11.6% and 10.4% of the total equity interests in Vipshop Information, respectively.

        In the opinion of Han Kun Law Offices, our PRC legal counsel:

  •
  the ownership structures of our consolidated affiliated entity and Vipshop China comply with all existing PRC laws and regulations;

  •
  the contractual arrangements among Vipshop China and Vipshop Information and its shareholders that are governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect; and

  •
  each of Vipshop China and our consolidated affiliated entity has all necessary corporate power and authority to conduct its business as described in its business scope under its business license. The business licenses of Vipshop China and our consolidated affiliated entity are in full force and effect. Each of Vipshop China and our consolidated affiliated entity is capable of suing and being sued and may be the subject of any legal proceedings in PRC courts. To the best of Han Kun Law Offices' knowledge after due inquires, none of Vipshop China, our consolidated affiliated entity or their respective assets is entitled to any immunity, on the grounds of sovereignty, from any action, suit or other legal proceedings; or from enforcement, execution or attachment.

        We have been advised by our PRC legal counsel, however, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our online commerce and the distribution of internet content in China do not comply with relevant PRC government restrictions on foreign investment in value-added telecommunication, we could be subject to severe penalties, including being prohibited from continuing operations. See "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry—Substantial uncertainties and restrictions exist with respect to the interpretation and application of PRC laws and regulations relating to online commerce and the distribution of internet content in China. If the PRC government finds that the structure we have adopted for our business operations does not comply with PRC laws and regulations, we could be subject to severe penalties, including the shutting down of our website." and "Risk Factors—Risks Relating to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

Private Placement

        Prior to 2012, we made various issuances of ordinary shares to our early-stage investors. In January 2011, we issued and sold a total of 20,212,500 series A preferred shares for US$1.00 per share to our series A preferred shareholders and in April 2011, we issued a total number of 8,166,667 series B preferred shares for US$5.05 per share to our series B preferred shareholders. All of the series A and series B preferred shares were converted into ordinary shares upon the completion of the initial public offering in March 2012 pursuant to the terms of applicable conversion rights of the holders of respective series of preferred shares.

Shareholders' Agreement

        In April 2011, in connection with the issuance and sale of our series B preferred shares, we and our shareholders entered into a revised shareholders' agreement, which amended and restated the shareholders' agreement we previously entered into with the investors of our series A preferred shares.

        Under the amended and restated shareholders' agreement, our preferred shareholders and the holders of ordinary shares converted from our preferred shares are also entitled to certain registration rights, including demand registration, piggyback registration and Form F-3 registration. Except for the registration rights, the shareholders' rights under the amended and restated shareholders' agreement terminated automatically upon the completion of our initial public offering in March 2012.

Transactions with Lefeng and Ovation

        On February 14, 2014, we acquired a 75% equity interest in Lefeng from Ovation, its parent company. The total consideration paid by us for the acquisition is approximately US$132.5 million, including cash payment and financing in connection with assumed liabilities.

        Before this acquisition, Lefeng had been a wholly-owned subsidiary of Ovation. To facilitate the acquisition, Ovation has restructured its online platform business conducted through lefeng.com, an online retail website specialized in selling cosmetics and fashion products in China, by transferring certain assets and liabilities, including domain names (which were subsequently transferred to Vipshop Information), trademarks, copyrights and employees that form part of the online platform business, to Lefeng. This online platform business did not historically operate on an independent basis. After our acquisition of Lefeng, Ovation will continue to operate its other businesses, including research, development and sales of self-branded products. In connection with the acquisition, we and a subsidiary of Lefeng have entered into framework supply agreements with a PRC affiliate of Ovation, pursuant to which Ovation's PRC affiliate agreed to supply cosmetics, apparel, healthcare products, food and other consumer products developed under Ovation's proprietary brands exclusively to us for sale to consumers through vip.com, lefeng.com and other third-party websites. If sales of Ovation products by us to consumers through vip.com, lefeng.com and other third-party websites in 2014 are less than RMB900 million (US$148.7 million), we would be required to purchase additional products from Ovation to the extent of the shortfall. We would be entitled to sales rebates depending on the amount of sales achieved for Ovation's proprietary brands after such sales exceeds RMB900 million (US$148.7 million). We expect the acquisition of Lefeng to help us achieve our goals of diversifying our product offerings, expanding our customer reach and further enhancing our customers' online shopping experience.

        We have also entered into a shareholders agreement with Ovation and Lefeng, pursuant to which each shareholder is subject to certain restrictions on its ability to transfer shares of Lefeng and we have agreed to elect one nominee of Ovation, subject to certain condition, to Lefeng's board of directors, which comprises a total of five directors.

        Subsequently on February 21, 2014, we acquired a 23% equity interest, on a fully diluted basis, in Ovation for a total consideration of approximately US$55.8 million pursuant to a share purchase and subscription agreement with Ovation and certain of its existing shareholders. Through this strategic investment, we have gained access to a consistent supply of Ovation branded cosmetic products as well as Ovation's expertise in branding, marketing and research and development of proprietary products, which we expect would help promote our brand and support our efforts to expand our user base. In addition, as a result of our acquisition of 23% equity interest in Ovation, on a fully diluted basis, we now own, directly or indirectly, a total of 80.75% equity interest in Lefeng. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations" for a discussion on our loan arrangements entered into to finance our acquisitions of equity interests in Lefeng and Ovation.

Transactions with Our Directors, Executive Officers and Shareholders

        Since our inception in August 2008 through December 31, 2013, our shareholders, namely, Eric Ya Shen, Arthur Xiaobo Hong, Bin Wu, Jacky Xu and Xing Peng, provided certain loans to us for our daily business operations. All of these loans from our ordinary shareholders were unsecured and interest free. As of December 31, 2013, the outstanding loan balances due to shareholders amounted to US$1.2 million.

        We also purchased products and goods from companies controlled by certain of our ordinary shareholders, namely, Eric Ya Shen, Bin Wu, Jacky Xu and Xing Peng, in the amount of US$6.3 million, US$6.7 million and US$3.7 million for the years ended December 31, 2011, December 31, 2012 and December 31, 2013, respectively. All of the purchases were made at prices and on terms substantially similar to the prices and terms of purchases from unrelated suppliers. As of December 31, 2011, 2012 and 2013, the amounts due to companies controlled by our ordinary shareholders were US$0.8 million, US$0.5 million and US$0.9 million, respectively, which were unsecured and interest free.

 DIVIDEND POLICY

        We have not paid in the past and do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to declare dividends, their form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual and statutory restrictions and other factors that the board of directors may deem relevant.

        Holders of our ADSs will be entitled to receive dividends, if any, subject to the terms of the deposit agreement, to the same extent as the holders of our ordinary shares. Cash dividends will be paid to the depositary of our ADSs in U.S. dollars, which will distribute them to the holders of ADSs according to the terms of the deposit agreement. Other distributions, if any, will be paid by the depositary to the holders of ADSs in any means it deems legal, fair and practical. See "Description of American Depositary Shares".

        We are are a holding company incorporated in the Cayman Islands. We principally rely on dividends from our subsidiaries in China and Hong Kong for our cash needs. To pay dividends to us, our subsidiaries in China and Hong Kong need to comply with the applicable regulations. See "Risk Factors—Risks Relating to Doing Business in China—We principally rely on dividends and other distributions on equity paid by Vipshop China in China to fund our cash and financing requirements, and any limitation on the ability of Vipshop China to make payments to us could have a material adverse effect on our ability to conduct our business".

EXCHANGE RATE INFORMATION

        Our business is primarily conducted in China and almost all of our revenues are denominated in RMB. The conversion of RMB into U.S. dollars in this prospectus is based on the noon buying rate in New York City for cable transfers in RMB as certified for customs purposes by the Federal Reserve Board. Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at RMB6.0537 to US$1.00, the noon buying rate for December 31, 2013 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On February 28, 2014 the noon buying rate was RMB6.1448 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
	Period-End	Average(1)	Low	High
	(RMB per U.S. Dollar)
Annual
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1478	6.2438	6.0537
2014 (through February 28, 2014)	6.1148	6.0655	6.0591	6.1448
Monthly
2013
September	6.1200	6.1198	6.1213	6.1178
October	6.0943	6.1032	6.1209	6.0815
November	6.0922	6.0929	6.0993	6.0903
December	6.0537	6.0894	6.0927	6.0815
2014
January	6.0590	6.0509	6.0600	6.0402
February	6.1148	6.0816	6.0402	6.1448

(1)
Annual and interim period averages are calculated using the average of the exchange rates on the last day of each month during the relevant year or interim period. Monthly averages are calculated using the average of the daily rates during the relevant month.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2013 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

        As of the date of this prospectus, our authorized share capital, being US$50,000 divided into (i) 300,000,000 ordinary shares of a nominal or par value of US$0.0001 each and (ii) 200,000,000 shares of a nominal or par value of US$0.0001 each of such class or classes (howsoever designated) as the board of directors may determine in accordance with our amended and restated memorandum and articles of association. Our board of directors may provide, out of the unissued shares, for series of preferred shares. As of the date of this prospectus, there are 111,665,972 ordinary shares issued and outstanding.

Memorandum and Articles of Association

        Our current memorandum and articles of association became effective immediately prior to the completion of our initial public offering in March 2012. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders may freely hold and vote their shares. Each holder of our ordinary shares is entitled to one vote for each ordinary share held on matters submitted to a vote of shareholders.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

        Voting Rights.    Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by one or more shareholders holding at least 10% of the paid up voting share capital, present in person or by proxy.

        A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who holds no less than one third of our voting share capital. Shareholders' meetings are held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least one-third of our voting share capital. Advance notice to shareholders of at least seven days is required for the convening of our annual general meeting and other shareholders' meetings.

        An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast in a general meeting, while a special resolution requires no less than two-thirds of the votes cast. A special resolution is required for important matters such as a change of name. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares and canceling any shares.

        Transfer of Shares.    Subject to the restrictions of our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

        Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (e) the shares conceded are free of any lien in favor of us; or (f) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board of directors may from time to time require, has been paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares in accordance with the company law and the memorandum or articles of association of the company. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

        Redemption of Shares.    Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

        Variations of Rights of Shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

        Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

        Anti-Takeover Provisions.    Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

  •
  authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

  •
  limit the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Share Register

        In accordance with Section 48 of the Companies Law, the register of members is prima facie evidence of legal title to the shares of the Company. Therefore, legal title to the shares of the company only passes upon entry being made in the register of members. Our directors will maintain one register of members, at the office of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, KY1-1106, Cayman Islands. We will perform the procedures necessary to register the shares in the register of members as required in "PART III—Distribution of Capital and Liability of Members of Companies and Associations" of the Companies Law, and to ensure the entries on the register of members to be made without any delay.

        There is no prohibition under the laws of the Cayman Islands on having only one registered shareholder. The depositary will be included in our register of members as the only holder of the ordinary shares underlying the ADSs in this offering.

        The shares underlying the ADSs are not shares in bearer form, but rather are "non-negotiable" or "registered" shares. Hence in accordance with Section 166 of the Companies Law, the shares underlying the ADSs can only be transferred on the books of the company.

        In the event that we fail to update our register of members, the recourse of investors is directly to the depositary under the terms of the deposit agreement, which is governed by New York law. The depositary will have recourse against us under the terms of the deposit agreement, and also will hold a certificate evidencing entry on the register of members of the depositary as the holder of shares underlying the ADSs. Further, Section 46 of the Companies Law provides for the recourse available to the shareholders in the case we fail to update its register of members. In the event we fail to update our register of member, the depositary, as the aggrieved party, may apply for an order with the courts of the Cayman Islands, for the rectification of the register, and may ask us to pay all the costs and damages it may have sustained.

History of Securities Issuances

        The following is a summary of our securities issuance during the past three years.

        We were incorporated in the Cayman Islands on August 27, 2010, with an authorized share capital of US$50,000 divided into 50,000 ordinary shares with a par value of US$1.00 each. Upon incorporation, we issued (a) 20,000 ordinary shares to Elegant Motion Holdings Limited, a British Virgin Islands company wholly owned by Mr. Eric Ya Shen, (b) 12,500 ordinary shares to High Vivacity Holdings Limited, a British Virgin Islands company wholly owned by Mr. Arthur Xiaobo Hong, (c) 7,500 ordinary shares to Rapid Prince Development Limited, a British Virgin Islands company wholly owned by Mr. Bin Wu, (d) 5,000 ordinary shares to Dynasty Mount Enterprises Limited, a British Virgin Islands company wholly owned by Mr. Xing Peng, and (e) 5,000 ordinary shares to Advanced Sea International Limited, a British Virgin Islands company wholly owned by Mr. Jacky Xu. In November 2010, we subdivided our share capital into 500,000,000 ordinary shares with a par value of US$0.0001 each, and redeemed and cancelled 499,990,000 ordinary shares owned by our then shareholders on a pro rata basis.

        In January 2011, we issued an aggregate of 47,765,000 ordinary shares to our five existing shareholders proportionally based on their respective percentage of equity interest in our company. In the same month, we issued and sold a total of 20,212,500 series A preferred shares for US$1.00 per share to our series A preferred shareholders for an aggregate price of US$20,212,500, including 11,025,000 series A preferred shares to several DCM Entities, and 9,187,500 series A preferred shares to several Sequoia Entities. In connection with the issuance of the series A preferred shares, we redeemed and cancelled 1,837,500 ordinary shares from Rapid Prince Development Limited.

        In April 2011, we issued a total number of 8,166,667 series B preferred shares for US$5.05 per share to our series B preferred shareholders for an aggregate price of US$41,223,892, including 3,164,583 series B preferred shares to several DCM Entities, and 5,002,084 series B preferred shares to a Sequoia Entity.

        In June 2011, we issued 198,106 ordinary shares to Elegant Motion Holdings Limited and 99,053 ordinary shares to High Vivacity Holdings Limited for US$5.05 per share.

        In March, 2012, we issued 11,004,600 ADSs representing 22,009,200 ordinary shares in our initial public offering at $6.50 per ADS with a total amount of $71,529,900. In March 2013, the Company and certain selling shareholders offered 8,280,000 ADSs (with the underwriters fully exercising their over-allotment option) representing 16,560,000 ordinary shares in a follow-on public offering at US$24.00 per ADS. Of the 8,280,000 ADSs offered, 4,000,000 ADSs were newly issued ADSs offered by the Company and an aggregate of 4,280,000 ADSs were offered by the selling shareholders, of which 507,812 ADSs were newly issued ADSs the selling shareholders have purchased from the Company by exercising their options under the 2011 Plan.

        In addition, we have granted to certain of our officers and employees options to purchase an aggregate of 8,375,755 ordinary shares and 3,465,548 restricted shares under our 2011 Plan and 2012 Plan as of the date of this prospectus.

Shareholders' Agreement

        In connection with the issuance and sale of our series B preferred shares in April 2011, we and our shareholders entered into a shareholders' agreement. Pursuant to the shareholders' agreement, DCM Entities and Sequoia Entities, as our preferred shareholders, were granted certain rights, including customary veto rights, rights of participation, co-sale rights, drag-along rights, rights of first refusal, registration rights and the right to name certain two directors. In particular, one director shall be named by DCM Entities and the one director shall be named by Sequoia Entities. Our preferred shareholders were also granted conversion rights and liquidation rights with respect to the series A and series B preferred shares. Except for the registration rights, all of the rights of our preferred shareholders under the amended and restated shareholders' agreement terminated upon the completion of our initial public offering in March 2012.

Registration Rights

        Pursuant to our amended and restated shareholders' agreement entered into in April 2011, we have granted certain registration rights to our preferred shareholders. Set forth below is a description of the registration rights granted under this agreement.

        Demand Registration Rights.    Holders of at least 30% of the registrable securities have the right to demand us to use reasonable efforts to file a registration statement covering all or a portion of registrable securities then outstanding if the anticipated gross receipts from the offering are to exceed US$7,500,000. We, however, are not obligated to effect a registration demand if, among other things, the registrable securities requested to be registered are less than 30% of all registrable securities then outstanding, or if we have already effected a registration within the six month period preceding the date of such request. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determine in good faith that filing of a registration will be materially detrimental to us, provided that we cannot exercise the deferral right more than once in any twelve-month period.

        Piggyback Registration Rights.    If we propose to file a registration statement with respect to an offering of securities of our company, we shall notify the holders of our registrable securities in writing and afford each such holder an opportunity to include in such registration statement all or portion of the registrable securities then held by such holder. We are not required to register any registrable securities in an underwritten offering unless these securities are included in the underwriting and their holders enter into an underwriting agreement in customary form with the underwriters selected by us. The underwriters may in good faith limit the number of shares with registration rights to be included in the registration statement, subject to certain limitations.

        Form F-3 Registration Rights.    When we are eligible for use of Form F-3, holders of at least 30% of the registrable securities then outstanding have the right to request us to file a registration statement on Form F-3. We, however, are not obligated to file a registration statement on Form F-3 if the proposed aggregate price of the securities to be offered and sold under the requested registration is less than US$2 million, or if we have already effected two registrations within the twelve month period preceding the date of such request, other than a registration from which the registrable securities of such holders have been excluded. We have the right to defer filing of a registration statement on Form F-3 for up to 90 days if our board of directors determine in good faith that filing of such registration statement will be materially detrimental to us, provided that we cannot exercise the deferral right more than once in any twelve-month period.

        Expenses of Registration.    We will pay all expenses relating to any demand, piggyback or Form F-3 registration, except for underwriting discounts and commissions relating to the sale of registrable securities.

Differences in Corporate Law

        The Companies Law is modeled after companies legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

        Mergers and Similar Arrangements.    In certain circumstances, the Cayman Islands Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

        Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution (usually a majority of 66 2/3% in value) of the shareholders of each company and (b) such other authorization, if any, as is required by such constituent company's memorandum and articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

        Where the merger or consolidation involves a non-Cayman Islands company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (a) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the non-Cayman Islands company and by the laws of the jurisdiction in which the non-Cayman Islands company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (b) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the non-Cayman Islands company in the jurisdiction in which it is existing prior to the merger; (c) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the non-Cayman Islands company, its affairs or its property or any part thereof; and (d) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the non-Cayman Islands company are and continue to be suspended or restricted.

        Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the non-Cayman Islands company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the non-Cayman Islands company; (ii) that in respect of the transfer of any security interest granted by the non-Cayman Islands company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the non-Cayman Islands company; and (c) the laws of the jurisdiction of the non-Cayman Islands company with respect to the transfer have been or will be complied with; (iii) that the non-Cayman Islands company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant non-Cayman Islands jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

        Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

        Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a "scheme of arrangement" which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which is more rigorous and takes longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such that would be reasonably approved by an intelligent and honest man of that class acting in respect of his interests; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

        Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than under the relevant statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

        Shareholders' Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed their availability. In principle, we will normally be the proper plaintiff and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting or proposing to act illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

        A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

        Transactions with Directors.    Under the Delaware General Corporation Law, or the DGCL, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (a) the material facts of any interested directors' interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts of any interested directors' interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by a vote of the shareholders; or (c) the transaction is fair to the company as of the time it is approved.

        Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the NYSE rules or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such a meeting.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

        Under Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company and for a proper purpose; a duty not to make a profit out of his or her position as director (unless the company permits him or her to do so); and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill, diligence and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

        Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company shall declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest.

        Majority Independent Board.    A domestic U.S. company listed on the NYSE must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under NYSE rules. As a Cayman Islands exempted company, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the NYSE rules where there is no similar requirement under the laws of the Cayman Islands. However, we have no present intention to rely on home country practice with respect to our corporate governance matters, and we intend to comply with the NYSE rules after the completion of this offering.

        Shareholder Action by Written Consent.    Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by inclusion of such a restriction in its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

        Shareholder Proposals.    The DGCL does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or bylaws, but shareholders may be precluded from calling special meetings. With respect to shareholder proposals, Cayman law is essentially the same as Delaware law. The Companies Law does not provide shareholders with an express right to put forth any proposal before the annual meeting of the shareholders. However, depending on what is stipulated in a company's articles of associations, shareholders in an exempted Cayman Islands company may make proposals in accordance with the relevant notice provisions. For shares that are represented by ADSs, the depositary in many cases may be the only shareholder. In such cases, only the depositary has the direct right to requisition a shareholders' meeting. However, unless otherwise provided in the deposit agreement, the holders of the ADSs generally do not have the right to petition the depositary to requisition a shareholders' meeting or put forth shareholder proposals through the depositary.

        Our amended and restated memorandum and articles of association allow our shareholders holding not less than one-third of our paid-up voting share capital to requisition a shareholders' meeting. At such shareholders' meeting, the shareholders who have requisitioned the meeting may put forth proposals, provided the details of such proposals are set forth in their notice requisitioning the meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director.

        There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors can be removed by an ordinary resolution of shareholders.

        Transactions with Interested Shareholders.    The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by an amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns 15% or more of the corporation's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among others, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of perpetuating a fraud on the minority shareholders.

        Amendment of Governing Documents.    Under the DGCL, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may be amended by a special resolution of the shareholders.

        Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

        Indemnification.    Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against conduct amounting to willful default, willful neglect, fraud or dishonesty, for example, civil fraud or the consequences of committing a crime.

        Under our amended and restated memorandum and articles of association, we may indemnify our directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are party or are threatened to be made a party by reason of their acting as our directors, officers, employees or agents, except through their own dishonesty, willful default or fraud. To be entitled to indemnification, these persons must have acted in good faith and in the best interest and not contrary to the interest of our company, and must not have acted in a manner willfully or grossly negligent and, with respect to any criminal action, they must have had no reasonable cause to believe their conduct was unlawful. Our amended and restated memorandum and articles of association may also provide for indemnification of such person in the case of a suit initiated by our company or in the right of our company.

        We intend to enter into indemnification agreements with our directors and executive officers to indemnify them to the fullest extent permitted by applicable law and our articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of two ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find Additional Information."

Holding the ADSs

How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

  Cash

  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not possible or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

  Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "Taxation." It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  Shares

  For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

  Elective Distributions in Cash or Shares

  If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

  Rights to Purchase Additional Shares

  If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

  If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

  U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

  There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

  Other Distributions

  Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the New York Stock Exchange and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights.	Up to US$0.05 per ADS issued
• Distribution of securities other than ADSs or rights to purchase additional ADSs	A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs
• Depositary, operation, and maintenance services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
• Transfer of ADRs	US$1.50 per certificate presented for transfer

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

  •
  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

  •
  Expenses incurred for converting foreign currency into U.S. dollars.

  •
  Expenses for cable, telex and fax transmissions and for delivery of securities.

  •
  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

  •
  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

  •
  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

  •
  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 45 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) regulations it may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

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  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our ordinary shares;

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  when you owe money to pay fees, taxes and similar charges;

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

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  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be, and (f) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

        The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. Prospective holders of debt securities should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and any limit on the aggregate principal amount of the debt securities;

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  whether the debt securities will be secured or unsecured;

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  whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

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  redemption or early repayment provisions;

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  authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

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  the form of the debt securities;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the extent to which a secondary market for the securities is expected to develop;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

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  place or places where notices and demands relating to the debt securities and the indentures may be made;

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

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  any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

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  any provisions relating to compensation and reimbursement of the trustee;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

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  additional terms not inconsistent with the provisions of the indenture.

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we state otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we state otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

        Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

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  default for 30 days in the payment of any interest when due;

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  default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

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  default for 30 days in the payment of any sinking fund installment, if any, when due;

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  default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

        If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at the request, order or direction of holders of debt securities (or any other person), unless such holders have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        Holders of debt securities will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless they have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, holders of debt securities will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

  Modification

        We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected.

However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

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  reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

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  change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

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  reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

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  impair the right of holders of debt securities to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

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  materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

        We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

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  we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

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  immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

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  other conditions described in the indenture are met.

Defeasance and Covenant Defeasance

        The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

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  no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

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  we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

        The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

        The trustee under the indenture is Deutsche Bank Trust Company Americas. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

REGULATIONS

        This section summarizes all of the laws and regulations that materially affect our business and operations and the key provisions of such laws and regulations.

        The PRC government extensively regulates the telecommunications industry, including the internet sector. The State Council, the MIIT, the Ministry of Commerce, the State Administration for Industry and Commerce, or the SAIC, the General Administration of Press and Publication and other relevant government authorities have promulgated an extensive regulatory scheme governing telecommunications, on-line sales and e-commerce. However, China's telecommunications industry and internet-related industry are at an early stage of development. As a result, new laws and regulations may be adopted from time to time that will require us to obtain additional licenses and permits in addition to those that we currently have, and will require us to address new issues that arise from time to time. In addition, substantial uncertainties exist regarding the interpretation and implementation of current and any future Chinese laws and regulations applicable to the telecommunications, on-line sales and e-commerce services. See "Risk Factors—Risks Relating to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us."

Regulations on Value-Added Telecommunications Services

  Licenses for Value-Added Telecommunication Services

        The Catalog for the Guidance of Foreign Investment Industries, or the Catalog, as promulgated and amended from time to time by the Ministry of Commerce and the National Development and Reform Commission, is the principal guide to foreign investors' investment activities in the PRC. The version promulgated in 2007 and the most updated version of the Catalog, which became effective on January 30, 2012, divide the industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC laws and regulations. For encouraged industries, a wholly foreign-owned enterprise is generally permitted, while for restricted industries, such as value-added telecommunications service industry, there are some limitations to the ownership and/or corporate structure of the foreign invested companies that operate in such industries. Industries in the prohibited category are not open to foreign investors.

        On September 25, 2000, the Telecommunications Regulations of the People's Republic of China, or the Telecom Regulations, were issued by the PRC State Council as the primary governing law on telecommunication services. The Telecom Regulations set out the general framework for the provision of telecommunication services by PRC companies. Under the Telecom Regulations, it is a requirement that telecommunications service providers procure operating licenses prior to their commencement of operations. The Telecom Regulations draw a distinction between "basic telecommunications services" and "value-added telecommunications services." A "Catalog of Telecommunications Business" was issued as an attachment to the Telecom Regulations to categorize telecommunications services as basic or value-added. In February 2003, the Catalog was updated and the information services such as content service, entertainment and online games services are classified as value-added telecommunications services.

        On March 1, 2009, the MIIT issued the Administrative Measures for Telecommunications Business Operating Permit, or the Telecom Permit Measures, which took effect on April 10, 2009. The Telecom Permit Measures confirm that there are two types of telecom operating licenses for operators in China, namely, licenses for basic telecommunications services and licenses for value-added telecommunications services. The operation scope of the license will detail the permitted activities of the enterprise to which it was granted. An approved telecommunication services operator shall conduct its business in accordance with the specifications recorded on its value-added telecommunications services operating license, or VATS License. In addition, a VATS License's holder is required to obtain approval from the original permit-issuing authority prior to any change to its shareholders.

        On September 25, 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, which was amended in January 2011. Under the Internet Measures, commercial internet information services operators shall obtain a value-added telecommunications license for internet information services, or ICP License, from the relevant government authorities before engaging in any commercial internet information services operations within the PRC. The ICP License has a term of five years and shall be renewed within 90 days before expiration.

        Our consolidated affiliated entity, Vipshop Information, has obtained an ICP License issued by Guangdong Province Administration of Telecommunication since September 24, 2008, which was updated on September, 2013 and is scheduled to expire on September, 2018. Mr. Jacky Xu transferred his equity interests in Vipshop Information to Mr. Eric Ya Shen in October 2012, for which Vipshop Information obtained approval from its original permit-issuing authority.

  Foreign Investment in Value-Added Telecommunication Services

        Pursuant to the Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council on December 11, 2001 and amended on September 10, 2008, the ultimate foreign equity ownership in a value-added telecommunications services provider may not exceed 50%. Moreover, for a foreign investor to acquire any equity interest in a value-added telecommunication business in China, it must satisfy a number of stringent performance and operational experience requirements, including demonstrating good track records and experience in operating value-added telecommunication business overseas. Foreign investors that meet these requirements must obtain approvals from the MIIT and the Ministry of Commerce or their authorized local counterparts, which retain considerable discretion in granting approvals. Pursuant to publicly available information, the PRC government has issued telecommunications business operating licenses to only a limited number of foreign invested companies, all of which are Sino-foreign joint ventures engaging in the value-added telecommunication business.

        The MIIT Circular issued by the MIIT in July 2006 reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain a business operating license for ICP to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an ICP License is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. Furthermore, the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local ICP license holder or its shareholder. The MIIT Circular further requires each ICP license holder to have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunications service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations.

        To comply with the PRC regulations noted above, we operate our website including vip.com and lefeng.com and provide value-added telecommunications services through our consolidated affiliated entity, which is currently owned by Mr. Eric Ya Shen, Mr. Arthur Xiaobo Hong, Mr. Bin Wu and Mr. Xing Peng. Our consolidated affiliated entity holds an ICP license and all other licenses necessary to conduct online sales in China. It also has been registered and holds all significant domain names and has been registered as the owner or is applying to be the owner of all trademarks used in our value-added telecommunications businesses. To conduct our business in China, our wholly owned subsidiary, Vipshop China, has entered into a series of contractual arrangements with our consolidated affiliated entity, Vipshop Information, and its shareholders. For a detailed discussion of our contractual arrangements, please refer to "Prospectus Summary—Corporate Structure."

Regulations on Internet Privacy

        The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted legislation on internet use to protect personal information from any unauthorized disclosure. The Internet Measures prohibit an ICP operator from humiliating or defaming a third party or infringing the lawful rights and interests of a third party. Pursuant to the BBS Measures, ICP operators that provide electronic messaging services must keep users' personal information confidential and must not disclose such personal information to any third party without the users' consent or unless it is required by law. The regulations further authorize the relevant telecommunications authorities to order ICP operators to rectify unauthorized disclosure. ICP operators are subject to legal liability if the unauthorized disclosure results in damages or losses to users. Furthermore, The Decision on Strengthening Network Information Protection promulgated by the Standing Committee of the National People's Congress of the PRC in December 2012 provides that electronic information that is able to identify identities of citizens or is concerned with personal privacy of citizens is protected by law and shall not be unlawfully obtained or provided. ICP operators collecting or using personal electronic information of citizens shall specify purposes, manners and scopes of information collection and use, obtain consent of citizens concerned, and strictly keep confidential personal information collected. ICP operators are prohibited from disclosing, tampering with, damaging, selling or illegally providing others with personal information collected. Technical and other measures are required to be taken by ICP operators to prevent personal information collected from unauthorized disclosure, damage or being lost. ICP operators are subject to legal liability, including warnings, fines, confiscation of illegal gains, revocation of licenses or filings, closing of websites concerned, public security administration punishment, criminal liabilities, or civil liabilities, if they violate relevant provisions on internet privacy. The PRC government, however, has the power and authority to order ICP operators to turn over personal information if an internet user posts any prohibited content or engages in illegal activities on the internet.

Regulations Relating to Foreign Invested Enterprises Engaging in Distribution Business

        We are subject to regulations relating to foreign invested enterprises engaging in the distribution business. In April 2004, the Ministry of Commerce issued the Administrative Measures on Foreign Investment in Commercial Fields, or the Commercial Fields Measures. Pursuant to the Commercial Fields Measures, foreign investors are permitted to engage in the distribution services by setting up commercial enterprises in accordance with the procedures and guidelines provided in the Commercial Fields Measures. To further simplify the approval procedures for foreign investment in the distribution sector, the Ministry of Commerce issued the Notice on Delegating Examination and Approval Authorities for Foreign Invested Commercial Enterprises in September 2008, delegating the power to the provincial branches of the Ministry of Commerce except for certain specified items. In July 2009, the competent authorities in Guangdong further delegated the power of examination and approval of foreign invested commercial enterprises in Guangdong for certain items to municipal branches of the Ministry of Commerce in Guangdong Province. In September 2012, the State Council promulgated the Decision of the State Council on the Sixth Batch of Cancelled and Amended Administrative Examination and Approval Items, according to which the power of examination and approval of foreign invested commercial enterprises engaged in certain items, including online sales, has been assigned from the Ministry of Commerce to the provincial branches of the Ministry of Commerce. Vipshop China has been approved to engage in wholesale business and Lefeng Shanghai has been approved to engage in both wholesale and retail businesses.

Regulations Relating to Distribution of Books and Audio-Video Products

        We are also subject to regulations relating to the distribution of books and audio-video products. Under the Administrative Measures for the Publication Market which were promulgated by the

General Administration of Press and Publication and became effective in September 2003, as amended in June 2004 and March 2011, respectively, any entity or individual engaging in the distribution of publications, including books, newspapers, magazines and audio-video products, must obtain an approval from the competent press and publication administrative authority and receive the Publication Operation Permit. Our consolidated affiliated entity has obtained a Publication Operation Permit for the retail sale of the publications and Lefeng Shanghai is preparing to make applications for such permit.

        Furthermore, according to the Notice on Promoting the Healthy Development of Online Distribution of Publications recently issued by the General Administration of Press and Publication on December 7, 2010, any entities engaging in online publications distribution in China shall apply for the Publications Operation Permit with an "online distribution" notation. However, the Provisions on the Administration of Publication Market jointly promulgated by the General Administration of Press and Publication and the Ministry of Commerce in 2011, provides that an entity that maintains a valid Publication Operation Permit for the retail sale of publications is only required to file notice with a competent press and publication administrative authority within 15 days from starting online publications distribution business. Currently, the competent press and publication administrative authority in Guangzhou only requires online publication distributors, who have the Publication Operation Permit for the retail sale of publications, to complete the notice filing procedure and does not mandate the "online distribution" notation on the Publication Operation Permit in practice. Our consolidated affiliated entity has completed the notice filing with the competent authority in Guangzhou.

Regulations on E-commerce

        China's e-commerce industry is at an early stage of development and there are few PRC laws or regulations specifically regulating the e-commerce industry. In May 31, 2010, the SAIC adopted the Interim Measures for the Administration of Online Commodities Trading and Relevant Services, or the Online Commodities Measures, which took effective on July 1, 2010. Under the Online Commodities Measures, enterprises or other operators which engage in online commodities trading and other services and have been registered with the SAIC or its local branches must make available to the public the information stated in their business licenses or the link to their business licenses online on their websites. The online distributors must adopt measures to ensure safe online transactions, protect online shoppers' rights and prevent the sale of counterfeit goods. The information on trading of commodities released by online distributors shall be authentic, accurate, complete and sufficient. On January 26, 2014, the SAIC adopted the Administrative Measures for Online Trading, or the Online Trading Measures, which will take effective on March 15, 2014 and repeal the Online Commodities Measures from that day. Under the Online Trading Measures, the consumer is entitled to return the commodities within seven days from the date after receipt of the commodities without giving a reason, except for the following commodities: customized commodities; fresh and perishable commodities; audiovisual products downloaded online or unpackaged by consumers and computer software and other digital commodities; and newspapers and journals that have been delivered. The online commodity operators shall, within seven days upon receipt of the returned commodities, refund the prices paid by consumers for relevant commodities. In addition, operators shall not, by using contract terms or by other manners, set out the provisions that are not fair or rational to consumers such as those that exclude or restrain consumers' rights, relieve or exempt operators' responsibilities, and increase the consumers' responsibilities, and shall not, by using contract terms and by technical means, reach transactions in a forcible manner.

        On September 21, 2012, the Ministry of Commerce issued the Administrative Measures on Single Purpose Commercial Prepaid Cards (Tentative), or the Single Purpose Cards Measures, which took effect on November 1, 2012. Under the Single Purpose Card Measures, among other things and subject to implementing rules adopted by the local branch of the Ministry of Commerce, the issuer of single purpose commercial prepaid cards, or the Single Purpose Cards, which are defined as the prepaid cards that can only be redeemed by the card issuer, the group companies under the same ultimate control of the card issuer, or the franchise entities under one single brand same as the card issuer, shall (i) register its card issuance with the Ministry of Commerce or its local branches within 30 days, and (ii) adopt sufficient measures to control risks, by means of controlling the total balance of the Single Purpose Cards and providing advance deposit, guarantee insurance, bank guarantee or other commercial guarantee as required. Both Vipshop Information and Lefeng Shanghai issue and sell the Single Purpose Cards to our customers. Vipshop Information has taken sufficient risk control measures as required and has completed the registration formalities with the Ministry of Commerce, and Lefeng Shanghai is preparing to adopt such measures and undertake such registration formalities.

Regulations on Sales of Food

        Sales of food in China must comply with laws and regulations regarding food hygiene and safety. Under the Food Safety Law of the PRC, which took effect from June 1, 2009, the sale of food or beverages must be licensed in advance. Furthermore, under the Measures on the Administration of Food Circulation Permits issued by the SAIC on July 30, 2009, an enterprise needs to obtain a food distribution permit from a local branch of the SAIC to engage in the food circulation business. The food distribution permit has a term of three years. The current food distribution permits held by our consolidated affiliated entity and Vipshop China are valid until July 2014 and August 2015, respectively, and Lefeng Shanghai is preparing to make applications for such permits.

Regulations on Software Products

        On October 27, 2000, the MIIT issued the Administrative Measures on Software Products, or the Software Measures, to strengthen the regulation of software products and to encourage the development of the PRC software industry. On March 1, 2009, the MIIT amended Software Measures, which became effective on April 10, 2009. The Software Measures provide a registration and filing system with respect to software products made in or imported into China. These software products may be registered with the competent local authorities in charge of software industry administration. Registered software products may enjoy preferential treatment status granted by relevant software industry regulations. Software products can be registered for five years, and the registration is renewable upon expiration.

        In order to further implement the Computer Software Protection Regulations promulgated by the State Council on December 20, 2001, the State Copyright Bureau issued the Computer Software Copyright Registration Procedures on February 20, 2002, which apply to software copyright registration, license contract registration and transfer contract registration. As of December 31, 2013, we had registered 22 software programs in China.

Regulations on Trademarks

        Trademarks are protected by the PRC Trademark Law which was adopted in 1982 and subsequently amended in 1993 and 2001 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council in 2002 and subsequently amended in 2013. The Trademark Office under the SAIC handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. Trademark license agreements must be filed with the Trademark Office for record. The PRC Trademark Law has adopted a "first-to-file" principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a "sufficient degree of reputation" through such party's use. We have registered 30 trademarks in China as of December 31, 2013.

        Under PRC law, any of the following acts will be deemed as an infringement to the exclusive right to use a registered trademark: (1) use of a trademark that is the same as or similar to a registered Trademark for identical or similar goods without the permission of the trademark registrant; (2) sale of any goods that have infringed the exclusive right to use any registered trademark; (3) counterfeit or unauthorized production of the label of another's registered Trademark, or sale of any such label that is counterfeited or produced without authorization; (4) change of any trademark of a registrant without the registrant's consent, and selling goods bearing such replaced Trademark on the market; or (5) other acts that have caused any other damage to another's exclusive right to use a registered trademark.

        According to the PRC Trademark Law, in the event of any of the foregoing acts, the infringing party will be ordered to stop the infringement immediately and may be imposed a fine; the counterfeit goods will be confiscated. The infringing party may also be held liable for the right holder's damages, which will be equal to gains obtained by the infringing party or the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement. If both gains and losses are difficult to determine, the court may render a judgment awarding damages no more than RMB500,000 (US$82,594). Notwithstanding the above, if a distributor does not know that the goods it sells infringe another's registered trademark, it will not be liable for infringement provided that the seller shall prove that the goods are lawfully obtained and identify its supplier. We source our products from both domestic and international suppliers. Although we have adopted measures in the course of sourcing such products to ensure their authenticity and to minimize potential liability of infringing third parties' rights, we can provide no assurance that such measures are effective. In the event that counterfeit products or products that otherwise infringe third parties' rights are sold on our website, we could face infringement claims and might not be able to prove we should be exempted from liabilities. See "Risk Factors—Risks Relating to our Business and Industry—We may incur liability for counterfeit products sold at our website."

Regulations on domain names

        The domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by MIIT on November 5, 2004 and effective on December 20, 2004. MIIT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which China Internet Network Information Center, or CNNIC, is responsible for the daily administration of CN domain names and Chinese domain names. On September 25, 2002, CNNIC promulgated the Implementation Rules of Registration of Domain Name, or the CNNIC Rules, which was renewed on June 5, 2009 and May 29, 2012, respectively. Pursuant to the Administrative Measures on the Internet Domain Names and the CNNIC Rules, the registration of domain names adopts the "first to file" principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Domain Name Disputes, file a suit to the People's Court or initiate an arbitration procedure. We have registered vip.com, lefeng.com and other domain names.

Regulations on Foreign Currency Exchange

        The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, or the Foreign Exchange Regulations, as amended on August 5, 2008. Under the Foreign Exchange Regulations, Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. Though there are restrictions on the convertibility of Renminbi for capital account transactions, which principally include investments and loans, we generally follow the regulations and apply to obtain the approval of the SAFE and other relevant PRC governmental authorities. However, we may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital contributions to our PRC subsidiaries and our PRC affiliated entity may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

        On August 29, 2008, the SAFE promulgated SAFE Circular 142, regulating the conversion by a foreign invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. SAFE Circular 142 requires that the registered capital of a foreign invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, the SAFE strengthened its oversight of the flow and use of the registered capital of a foreign invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without the SAFE's approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Furthermore, the SAFE promulgated SAFE Circular 59 on November 9, 2010, which tightens the regulation over settlement of net proceeds from overseas offerings and requires that the settlement of net proceeds must be consistent with the description in the prospectus for the relevant offering. The SAFE also promulgated SAFE Circular 45 in November 2011, which, among other things, restrict a foreign-invested enterprise from using Renminbi funds converted from its registered capital to provide entrusted loans or repay loans between non-financial enterprises. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 142, SAFE Circular 59 and SAFE Circular 45 may limit our ability to transfer the net proceeds from our public offerings of equity securities to Vipshop China and convert the net proceeds into Renminbi, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Regulations on Dividend Distribution

        Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from Vipshop China, which is a wholly foreign owned enterprise incorporated in the PRC, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign invested enterprises include the Foreign Invested Enterprise Law, as amended on October 31, 2000, and the Implementation Rules of the Foreign Invested Enterprise Law, as amended on April 12, 2001.

        Under these laws and regulations, wholly foreign owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Offshore Financing

        On October 21, 2005, the SAFE issued Circular 75, which became effective as of November 1, 2005. Under Circular 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

        Moreover, Circular 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Circular 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liabilities for such PRC subsidiary under PRC laws for evasion of applicable foreign exchange restrictions and individuals managing such PRC subsidiary who are held directly liable for any violation may be subject to criminal sanctions.

        In May 2007, SAFE issued a series of guidance to its local branches with respect to the operational process for SAFE registration, including without limitation the Notice of SAFE on Printing and Distributing the Implementing Rules for the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Circular No. 19, which came into effect as of July 1, 2011. The guidance standardized more specific and stringent supervision on the registration required by the Circular 75. For example, the guidance imposes obligations on onshore subsidiaries of an offshore entity to make true and accurate statements to the local SAFE authorities in case there is any shareholder or beneficial owner of the offshore entity who is a PRC citizen or resident. Untrue statements by the onshore subsidiaries will lead to potential liability for the subsidiaries, and in some instances, for their legal representatives and other liable individuals.

        All of our shareholders that we are aware of being subject to the SAFE regulations have completed all necessary registrations and amendments with the local SAFE branch as required by Circular 75 by the end of 2013. They are also required to amend their registrations after the completion of our acquisition of shares in Lefeng and Ovation in February 2014 and are preparing to do so. Please see "Risk Factors—Risks Relating to Our Corporate Structure and Restrictions on Our Industry—PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us."

Regulations on Stock Incentive Plans

        In December 2006, the People's Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen's participation in employee share ownership plans or share option plans of an overseas publicly-listed company.

        Pursuant to the Stock Option Rules, which was promulgated by SAFE in February 2012 and replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by SAFE in March 2007, PRC residents who are granted shares or stock options by companies listed on overseas stock exchanges based on the stock incentive plans are required to register with SAFE or its local branches. Pursuant to the Stock Option Rules, PRC residents participating in the stock incentive plans of overseas listed companies shall retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct SAFE registration and other procedures with respect to the stock incentive plans on behalf of these participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, purchase and sale of corresponding stocks or interests, and fund transfer. In addition, the PRC agents are required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agents or the overseas entrusted institution or other material changes. The PRC agents shall, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents' exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, the PRC agents shall file each quarter the form for record-filing of information of the Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies with SAFE or its local branches.

        In March 2011 and March 2012, our board of directors and shareholders adopted the 2011 Stock Incentive Plan, or the 2011 Plan, and the 2012 Share Incentive Plan, or the 2012 Plan, respectively, pursuant to which we may issue stock options to our qualified employees and directors and consultants on a regular basis. After our initial public offering in March 2012, we advised our employees and directors participating in our stock incentive plans to handle foreign exchange matters in accordance with the Stock Option Rules. We have been assisting our PRC option grantees to complete the required registrations and procedures on a quarterly basis. However, we cannot assure you that our PRC individual beneficiary owners and the stock options holders can successfully register with SAFE or in full compliance with the Stock Option Rules. See "Risk Factors—Risks Relating to Doing Business in China—Failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions."

        Further, a notice concerning the individual income tax on earnings from employee share options jointly issued by Ministry of Finance and the SAT and its implementing rules, provide that domestic companies that implement employee share option programs shall (a) file the employee share option plans and other relevant documents to the local tax authorities having jurisdiction over them before implementing such employee share option plans; (b) file share option exercise notices and other relevant documents with the local tax authorities having jurisdiction over them before exercise by the employees of the share options, and clarify whether the shares issuable under the employee share options mentioned in the notice are the shares of publicly listed companies; and (c) withhold taxes from the PRC employees in connection with the PRC individual income tax. We have notified the relevant local tax bureau of our share incentive plans, and have also withheld and paid such taxes in connection with the PRC individual income tax.

PRC Enterprise Income Tax Law and Individual Income Tax Law

        On March 16, 2007, the National People's Congress, the PRC legislature, enacted the Enterprise Income Tax Law and its implementing rules, both of which became effective on January 1, 2008. Under the Enterprise Income Tax Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its "de facto management bodies" located within the PRC is considered a "resident enterprise," meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the Enterprise Income Tax Law define de facto management body as a managing body that in practice exercises

"substantial and overall management and control over the production and operations, personnel, accounting, and properties" of the enterprise.

        The SAT issued Circular 82 on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled offshore incorporated enterprise is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise's daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept; and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. In addition, the SAT issued a bulletin on July 27, 2011, effective September 1, 2011, providing more guidance on the implementation of Circular 82. This bulletin clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both Circular 82 and the bulletin only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in Circular 82 and the bulletin may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

        Due to the short history of the Enterprise Income Tax Law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals like us. We do not believe Vipshop Holdings or Vipshop HK meet all the criteria provided by the implementing rules. As holding companies incorporated outside China, neither Vipshop Holdings nor Vipshop HK is controlled by a PRC enterprise or PRC enterprise groups. Their key assets and records, including the resolutions of their respective boards of directors and the resolutions of their respective shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours ever having been deemed a PRC "resident enterprise" by the PRC tax authorities. Therefore, we do not believe Vipshop Holdings or Vipshop HK is a PRC "resident enterprise." If, however, the PRC tax authorities determine that Vipshop Holdings or Vipshop HK is a "resident enterprise" for PRC enterprise income tax purposes, we would be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. We are actively monitoring the possibility of "resident enterprise" treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

        The Enterprise Income Tax Law and the implementation rules provide that an income tax rate of 10% will normally be applicable to dividends payable to investors that are "non-resident enterprises," and gains derived by such investors, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. The State Council of the PRC or a tax treaty between the PRC and the jurisdictions in which the non-PRC investors reside may reduce such income tax. Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, or Circular 81, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Circular on How to Interpret and Recognize the "Beneficial Owner" in

Tax Treaties, or Circular 601, issued on October 27, 2009 by the SAT, conduit companies, which are established for the purpose of evading or reducing tax, or transferring or accumulating profits, shall not be recognized as beneficial owners and thus are not entitled to the above-mentioned reduced income tax rate of 5%. Vipshop HK has not obtained the approval for a withholding tax rate of 5% from the competent tax authority and does not plan to obtain such approval in the near future because Vipshop China paid nil dividends since its establishment and does not plan to pay dividends in the near future. If we are considered a PRC resident enterprise and the competent PRC tax authorities consider dividends we pay with respect to our ADSs or ordinary shares and the gains realized from the transfer of our ADSs or ordinary shares income derived from sources within the PRC, such dividends and gains earned by our non-resident enterprise investors may be subject to PRC enterprise income tax at a rate of 10% (or other applicable preferential tax rate if any such non-resident enterprises' jurisdiction has a tax treaty with China that provides for a preferential tax rate or a tax exemption).

        Moreover, if we are considered a PRC resident enterprise and the competent PRC tax authorities consider dividends we pay with respect to our ADSs or ordinary shares and the gains realized from the transfer of our ADSs or ordinary shares income derived from sources within the PRC, such dividends and gains earned by non-resident individuals may be subject to PRC individual income tax at a rate of 20% (or other applicable preferential tax rate if any such non-resident individuals' jurisdiction has a tax treaty with China that provides for a preferential tax rate or a tax exemption).

        In January 2009, the SAT promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises, or the Non-resident Enterprises Measures, pursuant to which, the entities which have the direct obligation to make certain payments to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise. Further, the Non-resident Enterprises Measures provides that in case of an equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at the place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. On April 30, 2009, the Ministry of Finance and the SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. On December 10, 2009, the SAT issued SAT Circular 698. Both Circular 59 and SAT Circular 698 became effective retroactively as of January 1, 2008. By promulgating and implementing these two circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise. Under SAT Circular 698, where a non-resident enterprise transfers the equity interests of a PRC "resident enterprise" indirectly by disposition of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in certain low tax jurisdictions, the non-resident enterprise, being the transferor, shall report to the competent tax authority of the PRC "resident enterprise" this Indirect Transfer. The PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC tax at a rate of up to 10%. Neither we nor the selling shareholders of Lefeng and Ovation have undertaken the filing formalities for our acquisition of equity interests in Lefeng and Ovation, respectively. Although it appears that SAT Circular 698 was not intended to apply to purchase and sale of shares of publicly traded companies in the open market, the PRC tax authorities may determine that SAT Circular 698 is applicable to us in our acquisition of equity interests in Lefeng and Ovation, and our non-resident shareholders who acquired our shares outside of the open market and subsequently sell our shares in our private financing transactions or in the open market if any of such transactions were determined by the tax authorities to lack reasonable commercial purpose, and we and our non-resident shareholders may be at risk of being required to file a return and being taxed under SAT Circular 698 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under SAT Circular 698.

Employment Laws

        We are subject to laws and regulations governing our relationship with our employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

        China's National Labor Law, which became effective on January 1, 1995, and China's National Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012, permit workers in both state-owned and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation's workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed twice or the employee has worked for the employer for a consecutive ten-year period.

        On October 28, 2010, the National People's Congress of China promulgated the PRC Social Insurance Law, which became effective on July 1, 2011. In accordance with the PRC Social Insurance Law and other relevant laws and regulations, China establishes a social insurance system including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. An employer shall pay the social insurance for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance that should be assumed by the employees. The authorities in charge of social insurance may request an employer's compliance and impose sanctions if such employer fails to pay and withhold social insurance in a timely manner. Under the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

        Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations. We have not made adequate employee benefit payments as required under applicable PRC labor laws. Accrual for the underpaid amounts as recorded amounted to US$1.6 million, US$2.2 million and US$3.0 million as of December 31, 2011, 2012 and 2013, respectively. We believe it is not probable for us to be exposed to any PRC governmental penalties in relation to the under-paid amount of our employee benefits. However, our failure in making contributions to various employee benefit plans and complying with applicable PRC labor-related laws may still subject us to late payment penalties. See "Risk Factors—Risks Relating to Doing Business in China—Our failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties."

ENFORCEABILITY OF CIVIL LIABILITIES

        We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

        Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

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  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments by courts in the PRC are subject to the relevant provisions in the PRC General Principles of Civil Law, the PRC Civil Procedures Law and relevant civil procedural requirements in the PRC and treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States and it may be inevitable to relitigate at a competent PRC court in order to seek available remedies. Furthermore, since both the United States and the PRC are contracting states to the Hague Convention on Service Abroad of Judicial and Extra-Judicial Documents in Civil and Commercial Matters, or the Hague Convention, judicial documents of court proceedings in the United States could be served upon our subsidiaries in the PRC, following the service procedure under the Hague Convention and corresponding domestic procedure in the United States and China. However, such service procedure could be lengthy and consuming as all documents to be served upon defendants in another contracting state should be transmitted, with corresponding translation, through the Central Authorities designated by the two countries, respectively.

        Han Kun Law Offices has also advised us that in the event that shareholders originate an action against a company in China for disputes related to contracts or other property interests, the PRC court may accept a course of action if (a) the subject of the action is located within the PRC, (b) the company (as defendant) has seizable properties within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties choose to submit to jurisdiction of PRC court in the contract. The action may be initiated by the shareholder through filing a complaint with the PRC court. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same right as PRC citizens and companies in an action unless such foreign country restricts rights of PRC citizens and companies.

        Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in the circumstances described below, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. While there is no binding authority on this point, this is likely to include, in certain circumstances, a non-penal judgment of a United States court imposing a monetary award based on the civil liability provisions of the U.S. federal securities laws.

        Travers Thorp Alberga has further advised us that a judgment in personam obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment; (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquefied sum or perform a specific obligation); (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States or the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC respectively in civil and commercial matters.

        Travers Thorp Alberga has also advised us that any shareholder of a company incorporated in the Cayman Islands may bring an action on behalf of the company within the jurisdiction of the Cayman Islands to enforce a right vested in the company. The process of bringing an action by a shareholder is begun by issuing a writ. This action must be performed by local Cayman Islands legal counsel on behalf of the shareholder, who will act on the shareholders' behalf during the entire litigation process. The residency or citizenship of a shareholder does not impact a shareholder's ability to bring an action in the Cayman Islands.

 PLAN OF DISTRIBUTION

        We or any selling securityholder may sell some or all of the securities covered by this prospectus from time to time, in one or more offerings, as follows:

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  through agents;

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  to dealers or underwriters for resale;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commission underwriters allow to participating dealers, in connection with an offering of securities.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

        In connection with an offering, the underwriters, including any affiliate of ours that is acting as an underwriter or prospective underwriter, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities in connection with an offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Vipshop Holdings and its subsidiaries.

        In addition, we expect to offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

        If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

        Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

 LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements and related financial statement schedule included in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in this registration statement. Such consolidated financial statements and the financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The office of Deloitte Touche Tohmatsu is located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We will furnish to ADS holders, through the depositary, English language versions of any reports, notices and other communications that we generally transmit to holders of our ordinary shares.

        We are subject to the reporting requirements of the Exchange Act, and, in accordance with the Exchange Act, we file prospectuses and other information with the SEC. You may read and copy any of this information in the SEC's Public Reference Room, 100 F Street, NE Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an internet website that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents:

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  our annual report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 10, 2013 (except that the audited consolidated financial statements for the three years ended December 31, 2013, included in this Registration Statement, shall supersede the audited consolidated financial statements for the three years ended December 2012 (the "FY 2012 financial statements"), included in the 2012 Form 20-F, in its entirety, and such FY 2012 financial statements shall be deemed to not form part of the 2012 20-F incorporated by reference herein); and

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  with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of such offering under this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Vipshop Holdings Limited
No. 20 Huahai Street,
Liwan District, Guangzhou, Guangdong, 510370
The People's Republic of China
+86 (20) 2233-0000

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

US$550,000,000
1.50% Convertible Senior Notes due 2019

Vipshop Holdings Limited

Goldman Sachs (Asia) L.L.C.	Deutsche Bank Securities
BofA Merrill Lynch	China Renaissance